    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 25, 1995

                                                     REGISTRATION NO. 33-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                                C. R. BARD, INC.
             (Exact name of Registrant as specified in its charter)

            NEW JERSEY                           3841                           22-1454160
   (State or other jurisdiction      (Primary Standard Industrial            (I.R.S. Employer
of incorporation or organization)    Classification Code Number)          Identification Number)

                               730 CENTRAL AVENUE
                         MURRAY HILL, NEW JERSEY 07974
                                 (908) 277-8000
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                             RICHARD A. FLINK, ESQ.
                                C. R. BARD, INC.
                               730 CENTRAL AVENUE
                         MURRAY HILL, NEW JERSEY 07974
                                 (908) 277-8000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                            ------------------------

                                   COPIES TO:

            PHILIP T. RUEGGER III, ESQ.                          STEVEN D. SINGER, ESQ.
            SIMPSON THACHER & BARTLETT                                HALE AND DORR
               425 LEXINGTON AVENUE                                  60 STATE STREET
             NEW YORK, NEW YORK 10017                          BOSTON, MASSACHUSETTS 02109
                  (212) 455-2000                                     (617) 526-6000

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As promptly as practicable after this registration statement becomes effective.

    If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: / /
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
TITLE OF EACH CLASS OF                           PROPOSED MAXIMUM     PROPOSED MAXIMUM       AMOUNT OF
SECURITIES TO BE               AMOUNT TO BE     OFFERING PRICE PER   AGGREGATE OFFERING    REGISTRATION
REGISTERED                     REGISTERED(1)          SHARE                PRICE              FEE(2)
----------------------------------------------------------------------------------------------------------
Common Stock, par value
  $.25 per share............     3,936,912        Not applicable       Not applicable         $34,354
----------------------------------------------------------------------------------------------------------
Common Stock Purchase
  Rights....................     3,936,912             (3)                  (3)                 (3)
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------

(1) The number of shares of common stock, par value $.25 per share, of the Registrant to be registered is based upon 10,306,596 shares (excluding shares held in treasury) of common stock, par value $.01 per share ("MedChem Common Stock"), of MedChem Products, Inc., a Massachusetts corporation, outstanding on August 21, 1995 plus 918,921 shares of MedChem Common Stock that may be issuable upon exercise of stock options of MedChem, multiplied by 0.3507109, the maximum Conversion Fraction (as defined in the enclosed Proxy Statement/Prospectus).

(2) The registration fee was calculated pursuant to Rule 457(f) as one twenty-ninth of one percent of the product of $8.875, the average of the high and low prices per share of MedChem Common Stock as reported on the New York Stock Exchange Composite Tape on August 23, 1995, and 11,225,517, the maximum number of shares of MedChem Common Stock which may be exchanged for shares of Bard Common Stock in the Merger (as defined in the enclosed Proxy Statement/Prospectus). Pursuant to Rule 457(b), the registration fee has been reduced by $19,926 paid on June 22, 1995, August 1, 1995 and August 23, 1995 upon the filings under the Securities Exchange Act of 1934 of preliminary copies of MedChem's proxy materials included herein. Accordingly the registration fee payable upon the filing of this Registration Statement is $14,428.

(3) Common Stock Purchase Rights currently are attached to and trade with the Common Stock of the Registrant. Value attributable to such Rights, if any, is reflected in the market price of the Common Stock, and such Rights would be issued for no additional consideration. Accordingly, there is no offering price for the Rights and no registration fee is required.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             CROSS-REFERENCE SHEET

                   PURSUANT TO ITEM 501(B) OF REGULATION S-K
             SHOWING THE LOCATION IN THE PROXY STATEMENT/PROSPECTUS
               OF THE INFORMATION REQUIRED BY PART I OF FORM S-4

                         FORM S-4 ITEM                    LOCATION IN PROXY STATEMENT/PROSPECTUS
        -----------------------------------------------  ----------------------------------------
                                 A. INFORMATION ABOUT THE TRANSACTION

    1.  Forepart of Registration Statement and Outside
          Front Cover Page of Prospectus...............  Outside Front Cover Page; Facing Page
    2.  Inside Front and Outside Back Cover Pages of
          Prospectus...................................  Table of Contents; Available
                                                         Information; Incorporation of Certain
                                                         Documents by Reference
    3.  Risk Factors, Ratio of Earnings to Fixed
          Charges and Other Information................  Summary; Risk Factors
    4.  Terms of the Transaction.......................  Summary; The Special Meeting; The
                                                         Merger; The Agreement and Plan of
                                                         Merger; The Option Agreement; Comparison
                                                         of Rights of Common Stockholders of Bard
                                                         and MedChem
    5.  Pro Forma Financial Information................  Not Applicable
    6.  Material Contacts with the Company Being
          Acquired.....................................  The Merger
    7.  Additional Information Required for Reoffering
          by Persons and Parties Deemed to be
          Underwriters.................................  Not Applicable
    8.  Interests of Named Experts and Counsel.........  Experts; Legal Matters
    9.  Disclosure of Commission Position on
          Indemnification for Securities Act
          Liabilities..................................  Not Applicable

                                  B. INFORMATION ABOUT THE REGISTRANT
   10.  Information with Respect to S-3 Registrants....  Available Information; Incorporation of
                                                         Certain Documents by Reference; Summary;
                                                         Risk Factors; The Companies; The Merger;
                                                         Comparative Stock Prices and Dividends;
                                                         Description of Capital Stock
   11.  Incorporation of Certain Information by
          Reference....................................  Incorporation of Certain Documents by
                                                         Reference
   12.  Information with Respect to S-2 or S-3
          Registrants..................................  Not Applicable
   13.  Incorporation of Certain Information by
          Reference....................................  Not Applicable
   14.  Information with Respect to Registrants Other
          Than S-2 or S-3 Registrants..................  Not Applicable

                         FORM S-4 ITEM                    LOCATION IN PROXY STATEMENT/PROSPECTUS
        -----------------------------------------------  ----------------------------------------
                             C. INFORMATION ABOUT THE COMPANY BEING ACQUIRED
   15.  Information with Respect to S-3 Companies......  Not Applicable
   16.  Information with Respect to S-2 or S-3
          Companies....................................  Available Information; Incorporation of
                                                         Certain Documents by Reference; Summary;
                                                         The Companies; The Merger; Comparative
                                                         Stock Prices and Dividends; Description
                                                         of Capital Stock
   17.  Information with Respect to Companies Other
          Than S-2 or S-3 Companies....................  Not Applicable

                                    D. VOTING AND MANAGEMENT INFORMATION
   18.  Information if Proxies, Consents or
          Authorizations are to be Solicited...........  Outside Front Cover Page; Incorporation
                                                         of Certain Documents by Reference
   19.  Information if Proxies, Consents or
          Authorizations are not to be Solicited in an
          Exchange Offer...............................  Not Applicable

                             MEDCHEM PRODUCTS, INC.
                             232 WEST CUMMINGS PARK
                          WOBURN, MASSACHUSETTS 01801

                                                                 August 28, 1995

Dear Stockholder:

     You are cordially invited to attend the Special Meeting of Stockholders (the "Special Meeting") of MedChem Products, Inc., a Massachusetts corporation ("MedChem"), which will be held on September 28, 1995 at 10:00 a.m., at the offices of Rosenman & Colin, 575 Madison Avenue, New York, New York 10022.

     At the Special Meeting, holders of MedChem's common stock, par value $.01 per share ("MedChem Common Stock"), will be asked to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of May 24, 1995 (the "Merger Agreement"), among C. R. Bard, Inc., a New Jersey corporation ("Bard"), CRB Acquisition Corp., a Massachusetts corporation and a wholly owned subsidiary of Bard ("Merger Sub"), and MedChem, with respect to the merger of Merger Sub into MedChem upon the terms and subject to the conditions thereof (the "Merger"), and the transactions contemplated thereby. A copy of the Merger Agreement appears as Annex I to the accompanying Proxy Statement/Prospectus. In the Merger, each issued and outstanding share of MedChem Common Stock, other than shares owned by Bard, MedChem or their subsidiaries and other than shares held by stockholders who properly exercise their appraisal rights under Massachusetts law, will be converted into shares of Bard common stock, par value $.25 per share ("Bard Common Stock"), as described in the Proxy Statement/Prospectus, and MedChem will become a wholly owned subsidiary of Bard. MedChem stockholders will receive cash in lieu of any fractional shares of Bard Common Stock to which such MedChem stockholders would have been entitled.

     Hambrecht & Quist LLC, MedChem's financial advisor, has rendered its opinion that the proposed transaction is fair to the holders of MedChem Common Stock from a financial point of view. A copy of this opinion appears as Annex III to the Proxy Statement/Prospectus.

     You should read carefully the accompanying Notice of Special Meeting of Stockholders and the Proxy Statement/ Prospectus for details of the Merger and additional related information.

     THE BOARD OF DIRECTORS OF MEDCHEM HAS DETERMINED THAT THE MERGER IS IN THE BEST INTERESTS OF MEDCHEM AND ITS STOCKHOLDERS. THE BOARD OF DIRECTORS OF MEDCHEM HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE MERGER AND UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF MEDCHEM VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

     The affirmative vote of holders of two-thirds of the shares of MedChem Common Stock outstanding and entitled to vote is necessary to approve and adopt the Merger Agreement.

     I look forward to greeting personally those stockholders who are able to be present at the Special Meeting; however, whether or not you plan to attend the Special Meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed postage-prepaid envelope. If you attend the Special Meeting, you may vote in person if you wish, even though you previously have returned your proxy card. Your prompt cooperation will be greatly appreciated.

     Please do not send your share certificates with your proxy card. If the Merger Agreement is approved and adopted by the MedChem stockholders and all other conditions to the Merger are satisfied, you will receive a transmittal form and instructions for the surrender and exchange of your shares.

     Thank you for your cooperation.

                                         Sincerely,
                                         /s/ EDWARD J. QUILTY
                                         Edward J. Quilty
                                         President and Chief Executive Officer

         PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD

                             MEDCHEM PRODUCTS, INC.
                             232 WEST CUMMINGS PARK
                          WOBURN, MASSACHUSETTS 01801

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 28, 1995

To the Stockholders of MedChem Products, Inc.

     A Special Meeting of the stockholders (the "Special Meeting") of MedChem Products, Inc., a Massachusetts corporation ("MedChem"), will be held on September 28, 1995 at 10:00 a.m., at the offices of Rosenman & Colin, 575 Madison Avenue, New York, New York 10022 for the following purposes:

     1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of May 24, 1995 (the "Merger Agreement"), among C. R. Bard, Inc., a New Jersey corporation ("Bard"), CRB Acquisition Corp., a Massachusetts corporation and a wholly owned subsidiary of Bard ("Merger Sub"), and MedChem, with respect to the merger of Merger Sub into MedChem upon the terms and subject to the conditions thereof (the "Merger"), and the transactions contemplated thereby. Pursuant to the Merger Agreement, MedChem will become a wholly owned subsidiary of Bard, and each share of MedChem common stock, par value $.01 per share ("MedChem Common Stock"), issued and outstanding at the effective time of the Merger (other than shares owned by Bard, MedChem or their subsidiaries and other than shares held by stockholders who properly exercise their appraisal rights under Massachusetts law) will be converted into the right to receive a fraction (the "Conversion Fraction") of a fully paid and nonassessable share of Bard common stock, par value $.25 per share ("Bard Common Stock"), determined by dividing $9.25 by the average of the closing prices of Bard Common Stock on the New York Stock Exchange for the fifteen consecutive trading days immediately preceding the second trading day prior to the effective time of the Merger; provided, however, that the Conversion Fraction will in no event exceed 0.3507109 or be less than 0.2857143. The Merger is more completely described in the accompanying Proxy Statement/Prospectus, and a copy of the Merger Agreement is attached as Annex I thereto.

     2. To transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

     Only holders of record of shares of MedChem Common Stock at the close of business on August 7, 1995, the record date for the Special Meeting, are entitled to notice of, and to vote at, the Special Meeting and any adjournment or postponement thereof.

     The affirmative vote of the holders of two-thirds of the shares of MedChem Common Stock outstanding and entitled to vote is necessary to approve and adopt the Merger Agreement.

     Under Massachusetts law, holders of MedChem Common Stock will be entitled to appraisal rights as a result of the Merger. If the Merger Agreement is approved and adopted by the MedChem stockholders at the Special Meeting and the Merger is consummated, any MedChem stockholder (1) who files with MedChem, before the taking of the vote on the approval and adoption of the Merger Agreement, written objection to the proposed action stating that such stockholder intends to demand payment for such stockholder's shares if the action is taken and (2) whose shares are not voted in favor of the Merger Agreement has the right to demand in writing from the Surviving Corporation (as defined in the accompanying Proxy Statement/Prospectus), within twenty days after the date of mailing to such stockholder of notice in writing that the Merger has been consummated, payment for such stockholder's MedChem Common Stock and an appraisal of the value thereof. The Surviving Corporation and any such stockholder shall in such cases have the rights and duties and shall follow the procedure set forth in Sections 88 to 98, inclusive, of Chapter 156B of the General Laws of Massachusetts, the full text of which is included as Annex IV to the accompanying Proxy Statement/Prospectus. Appraisal rights are more completely described in the accompanying Proxy Statement/Prospectus under the heading "APPRAISAL RIGHTS".

     Whether or not you plan to attend the Special Meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed postage-prepaid envelope. Your proxy may be revoked at any time before it is voted by signing and returning a later dated proxy with respect to the same shares, by filing with the Clerk of MedChem a written revocation bearing a later date or by attending and voting at the Special Meeting.

                                         By Order of the Board of Directors,

                                         John J. McDonough, Clerk
Woburn, Massachusetts
August 28, 1995

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                  SUBJECT TO COMPLETION, DATED AUGUST 25, 1995

                             MEDCHEM PRODUCTS, INC.
                         PROXY STATEMENT RELATING TO A
                        SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 28, 1995
                            ------------------------

                                C. R. BARD, INC.
                 PROSPECTUS RELATING TO UP TO 3,936,912 SHARES
                                OF COMMON STOCK,
                            PAR VALUE $.25 PER SHARE

     This Proxy Statement/Prospectus is being furnished to the stockholders of MedChem Products, Inc., a Massachusetts corporation ("MedChem"), in connection with the solicitation of proxies by the Board of Directors of MedChem (the "MedChem Board") for use at the special meeting of stockholders of MedChem to be held on September 28, 1995 at 10:00 a.m., at the offices of Rosenman & Colin, 575 Madison Avenue, New York, New York 10022, including any adjournments or postponements thereof (the "Special Meeting").

     At the Special Meeting, the holders of MedChem common stock, par value $.01 per share ("MedChem Common Stock"), will consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of May 24, 1995 (the "Merger Agreement"), among C. R. Bard, Inc., a New Jersey corporation ("Bard"), CRB Acquisition Corp., a Massachusetts corporation and a wholly owned subsidiary of Bard ("Merger Sub"), and MedChem with respect to the merger of Merger Sub into MedChem upon the terms and subject to the conditions thereof (the "Merger"), and the transactions contemplated thereby. Pursuant to the Merger Agreement, MedChem will become a wholly owned subsidiary of Bard, and each share of MedChem Common Stock issued and outstanding at the effective time of the Merger (other than shares owned by Bard, MedChem or their subsidiaries and other than shares held by stockholders who properly exercise their appraisal rights under Massachusetts law ("Dissenting Shares")) will be converted into the right to receive a fraction (the "Conversion Fraction") of a fully paid and nonassessable share of Bard common stock, par value $.25 per share ("Bard Common Stock"), determined by dividing $9.25 by the average of the closing prices of Bard Common Stock on the New York Stock Exchange (the "NYSE") for the fifteen consecutive trading days immediately preceding the second trading day prior to the effective time of the Merger; provided, however, that the Conversion Fraction will in no event exceed 0.3507109 or be less than 0.2857143.

     The MedChem Board is unanimously recommending that the stockholders of MedChem vote for the approval and adoption of the Merger Agreement, pursuant to which MedChem would become a wholly owned subsidiary of Bard and stockholders of MedChem would become stockholders of Bard.

     In accordance with Massachusetts law, holders of MedChem Common Stock are entitled to appraisal rights in connection with the Merger. See "APPRAISAL RIGHTS".

     This Proxy Statement/Prospectus also serves as a Prospectus of Bard under the Securities Act of 1933, as amended (the "Securities Act"), relating to the shares of Bard Common Stock issuable in connection with the Merger.

     The shares of Bard Common Stock to be issued pursuant to the Merger Agreement have been authorized, upon official notice of issuance, for listing on the NYSE.

     On August 23, 1995, the last reported sales prices per share of Bard Common Stock and MedChem Common Stock, as reported on the NYSE Composite Tape, were
$29 1/2 and $8 7/8, respectively. On May 23, 1995, the last trading day prior to announcement of the Merger, the last such reported sales prices per share of Bard Common Stock and MedChem Common Stock were $29 3/8 and $6 1/2, respectively. For a description of Bard Common Stock and MedChem Common Stock, see "DESCRIPTION OF CAPITAL STOCK" and "COMPARISON OF RIGHTS OF COMMON STOCKHOLDERS OF BARD AND MEDCHEM".

     This Proxy Statement/Prospectus and the accompanying forms of proxy are first being mailed to stockholders of MedChem on or about August 28, 1995.
                            ------------------------

SEE "RISK FACTORS" ON PAGE 13 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE
         CONSIDERED BY HOLDERS OF MEDCHEM COMMON STOCK IN CONNECTION
                   WITH THEIR CONSIDERATION OF THE MERGER.
                            ------------------------

THE SECURITIES TO BE ISSUED IN THE MERGER HAVE NOT BEEN APPROVED OR DISAPPROVED
      BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
       COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY
           STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
               ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY
                 REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                   OFFENSE.

                            ------------------------

        The date of this Proxy Statement/Prospectus is August   , 1995.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION, OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS, IN CONNECTION WITH THE SOLICITATION AND THE OFFERING MADE BY THIS PROXY STATEMENT/PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, ANY SECURITIES IN ANY JURISDICTION IN WHICH SUCH SOLICITATION OR OFFERING MAY NOT LAWFULLY BE MADE.

     NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN THE AFFAIRS OF BARD OR MEDCHEM SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                               TABLE OF CONTENTS

                                        PAGE
                                       ------
AVAILABLE INFORMATION................       4
INCORPORATION OF CERTAIN DOCUMENTS BY
  REFERENCE..........................       4
SUMMARY..............................       6
  Risk Factors.......................       6
  Special Meeting....................       6
  Vote Required......................       6
  The Merger.........................       6
  Market Price Data..................      10
  Certain Financial Data.............      10
  Selected Pro Forma Per Share
     Data............................      12
RISK FACTORS.........................      13
  Merger Consideration Subject to
     Potential Decrease..............      13
  Bard's USCI Division Debarred as
     Federal Government Contractor...      13
  No Assurance of Anticipated
     Accounting Treatment............      13
  Potential Adverse Effects if Merger
     Not Consummated.................      13
  Conflicts of Interest..............      14
  Increasing Competition in the
     Health Care Products Industry...      14
  Potential Adverse Effects of
     Third-Party Reimbursement
     Practices.......................      15
  Extensive Government Regulations in
     the Health Care Products
     Industry........................      15
  Uncertainty of Future Health Care
     Reform..........................      15
  Certain Legal Proceedings..........      15
THE COMPANIES........................      16
  C. R. Bard, Inc. ..................      16

                                        PAGE
                                       ------
  MedChem Products, Inc..............      16
THE SPECIAL MEETING..................      17
  Special Meeting....................      17
  Record Date; Shares Entitled to
     Vote; Vote Required.............      18
  Proxies; Proxy Solicitation........      18
THE MERGER...........................      19
  Background of the Merger...........      19
  Recommendation of the MedChem Board
     and Reasons for the Merger......      21
  Opinion of Financial Advisor.......      23
  Effective Time.....................      26
  Merger Consideration...............      26
  Exchange Agent; Exchange
     Procedures......................      27
  Distributions; No Further Ownership
     Rights in MedChem Common Stock;
     No Fractional Shares............      28
  Stock Exchange Listing.............      28
  Expenses...........................      29
  Material Federal Income Tax
     Consequences....................      29
  Anticipated Accounting Treatment...      30
  Conflicts of Interest..............      30
  Certain Legal Proceedings..........      32
THE AGREEMENT AND PLAN OF MERGER.....      32
  The Merger.........................      32
  Representations and Warranties.....      33
  Business of MedChem Pending the
     Merger..........................      34
  Covenants of Bard..................      36

                                        PAGE
                                       ------
  Resale of Bard Common Stock........      36
  No Solicitation....................      37
  Right of the MedChem Board to
     Withdraw Recommendation.........      38
  Certain Fees and Expenses..........      38
  Certain Additional Agreements......      39
  Conditions to the Consummation of
     the Merger......................      40
  Termination, Amendment and
     Waiver..........................      41
THE OPTION AGREEMENT.................      43
MANAGEMENT AND OPERATIONS AFTER THE
  MERGER.............................      45
COMPARATIVE STOCK PRICES AND
  DIVIDENDS..........................      46
DESCRIPTION OF CAPITAL
  STOCK..............................      47
  Bard...............................      47
  MedChem............................      48
COMPARISON OF RIGHTS OF
  COMMON STOCKHOLDERS OF
  BARD AND MEDCHEM...................      50
  Size and Classification of the
     Board of Directors..............      50

                                        PAGE
                                       ------
  Removal of Directors...............      50
  Special Meeting of Stockholders;
     Action by Written Consent.......      51
  Stockholder Inspection Rights;
     Stockholder Lists...............      51
  Stockholder Derivative Actions.....      52
  Amendment of Governing Documents...      52
  Corporation's Best Interest........      53
  Dissenters' or Appraisal Rights....      53
  Required Vote for Authorization of
     Certain Actions.................      54
  Business Combinations..............      55
  "Anti-Greenmail"...................      56
  Control Share Acquisition
     Statute.........................      56
OTHER MATTERS........................      56
  Regulatory Approvals Required......      56
APPRAISAL RIGHTS.....................      57
EXPERTS..............................      59
LEGAL MATTERS........................      59
STOCKHOLDER PROPOSALS................      59

                                                                                        PAGE
                                                                                       ------
ANNEX I     Agreement and Plan of Merger.............................................     I-1
ANNEX II    Option Agreement.........................................................    II-1
ANNEX III   Opinion of Hambrecht & Quist LLC.........................................   III-1
            Sections 85 through 98 of Chapter 156B of the General Laws of
ANNEX IV    Massachusetts............................................................    IV-1
ANNEX V     MedChem Annual Report on Form 10-K, as Amended...........................     V-1
ANNEX VI    MedChem Quarterly Report on Form 10-Q....................................    VI-1

                             AVAILABLE INFORMATION

     Bard and MedChem are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In accordance with the Exchange Act, Bard and MedChem file proxy statements, reports and other information with the Securities and Exchange Commission (the "Commission"). This filed material can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Midwest Regional Office (Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661) and New York Regional Office (Seven World Trade Center, Suite 1300, New York, New York 10048). Copies of such material can be obtained by mail from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, such material can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     Bard has filed a Registration Statement on Form S-4 (together with any amendments thereto, the "Registration Statement") with the Commission under the Securities Act with respect to the Bard Common Stock to be issued upon consummation of the Merger. This Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. Copies of the Registration Statement are available from the Commission, upon payment of prescribed rates. For further information, reference is made to the Registration Statement and the exhibits filed therewith. Statements contained in this Proxy Statement/Prospectus or in any document incorporated by reference in this Proxy Statement/Prospectus relating to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following Bard documents are incorporated by reference in this Proxy Statement/Prospectus: (i) Bard's Annual Report on Form 10-K for the year ended December 31, 1994 (which incorporates by reference certain information from Bard's Proxy Statement relating to the 1995 Annual Meeting of Shareholders), as amended by a Form 10-K/A, filed on March 23, 1995, (ii) Bard's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995 and June 30, 1995 and (iii) Bard's Current Reports on Form 8-K dated May 31, 1995 and July 6, 1995.

     The following MedChem documents are incorporated by reference in this Proxy Statement/Prospectus: (i) MedChem's Annual Report on Form 10-K for the year ended August 31, 1994 (which incorporates by reference certain information from MedChem's Proxy Statement relating to the 1995 Annual Meeting of Stockholders), as amended by a Form 10-K/A, filed on January 27, 1995, (ii) MedChem's Quarterly Reports on Form 10-Q for the quarter ended November 30, 1994, for the transition period from September 1, 1994 to December 31, 1994 and for the quarters ended March 31, 1995 and June 30, 1995 and (iii) MedChem's Current Reports on Form 8-K dated October 20, 1994 and May 24, 1995 and MedChem's Current Report on Form 8-K/A filed on October 12, 1994 relating to MedChem's Current Report on Form 8-K dated July 29, 1994. MedChem's Annual Report on Form 10-K for the year ended August 31, 1994, as amended by a Form 10-K/A, filed on January 27, 1995, and MedChem's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995 are attached hereto as Annexes V and VI, respectively.

     THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. A COPY OF THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE (EXCLUDING EXHIBITS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO THE INFORMATION INCORPORATED HEREIN) THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH WILL BE SENT WITHIN ONE BUSINESS DAY OF RECEIPT OF SUCH REQUEST BY FIRST-CLASS MAIL WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM A PROXY STATEMENT/PROSPECTUS IS DELIVERED, UPON ORAL OR WRITTEN REQUEST OF ANY SUCH PERSON. WITH RESPECT TO BARD'S DOCUMENTS, REQUESTS SHOULD BE DIRECTED TO C. R. BARD, INC., 730 CENTRAL AVENUE, MURRAY HILL, NEW JERSEY

07974, ATTENTION: INVESTOR RELATIONS DEPARTMENT (TELEPHONE: (908) 277-8000). WITH RESPECT TO MEDCHEM'S DOCUMENTS, REQUESTS SHOULD BE DIRECTED TO MEDCHEM PRODUCTS, INC., 232 WEST CUMMINGS PARK, WOBURN, MASSACHUSETTS 01801, ATTENTION:
INVESTOR RELATIONS DEPARTMENT (TELEPHONE: (617) 932-5900). IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS IN ADVANCE OF THE MEETING TO WHICH THIS PROXY STATEMENT/PROSPECTUS RELATES, ANY SUCH REQUEST SHOULD BE RECEIVED BY SEPTEMBER 21, 1995.

     All reports and definitive proxy or information statements filed by Bard or MedChem pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Proxy Statement/Prospectus and prior to the termination of the offering of securities made hereby, shall be deemed to be incorporated by reference into this Proxy Statement/Prospectus from the dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated in this Proxy Statement/Prospectus shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus.

     All information contained or incorporated by reference in this Proxy Statement/Prospectus relating to Bard has been supplied by Bard, and all information relating to MedChem has been supplied by MedChem.

     The following trademarks mentioned in this Proxy Statement/Prospectus are trademarks of MedChem: "Avitene(R)", "Per-Q-Cath(R)", "Sure-Closure(TM)" and "Gesco(R)".

                                    SUMMARY

     The following is a summary of certain information contained elsewhere in this Proxy Statement/Prospectus. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained elsewhere in this Proxy Statement/Prospectus, in the attached Annexes and in the documents incorporated herein by reference. Stockholders are urged to read carefully this Proxy Statement/Prospectus and the attached Annexes in their entirety.

RISK FACTORS

     For a discussion of certain factors that should be considered by holders of MedChem Common Stock in connection with their consideration of the Merger, see "RISK FACTORS".

SPECIAL MEETING

     The Special Meeting will be held at 10:00 a.m., on September 28, 1995 at the offices of Rosenman & Colin, 575 Madison Avenue, New York, New York 10022. Only holders of record of MedChem Common Stock at the close of business on August 7, 1995 (the "Record Date") will be entitled to notice of, and to vote at, the Special Meeting. At the Special Meeting, holders of MedChem Common Stock will be asked to consider and vote upon the approval and adoption of the Merger Agreement, a copy of which is attached as Annex I to this Proxy Statement/Prospectus, pursuant to which Merger Sub will be merged with and into MedChem, and the transactions contemplated thereby. MedChem will be the surviving corporation in the Merger (the "Surviving Corporation") and will become a wholly owned subsidiary of Bard. Holders of MedChem Common Stock will also transact such other business as may properly come before the Special Meeting. See "THE SPECIAL MEETING -- Special Meeting".

VOTE REQUIRED

     Under Chapter 156B of the General Laws of Massachusetts (the "MBCL") and the Articles of Organization of MedChem, the affirmative vote of the holders of two-thirds of the shares of MedChem Common Stock outstanding and entitled to vote is required for the approval and adoption of the Merger Agreement. As of the Record Date, there were 10,306,096 shares of MedChem Common Stock outstanding and entitled to vote, of which 55,005 shares (approximately 0.5% of the shares of MedChem Common Stock outstanding and entitled to vote) were owned by directors and executive officers of MedChem and their affiliates. See "THE SPECIAL MEETING -- Record Date; Shares Entitled to Vote; Vote Required".

     The approval of Bard stockholders is not required to effect the Merger.

     Bard, as the sole stockholder of Merger Sub, has approved the Merger Agreement and the transactions contemplated thereby by written consent.

THE MERGER

     The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, and in accordance with Massachusetts law, Merger Sub will be merged with and into MedChem at the effective time of the Merger (the "Effective Time"), at which time the separate existence of Merger Sub will cease, and MedChem will continue as the Surviving Corporation under the name "MedChem Products, Inc." and will be a wholly owned subsidiary of Bard.

     The Parties. Bard is a leading multinational developer, manufacturer and marketer of health care products and a pioneer in the development of single patient use medical products for hospital procedures. Bard designs and manufactures medical, surgical, diagnostic and patient care devices which it markets worldwide to hospitals, individual health care professionals, extended care facilities and alternate site facilities. Bard employs approximately 8,650 people worldwide. See "THE COMPANIES -- Bard".

     The principal executive offices of Bard are located at 730 Central Avenue, Murray Hill, New Jersey 07974. The telephone number is (908) 277-8000.

     Merger Sub is a wholly owned subsidiary of Bard formed solely for the purpose of the Merger.

     MedChem, founded in 1970, and its wholly owned subsidiaries develop, manufacture and market specialty medical products for use in surgical and non-surgical procedures. MedChem's two business groups are the Surgical Specialties Group (the "Surgical Specialties Group" or the "Surgical Specialty Business") and the Drug Delivery Group. The Surgical Specialties Group is comprised of MedChem's Avitene family of topical hemostasis products used to control bleeding in surgical procedures and the Sure-Closure product line used to close skin deficit wounds. The Drug Delivery Group is comprised of the product lines of disposable medical devices and intravenous ("I.V.") catheters for the neonatal, pediatric and adult markets manufactured and marketed by MedChem's wholly owned subsidiary, Gesco International, Inc. ("Gesco"). MedChem has approximately 175 full-time employees. See "THE COMPANIES -- MedChem".

     The principal executive offices of MedChem are located at 232 West Cummings Park, Woburn, Massachusetts 01801. The telephone number is (617) 932-5900.

     Recommendation of the MedChem Board and Reasons for the Merger. The MedChem Board has determined that the Merger is in the best interests of MedChem and its stockholders. The MedChem Board has unanimously approved the Merger Agreement and the Merger and unanimously recommends that the stockholders of MedChem vote FOR the approval and adoption of the Merger Agreement. In reaching its decision to approve the Merger, the MedChem Board considered a number of factors. See "THE MERGER -- Background of the Merger" and "THE
MERGER -- Recommendation of the MedChem Board and Reasons for the Merger".

     Opinion of Financial Advisor. Hambrecht & Quist LLC ("H&Q") has delivered its written opinion, dated May 23, 1995, to the MedChem Board that, as of such date, the Merger and the Option (as defined below under "-- the Option Agreement"), taken together (the "Proposed Transaction"), are fair to the MedChem stockholders from a financial point of view. The full text of the opinion of H&Q, which sets forth the assumptions made, matters considered and limitations on the review undertaken by H&Q in rendering such opinion, is included as Annex III to this Proxy Statement/Prospectus. MedChem stockholders are urged to read the opinion in its entirety. See "THE MERGER -- Opinion of Financial Advisor".

     Merger Consideration. At the Effective Time, each issued and outstanding share of MedChem Common Stock, other than shares owned by Bard, MedChem or their subsidiaries and Dissenting Shares, will be converted into the right to receive a fraction of a fully paid and nonassessable share of Bard Common Stock determined by dividing $9.25 by the Average Closing Price (as defined below); provided, however, that the Conversion Fraction will in no event exceed
0.3507109 or be less than 0.2857143. The "Average Closing Price" will be an amount equal to the average of the closing prices of Bard Common Stock on the NYSE for the fifteen consecutive trading days immediately preceding the second trading day prior to the Effective Time. No fractional shares of Bard Common Stock will be issued in the Merger and holders of shares of MedChem Common Stock will be entitled to a cash payment in lieu of any such fractional shares. See "THE AGREEMENT AND PLAN OF MERGER -- The Merger -- Conversion of MedChem Common Stock in the Merger".

     Material Federal Income Tax Consequences. Consummation of the Merger is conditioned upon MedChem having received a written opinion from Hale and Dorr or another law firm reasonably acceptable to MedChem, based upon certain factual representations of MedChem and Bard, to the effect that the Merger will constitute a reorganization for federal income tax purposes within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that gain or loss will not be recognized by any holder of MedChem Common Stock who receives Bard Common Stock in the Merger, except to the extent that such holder receives cash in lieu of fractional shares of Bard Common Stock. See "THE MERGER -- Material Federal Income Tax Consequences".

     HOLDERS OF MEDCHEM COMMON STOCK ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE MERGER TO THEM, INCLUDING THE EFFECTS OF FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

     Anticipated Accounting Treatment. Bard intends to treat the Merger as a "pooling-of-interests" for accounting and financial reporting purposes. The pooling-of-interests method of accounting assumes that the combining companies have been merged from inception and the historical consolidated financial statements for the periods prior to consummation of the Merger are restated as though the companies had been combined from inception. See "THE MERGER -- Anticipated Accounting Treatment".

     Conflicts of Interest. Holders of MedChem Common Stock should be aware that the executive officers of MedChem and members of the MedChem Board have certain interests in the Merger that are in addition to, and may conflict with, the interests of the holders of MedChem Common Stock generally. The executive officers of MedChem are each parties to employment agreements with MedChem pursuant to which significant payments and other benefits may be provided to such persons in certain circumstances following a "change in control" of MedChem. Bard has agreed that, notwithstanding the terms of such agreements, the severance provisions therein with respect to the "change in control" triggered by the consummation of the transactions contemplated by the Merger Agreement will remain in full force and effect for a period of not less than one year after the Effective Time. In particular, the respective employment agreements with Bradford Gay, the Corporate Vice President of MedChem, Charles Putnam, the Executive Vice President, Research and Development, Timothy Patrick, the Corporate Vice President and John J. McDonough, the Vice President and Chief Financial Officer, provide that if, within twelve months following a "change in control", such officer were terminated without cause or resigned for good reason, such officer would be entitled to a severance payment of $175,725, $149,100, $165,000 and $122,475, respectively, plus any bonuses which may be due and payable to such officer. In addition, if Edward J. Quilty, the President and Chief Executive Oficer and a director of MedChem, were to resign following a substantial reduction in responsibilities or authority, he would be entitled under his employment agreement to severance payments of $648,000. These employment agreements also provide that upon a "change in control" all stock options held by such persons will automatically vest. As a result, at the Effective Time Mr. Quilty, Mr. Gay, Mr. Putnam, Mr. Patrick and Mr. McDonough will hold fully vested and exercisable options to purchase 400,000 shares, 160,000 shares, 80,000 shares, 80,000 shares and 97,500 shares of MedChem Common Stock, respectively, with exercise prices ranging from $5.125 to $13.624 per share and a weighted average exercise price of $5.832 per share. Mr. Patrick's employment agreement further provides that severance benefits will be paid upon the occurrence of certain transactions involving Gesco, including Bard's exercise of the Option.

     In addition, under the Merger Agreement Bard has agreed to offer to enter into an employment agreement with Mr. Quilty, which would be effective upon the Effective Time and which would provide, among other things, that (a) Mr. Quilty would be granted options under Bard's stock option plans commensurate with his position and (b) the severance provisions contained in his current employment and severance agreement would remain in effect for a period of not less than one year after the Effective Time. On May 23, 1995, the MedChem Board approved (a) a one-time payment in the amount of approximately $100,000 to each director other than Mr. Quilty in consideration of the increased services provided by such directors during the prior six months, (b) the payment of cash bonuses for the current year to Mr. Quilty, Mr. Gay, Mr. Putnam, Mr. Patrick and Mr. McDonough of $120,000, $49,500, $42,000, $49,500 and $34,500, respectively, and (c) the payment of additional bonuses to Mr. Quilty, Mr. Gay and Mr. McDonough of $100,000, $82,500 and $115,000, respectively, to be paid upon consummation of the Merger provided such officers remain employed by MedChem at the Effective Time. As of July 31, 1995, directors and executive officers of MedChem owned (a) 55,005 shares of MedChem Common Stock (for which they will receive the same consideration as other MedChem stockholders) and (b) options to acquire 1,036,245 shares of MedChem Common Stock. Bard has also agreed that the rights of present and former directors, officers and employees of MedChem to indemnification under MedChem's Articles of Organization will be maintained for a period of not less than six years after the Effective Time and that, subject to certain exceptions, the level and scope of MedChem's current directors' and officers' insurance policy will be continued for a period of not less than six years after the Effective Time. See "THE MERGER -- Conflicts of Interest".

     Resale of Bard Common Stock. The Bard Common Stock issued pursuant to the Merger will be freely transferable under the Securities Act except for shares issued to any MedChem stockholder who may be deemed to be an affiliate of MedChem (an "Affiliate") for purposes of Rule 145 under the Securities Act. Under the Merger Agreement MedChem has agreed to use all reasonable efforts to cause each such Affiliate to execute a written agreement in favor of Bard providing that such Affiliate will not transfer any Bard Common Stock received in the Merger, except in compliance with the Securities Act. The Bard Common

Stock issued to Affiliates will be transferable in compliance with the requirements of Rule 145 under the Securities Act or otherwise in compliance with the Securities Act. See "THE AGREEMENT AND PLAN OF MERGER -- Resale of Bard Common Stock".

     No Solicitation. The Merger Agreement provides that MedChem will not, directly or indirectly, initiate, solicit or knowingly encourage, or take any other action to facilitate knowingly, any inquiries or the making of any proposal that constitutes, or would reasonably be expected to lead to, any Competing Transaction (as defined under "THE AGREEMENT AND PLAN OF MERGER -- No Solicitation"), or enter into or maintain or continue discussions or negotiate with any person regarding a Competing Transaction, or agree to or endorse any Competing Transaction, unless, among other things, the MedChem Board, after consultation with independent legal counsel, determines in good faith that the failure to take such action would be inconsistent with the MedChem Board's fiduciary duties to stockholders of MedChem under applicable law. See "THE AGREEMENT AND PLAN OF MERGER -- No Solicitation".

     Right of the MedChem Board to Withdraw Recommendation. Under the Merger Agreement, MedChem has agreed that it will, through the MedChem Board, recommend to MedChem's stockholders approval and adoption of the Merger Agreement, the Merger and other transactions contemplated by the Merger Agreement unless the taking of such action would be inconsistent with the MedChem Board's fiduciary duties to stockholders under applicable laws, as determined by such directors in good faith after consultation with independent legal counsel. In addition, the Merger Agreement does not prohibit MedChem from withdrawing or modifying such recommendation or recommending an unsolicited, bona fide proposal to acquire MedChem pursuant to a merger, consolidation, share exchange, business combination, tender or exchange offer or other similar transaction, following receipt of such proposal, if MedChem's Board, after consultation with independent legal counsel, determines in good faith that the taking of such action would be consistent with, or the failure to take such action would be inconsistent with, the MedChem Board's fiduciary duties to stockholders under applicable law. See "THE AGREEMENT AND PLAN OF MERGER -- Right of the MedChem Board to Withdraw Recommendation".

     Certain Fees and Expenses. The Merger Agreement requires MedChem to promptly pay to Bard $3,000,000, plus all expenses up to $1,000,000 if the Merger Agreement is terminated under certain circumstances and Bard does not exercise the Option. If the Merger Agreement is terminated under certain other circumstances, MedChem has agreed to pay to Bard an amount equal to Bard's expenses not to exceed $1,000,000. See "THE AGREEMENT AND PLAN OF
MERGER -- Certain Fees and Expenses".

     Representations and Warranties. The Merger Agreement contains certain representations and warranties by MedChem and Bard. See "THE AGREEMENT AND PLAN OF MERGER -- Representations and Warranties".

     Conditions to the Merger. The obligations of Bard and MedChem to consummate the Merger are subject to various conditions, including, without limitation, obtaining MedChem stockholder approval and MedChem and Bard regulatory approvals, approval for listing (subject to official notice of issuance) on the NYSE of the Bard Common Stock to be issued in connection with the Merger and the absence of any injunction or other legal restraint preventing, or the threat of governmental action seeking to prevent, the consummation of the Merger. See "THE AGREEMENT AND PLAN OF MERGER -- Conditions to the Consummation of the Merger".

     Termination. Under certain circumstances, the Merger Agreement may be terminated by either or both of Bard and MedChem. See "THE AGREEMENT AND PLAN OF MERGER -- Termination, Amendment and Waiver -- Termination".

     The Option Agreement. Simultaneously with the execution of the Merger Agreement, Bard and MedChem entered into the Option Agreement, dated as of May 24, 1995 (the "Option Agreement"), a copy of which is attached hereto as Annex II, as a condition to Bard's willingness to enter into the Merger Agreement. Pursuant to the Option Agreement, MedChem granted Bard an exclusive and irrevocable option (the "Option") to purchase and acquire from MedChem all of the outstanding common stock, par value $.10 per share (the "Gesco Common Stock"), of Gesco, for an aggregate purchase price, payable in cash, equal to $65,000,000. Gesco manufactures and distributes a wide range of minimally invasive catheters and catheter kits for I.V. drug therapy and other disposable devices for sale to the neonatal, pediatric and adult markets.

The Option is exercisable upon termination of the Merger Agreement for specified periods of time under certain circumstances. See "THE OPTION AGREEMENT".

     Regulatory Approvals Required. On June 2, 1995, Bard and MedChem each filed a Notification and Report Form, together with a request for early termination of the waiting period, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), with the United States Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice (the "Antitrust Division"). On August 1, 1995, the FTC advised MedChem and Bard that the waiting period had been satisfied. See "OTHER MATTERS -- Regulatory Approvals Required".

     Appraisal Rights. In accordance with Sections 85 through 98, inclusive, of the MBCL, holders of MedChem Common Stock are entitled to appraisal rights in connection with the Merger. If the Merger Agreement is approved and adopted by the MedChem stockholders at the Special Meeting and the Merger is consummated, any MedChem stockholder (1) who files with MedChem, before the taking of the vote on the approval and adoption of the Merger Agreement, written objection to the proposed action stating that such stockholder intends to demand payment for such stockholder's shares if the action is taken and (2) whose shares are not voted in favor of the Merger Agreement has the right to demand in writing from the Surviving Corporation, within twenty days after the date of mailing to such stockholder of notice in writing that the Merger has been consummated, payment for such stockholder's MedChem Common Stock and an appraisal of the value thereof. The Surviving Corporation and any such stockholder shall in such cases have the rights and duties and shall follow the procedure set forth in Sections 88 through 98, inclusive, of the MBCL. See "APPRAISAL RIGHTS".

MARKET PRICE DATA

     Bard Common Stock (symbol: BCR) and MedChem Common Stock (symbol: MCH) are listed for trading on the NYSE.

     The following table sets forth the last reported sales prices per share of Bard Common Stock and MedChem Common Stock on the NYSE Composite Tape on May 23, 1995, the last trading day before announcement of the Merger Agreement, and on August 23, 1995:

                                                                      BARD           MEDCHEM
                                                                  COMMON STOCK     COMMON STOCK
                                                                  ------------     ------------
        May 23, 1995............................................   $29 3/8           $6 1/2
        August 23, 1995.........................................    29 1/2            8 7/8

CERTAIN FINANCIAL DATA

     The following tables present selected historical consolidated financial data for each of Bard and MedChem. The selected historical consolidated financial data are derived from the historical consolidated financial statements of Bard and MedChem that are incorporated by reference in this Proxy Statement/Prospectus. The information set forth below should be read in conjunction with such historical financial statements and the notes thereto. The historical consolidated financial statements of Bard have been audited by Arthur Andersen LLP, independent public accountants, for each of the five years in the period ended December 31, 1994. The historical consolidated financial statements of MedChem have been audited by KPMG Peat Marwick LLP, independent certified public accountants, for each of the five years in the period ended August 31, 1994. The historical consolidated financial statements of Bard as of and for the six months ended June 30, 1995 and June 30, 1994, and of MedChem as of and for the four-month transition period ended December 31, 1994 and the six months ended June 30, 1995 and June 30, 1994, are unaudited; however, in each of Bard's and MedChem's opinion (with respect to its own statements), such statements reflect all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of Bard's and MedChem's respective financial position as of such dates and results of operations for such periods. The results of operations for the six-month period in 1995 may not be indicative of results of operations to be expected for a full year.

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

                                C. R. BARD, INC.
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                   AS OF AND FOR
                                  THE SIX MONTHS
                                  ENDED JUNE 30,                               AS OF AND FOR THE YEARS ENDED DECEMBER 31,
                               ---------------------                     ------------------------------------------------------
                                  1995        1994                          1994        1993       1992       1991       1990
                               ----------   --------                     ----------   --------   --------   --------   --------
INCOME STATEMENT DATA
Net sales....................  $  541,300   $503,700                     $1,018,200   $970,800   $990,200   $876,000   $785,300
Operating income.............      77,500     74,800                        150,700    128,500    122,400     93,000     66,800
Net income...................      48,300     46,100                         74,900     56,000     75,000     57,200     40,300
BALANCE SHEET DATA
Working capital..............  $  202,200   $170,400                     $   63,400   $157,200   $201,900   $184,000   $170,600
Total assets.................   1,017,700    826,300                        958,400    798,600    712,500    657,600    612,800
Long-term debt...............     199,200     68,500                         78,300     68,500     68,600     68,900     69,800
Total debt...................     304,600    192,800                        274,200    153,000    133,000    128,700    123,200
Shareholders' investment.....     492,400    419,100                        439,800    383,100    392,400    365,700    342,200
COMMON STOCK DATA
Net income per share.........  $     0.93   $   0.89                     $     1.44   $   1.07   $   1.42   $   1.08   $   0.76
Cash dividends per share.....        0.30       0.28                           0.58       0.54       0.50       0.46       0.42
Shareholders' investment per
  share......................  $     9.44   $   8.08                     $     8.45   $   7.35   $   7.43   $   6.90   $   6.45
Average shares outstanding...      52,047     51,992                         52,005     52,197     52,909     53,063     53,266

                             MEDCHEM PRODUCTS, INC.
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                         AS OF AND
                                   AS OF AND FOR       FOR THE FOUR-
                                   THE SIX MONTHS    MONTH TRANSITION
                                                       PERIOD ENDED
                                   ENDED JUNE 30,      DECEMBER 31,             AS OF AND FOR THE YEARS ENDED AUGUST 31,
                                 ------------------  -----------------     ---------------------------------------------------
                                  1995       1994          1994             1994       1993       1992       1991       1990
                                 -------    -------  -----------------     -------    -------    -------    -------    -------
INCOME STATEMENT DATA
Net sales......................  $19,244    $14,860       $ 9,506          $28,659    $32,104    $22,600    $18,434    $16,378
Income from continuing
  operations...................    1,980      1,601          (354)           2,868      8,750      8,951      5,605      3,983
Income (loss) from discontinued
  operation....................       --         --            --               --     (1,144)      (734)      (399)    (5,771)
Net income (loss)..............  $ 1,980    $ 1,601       $  (354)         $ 2,868    $ 7,606    $ 8,218    $ 5,206    $(1,788)
BALANCE SHEET DATA
Working capital................  $13,564    $10,129       $ 7,374          $ 5,637    $ 9,123    $ 8,412    $ 9,133    $ 5,147
Total assets...................   81,031     72,990        79,031           78,495     72,560     77,106     51,511     37,551
Total funded debt..............   19,453     14,752        18,103           17,603     15,353     13,301         --      9,489
Other long-term liabilities....      577        627           627              627      2,002      2,375      1,634      4,082
Total stockholders' equity.....   56,644     53,864        54,250           54,417     51,440     58,414     47,336     18,557
COMMON STOCK DATA(1)
Income (loss) per share, fully
  diluted:
  Continuing operations........  $  0.19    $  0.16       $ (0.03)         $  0.28    $  0.81    $  0.79    $  0.68    $  0.58
  Discontinued operation.......       --         --            --               --      (0.11)     (0.06)     (0.05)     (0.84)
    Total......................  $  0.19    $  0.16       $ (0.03)         $  0.28    $  0.70    $  0.73    $  0.63    $ (0.26)
Stockholders' equity per
  share........................  $  5.32    $  5.23       $  5.32          $  5.26    $  4.75    $  5.16    $  5.76    $  2.70
Fully diluted weighted average
  number of
  shares outstanding...........   10,641     10,305        10,189           10,348     10,838     11,322      8,213      6,848

---------------
(1) No cash dividends were paid on shares of MedChem Common Stock for any of the periods shown.

SELECTED PRO FORMA PER SHARE DATA

     The following table sets forth selected historical and pro forma per common share data for cash dividends, income and book value per share as of and for the periods ended on the dates specified (i) on a historical basis for MedChem, (ii) on a pro forma basis for Bard and MedChem combined and (iii) on a pro forma combined MedChem equivalent basis. For the purpose of calculating the pro forma data below, the Conversion Fraction was calculated to be 0.3182126, the mean of the maximum and minimum possible values for the Conversion Fraction. The following information should be read in conjunction with the historical consolidated financial statements of Bard and MedChem incorporated by reference in this Proxy Statement/Prospectus.

                                                        AS OF AND FOR
                                                        THE FOUR-MONTH
                                     AS OF AND FOR        TRANSITION
                                     THE SIX MONTHS      PERIOD ENDED          AS OF AND FOR THE
                                     ENDED JUNE 30,      DECEMBER 31,       YEARS ENDED AUGUST 31,
                                    ----------------    --------------     -------------------------
                                          1995               1994          1994      1993      1992
                                    ----------------    --------------     -----     -----     -----
MEDCHEM HISTORICAL(1)
  Income per share, fully
     diluted......................       $ 0.19             $(0.03)        $0.28     $0.70     $0.73
  Stockholders' equity per
     share........................         5.32               5.32          5.26

                                     AS OF AND FOR
                                     THE SIX MONTHS                            AS OF AND FOR THE
                                     ENDED JUNE 30,                        YEARS ENDED DECEMBER 31,
                                    ----------------                       -------------------------
                                          1995                             1994      1993      1992
                                    ----------------                       -----     -----     -----

PRO FORMA COMBINED ENTITY(2)
  Cash dividends per share(3).....       $ 0.30                            $0.58     $0.54     $0.50
  Net income per share(4).........         0.90                             1.37      1.05      1.45
  Shareholders' investment per
     share........................         9.85                             8.89

MEDCHEM EQUIVALENT PRO FORMA
  COMBINED ENTITY
  Cash dividends per share........       $ 0.10                            $0.18     $0.17     $0.16
  Net income per share............         0.29                             0.44      0.33      0.46
  Shareholders' investment per
     share........................         3.13                             2.83

---------------
(1) No cash dividends were paid on shares of MedChem Common Stock for any of the periods shown.

(2) Represents Bard and MedChem per share data on a pro forma combined basis.

(3) Based upon the number of shares to be issued to effect the Merger, it is assumed that Bard's cash dividend per share would remain the same.

(4) The impact on pro forma combined entity net income per share utilizing either the minimum or maximum possible value for the Conversion Fraction would be insignificant.

                                  RISK FACTORS

MERGER CONSIDERATION SUBJECT TO POTENTIAL DECREASE

     In determining whether to vote in favor of the proposal to approve and adopt the Merger Agreement, MedChem stockholders should consider that the market price of a share of Bard Common Stock on the Closing Date (the "Closing Date Price") can be expected to vary from the Average Closing Price due to changes in the business, operations or prospects of Bard, general market and economic conditions and other factors. Any such variance will affect the value of the Bard Common Stock that MedChem stockholders will receive for each share of MedChem Common Stock they own. For example, MedChem stockholders will receive Bard Common Stock with a market value on the Closing Date of less than $9.25 for each share of MedChem Common Stock they own if the Closing Date Price is less than the Average Closing Price (unless both the Closing Date Price and the Average Closing Price are equal to or greater than $32.375). MedChem stockholders should also consider that the value of the Bard Common Stock that MedChem stockholders will receive may also be affected by the limitation on the maximum value of the Conversion Fraction. If the Average Closing Price and the Closing Date Price are less than $26.375, MedChem stockholders will receive Bard Common Stock with a market value on the Closing Date of less than $9.25 for each share of MedChem Common Stock they own.

     Based on 52,286,487 shares of Bard Common Stock outstanding on August 21, 1995, upon the consummation of the Merger, the stockholders of MedChem (including holders of options to purchase MedChem Common Stock) would be entitled to own in the aggregate approximately 6% of the outstanding Bard Common Stock (after giving effect to the Merger and assuming that the MedChem Common Stock is converted at the minimum value of the Conversion Fraction).

BARD'S USCI DIVISION DEBARRED AS FEDERAL GOVERNMENT CONTRACTOR

     In connection with certain violations, primarily during the 1980s, by Bard's USCI division of the Federal Food, Drug and Cosmetic Act and other statutes, Bard's USCI division received a notice of suspension in December 1993 by the Defense Logistics Agency (the "DLA") relative to new federal government contracts. In December 1994, the DLA issued a notice of proposed debarment to Bard's USCI division, which continued the government-wide suspension of that division as a government contractor. In July 1995, the DLA debarred Bard's USCI division from contracting with the federal government until June 19, 1996 when the debarment expires.

NO ASSURANCE OF ANTICIPATED ACCOUNTING TREATMENT

     The Merger is expected to be accounted for under the "pooling-of-interests" method of accounting pursuant to Opinion No. 16 of the Accounting Principles Board. The pooling-of-interests method of accounting assumes that the combining companies have been merged from inception and the historical consolidated financial statements for the periods prior to consummation of the Merger are restated as though the companies had been combined from inception.

     Under guidelines published by the Commission, the sale or other disposition of Bard Common Stock or MedChem Common Stock by an affiliate of either Bard or MedChem, as the case may be, within 30 days prior to the Effective Time or the sale or other disposition of Bard Common Stock thereafter prior to the publication of financial results that include at least 30 days of post-Merger combined operations of Bard and MedChem could preclude pooling-of-interests accounting treatment of the Merger. Such sales and other dispositions are not contemplated.

POTENTIAL ADVERSE EFFECTS IF MERGER NOT CONSUMMATED

     The Merger Agreement requires MedChem to promptly pay to Bard $3,000,000, plus all expenses up to $1,000,000 if the Merger Agreement is terminated under certain circumstances and Bard does not exercise the Option. If the Merger is not consummated and the termination fee becomes payable, MedChem's working capital and liquidity could be adversely affected. See "THE AGREEMENT AND PLAN OF MERGER --

Certain Fees and Expenses". In addition, the existence of the Option could impair MedChem's ability to attract a competing bid or, if the Merger Agreement is terminated, to attract any other strategic partner. See "THE OPTION AGREEMENT".

CONFLICTS OF INTEREST

     Holders of MedChem Common Stock should be aware that the executive officers of MedChem and members of the MedChem Board have certain interests in the Merger that are in addition to, and may conflict with, the interests of the holders of MedChem Common Stock generally. The executive officers of MedChem are each parties to employment agreements with MedChem pursuant to which significant payments and other benefits may be provided to such persons in certain circumstances following a "change in control" of MedChem. Bard has agreed that, notwithstanding the terms of such agreements, the severance provisions therein with respect to the "change in control" triggered by the consummation of the transactions contemplated by the Merger Agreement will remain in full force and effect for a period of not less than one year after the Effective Time. In particular, the respective employment agreements with Bradford Gay, the Corporate Vice President of MedChem, Charles Putnam, the Executive Vice President, Research and Development, Timothy Patrick, the Corporate Vice President and John J. McDonough, the Vice President and Chief Financial Officer, provide that if, within twelve months following a "change in control", such officer were terminated without cause or resigned for good reason, such officer would be entitled to a severance payment of $175,725, $149,100, $165,000 and $122,475, respectively, plus any bonuses which may be due and payable to such officer. In addition, if Edward J. Quilty, the President and Chief Executive Oficer and a director of MedChem, were to resign following a substantial reduction in responsibilities or authority, he would be entitled under his employment agreement to severance payments of $648,000. These employment agreements also provide that upon a "change in control" all stock options held by such persons will automatically vest. As a result, at the Effective Time Mr. Quilty, Mr. Gay, Mr. Putnam, Mr. Patrick and Mr. McDonough will hold fully vested and exercisable options to purchase 400,000 shares, 160,000 shares, 80,000 shares, 80,000 shares and 97,500 shares of MedChem Common Stock, respectively, with exercise prices ranging from $5.125 to $13.624 per share and a weighted average exercise price of $5.832 per share. Mr. Patrick's employment agreement further provides that severance benefits will be paid upon the occurrence of certain transactions involving Gesco, including Bard's exercise of the Option.

     In addition, under the Merger Agreement Bard has agreed to offer to enter into an employment agreement with Mr. Quilty, which would be effective upon the Effective Time and which would provide, among other things, that (a) Mr. Quilty would be granted options under Bard's stock option plans commensurate with his position and (b) the severance provisions contained in his current employment and severance agreement would remain in effect for a period of not less than one year after the Effective Time. On May 23, 1995, the MedChem Board approved (a) a one-time payment in the amount of approximately $100,000 to each director other than Mr. Quilty in consideration of the increased services provided by such directors during the prior six months, (b) the payment of cash bonuses for the current year to Mr. Quilty, Mr. Gay, Mr. Putnam, Mr. Patrick and Mr. McDonough of $120,000, $49,500, $42,000, $49,500 and $34,500, respectively, and (c) the payment of additional bonuses to Mr. Quilty, Mr. Gay and Mr. McDonough of $100,000, $82,500 and $115,000, respectively, to be paid upon consummation of the Merger provided such officers remain employed by MedChem at the Effective Time. As of July 31, 1995, directors and executive officers of MedChem owned (a) 55,005 shares of MedChem Common Stock (for which they will receive the same consideration as other MedChem stockholders) and (b) options to acquire 1,036,245 shares of MedChem Common Stock. Bard has also agreed that the rights of present and former directors, officers and employees of MedChem to indemnification under MedChem's Articles of Organization will be maintained for a period of not less than six years after the Effective Time and that, subject to certain exceptions, the level and scope of MedChem's current directors' and officers' insurance policy will be continued for a period of not less than six years after the Effective Time. See "THE MERGER -- Conflicts of Interest".

INCREASING COMPETITION IN THE HEALTH CARE PRODUCTS INDUSTRY

     The products sold by Bard and MedChem are in substantial competition with those of many other firms, including a number of larger, well-established companies. Such competition has increased in recent years as a result of changes in government regulation, cost containment pressures, technology and other factors. If any of Bard's major competitors seek to gain or retain market share by reducing prices, Bard may be required to reduce its prices in order to remain competitive, which may have the effect of reducing profitability. There can be no assurance that in the future Bard will not face greater competition.

POTENTIAL ADVERSE EFFECTS OF THIRD-PARTY REIMBURSEMENT PRACTICES

     Bard's products are purchased by hospitals, doctors and other health care providers, who are reimbursed for the health care services provided to their patients by third-party payors, such as government programs (e.g., Medicare and Medicaid), private insurance plans and managed care programs. These third-party payors may deny reimbursement if they determine that a device used in a procedure was not used in accordance with cost-effective treatment methods as determined by such third-party payor, was investigational or was used for an unapproved indication. Also, third-party payors are increasingly challenging the prices charged for medical products and services. There can be no assurance that Bard's products will be considered cost-effective by third-party payors, that reimbursement will be available or, if available, that the third-party payors' reimbursement policies will not adversely affect Bard's ability to sell its products profitably.

EXTENSIVE GOVERNMENT REGULATIONS IN THE HEALTH CARE PRODUCTS INDUSTRY

     The development, manufacture, sale and distribution of Bard's and MedChem's products are subject to comprehensive government regulation. Government regulation by various federal, state and foreign governmental authorities, which includes detailed inspection of and controls over research and laboratory procedures, clinical investigations, manufacturing, marketing, sampling, distribution, recordkeeping, storage and disposal practices, substantially increases the time, difficulty, and costs incurred in obtaining and maintaining the approval to market newly developed and existing products. There can be no assurance that such approvals will be granted on a timely basis, if at all, or, once obtained, maintained. Government regulatory actions can result in the seizure or recall of products, suspension or revocation of the authority necessary for their production and sale, and other civil or criminal sanctions. Bard cannot predict whether any U.S. or foreign government regulations which are currently in effect or which may be imposed in the future will have a material adverse effect on Bard's financial results or operations. See "-- Bard's USCI Division Debarred as Federal Government Contractor".

UNCERTAINTY OF FUTURE HEALTH CARE REFORM

     In recent years, an increasing number of legislative proposals have been introduced or proposed in Congress and in some state legislatures that would effect major changes in the health care system, either nationally or at the state level. Among the proposals under consideration are cost controls on hospitals, insurance market reforms to increase the availability of group health insurance to small businesses and the requirement that all businesses offer health insurance coverage to their employees. It is not clear at this time what, if any, proposals will be adopted, or, if adopted, what effect, if any, such proposals would have on Bard's business. Implementation of health care reform may limit the price of, or the level at which reimbursement is provided for, Bard's products. In addition, health care reform initiatives may accelerate the growing trend toward involvement by hospital administrators, purchasing managers and buying groups in purchasing decisions. This trend is expected to lead to increased emphasis on the cost-effectiveness of any treatment regimen and may adversely affect the prices at which Bard may sell its products. There can be no assurance that currently proposed or future health care legislation or other changes in the administration or interpretation of governmental health care programs will not have a material adverse effect on Bard's financial results or operations.

CERTAIN LEGAL PROCEEDINGS

     On August 1, 1995, Edward J. Borto, who may be a stockholder of MedChem, filed a putative class action captioned Borto v. MedChem Products, Inc., et al., Civil Action No. 95-4557, in the Middlesex Superior Court in the Commonwealth of Massachusetts. Named as defendants are MedChem, the members of the MedChem Board and Bard. The plaintiff alleges, among other things, that MedChem and the members of the

MedChem Board breached their fiduciary duties to MedChem stockholders by agreeing to be acquired by Bard for grossly unfair and inadequate consideration and in a manner which is coercive and fundamentally unfair to MedChem stockholders. The plaintiff further alleges that Bard aided and abetted such alleged breaches of fiduciary duty by actively participating with the MedChem Board in the alleged misconduct. The complaint seeks declaratory relief, preliminary and permanent injunction of the Merger and the Option, unspecified compensatory damages and costs and disbursements. MedChem and Bard believe that the claims asserted are without merit and plan to defend against them vigorously.

                                 THE COMPANIES
C. R. BARD, INC.

     Bard is a leading multinational developer, manufacturer and marketer of health care products, and a pioneer in the development of disposable medical products for standardized procedures. Bard designs and manufactures medical, surgical, diagnostic and patient care devices which it markets worldwide to hospitals, individual health care professionals, extended care facilities and alternate site facilities.

     Surgical Products. Currently, Bard's largest product group is surgical products, contributing approximately 36%, 35%, 34% and 34% of consolidated net sales for the first six months of 1995 and fiscal years 1994, 1993 and 1992, respectively. Bard's surgical products include specialty access catheters and ports; implantable blood vessel replacements; fabrics and meshes for vessel and hernia repair; surgical suction and irrigation devices; wound and chest drainage systems; devices for endoscopic, orthopedic and laparoscopic surgery; blood management devices; products for wound management and skin care; and percutaneous feeding devices.

     Cardiovascular Products. Cardiovascular care devices currently represent Bard's next largest product group, contributing approximately 35%, 36%, 40% and 41% of consolidated net sales for the first six months of 1995 and fiscal years 1994, 1993 and 1992, respectively. Bard's line of cardiovascular products includes USCI balloon angioplasty catheters used for nonsurgical treatment of obstructed arteries; steerable guidewires, guide catheters and inflation devices; angiography catheters and accessories; introducer sheaths; electrophysiology products including cardiac mapping and electrophysiology laboratory systems, and diagnostic and temporary pacing electrode catheters; cardiopulmonary support systems; and blood oxygenators and related products used in open-heart surgery.

     Urological Products. Bard has historically been known for its products in the urological field, where its Foley catheter is the leading device for bladder drainage. Bard offers a complete line of other urological products including procedural kits and trays and related urine monitoring and collection systems; biopsy and other cancer detection products; urethral stents; and specialty devices for incontinence, endoscopic procedures and stone removal. Urological products contributed approximately 29%, 29%, 26% and 25% of Bard's consolidated net sales for the first six months of 1995 and fiscal years 1994, 1993 and 1992, respectively.

     The principal executive offices of Bard are located at 730 Central Avenue, Murray Hill, New Jersey 07974. The telephone number is (908) 277-8000.

MEDCHEM PRODUCTS, INC.

     MedChem and its wholly owned subsidiaries develop, manufacture and market specialty medical products for use in surgical and non-surgical procedures. MedChem's two business groups are the Surgical Specialties Group and the Drug Delivery Group.

     Surgical Specialties Products. The Surgical Specialties Group is comprised of MedChem's Avitene family of topical hemostasis products used to control bleeding in surgical procedures and the Sure-Closure product line used to close skin-deficit wounds. Surgical specialty products accounted for approximately 64%, 55%, 57%, 69% and 97% of MedChem's total net sales for the six months ended June 30, 1995, the four-month transition period ended December 31, 1994 and the fiscal years ended August 31, 1994, 1993 and 1992, respectively.

     MedChem purchased the Avitene product line from Alcon Pharmaceuticals, Ltd. in December 1987 and acquired the right to distribute Avitene worldwide, except in Japan. In July 1991, MedChem purchased the rights to distribute Avitene in Japan from Alcon.

     Avitene is a microfibrillar collagen hemostat used to control bleeding in neurological, cardiovascular, urological and other surgical procedures. Use of Avitene shortens surgical procedures, reduces blood loss and helps to reduce the need for transfusions. Avitene is a particularly efficacious topical hemostat because of its unique combination of properties. The microfibrillar structure of Avitene provides a large surface area for interaction with platelets, thereby causing rapid clot formation, and also gives Avitene excellent adhesive properties.

     MedChem acquired the Sure-Closure skin stretching system from Life Medical Sciences, Inc. in July 1994. The system relies on the natural viscoelastic properties of the skin to stretch adjacent skin across wounds, which allows for closure of the wound without resorting to skin grafts and other wound closure techniques.

     In July 1994, the FDA cleared for marketing in the United States a second generation product known as the Sure-Closure 50 System for smaller wounds, which MedChem began marketing in February 1995. MedChem is also developing other Sure-Closure product line extensions that MedChem believes will enhance a surgeon's ability to perform certain types of procedures.

     Drug Delivery Products. The Drug Delivery Group is comprised of the product lines of Gesco, which MedChem purchased in August 1992. Gesco, based in San Antonio, Texas, has established a leading market position manufacturing and selling proprietary disposable medical devices and I.V. catheters to the neonatal, pediatric and adult I.V. drug therapy market. Drug delivery products accounted for approximately 36%, 45%, 43%, 31% and 3% of MedChem's total net sales for the six months ended June 30, 1995, the four-month transition period ended December 31, 1994 and the fiscal years ended August 31, 1994, 1993 and 1992, respectively.

     Gesco's Per-Q-Cath product is a peripherally inserted central venous catheter that is used to achieve reliable vascular access for I.V. regimens for neonatal, pediatric and adult patients. The Per-Q-Cath product can be easily inserted by clinicians, eliminating the need for costly surgical procedures associated with other long-term I.V. catheters.

     Gesco manufactures and distributes a wide range of other catheters and catheter kits, including an umbilical vessel catheter, a urinary drainage system, a feeding tube, a lumbar puncture kit and a microaggregate blood filter.

     The principal executive offices of MedChem are located at 232 West Cummings Park, Woburn, Massachusetts 01801. The telephone number is (617) 932-5900.

                              THE SPECIAL MEETING

SPECIAL MEETING

     This Proxy Statement/Prospectus is being furnished to MedChem stockholders in connection with the solicitation by the MedChem Board of proxies for use at the Special Meeting to be held on September 28, 1995 at 10:00 a.m. at the offices of Rosenman & Colin, 575 Madison Avenue, New York, New York 10022, and at any adjournments or postponements thereof.

     At the Special Meeting, holders of MedChem Common Stock will consider and vote upon a proposal to approve and adopt the Merger Agreement. The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, and in accordance with the MBCL, Merger Sub will be merged with and into MedChem at the Effective Time. At the Effective Time, the separate existence of Merger Sub will cease, and MedChem will continue as the Surviving Corporation under the name "MedChem Products, Inc." and will be a wholly owned subsidiary of Bard. In the Merger, each issued and outstanding share of MedChem Common Stock (other than shares owned by Bard, MedChem or their subsidiaries and other than Dissenting Shares) will be converted into the right to receive a fraction of a fully paid and nonassessable share of Bard Common Stock equal to the Conversion Fraction, provided, however, that the Conversion Fraction will in no event exceed 0.3507109 or be less than 0.2857143.

     No certificates or scrip representing fractional shares of Bard Common Stock will be issued upon the surrender for exchange of certificates of MedChem Common Stock and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Bard. Each holder of shares of MedChem

Common Stock who would otherwise have been entitled to receive a fraction of a share of Bard Common Stock (after taking into account all certificates delivered by such holder), will receive, in lieu thereof, a cash payment (without interest), rounded to the nearest cent, equal to the product obtained by multiplying the fractional share interest to which such holder (after taking into account all shares of MedChem Common Stock then held by such holder) would otherwise be entitled by the Average Closing Price. As soon as practicable after the determination of the amount of cash, if any, to be received by holders of MedChem Common Stock with respect to any fractional share interests, the Exchange Agent (as defined herein) will make available such amounts to such holders of MedChem Common Stock subject to and in accordance with the terms of the Merger Agreement.

     The MedChem Board has determined that the Merger is in the best interests of MedChem and its stockholders. The MedChem Board has unanimously approved the Merger Agreement and the Merger and unanimously recommends that the stockholders of MedChem vote FOR the approval and adoption of the Merger Agreement. See "THE MERGER -- Background of the Merger" and "-- Recommendations of the MedChem Board and Reasons for the Merger".

     The Board of Directors of Bard (the "Bard Board") has unanimously approved the Merger Agreement and the issuance of Bard Common Stock in the Merger, and the Board of Directors of Merger Sub and Bard, as the sole stockholder of Merger Sub, have approved the Merger Agreement and the Merger. Approval of the Merger Agreement and the Merger by Bard's stockholders is not required.

RECORD DATE; SHARES ENTITLED TO VOTE; VOTE REQUIRED

     The close of business on August 7, 1995 has been fixed as the record date for determining the holders of MedChem Common Stock who are entitled to notice of and to vote at the Special Meeting. As of the Record Date, there were 10,306,096 shares of MedChem Common Stock outstanding and entitled to vote. The holders of record on the Record Date of shares of MedChem Common Stock are entitled to one vote per share of MedChem Common Stock on each matter submitted to a vote at the Special Meeting. The presence, in person or by proxy, of a majority of the shares of the MedChem Common Stock outstanding on the Record Date is necessary to constitute a quorum for the transaction of business at the Special Meeting. Abstentions and, if applicable, broker non-votes will each be included in determining whether a quorum is present. Under the MBCL and the Articles of Organization of MedChem, the affirmative vote of holders of at least two-thirds of the shares of MedChem Common Stock outstanding and entitled to vote is required for approval and adoption of the Merger Agreement. As a result, abstentions, failures to vote and broker non-votes (proxies that are returned by the record holder, typically a brokerage house, but not voted on a particular matter because no instructions were received from the beneficial owner) will have the practical effect of voting against approval and adoption of the Merger Agreement.

PROXIES; PROXY SOLICITATION

     Shares of MedChem Common Stock represented by properly executed proxies received at or prior to the Special Meeting that have not been revoked will be voted at the Special Meeting in accordance with the instructions contained therein. Shares of MedChem Common Stock represented by properly executed proxies for which no instruction is given will be voted FOR the approval and adoption of the Merger Agreement. MedChem stockholders are requested to complete, sign, date and return promptly the enclosed proxy card in the postage-prepaid envelope provided for this purpose to ensure that their shares are voted. If any other matters are properly presented to the Special Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters. As of the date of this Proxy Statement/Prospectus, the MedChem Board has not been informed of any matters, other than as described herein, that may be brought before the meeting. A MedChem stockholder may revoke a proxy by submitting at any time prior to the vote on the approval and adoption of the Merger Agreement a later dated proxy with respect to the same shares, by delivering written notice of revocation to the Clerk of MedChem at any time prior to such vote or by attending the Special Meeting and voting in person. Mere attendance at the Special Meeting will not in and of itself revoke a proxy. If a MedChem stockholder is not the registered direct holder of his or her shares, such stockholder must obtain appropriate documentation from the registered holder in order to be able to vote the shares in person.

     If the Special Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the Special Meeting all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the meeting (except for any proxies which have theretofore effectively been revoked or withdrawn), notwithstanding that they may have been effectively voted on the same or any other matter at a previous meeting.

     In addition to solicitation by mail, directors, officers and employees of Bard and MedChem may solicit proxies by telephone, telegram or otherwise. Such directors, officers and employees of Bard and MedChem will not be additionally compensated for such solicitation but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Brokerage firms, fiduciaries and other custodians who forward soliciting material to the beneficial owners of shares of MedChem Common Stock held of record by them will be reimbursed by MedChem for their reasonable expenses incurred in forwarding such material. MedChem has retained D.F. King & Co., Inc. to aid in soliciting proxies from its stockholders. The fees of such firm are estimated to be $5,000 plus reimbursement of out-of-pocket expenses.

                                   THE MERGER

     The discussion in this Proxy Statement/Prospectus of the Merger and the description of the terms of the Merger are subject to and qualified in their entirety by reference to the Merger Agreement, a copy of which is attached hereto as Annex I and which is incorporated herein by reference.

BACKGROUND OF THE MERGER

     In August 1994, following MedChem's hiring of Edward J. Quilty, the President and Chief Executive Officer of MedChem, and certain other executive officers, MedChem's management began a review of MedChem's business. As a result of such review, management perceived a threat to the long-term growth and success of MedChem's business due to potential competition from larger medical supply companies with greater product development, marketing and distribution capabilities than MedChem and the trend towards industry consolidation. In light of such findings, MedChem's management and the MedChem Board began reviewing various strategic alternatives available to MedChem. Particular focus was placed on potential transactions involving Gesco, including joint ventures with larger medical supply companies and distributorship arrangements for the Gesco product line. MedChem's management initiated discussions with several medical supply companies, including Bard, regarding a possible collaboration with respect to the business of Gesco.

     After several preliminary contacts, Bard and MedChem signed a confidentiality agreement, dated December 29, 1994 (the "Confidentiality Agreement"). Thereafter, MedChem provided certain non-public information to Bard concerning Gesco's operations.

     In early March 1995, in response to discussions with potential joint venture partners, the possibility of the sale of Gesco was raised, and MedChem began exploring the possibility of such a sale with Bard and the other medical supply companies with which it had discussed a possible joint venture with respect to the Gesco business. MedChem continued to engage in such discussions into May 1995.

     On March 24, 1995, in connection with discussions regarding the sale of Gesco, Mr. Quilty had a telephone conversation with Guy J. Jordan, the President of Bard Access Systems, Inc., during which the possibility of the acquisition of the entire business of MedChem was raised, although no commitments or indications of interest by either MedChem or Bard were made.

     In April 1995, MedChem retained H&Q to serve as its financial advisor with respect to the sale of, or a joint venture involving, Gesco.

     In response to the March 24 conversation between Messrs. Quilty and Jordan, members of MedChem's management, including Mr. Quilty, met with several Bard officers and employees on April 21, 1995 at Bard's offices in New Jersey to discuss the possibility of the acquisition of the entire business of MedChem. At this meeting, Bard was provided with information regarding MedChem's Avitene and Sure-Closure product lines (collectively, the "Surgical Specialty Business"). Following this meeting, Bard commenced its due diligence review of the entire business of MedChem.

     On May 2, 1995, MedChem and one of the medical supply companies with which MedChem had discussed a possible joint venture or acquisition transaction with respect to Gesco, negotiated and entered into a standstill and confidentiality letter agreement relating to the potential sale of Gesco. Pursuant to this agreement, such company indicated an interest in acquiring Gesco for $47 million, subject to a number of conditions, including due diligence, and MedChem agreed to refrain from selling or attempting to sell Gesco for a 30-day period. Prior to signing the Merger Agreement, Mr. Quilty informed this company that MedChem was engaged in late stage negotiations relating to a merger, and inquired whether this company was interested in reconsidering a potential merger. On May 22, 1995, this company sent a letter to MedChem indicating that it had no further interest in acquiring Gesco, and released MedChem from its obligations under the May 2 letter agreement (excluding the confidentiality obligations). In a subsequent telephone conversation, this company confirmed to Mr. Quilty that it had no interest in a merger with MedChem.

     On May 3, 1995, at the request of William H. Longfield, the President and Chief Executive Officer of Bard, Mr. Quilty met with Mr. Longfield. Mr. Longfield proposed a stock-for-stock merger with shares of MedChem Common Stock valued at $8.00 per share. Mr. Quilty advised Mr. Longfield that he did not believe the MedChem Board would recommend the transaction at that price, and Mr. Longfield responded that he would reconsider the price and provide an expression of interest to MedChem by May 5, 1995. On May 5, 1995, MedChem received a letter from Mr. Longfield expressing Bard's interest in acquiring MedChem for a price of $8.50 per share.

     Following Bard's proposal, MedChem retained H&Q to serve as its financial advisor with respect to the sale of the entire company, including performing due diligence with respect to Bard and its proposal, meeting and advising MedChem's management and the MedChem Board with respect to the Bard proposal and other available strategic alternatives, most notably the potential sale of Gesco, and delivering H&Q's opinion to the MedChem Board regarding the fairness to MedChem's stockholders of a proposed transaction with Bard.

     Between May 4 and May 10, 1995, MedChem's management met with members of the MedChem Board, H&Q and outside legal counsel and auditors to review various aspects of the Bard proposal. During this period, H&Q had several conversations with CS First Boston Corporation, Bard's financial advisor, regarding the terms of the Bard proposal. As a result, MedChem's management determined that an effort should be made to obtain a higher price for MedChem in order to maximize stockholder value. In addition, MedChem's management made inquiries to certain of the medical supply companies with which it had discussed a possible sale of, or joint venture involving, Gesco to determine if they had an interest in acquiring MedChem. None of such companies expressed any such interest.

     On May 10, 1995, Mr. Quilty met with Mr. Longfield and, as a result of these discussions, it was agreed that the value of the MedChem Common Stock in the Merger would be increased from $8.50 to $9.25 per share. On May 10, the closing price of the MedChem Common Stock (as reported by the NYSE) was $5.50 per share.

     On May 11, 1995, MedChem received a letter from Mr. Longfield confirming a value of $9.25 per share for the MedChem Common Stock in the proposed Merger and indicating that the proposal was subject to, among other things, satisfactory completion of due diligence, the completion of a merger agreement containing customary representations, warranties and conditions, the approval of the Bard Board and approval under the HSR Act. In addition, the letter provided that Bard would be granted an option to acquire Gesco for $55 million if the Merger Agreement was terminated prior to the consummation of the Merger (other than by virtue of Bard's failure to perform its obligations). The grant of such an option had not been discussed previously by the parties.

     On May 12, 1995, at a meeting of the MedChem Board, representatives of H&Q provided a report to the MedChem Board preliminarily indicating that the Bard offer of $9.25 per share was fair to MedChem's stockholders from a financial point of view. The MedChem Board also discussed the relative merits of selling the entire company to Bard versus selling Gesco. Based in part on the analysis of H&Q (as described under "-- Opinion of Financial Advisor -- Partial Divestiture Analysis") with respect to the potential stockholder value created by the sale of the entire Company versus the sale of Gesco at an assumed price level of $47 million, which may or may not be representative of the value of Gesco or of the price that a third party would have been willing to pay for Gesco, it was the preliminary consensus of the MedChem Board that the sale of MedChem was more advantageous to the stockholders of MedChem than the sale of Gesco, irrespective of whether the proceeds from the sale of Gesco were reinvested or distributed to MedChem's shareholders. Management was instructed to resist the grant of an option to purchase Gesco if the Merger was not consummated.

     A telephonic meeting of the MedChem Board was held on May 18, 1995 to permit management to update the MedChem Board on developments since the May 12 meeting. MedChem received a draft of the Merger Agreement on May 19, 1995.

     On May 22, 1995, representatives of MedChem and Bard met in New York City to negotiate the Merger Agreement. After reaching preliminary agreement on other aspects of the Merger Agreement, the parties continued to disagree over the grant of an option to Bard. Bard maintained that it could not proceed with the transaction in the absence of an option or a similar arrangement relating to the Gesco business, such as an exclusive distributorship right. After further discussion, Bard and MedChem agreed to increase the exercise price of the Option to $65 million, to limit the events which triggered the Option exercise right and to shorten the time periods during which the Option could be exercised. See "THE OPTION AGREEMENT".

     On May 23, 1995, at the regularly scheduled meeting of the MedChem Board, H&Q delivered its opinion that the Proposed Transaction was fair to MedChem stockholders from a financial point of view. At the meeting the MedChem Board determined that the Merger was in the best interests of MedChem and its stockholders, unanimously approved the Merger Agreement and the Merger and unanimously recommended that the stockholders of MedChem vote for the approval and adoption of the Merger Agreement.

     Trading in MedChem Common Stock on the NYSE was suspended at the opening of trading on May 24, 1995. The Merger Agreement and the Option Agreement were signed mid-morning on May 24, after which a press release was issued and trading in MedChem Common Stock resumed.

RECOMMENDATION OF THE MEDCHEM BOARD AND REASONS FOR THE MERGER

     The MedChem Board has determined that the terms of the Merger Agreement and the transactions contemplated thereby are fair to, and in the best interests of, MedChem and its stockholders. ACCORDINGLY, THE MEDCHEM BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE MERGER AND UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF MEDCHEM VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

     In making this determination, the MedChem Board consulted with MedChem's management, as well as its financial advisors and legal counsel, and considered a number of factors, including, without limitation, the following:

     1. The following terms of the Merger Agreement and the Option Agreement:

          a. The Conversion Fraction (including the limitation on the minimum and maximum value thereof) and the fact that the Merger would provide holders of MedChem Common Stock with the opportunity to receive merger consideration that represents a significant premium over the price at which MedChem Common Stock was trading in the months prior to execution of the Merger Agreement.

          b. The fact that the Merger would provide holders of MedChem Common Stock with the opportunity to retain an equity interest in the combined entity.

          c. The fact that the Merger Agreement (which prohibits MedChem and its subsidiaries and others on their behalf from initiating, soliciting or knowingly encouraging, or taking any other action to facilitate knowingly, any inquiries or proposals that constitute, or would reasonably be expected to lead to a Competing Transaction (as defined herein under "THE AGREEMENT AND PLAN OF MERGER -- No Solicitation"), or entering into or maintaining or continuing discussions or negotiating with any person regarding a Competing Transaction, or agreeing to endorse any Competing Transaction) does permit MedChem (conditioned upon the execution of a confidentiality agreement) to furnish non-public information to, and to enter into discussions or negotiations with, any person that makes an unsolicited written, bona fide proposal to acquire MedChem pursuant to a merger, consolidation, share exchange, business combination, tender or exchange offer or other similar transaction, provided that the MedChem Board, after consultation with independent legal counsel, determines in good faith that the taking of such action would be consistent with, or the failure to take such action would be inconsistent with, the MedChem Board's fiduciary duties under applicable law.

          d. The provisions of the Merger Agreement that require MedChem to pay Bard a termination fee of $3 million and reimburse Bard for up to $1 million in out-of-pocket expenses under certain circumstances as described under "THE AGREEMENT AND PLAN OF MERGER -- Certain Fees and Expenses", and the provisions of the Option Agreement that require MedChem, at Bard's option and in lieu of payment of the foregoing amounts, to sell all of the outstanding stock of Gesco to Bard for $65 million, under certain circumstances as described under "THE OPTION AGREEMENT". Although the MedChem Board resisted the grant of the Option, in view of the increased exercise price, the limitation on the events triggering the Option and the reduced time period for exercise of the Option, the MedChem Board determined that the negative features of the Option were outweighed by the benefits derived from the Merger Agreement described herein.

          e. The treatment of the Merger as a "tax-free reorganization" for federal income tax purposes. See "THE MERGER -- Material Federal Income Tax Consequences".

          f. The likelihood of consummation of the Merger, including the limited conditions to the consummation of the Merger. See "THE MERGER -- Background of the Merger".

     2. The opinion of H&Q to the effect that, as of the date of its opinion and based upon and subject to certain matters stated therein, the Proposed Transaction was fair to such holders from a financial point of view. The full text of H&Q's written opinion, which sets forth the assumptions made, matters considered and limitations on review undertaken by H&Q, is attached hereto as Annex III and is incorporated herein by reference. MEDCHEM STOCKHOLDERS ARE URGED TO READ THE OPINION OF H&Q IN ITS ENTIRETY.

     3. Historical and pro forma information concerning the financial performance and condition, business operations and prospects of each of MedChem and Bard as separate entities and on a pro forma combined basis.

     4. The changing health care environment and the increasing emphasis on cost containment, including the emergence of large managed care buying groups seeking suppliers with broad product offerings.

     5. The consolidation taking place among suppliers of pharmaceuticals and medical devices and equipment, suggesting that larger companies enjoying greater economies of scale will be better able to compete in these industries.

     6. Management's assessment of stockholder value deriving from possible strategic alternatives, including remaining a separate company, acquisitions and joint ventures, and distributorship arrangements and dispositions with respect to segments of MedChem's business, principally relating to the Gesco product lines. The MedChem Board considered the strategic alternatives to the Merger at two Board meetings held on May 12, 1995 and May 23, 1995, and, in light of the MedChem Board's own experience, management's assessment of such strategic alternatives, H&Q's valuation of the Company using the analyses described under "THE MERGER -- Opinion of Financial Advisor", Hambrecht and Quist's analysis of the sale of Gesco and the Merger described under "THE MERGER -- Opinion of Financial Advisor" and the other factors described in this section, it determined that the Merger was the most favorable alternative for MedChem and MedChem stockholders because the Merger provided significantly more value to the MedChem stockholders than was likely under any of the other strategic alternatives.

     7. The historically thin trading volume in MedChem's Common Stock.

     8. The fact that, under the MBCL, MedChem stockholders who do not wish to participate in the Merger may dissent therefrom and receive the "fair value" of their shares. See "APPRAISAL RIGHTS".

     9. The opportunity for MedChem stockholders to vote on whether to approve and adopt the Merger.

     In view of the wide variety of factors considered in connection with its evaluation of the Proposed Transaction, the MedChem Board did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered.

     THE BOARD OF DIRECTORS OF MEDCHEM UNANIMOUSLY RECOMMENDS THAT MEDCHEM STOCKHOLDERS VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

OPINION OF FINANCIAL ADVISOR

     MedChem engaged H&Q to act as its financial advisor in connection with the Merger and to render an opinion as to the fairness of the Proposed Transaction from a financial point of view to the MedChem stockholders. H&Q was not retained to ascertain the interest of third parties in acquiring MedChem. H&Q shared its analysis with the MedChem Board on May 12 and 23, 1995 and delivered its written opinion dated May 23, 1995 stating that, as of such date, the Proposed Transaction was fair to the MedChem stockholders from a financial point of view.

     A COPY OF H&Q'S OPINION DATED MAY 23, 1995 WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED, THE SCOPE AND LIMITATIONS OF THE REVIEW UNDERTAKEN AND THE PROCEDURES FOLLOWED BY H&Q IS ATTACHED AS ANNEX III TO THIS PROXY STATEMENT/PROSPECTUS. MEDCHEM STOCKHOLDERS ARE ADVISED TO READ THE OPINION IN ITS ENTIRETY. No limitations were placed on H&Q by the MedChem Board with respect to the investigation made or the procedures followed in preparing and rendering its opinion. MedChem stockholders should note that the opinion was provided solely for the use of the MedChem Board in its evaluation of the Proposed Transaction and was not on behalf of, and was not intended to confer rights or remedies upon, Bard, any MedChem stockholders or Bard stockholders, or any person other than the MedChem Board.

     In its review of the Proposed Transaction, and in arriving at its opinion, H&Q, among other things, (i) reviewed the publicly available consolidated financial statements of MedChem (which for purposes of its opinion included its operating divisions) for recent years and interim periods to date and certain other relevant financial and operating data of MedChem made available to H&Q from the internal records of MedChem; (ii) discussed with certain members of the management of MedChem the business, financial condition and prospects for MedChem; (iii) reviewed certain financial and operating information, including certain projections provided by the management of MedChem, and discussed such projections with certain members of the management of MedChem; (iv) reviewed publicly available consolidated financial statements of Bard for recent years and interim periods to date; (v) discussed with certain members of the management of Bard the business, financial condition and prospects of Bard; (vi) reviewed the recent reported prices and trading activity for MedChem Common Stock and Bard Common Stock and compared such information and certain financial information of MedChem and Bard with similar information for certain other companies engaged in businesses H&Q considered comparable to those of MedChem and Bard; (vii) discussed with parties other than Bard the possibility of a transaction or series of transactions involving a business combination with MedChem; (viii) reviewed the terms, to the extent publicly available, of certain comparable transactions; (ix) reviewed the Merger Agreement, the Option Agreement and certain ancillary agreements; and (x) performed such other analyses and examinations and considered such other information, financial studies, analyses and investigations and financial, economic and market data as H&Q deemed relevant.

     H&Q did not assume any responsibility for independent verification of any of the information concerning MedChem or Bard considered in connection with its review of the Proposed Transaction and, for purposes of its opinion, assumed and relied upon the accuracy and completeness of all such information. H&Q did not prepare or obtain any independent evaluation or appraisal of any of the assets or liabilities of MedChem or Bard, nor did they conduct a physical inspection of the properties and facilities of MedChem or Bard. With respect to the financial forecasts and projections made available to H&Q and used in its analyses, H&Q assumed that they reflected the best currently available estimates and judgments of the expected future financial performance of MedChem and Bard. H&Q assumed that neither MedChem nor Bard was a party to any pending transactions, including external financings, recapitalizations or merger discussions, other than the Proposed Transaction and those in the ordinary course of conducting their respective businesses. H&Q's opinion was necessarily based upon market, economic, financial and other conditions as they existed and could be evaluated as of the date of the opinion, and any change in such conditions would require a reevaluation of such opinion. H&Q expressed no opinion as to the price at which Bard Common Stock would trade subsequent to the Effective Time.

     The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant quantitative methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Accordingly, in arriving at its opinion, H&Q did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. No company or transaction used in H&Q's analyses is identical to MedChem, Bard or the Proposed Transaction. Accordingly, the analyses performed by H&Q were not purely mathematical; rather they involved complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading values of the companies or company to which they are compared. Accordingly, H&Q believes that its analyses and the summary set forth below must be considered as a whole and that selecting portions of its analyses, without considering all analyses, or selecting the summary, without considering all factors and analyses, could create an incomplete view of the processes underlying the analyses set forth in the H&Q presentation to the MedChem Board and its opinion. In performing its analyses, H&Q made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of MedChem and Bard. The analyses performed by H&Q (and summarized below) are not necessarily indicative of actual values or actual future results. Additionally, analyses relating to the values of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold.

     Comparable Public Company Analysis. H&Q compared selected historical and projected financial, operating and stock market performance data of MedChem to the corresponding data of certain publicly traded medical products companies that H&Q considered comparable based on market value and strategic focus. Comparables were analyzed in two groups: one group comparable to Gesco and the second group comparable to the Surgical Specialty Business. Comparisons were analyzed for the following companies with regard to Gesco: Advanced Medical, Inc., Arrow International, Inc., Research Industries Corp., Maxxim Medical, Inc. and Daig Corporation. For each of the foregoing companies, H&Q analyzed the equity market value of each company as a multiple of the last twelve months' net income, 1995 estimated net income, 1996 forecasted net income, and current book value; and H&Q analyzed the enterprise value of each company (calculated as market equity value plus long-term debt minus cash) as a multiple of each company's last twelve months' revenues and EBIT (earnings before interest and taxes). All multiples were based on closing stock prices on May 16, 1995. All forecasted data for such comparable companies was based on publicly-available independent estimates by selected investment banking firms. Specifically, the average last twelve month's net income multiple for the comparable companies implied an equity value for Gesco of $32.7 million; the average 1995 net income multiple for the comparable companies implied an equity value for Gesco of $35.6 million; the average 1996 net income multiple for the comparable companies implied an equity value for Gesco of $35.6 million and the average multiple of book value for the comparable companies implied an equity value for Gesco of $44.1 million. The average last twelve month's net revenue multiple implied an enterprise value for Gesco of $44.2 million and an equity value of $34.2 million; the average last twelve month's EBIT multiple implied an enterprise value for Gesco of $42.3 million and an equity value of $32.3 million.

     Comparisons were analyzed for the following companies with regard to the Surgical Specialty Business: Ballard Medical Products, Bird Medical Technologies, Inc., Cabot Medical Corp., Conmed Corp., Gish Biomedical Inc., ICU Medical Inc., Medex Inc., Medrad Inc., Utah Medical Products, Inc., and Vital Signs, Inc. For each of the foregoing companies, H&Q analyzed the equity market value of each company as a multiple of the last twelve months' net income, 1995 estimated net income and 1996 forecasted net income, and H&Q analyzed the enterprise value of each company as a multiple of each company's last twelve month's revenues and EBIT. Specifically, the average last twelve month's net income multiple for the comparable companies implied an equity value for the Surgical Specialty Business of $28.4 million; the average 1995 net income multiple for the comparable companies implied an equity value for the Surgical Specialty Business of $36.4 million; and the average 1996 net income multiple for the comparable companies implied an equity value for the Surgical Specialty Business of $43.7 million. The average last twelve month's net revenue multiple implied an enterprise value for the Surgical Specialty Business of $37.4 million and an equity value of $27.4 million, and the average last twelve month's EBIT multiple implied an enterprise value for the Surgical Specialty Business of $37.6 million and an equity value of $27.6 million. The average equity valuation of Gesco and the Surgical Specialty Business implied by the foregoing comparable companies was $35.1 million, and $31.8 million, respectively, for an average total equity valuation of MedChem of $66.9 million (or approximately $6.09 per share).

     The foregoing implied values were compared with an equity valuation of MedChem of approximately $101.6 million as implied by the purchase by Bard of 10,979,670 shares of MedChem Common Stock for $9.25 per share. H&Q noted that the $9.25 per share purchase price represents a premium of 63% to the trailing 30 day average trading price of MedChem Common Stock; a 70% premium to the trailing 60 day average trading price; and a 69% premium to the trailing 180 day average trading price.

     Selected Acquisitions Analysis. Using publicly-available information, H&Q analyzed the purchase prices and transaction values (as equity value multiples of net income, and tangible book value, and as enterprise value multiples of revenue, and EBIT) in the following selected completed and pending merger and acquisition transactions in the medical products industry: Cabot Medical Corp./Circon Corp., Mitek Surgical Products Inc./Johnson & Johnson, SciMed Life Systems, Inc./Boston Scientific Corp., NAMIC USA Corp./Pfizer, Inc., Orthomet, Inc./Wright Medical Technology, Inc., Cardiovascular Imaging Systems, Inc./Boston Scientific Corp., Kirschner Medical Corp./Biomet, Inc., Gull Laboratories, Inc./ Fresenius AG, Kontron Instruments, Inc./Arrow International, Inc., Electromedics, Inc./Medtronic, Inc., and Costar Corp./Corning, Inc.

     With respect to Gesco, the average last twelve months' net income multiple for the comparable transactions implied an equity value of $49.5 million; the average multiple of tangible book value for the comparable transactions implied an equity value of $30.4 million; the average last twelve months' net revenue multiple for the comparable transactions implied an enterprise value of $36.4 million and an equity value of $26.4 million; and the average last twelve months' EBIT (earnings before interest and taxes) multiple for the comparable transactions implied an enterprise value of $59.8 million and an equity value of $49.8 million. The average implied equity value of Gesco based on comparable transactions was thus $39.0 million. With respect to the Surgical Specialty Business, the average last twelve month's net income multiple for the comparable transactions implied an equity value of $42.8 million; the average last twelve months' net revenue multiple for the comparable transactions implied an equity value of $42.3 million; and the average last twelve months' EBIT multiple for the comparable transactions implied an equity value of $43.1 million. The average implied equity value of the Surgical Specialty Business based on comparable transactions was thus $42.8 million. The implied equity value of MedChem based on comparable transactions (combining the average implied equity values of Gesco and the Surgical Specialty Business) was thus $81.8 million, or approximately $7.45 per share. H&Q compared such per share figure with the approximately $9.25 per share value to be received in the Proposed Transaction.

     Discounted Cash Flow Analysis. H&Q analyzed the theoretical valuation of MedChem based on the combined unlevered discounted cash flow analyses of the projected financial performance of both Gesco and the Surgical Specialty Business, as derived from estimates of MedChem management. Unlevered free cash flow is derived by taking tax-effected EBIT, adding non-cash charges for the relevant period (typically depreciation and amortization), and subtracting other anticipated cash needs for the relevant periods (typically working capital requirements and capital expenditures). To estimate the total present value of MedChem, before giving effect to its capital structure, H&Q discounted to present value (i) the projected stream of after-tax cash flows and (ii) the terminal value (the hypothetical value derived by selling the enterprise in its entirety at some future date), of both Gesco as well as the Surgical Specialty Business, using discount rates varying from 14.0% to 20.0% and 18.0% to 24.0%, respectively. The terminal values of Gesco and the Surgical Specialty Business were based on multiples of 10, 12, 14, 16, 18 and 20 times the projected net income for the 1999 fiscal year.

     For Gesco, at a 14% discount rate the foregoing analysis yielded an implied equity value of $33.4 million to $55.5 million; at a 16% discount rate $31.0 million to $51.3 million; at an 18% discount rate $28.8 million to $47.4 million; and at a 20% discount rate $26.8 million to $43.9 million. For the Surgical Specialty Business, at an 18% discount rate the foregoing analysis yielded an implied equity value of $44.5 million to $71.4 million; at a 20% discount rate $41.5 million to $66.2 million; at a 22% discount rate $38.8 million to $61.5 million; and at a 24% discount rate $36.3 million to $57.3 million. The average implied equity value from discounted cash flow analysis of Gesco was $39.6 million and the average implied equity value from discounted cash flow analysis of the Surgical Specialty Business was $52.0 million, for a combined average value of approximately $91.6 million (or approximately $8.35 per share).

     Partial Divestiture Analysis. H&Q also analyzed the potential stockholder value created by the hypothetical sale of Gesco for cash and either (i) the distribution to its stockholders of such cash proceeds or (ii) the potential reinvestment of such cash proceeds. H&Q observed that the sale of Gesco for cash would produce substantial federal corporate income tax liability and, after payment of such liability and outstanding indebtedness, would (if it were sold for $47 million) yield approximately $1.85 per share in available cash proceeds. That figure, when coupled with the estimated public market value for the remaining business (the Surgical Specialty Business), would leave stockholders with an aggregate value of approximately $5.65 per share. H&Q also observed that, if the cash proceeds from the hypothetical sale of Gesco were to be reinvested in a new business (or new businesses) rather than distributed to stockholders, such new business would have to be acquired for as little as 8 times its trailing net income to produce such incremental value per share as to yield the $9.25 per share value of the Proposed Transaction. Such a potential use of the cash sale proceeds seemed to H&Q to be unlikely in view of the current trading multiples for companies in the medical products industry.

     The foregoing description of H&Q's opinion is qualified in its entirety by reference to the full text of such opinion which is attached at Annex III to this Proxy Statement/Prospectus.

     H&Q, as part of its investment banking services, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, corporate restructurings, strategic alliances, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Pursuant to an engagement letter dated May 12, 1995, MedChem has agreed to pay H&Q a fee (the "Fairness Opinion Fee") of $250,000 (paid in connection with the delivery of the Fairness Opinion). MedChem has also agreed to pay H&Q a transaction fee (the "Transaction Fee") upon the closing of the Proposed Transaction of 1.25% of all consideration (defined as including, among other things, marketable equity securities received from, and indebtedness assumed by, an acquiring entity) received in the Merger. The Fairness Opinion Fee shall be credited against the total Transaction Fee. MedChem has also agreed to reimburse H&Q for its reasonable out of pocket expenses, and to indemnify H&Q against certain liabilities, including liabilities under the federal securities laws or relating to or arising out of H&Q's engagement as financial advisor.

EFFECTIVE TIME

     As soon as practicable following the satisfaction or waiver of the conditions set forth in the Merger Agreement, Articles of Merger will be filed with the Secretary of State of the Commonwealth of Massachusetts. The Merger will become effective at such time as Articles of Merger are duly filed with the Secretary of State of the Commonwealth of Massachusetts, or at such later time as is specified in such Articles of Merger. See "THE AGREEMENT AND PLAN OF MERGER -- Conditions to the Consummation of the Merger".

MERGER CONSIDERATION

     At the Effective Time, each issued and outstanding share of MedChem Common Stock (other than shares of MedChem Common Stock owned by Bard, MedChem or their subsidiaries and Dissenting Shares) will be converted into the right to receive a fraction of a fully paid and nonassessable share of Bard Common Stock equal to the Conversion Fraction, provided, that the Conversion Fraction will in no event exceed 0.3507109 or be less than 0.2857143. Based on the average of the closing prices of Bard Common Stock, as reported on the NYSE Composite Tape, over the fifteen trading day period ended August 18, 1995 of $30.433333, each share of MedChem Common Stock would have been converted into the right to receive 0.3039430 shares of Bard Common Stock had the Effective Time occurred on August 23, 1995. As of the Effective Time, all shares of MedChem Common Stock will no longer be outstanding and will automatically be cancelled and retired and will cease to exist, and each holder of a certificate previously representing any such shares of MedChem Common Stock will cease to have any rights with respect thereto, except (in the case of holders other than Bard, MedChem or their subsidiaries and holders of Dissenting Shares) the right to receive shares of Bard Common Stock and any cash in lieu of fractional shares of Bard Common Stock to be issued or paid in consideration therefor upon surrender of such certificate, in each case without interest (the "Merger Consideration").

     Shares of MedChem Common Stock outstanding immediately prior to the Effective Time held by any holder who is entitled to demand, and who properly demands, appraisal for such shares in accordance with Sections 85 through 98, inclusive, of the MBCL will not be converted into a right to receive the Merger Consideration (including any cash in lieu of fractional shares of Bard Common Stock) unless such holder fails to perfect or otherwise loses such holder's right to appraisal, if any. If, after the Effective Time, such holder fails to perfect or loses any such right to appraisal, such shares will be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration (including any cash in lieu of fractional shares of Bard Common Stock). See "APPRAISAL RIGHTS".

     Any shares of MedChem Common Stock held by Bard, MedChem or any of their subsidiaries will be cancelled and retired and will cease to exist, and no consideration will be deliverable in exchange therefor.

EXCHANGE AGENT; EXCHANGE PROCEDURES

     Exchange Agent. The Merger Agreement requires Bard to deposit, or cause to be deposited, as of the Effective Time, with a bank or trust company designated by MedChem (and reasonably acceptable to Bard) (the "Exchange Agent"), for the benefit of the holders of shares of MedChem Common Stock, certificates representing the shares of Bard Common Stock issuable in exchange therefor, together with any cash in lieu of fractional shares of Bard Common Stock, and any dividends or distributions with a record date on or after the Effective Time with respect to shares of Bard Common Stock which have not been delivered in exchange for shares of MedChem Common Stock as of the time of payment thereof.

     Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Exchange Agent will mail to each holder of record of a certificate or certificates, which immediately prior to the Effective Time represented outstanding shares of MedChem Common Stock (the "Certificates"), whose shares were converted into the right to receive shares of Bard Common Stock pursuant to the Merger Agreement, (i) a letter of transmittal (which will specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Bard may reasonably specify) and
(ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Bard Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate will be entitled to receive in exchange therefor a certificate representing that number of whole shares of Bard Common Stock which such holder has the right to receive after taking into account all the shares of MedChem Common Stock then held by such holder represented by all such Certificates so surrendered, cash in lieu of any fractional share of Bard Common Stock to which such holder is entitled and any dividends or other distributions to which such holder is entitled, and the Certificates so surrendered will forthwith be cancelled. In the event that a holder has lost or misplaced a Certificate, an affidavit of loss thereof (together with an appropriate indemnity) satisfactory in form and substance to MedChem's transfer agent and the Exchange Agent must accompany such letter of transmittal in lieu of the applicable Certificate. In the event of a transfer of ownership of MedChem Common Stock that is not registered in the transfer records of MedChem, a certificate representing the proper number of shares of Bard Common Stock may be issued to a person other than the person in whose name the Certificate so surrendered is registered, if, upon presentation to the Exchange Agent, such Certificate shall be properly endorsed or otherwise be in proper form for transfer and otherwise be accompanied by all documents required to evidence and effect such transfer, as well as by evidence satisfactory to Bard that any applicable stock transfer or other taxes have been paid. Until surrendered, each Certificate will be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of Bard Common Stock, cash in lieu of any fractional shares of Bard Common Stock and any dividends or other distributions to which such holder is entitled. No interest will be paid or accrue on any cash payable pursuant to the Merger Agreement.

     MEDCHEM STOCKHOLDERS SHOULD NOT SEND SHARE CERTIFICATES WITH THEIR PROXY CARDS. IF THE MERGER AGREEMENT IS APPROVED AND ADOPTED BY THE MEDCHEM STOCKHOLDERS AND ALL OTHER CONDITIONS TO THE MERGER ARE SATISFIED, MEDCHEM STOCKHOLDERS WILL RECEIVE A TRANSMITTAL FORM AND INSTRUCTIONS FOR THE SURRENDER AND EXCHANGE OF THEIR SHARES.

DISTRIBUTIONS; NO FURTHER OWNERSHIP RIGHTS IN MEDCHEM COMMON STOCK; NO FRACTIONAL SHARES

     Distributions. No dividends or other distributions declared or made after the Effective Time with respect to Bard Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Bard Common Stock represented thereby, and no cash payment in lieu of any fractional shares shall be paid to any such holder, until the holder of record of such Certificate surrenders such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there will be paid to the holder of the certificates representing whole shares of Bard Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender or as promptly thereafter as practicable, the amount of any cash payable with respect to a fractional share of Bard Common Stock to which such holder is entitled and the amount of dividends or other distributions with a record date on or after the Effective Time theretofore paid with respect to such whole shares of Bard Common Stock and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date on or after the Effective Time, but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Bard Common Stock.

     No Further Ownership Rights in MedChem Common Stock. All shares of Bard Common Stock issued upon the surrender for exchange of shares of MedChem Common Stock in accordance with the terms hereof (including any cash paid) will be deemed to have been issued in full satisfaction of all rights pertaining to such shares of MedChem Common Stock, and there will be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of MedChem Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they will be cancelled and exchanged as provided herein, subject to applicable law in the case of Dissenting Shares.

     No Fractional Shares. No certificates or scrip representing fractional shares of Bard Common Stock will be issued upon the surrender for exchange of certificates of MedChem Common Stock and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Bard. Each holder of shares of MedChem Common Stock who would otherwise have been entitled to receive a fraction of a share of Bard Common Stock (after taking into account all certificates delivered by such holder), will receive, in lieu thereof, a cash payment (without interest), rounded to the nearest cent, equal to the product obtained by multiplying the fractional share interest to which such holder (after taking into account all shares of MedChem Common Stock then held by such holder) would otherwise be entitled by the Average Closing Price. As soon as practicable after the determination of the amount of cash, if any, to be received by holders of MedChem Common Stock with respect to any fractional share interests, the Exchange Agent will make available such amounts to such holders of MedChem Common Stock subject to and in accordance with the terms of the Merger Agreement.

STOCK EXCHANGE LISTING

     It is a condition to each party's obligation to effect the Merger that the shares of Bard Common Stock issuable to MedChem's stockholders pursuant to the Merger Agreement and such other shares required to be reserved for issuance in connection with the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance. On August 17, 1995, the NYSE authorized, upon official notice of issuance, the listing of all such shares.

EXPENSES

     The Merger Agreement provides that (except under the circumstances described below under "THE AGREEMENT AND PLAN OF MERGER -- Certain Fees and Expenses") Bard and MedChem each will pay their own expenses in connection with the Merger and the transactions contemplated thereby, including the fees and expenses of their own financial or other consultants, investment bankers, accountants and counsel, whether or not the Merger is consummated except that Bard and MedChem will share equally all expenses incurred in connection with printing and mailing this Proxy Statement/Prospectus and the Registration Statement.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following discussion summarizes the material federal income tax consequences of the Merger to holders of MedChem Common Stock and does not purport to be a complete analysis or listing of all potential tax effects relevant to a decision whether to vote in favor of approval and adoption of the Merger. The discussion does not reflect the individual tax position of any holder of MedChem Common Stock and does not address the tax consequences that may be relevant to holders of MedChem Common Stock with special tax status, including but not limited to financial institutions, dealers in securities, holders that are not citizens or residents of the United States, tax-exempt entities and holders that acquired MedChem Common Stock upon the exercise of employee stock options or otherwise as compensation. Moreover, the discussion does not address any consequences arising under the laws of any state, locality or foreign jurisdiction. Finally, the tax consequences to holders of stock options are not discussed. The discussion is based on the Code, treasury regulations thereunder and administrative rulings and court decisions as of the date hereof. All of the foregoing are subject to change and any such change could affect the continuing validity of this discussion. In addition, neither Bard nor MedChem has requested a ruling from the Internal Revenue Service (the "IRS") with regard to any of the federal income tax consequences of the Merger, and the opinion of counsel to MedChem as to the federal income tax consequences of the Merger set forth in the next paragraph will not be binding on the IRS.

     HOLDERS OF MEDCHEM COMMON STOCK ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE MERGER TO THEM, INCLUDING THE EFFECTS OF FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

     It is a condition to the obligations of MedChem to consummate the Merger that it shall have received an opinion from its counsel, Hale and Dorr, or another law firm reasonably acceptable to MedChem, based upon certain factual representations of MedChem and Bard, to the effect that the Merger will constitute a reorganization for federal income tax purposes within the meaning of Section 368(a) of the Code and that gain or loss will not be recognized by any holder of MedChem Common Stock who receives Bard Common Stock in the Merger, except to the extent that such holder receives cash in lieu of fractional shares of Bard Common Stock. Based upon the advice of its counsel, MedChem expects that the Merger will qualify as a reorganization. Accordingly, the following will be the federal income tax consequences to the MedChem stockholders (other than Bard, MedChem or their subsidiaries and those stockholders who make proper demand for appraisal of such holder's shares of MedChem Common Stock in accordance with Sections 85 through 98, inclusive, of the MBCL):

          (i) no gain or loss generally will be recognized by the stockholders of MedChem, upon receipt of Bard Common Stock in exchange for their MedChem Common Stock, except that a holder of MedChem Common Stock who receives cash in lieu of a fractional share of Bard Common Stock will recognize gain or loss equal to the difference between the amount of such cash and the tax basis allocated to such stockholder's fractional share of Bard Common Stock. Such gain or loss will generally constitute long-term capital gain or loss if, at the Effective Time, such stockholder's MedChem Common Stock is held as a capital asset and has been held for more than one year;

          (ii) the tax basis of the Bard Common Stock (including fractional shares of Bard Common Stock) received by the stockholders of MedChem will be the same as the tax basis of such stockholders' MedChem Common Stock exchanged therefor; and

          (iii) the holding period of the Bard Common Stock in the hands of the MedChem stockholders will include the holding period of such stockholders' MedChem Common Stock exchanged therefor, provided that such Stock is held as a capital asset at the Effective Time.

ANTICIPATED ACCOUNTING TREATMENT

     Bard intends to treat the Merger as a "pooling-of-interests" for accounting and financial reporting purposes. The pooling-of-interests method of accounting assumes that the combining companies have been merged from inception and the historical consolidated financial statements for the periods prior to consummation of the Merger are restated as though the companies had been combined from inception.

     Under guidelines published by the Commission, the sale or other disposition of Bard Common Stock or MedChem Common Stock by an affiliate of either Bard or MedChem, as the case may be, within 30 days prior to the Effective Time or the sale or other disposition of Bard Common Stock thereafter prior to the publication of financial results that include at least 30 days of post-Merger combined operations of Bard and MedChem could preclude pooling-of-interests accounting treatment of the Merger. Such sales and other dispositions are not contemplated.

CONFLICTS OF INTEREST

     Holders of MedChem Common Stock should be aware that certain executive officers of MedChem and members of the MedChem Board have certain interests in the Merger that are in addition to, and may conflict with, the interests of the holders of MedChem Common Stock generally.

     Certain Employment Agreements. In the Merger Agreement, Bard has agreed to assume the employment and severance agreements entered into between MedChem and certain executives of MedChem. The severance provisions of such employment agreements provide for significant payments and other benefits upon termination within a certain time after a "change in control". Bard has agreed that, notwithstanding the terms of such agreements, the severance provisions therein with respect to the "change in control" triggered by the consummation of the transactions contemplated by the Merger Agreement will remain in full force and effect for a period of not less than one year after the Effective Time. In particular, the respective employment agreements with Bradford Gay, the Corporate Vice President of MedCheim, Charles Putnam, the Executive Vice President, Research and Development, Timothy Patrick, the Corporate Vice President and John J. McDonough, the Vice President and Chief Financial Officer, provide that if, within twelve months following a "change in control", such officer were terminated without cause or resigned for good reason, such officer would be entitled to a severance payment of $175,725, $149,100, $165,000 and $122,475, respectively, plus any bonuses which may be due and payable to such officer. In addition, if Edward J. Quilty, the President and Chief Executive Officer and a director of MedChem, were to resign following a substantial reduction in responsibilities or authority, he would be entitled under his employment agreement to severance payments of $648,000. These employment agreements also provide that upon a "change in control" all stock options held by such persons will automatically vest. Mr. Patrick's employment agreement further provides that severance benefits will be paid upon the occurrence of certain transactions involving Gesco, including Bard's exercise of the Option.

     Quilty Employment Agreement. In the Merger Agreement, Bard has agreed to offer to enter into an employment agreement with Mr. Quilty which would be effective upon the Effective Time and which would provide, among other things, that (a) Mr. Quilty would be granted options under Bard's stock option plans commensurate with his position and (b) the severance provisions contained in Mr. Quilty's current employment and severance agreement would remain in full force and effect for a period of not less than one year after the Effective Time.

     Payments to Directors. On May 23, 1995, the MedChem Board approved a one-time payment in the amount of approximately $100,000 to each director other than Mr. Quilty in consideration of the increased services provided by such directors during the prior six months.

     Payments of Bonuses. On May 23, 1995, the MedChem Board approved the payment of cash bonuses for the current year to Mr. Quilty, Mr. Gay, Mr. Putnam, Mr. Patrick and Mr. McDonough of $120,000, $49,500, $42,000, $49,500 and
$34,500, respectively.

     In addition, on May 23, 1995, the MedChem Board also approved additional bonuses to Mr. Quilty, Mr. Gay and Mr. McDonough of $100,000, $82,500 and $115,000, respectively, to be paid upon consummation of the Merger provided such officers remain employed by MedChem at the Effective Time.

     Employee Benefit Plans. In the Merger Agreement, Bard has agreed that it or one of its subsidiaries will provide employee benefit plans for each continuing employee or participant on terms no less favorable in the aggregate than those provided to MedChem employees under the employee benefit plans maintained by MedChem.

     MedChem Options. The Merger Agreement provides that, except as otherwise agreed to between Bard and MedChem, (i) at the Effective Time, each outstanding option to purchase MedChem Common Stock (the "MedChem Stock Options") issued under MedChem's stock option plans (collectively, the "MedChem Stock Option Plans"), whether vested or unvested, will be assumed by Bard and (ii) each MedChem Stock Option will be deemed to constitute an option to acquire, on substantially the same terms and conditions as were applicable under such MedChem Stock Option, the same number of shares of Bard Common Stock as the holder of such MedChem Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time, at a price per share equal to (y) the aggregate exercise price for the shares of MedChem Common Stock otherwise purchasable pursuant to such MedChem Stock Option divided by (z) the number of shares of Bard Common Stock deemed purchasable pursuant to such MedChem Stock Option (provided that Bard will not be required to assume options for partial shares of Bard Common Stock, which will be paid out in cash); provided, however, that in the case of any option to which section 421 of the Code applies by reason of its qualification under section 422 of the Code ("incentive stock options"), the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option will be determined in order to comply with section 424(a) of the Code. In addition, as soon as practicable after the Effective Time, Bard will deliver to the holders of MedChem Stock Options appropriate notices setting forth such holders' rights pursuant to the MedChem Stock Option Plans and the agreements evidencing the grants of such MedChem Stock Options will continue in effect on the same terms and conditions (subject to the adjustments after giving effect to the Merger and the assumption by Bard as described above and until otherwise determined). If necessary, Bard will comply with the terms of the MedChem Stock Option Plans and ensure, to the extent required by, and subject to the provisions of, such plans, that MedChem Stock Options which qualified as incentive stock options prior to the Effective Time continue to qualify as incentive stock options of Bard after the Effective Time.

     Bard will take all corporate action necessary to reserve for issuance a sufficient number of shares of Bard Common Stock for delivery upon exercise of MedChem Stock Options assumed by it in accordance with the Merger Agreement. As soon as practicable after the Effective Time, Bard will file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), or another appropriate form with respect to the shares of Bard Common Stock subject to such options and will use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under Section 16(a) of the Exchange Act, where applicable, Bard shall administer the MedChem Stock Option Plans assumed pursuant to the Merger Agreement in a manner that complies with Rule 16b-3 promulgated under the Exchange Act to the extent the MedChem Stock Option Plans complied with such rule prior to the Merger.

     As of August 21, 1995, MedChem Stock Options to purchase 1,951,296 shares of MedChem Common Stock were outstanding at exercise prices ranging from $2.433 to $13.624 per share. Assuming the exercise of all outstanding MedChem Stock Options (whether or not currently exercisable) and based upon the maximum Conversion Fraction, a maximum of 684,340 shares of Bard Common Stock may be issued in respect of such options in connection with the Merger.

     At the Effective Time, all of the MedChem Stock Options (even those that would not have otherwise vested at such time) owned by the executive officers of MedChem will be fully vested and exercisable. As a result, at the Effective Time, Mr. Quilty, Bradford Gay, Charles Putnam, Timothy Patrick and John McDonough will hold options to purchase 400,000 shares, 160,000 shares, 80,000 shares, 80,000 shares and 97,500 shares of MedChem Common Stock, respectively, with exercise prices ranging from $5.125 to $13.624 per share and a weighted average exercise price of $5.832 per share.

     Stock and Option Ownership. As of July 31, 1995, directors and executive officers of MedChem owned (i) 50,005 shares of MedChem Common Stock (for which they will receive the same consideration as other MedChem stockholders) and (ii) options to acquire 1,036,245 shares of MedChem Common Stock, which will be treated as described above under "-- MedChem Options".

     Indemnification of Directors and Officers Pursuant to the Merger
Agreement. The Merger Agreement provides that, as of the Effective Time, the Articles of Organization of the Surviving Corporation will contain provisions no less favorable with respect to indemnification than are set forth in the Articles of Organization of MedChem, which provisions Bard has agreed not to amend, repeal or otherwise modify for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at the Effective Time were directors, officers or employees of MedChem. Under the Merger Agreement, Bard has also guaranteed the full and complete performance by the Surviving Corporation of the indemnification obligations under the Articles of Organization of the Surviving Corporation. Bard and MedChem have agreed that the directors, officers and employees of MedChem covered thereby are intended to be third party beneficiaries and will have the right to enforce the obligations of the Surviving Corporation and Bard. In addition, the Surviving Corporation has agreed to maintain in effect for six years (or such shorter period as Bard maintains similar policies for the benefit of its directors and officers) from the Effective Time the current policies of the directors' and officers' liability insurance maintained by MedChem (provided that the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions which are not materially less advantageous) with respect to matters occurring prior to the Effective Time to the extent available.

CERTAIN LEGAL PROCEEDINGS

     On August 1, 1995, Edward J. Borto, who may be a stockholder of MedChem, filed a putative class action captioned Borto v. MedChem Products, Inc., et al., Civil Action No. 95-4557, in the Middlesex Superior Court in the Commonwealth of Massachusetts. Named as defendants are MedChem, the members of the MedChem Board and Bard. The plaintiff alleges, among other things, that MedChem and the members of the MedChem Board breached their fiduciary duties to MedChem stockholders by agreeing to be acquired by Bard for grossly unfair and inadequate consideration and in a manner which is coercive and fundamentally unfair to MedChem stockholders. The plaintiff further alleges that Bard aided and abetted such alleged breaches of fiduciary duty by actively participating with the MedChem Board in the alleged misconduct. The complaint seeks declaratory relief, preliminary and permanent injunction of the Merger and the Option, unspecified compensatory damages and costs and disbursements. MedChem and Bard believe that the claims asserted are without merit and plan to defend against them vigorously.

                        THE AGREEMENT AND PLAN OF MERGER

     The discussion in this Proxy Statement/Prospectus of the Merger Agreement and the description of the terms of the Merger Agreement are subject to and qualified in their entirety by reference to the Merger Agreement, a copy of which is attached hereto as Annex I and which is incorporated herein by reference.

THE MERGER

     The Merger. The Merger Agreement provides that, following the approval and adoption of the Merger Agreement by the stockholders of MedChem and the satisfaction or waiver of the other conditions to the Merger, Merger Sub will be merged with and into MedChem (with MedChem being the surviving corporation). The Merger will be effective upon the filing with the Secretary of State of the Commonwealth of Massachusetts of duly executed Articles of Merger or at such time thereafter as is provided in the Articles of Merger.

     Articles of Organization and By-laws. The Merger Agreement provides that the Articles of Organization of Merger Sub as in effect immediately prior to the Effective Time will be the Articles of Organization of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law; provided that Article I of the Articles of Organization of the Surviving Corporation will be amended in its entirety to read as follows: "The name of the corporation is: MedChem Products, Inc." The By-laws of Merger Sub as in effect at the Effective Time will become the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

     Conversion of MedChem Stock in the Merger. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of capital stock of MedChem or any shares of capital stock of Bard or Merger Sub: (a) each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time will be converted into one share of common stock, par value $.01 per share, of the Surviving Corporation and will be the only issued and outstanding capital stock of the Surviving Corporation; (b) each share of MedChem Common Stock that is owned by MedChem, Bard, Merger Sub or any of their subsidiaries, will be automatically cancelled and retired and will cease to exist, and no Bard Common Stock or other consideration will be delivered or deliverable in exchange therefor; and (c) each issued and outstanding share of MedChem Common Stock (other than those cancelled in accordance with (b) above or as to which appraisal rights have been asserted), will be converted into the right to receive a fraction of a fully paid and nonassessable share of Bard Common Stock equal to the Conversion Fraction, provided, however, that the Conversion Fraction will in no event exceed .3507109 or be less than .2857143 (the "Merger Consideration"). Each share of MedChem Common Stock converted by clause (c) above will no longer be outstanding and will be automatically cancelled and retired and will cease to exist, and each holder of a certificate previously representing any such shares will cease to have any rights with respect thereto, except the right to receive the Merger Consideration (including any cash in lieu of fractional shares to be issued or paid in consideration therefor upon surrender of such certificate, without interest).

     Shares of MedChem Common Stock outstanding immediately prior to the Effective Time held by any holder who is entitled to demand, and who properly demands, appraisal for such shares in accordance with Sections 85 through 98, inclusive, of the MBCL will not be converted into a right to receive the Merger Consideration (including any cash in lieu of fractional shares of Bard Common Stock) unless such holder fails to perfect or otherwise loses such holder's right to appraisal, if any. If, after the Effective Time, such holder fails to perfect or loses any such right to appraisal, such shares will be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration pursuant to the preceding paragraph (including any cash in lieu of fractional shares of Bard Common Stock). See "APPRAISAL RIGHTS".

REPRESENTATIONS AND WARRANTIES

     The Merger Agreement includes various customary representations and warranties of the parties thereto. The Merger Agreement includes representations and warranties by MedChem as to, among other things, (i) the corporate organization, standing and power of MedChem and its subsidiaries; (ii) MedChem's ownership of subsidiaries; (iii) MedChem's capital structure; (iv) the authorization, execution, delivery, performance and enforceability of the Merger Agreement and related matters and the Merger Agreement's noncontravention of any agreement, law, or article or by-law provision and the absence of the need for governmental or third-party filings, consents, approvals or actions with respect to any transaction contemplated by the Merger Agreement (except for certain filings specified in the Merger Agreement); (v) the compliance as to form and the accuracy of information contained in certain documents filed with the Commission; (vi) the accuracy of information supplied by MedChem in connection with this Proxy Statement/Prospectus and the Registration Statement; (vii) the absence of certain material changes or events since March 31, 1995 (except as disclosed in documents filed with the Commission since such date), including the absence of any declaration of a dividend, any split, combination or reclassification of capital stock, and certain changes in accounting methods or practices; (viii) the compliance with applicable laws and regulations;

(ix) environmental matters; (x) the absence of material litigation (other than product liability litigation); (xi) the submission of all material product liability claims to its product liability insurance carriers; (xii) the filing of tax returns and payment of taxes; (xiii) the absence of any event or condition causing liability having a material adverse effect on MedChem under the Employee Retirement Income Security Act of 1974, as amended; (xiv) the absence of labor unions, collective bargaining agreements or union organization efforts; (xv) the good and marketable title, or valid leasehold interests in all material property and assets reflected in MedChem's financials; (xvi) the ownership of or the right to use, and no known infringement of others' rights to, the intellectual property necessary to conduct MedChem's business; (xvii) adequate insurance in full force and effect; (xviii) the completeness of corporate record books; (xix) the amendment of the MedChem Rights Agreement (as defined herein) to permit the Merger; (xx) the compliance with applicable state takeover laws or other antitakeover provisions; (xxi) the receipt of an opinion of MedChem's financial advisor; (xxii) the voting requirements for the approval of the Merger Agreement and the transactions contemplated thereby; and (xxiii) the absence of any actions by MedChem or any affiliate that would prevent "pooling-of-interests" accounting treatment.

     The Merger Agreement also includes representations and warranties by Bard and Merger Sub as to, among other things, (i) the corporate organization, standing and power of Bard and Merger Sub; (ii) Bard's and Merger Sub's capital structure; (iii) the authorization, execution, delivery, performance and enforceability of the Merger Agreement and related matters and the Merger Agreement's noncontravention of any agreement, law, or charter or by-law provision and the absence of the need for governmental or third-party filings, consents, approvals or actions with respect to any transaction contemplated by the Merger Agreement; (iv) the compliance as to form and the accuracy of information contained in certain documents filed with the Commission; (v) the accuracy of information supplied by Bard in connection with this Proxy Statement/Prospectus and the Registration Statement; (vi) the absence, since the date of the most recent unaudited financial statements filed with the Commission (except as disclosed in documents filed with the Commission prior to the date of the Merger Agreement), of certain material adverse changes; (vii) the compliance with applicable laws material to the operation of Bard's business; (viii) the absence of material litigation; and (ix) the absence of prior activities of Merger Sub.

BUSINESS OF MEDCHEM PENDING THE MERGER

     MedChem has agreed that, prior to the Effective Time, as to itself and its subsidiaries, it and its subsidiaries will carry on their respective businesses in the usual, regular and ordinary course and use reasonable efforts to preserve intact their present business organizations, maintain their rights and franchises and preserve their relationships with customers, suppliers and others having business dealings with them. MedChem has also agreed that it will not, nor will it permit any of its subsidiaries to, (i) enter into any new material line of business, (ii) incur or commit to any capital expenditures or any obligations or liabilities in connection therewith other than capital expenditures and obligations or liabilities incurred or committed to in the ordinary course of business consistent with past practice; (iii) (A) declare or pay any dividends on or make other distributions in respect of any of its capital stock, (B) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (C) repurchase, redeem or otherwise acquire, or permit any subsidiary to purchase or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock; (iv) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class, any bonds, debentures, notes or other indebtedness having the right to vote (or convertible into or exercisable for securities having the right to vote) on any matters on which stockholders may vote ("Voting Debt") of MedChem or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares or Voting Debt, or enter into any agreement with respect to any of the foregoing, other than issuances of MedChem Common Stock pursuant to exercises of options to purchase shares of MedChem Common Stock pursuant to the MedChem Stock Option Plans; (v) amend its certificate of incorporation, articles of organization, by-laws or other governing instruments; (vi)(A) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or (B) otherwise acquire or agree to acquire any assets which, in the case of this clause (B), are material, individually or in the aggregate, to MedChem; (vii) other than as may be required by law to consummate the transactions contemplated by the Merger Agreement and the Option Agreement, sell, lease, encumber or otherwise dispose of, or agree to sell, lease encumber or otherwise dispose of any of its assets (including capital stock of subsidiaries), except for the sale of MedChem's property in Puerto Rico and for dispositions in the ordinary course of business consistent with past practice; (viii)(A) incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any long-term debt securities of MedChem or any of its subsidiaries or guarantee any long-term debt securities of others or enter into or amend any contract, agreement, commitment or arrangement with respect to any of the foregoing, other than (I) in replacement for existing or maturing debt, (II) indebtedness of any subsidiary of MedChem to MedChem or to another subsidiary of MedChem or (III) other borrowing under existing lines of credit in the ordinary course of business consistent with prior practice, or (B) make any loans, advances or capital contributions to any person; (ix) take any action that would, or might reasonably be expected to, result in any of its representations and warranties set forth in the Merger Agreement being or becoming untrue in any material respect, or in any of the conditions to the Merger set forth in the Merger Agreement not being satisfied, or which would adversely affect the ability of any of them to obtain any of the required regulatory approvals without imposition of a condition or restriction that would so materially adversely impact the economic or business benefits contemplated by the Merger Agreement as to render uneconomic the consummation of the Merger, or that would require Bard or any of its subsidiaries to dispose of any asset that is material to Bard prior to the Effective Time; (x) change its accounting methods in effect as of March 31, 1995, except as required by generally accepted accounting principles; (xi) take or cause to take any action that would disqualify the Merger as a "pooling of interests" or as a reorganization within sec. 368 of the Code; (xii) prior to the Effective Time, (A) enter into, adopt, amend (except as may be required by law) or terminate any MedChem benefit plan or any other employee benefit plan or any agreement, arrangement, plan or policy between MedChem or any of its subsidiaries, on the one hand, and one or more of its directors or officers, on the other hand, (B) except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to MedChem or any of its subsidiaries, increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the date of the Merger Agreement (including, without limitation, the granting of stock options, stock appreciation rights, restricted stock, restricted stock units or performance units or shares) or enter into any contract, agreement, commitment or arrangement to do any of the foregoing or (C) enter into or renew any contract, agreement, commitment or arrangement providing for the payment to any director, officer or employee of MedChem or any of its subsidiaries of compensation or benefits contingent, or the terms of which are materially altered, upon the occurrence of any of the transactions contemplated by the Merger Agreement or the Option Agreement; and (xiii) except in the ordinary course of business and consistent with past practice, make any material tax election or settle or compromise any material federal, state, local or foreign income tax claim or liability or amend any previously filed tax return in any respect.

     MedChem has also agreed that, prior to the Effective Time, as to itself and its subsidiaries, it will confer on a regular basis with Bard, report on operational matters and promptly advise Bard of any change or event having a material adverse effect on MedChem or which would cause or constitute a material breach of any of the representations, warranties or covenants of MedChem contained in the Merger Agreement. MedChem has agreed to file all reports required to be filed by MedChem with the Commission between the date of the Merger Agreement and the Effective Time and to deliver to Bard copies of all such reports promptly after the same are filed. MedChem has agreed to cooperate with Bard in determining whether any filings are required to be made with, or consents required to be obtained from, any third party or governmental entity prior to the Effective Time in connection with the Merger Agreement or the transactions contemplated thereby, and to cooperate in making any such filings promptly and in seeking to obtain timely any such consents. MedChem will promptly provide Bard with copies of all other filings made by MedChem with any state or federal governmental entity (excluding the filings under the HSR Act) in connection with the Merger Agreement, the Merger or the other transactions contemplated thereby.

COVENANTS OF BARD

     Bard has agreed that, prior to the Effective Time, without the prior written consent of MedChem, (i) except pursuant to, or in connection with any amendment of, the Rights Agreement, dated as of October 9, 1985, between Bard and Morgan Guaranty Trust Company of New York, as Rights Agent, Bard will not
(A) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, except for regular quarterly dividends on Bard Common Stock, (B) split, combine or reclassify or otherwise alter Bard Common Stock or (C) issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; (ii) following the Effective Time, Bard or one of its subsidiaries will provide employee benefit plans for each continuing employee or participant on terms no less favorable in the aggregate than those provided to employees in the employee benefit plans of MedChem, and notwithstanding the foregoing to the contrary, Bard will assume the employment and severance agreements entered into between MedChem and certain individuals, and Bard agrees that, notwithstanding the terms of such agreements, the severance provisions therein with respect to the "change in control" triggered by the consummation of the transactions contemplated by the Merger Agreement will remain in full force and effect for a period of not less than one year after the Effective Time, and Bard will offer to enter into an employment agreement with Edward J. Quilty which will be effective upon the Effective Time and which shall provide, among other things, that (A) such individual shall be granted options under stock option plans maintained by Bard commensurate with his position and (B) the severance provisions contained in his current employment and severance agreement shall remain in full force and effect as provided in the preceding sentence; (iii) neither Bard nor Merger Sub will, nor will it permit any of their respective subsidiaries to, take any action that would, or might reasonably be expected to, result in any of its representations and warranties set forth in the Merger Agreement being or becoming untrue in any material respect, or in any of the conditions to the Merger set forth in the Merger Agreement not being satisfied, or which would adversely affect the ability of any of them to obtain any authorizations, consents, orders or approvals of, or declarations or filings with, and all expirations or early terminations of waiting periods imposed by, any governmental entity which are necessary for the consummation of the Merger without imposition of a condition or restriction upon Bard, the Surviving Corporation or their respective subsidiaries which would so materially adversely impact the economic or business benefits of the transactions contemplated by the Merger Agreement as to render uneconomic the consummation of the Merger, or which would require Bard or any of its subsidiaries to dispose of any asset which is material to Bard prior to the Effective Time; (iv) Bard will file all reports required to be filed by Bard with the Commission between the date of the Merger Agreement and the Effective Time and will deliver to MedChem copies of all such reports promptly after the same are filed, and Bard will cooperate with MedChem in determining whether any filings are required to be made with, or consents required to be obtained from, any third party or governmental entity prior to the Effective Time in connection with the Merger Agreement or the transactions contemplated thereby, and will cooperate in making any such filings promptly and in seeking to obtain timely any such consents, and Bard will promptly provide MedChem with copies of all other filings made by Bard with any state or federal government entity (excluding filings under the HSR Act) in connection with the Merger Agreement, the Merger or the other transactions contemplated thereby; and (v) Bard will not intentionally take or cause to be taken any action, whether before or after the Effective Time, which would disqualify the Merger as a "reorganization" within the meaning of Section 368(a) of the Code.

RESALE OF BARD COMMON STOCK

     The Bard Common Stock issued pursuant to the Merger will be freely transferable under the Securities Act except for shares issued to any MedChem stockholder who may be deemed to be an Affiliate for purposes of Rule 145 under the Securities Act. MedChem will use all reasonable efforts to cause each such Affiliate to execute a written agreement in favor of Bard providing that such Affiliate will not transfer any Bard Common Stock received in the Merger, except in compliance with the Securities Act.

     Affiliates may not sell their Bard Common Stock acquired in connection with the Merger, except pursuant to an effective registration statement under the Securities Act covering such shares or in compliance with Rule 145 (or Rule 144 under the Securities Act in the case of persons who become affiliates of Bard) or another applicable exemption from the registration requirements of the Securities Act. In general, under Rule 145, for two years following the Effective Time an Affiliate (together with certain related persons) would be entitled to sell Bard Common Stock acquired in connection with the Merger only through unsolicited "broker transactions" or in transactions directly with a "market maker", as such terms are defined in Rule 144. Additionally, the number of shares to be sold by an Affiliate (together with certain related persons and certain persons acting in concert) within any three-month period for purposes of Rule 145 may not exceed the greater of 1% of the outstanding shares of Bard Common Stock or the average weekly trading volume of such stock during the four calendar weeks preceding such sale. Rule 145 would only remain available, however, to Affiliates if Bard remained current with its informational filings with the Commission under the Exchange Act. Two years after the Effective Time, an Affiliate would be able to sell such Bard Common Stock without such manner of sale or value limitations, provided that Bard was current with its Exchange Act informational filings and such Affiliate was not then an affiliate of Bard. Three years after the Effective Time, an Affiliate would be able to sell such Bard Common Stock without any restrictions so long as such Affiliate had not been an affiliate of Bard for at least three months prior thereto.

NO SOLICITATION

     The Merger Agreement provides that MedChem will not, nor will it permit any of its subsidiaries to, directly or indirectly, through any officer, director, employee or agent, initiate, solicit or knowingly encourage (including by way of furnishing information and assistance), or take any other action to facilitate knowingly, any inquiries or the making of any proposal that constitutes, or would reasonably be expected to lead to, any Competing Transaction (as defined below), or enter into or maintain or continue discussions or negotiate with any person in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of the officers, directors or employees of MedChem or any of its subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative retained by MedChem or any of its subsidiaries to take any such action. MedChem has agreed to notify Bard in writing (as promptly as practicable) if any written or oral proposal relating to a Competing Transaction is made and to keep Bard promptly advised of all such proposals, and to provide a copy of any written proposals and a summary of all oral proposals. However, the Merger Agreement does not prohibit MedChem from (i) furnishing information to, or entering into discussions or negotiations with, any person that makes an unsolicited written, bona fide proposal to acquire MedChem pursuant to a merger, consolidation, share exchange, business combination, tender or exchange offer or other similar transaction, if (A) the MedChem Board, after consultation with independent legal counsel, determines in good faith that the taking of such action would be consistent with, or the failure to take such action would be inconsistent with, the MedChem Board's fiduciary duties to stockholders under applicable law, and (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person, MedChem (I) provides reasonable notice to Bard to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person and (II) receives from such person an executed confidentiality agreement no less favorable to MedChem than the Confidentiality Agreement between MedChem and Bard, (ii) complying with Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer, or (iii) failing to make or withdrawing or modifying its recommendation to MedChem's stockholders to approve and adopt the Merger Agreement, the Merger and the other transactions contemplated thereby, or recommending an unsolicited, bona fide proposal to acquire MedChem pursuant to a merger, consolidation, share exchange, business combination, tender or exchange offer or other similar transaction, following the receipt of such a proposal, if the MedChem Board, after consultation with independent legal counsel, determines in good faith that the taking of such action would be consistent with, or the failure to take such action would be inconsistent with, the MedChem Board's fiduciary duties to stockholders under applicable law.

     As used herein and in the Merger Agreement, "Competing Transaction" means any of the following (other than the transactions contemplated by the Merger Agreement) involving MedChem or any of its subsidiaries: (i) any merger, consolidation, share exchange, exchange offer, business combination, recapitalization, liquidation, dissolution or other similar transaction involving such person; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of the assets of MedChem and its subsidiaries other than (A) as contemplated by the Merger Agreement or the Option Agreement,
(B) dispositions in the
ordinary course of business consistent with past practice or (C) the sale of certain real property in Puerto Rico by MedChem; (iii) any tender offer or exchange offer for 33 1/3% or more of the outstanding shares of capital stock of such person or the filing of a registration statement under the Securities Act in connection therewith; (iv) any person or group having acquired beneficial ownership of 15% or more of the outstanding shares of capital stock of such person (other than Kaufmann Fund, Inc. with respect to MedChem Common Stock); or
(v) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

RIGHT OF THE MEDCHEM BOARD TO WITHDRAW RECOMMENDATION

     Under the Merger Agreement, MedChem has agreed that it will, through the MedChem Board, recommend to MedChem's stockholders approval and adoption of the Merger Agreement, the Merger and other transactions contemplated by the Merger Agreement unless the taking of such action would be inconsistent with the MedChem Board's fiduciary duties to stockholders under applicable laws, as determined by such directors in good faith after consultation with independent legal counsel. In addition, the Merger Agreement does not prohibit MedChem from withdrawing or modifying such recommendation or recommending an unsolicited, bona fide proposal to acquire MedChem pursuant to a merger, consolidation, share exchange, business combination, tender or exchange offer or other similar transaction, following receipt of such proposal, if the MedChem Board, after consultation with independent legal counsel, determines in good faith that the taking of such action would be consistent with, or the failure to take such action would be inconsistent with, the MedChem Board's fiduciary duties to stockholders under applicable law. In the event the MedChem Board fails to make, withdraws or modifies its recommendation of the Merger Agreement, the Merger or the other transactions contemplated therein and there exists at such time a tender offer or exchange offer or a proposal by a third party to acquire MedChem pursuant to a merger, consolidation, share exchange, business combination, tender or exchange offer or similar transaction, the Merger Agreement requires MedChem to pay to Bard the fees and expenses described below under "-- Certain Fees and Expenses", unless Bard exercises the Option and the Option Agreement is not thereafter terminated.

CERTAIN FEES AND EXPENSES

     The Merger Agreement requires MedChem to promptly pay to Bard $3,000,000, plus all Expenses (as defined below) up to $1,000,000 if the Merger Agreement is terminated: (i) by Bard, upon a material breach of any representation, warranty, covenant or agreement on the part of MedChem set forth in the Merger Agreement and, at any time until nine months after the date of termination of the Merger Agreement, a Business Combination (as defined below) involving MedChem shall have occurred or MedChem shall have entered into a definitive agreement providing for such a Business Combination, which Business Combination contains a proposal as to the price per share which is in excess of the amount per share MedChem stockholders would have received in the Merger; (ii) by Bard or MedChem, if the Merger Agreement, the Merger and the other transactions contemplated thereby fails to receive the requisite vote for approval and adoption by the stockholders of MedChem at a meeting of the stockholders of MedChem called to vote thereon, and at the time of such meeting there exists a proposal with respect to a Business Combination with respect to MedChem which either (A) the MedChem Board has not publicly opposed or (B) is consummated, or a definitive agreement with respect to which is entered into, at any time until nine months after the date of termination of the Merger Agreement; (iii) by Bard, if the MedChem Board has (A) withdrawn, modified or changed its approval or recommendation of the Merger Agreement, the Merger or any of the other transactions contemplated therein in any manner which is adverse to Bard or Merger Sub or has resolved to do the foregoing or (B) approved or have recommended to the stockholders of MedChem a Competing Transaction or has resolved to do the foregoing; (iv) by Bard, if (A) MedChem in fulfillment of the fiduciary obligations of the MedChem Board, has furnished information to, or entered into discussions or negotiations with, any person that makes an unsolicited written, bona fide proposal to acquire MedChem pursuant to a merger, consolidation, share exchange, business combination, tender or exchange offer or other similar transaction and, directly or through agents or representatives, continues discussions with such person concerning such transaction for more than 30 calendar days after the date of receipt of such Competing Transaction or (B)
(I) a tender offer or exchange offer or a proposal by a third party to acquire MedChem pursuant to a merger, consolidation, share exchange, business combination, tender or exchange offer or similar transaction has been commenced or publicly proposed which contains a proposal as to price (without regard to the specificity of such price proposal) and (II) MedChem has not rejected such proposal within 10 business days of its commencement or the date such proposal first becomes publicly disclosed, if sooner; or (v) by MedChem, if the MedChem Board, in fulfillment of its fiduciary obligations, (A) fails to make, or withdraws or modifies, its recommendation of the Merger Agreement or the Merger if there exists at such time a tender offer or exchange offer or a proposal by a third party to acquire MedChem pursuant to a merger, consolidation, share exchange, business combination, tender or exchange offer or similar transaction or (B) recommends to MedChem's stockholders approval or acceptance of any of the foregoing, in either case only if the MedChem Board, after consultation with independent legal counsel, determines in good faith that the taking of such action would be consistent with, or the failure to take such action would be inconsistent with, the MedChem Board's fiduciary duties to stockholders under applicable law.

     Such amounts will not be payable if Bard is in material breach of its covenants or agreements contained in the Merger Agreement; nor will such amounts be payable if Bard exercises the option under the Option Agreement (as defined herein) unless the Option Agreement is terminated (i) by Bard within one year from the date the Option Agreement becomes terminable as a result of a delay in excess of 60 days of the closing of the exercise of the Option (as defined herein) due to certain events, or (ii) by MedChem as a result of a final, non-appealable determination against the MedChem Board by a court of competent jurisdiction that the MedChem Board breached its fiduciary duties to the MedChem stockholders by granting the Option.

     If no payment for fees or expenses is payable by MedChem to Bard pursuant to the preceding paragraphs and the Merger Agreement is terminated by Bard either (i) upon a material breach of any representation, warranty, covenant or agreement on the part of MedChem set forth in the Merger Agreement or (ii) if any representation or warranty of MedChem has become untrue such that the representations and warranties and certain covenants made by MedChem would be incapable of being satisfied by December 31, 1995, then MedChem will pay to Bard an amount equal to Bard's Expenses not to exceed $1,000,000; provided that MedChem shall not be obligated to make any payment pursuant to this paragraph if Bard is in material breach of its covenants or agreements contained in the Merger Agreement.

     The term "Business Combination" means any of the following involving
MedChem: (i) any merger, consolidation, share exchange, business combination or similar transaction; (ii) any sale, lease, exchange, transfer or other disposition of 25% or more of the assets of MedChem and its subsidiaries, taken as a whole, in a single transaction or series of transactions; or (iii) the acquisition by a person or any group of beneficial ownership of 50% or more of the capital stock of MedChem whether by tender offer or exchange offer or otherwise. The term "Expenses" means all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby (including, without limitation, fees and disbursements of counsel, financial advisors and accountants).

CERTAIN ADDITIONAL AGREEMENTS

     The Merger Agreement contains additional agreements relating to, among other things, (i) (A) the preparation and the filing with the Commission of the Proxy Statement/Prospectus and the Registration Statement on Form S-4, (B) the registration of the Bard Common Stock under any applicable state securities laws and (C) the listing of the Bard Common Stock on the NYSE; (ii) the use of all reasonable efforts to cause to be delivered to the other party a "comfort letter" from each party's accountants, dated a date within two business days before the date on which the registration statement on Form S-4 to be filed with the Commission by Bard in connection with the issuance of the Bard Common Stock in the Merger becomes effective, regarding the financial information in the Proxy Statement/Prospectus; (iii) the calling by MedChem of a meeting of its stockholders to be held as promptly as practicable for the purpose of voting upon the approval and adoption of the Merger Agreement, the Merger and the other transactions contemplated thereby; (iv) the recommendation by the MedChem Board of the Merger Agreement, the Merger and the other transactions contemplated thereby, subject to the fiduciary duties of the MedChem Board (See "THE
MERGER -- Recommendation of the MedChem Board and Reasons for the Merger"); (v) the use by MedChem and Bard and their respective subsidiaries of all reasonable efforts (A) to take, or cause to be taken, all actions necessary to comply promptly with all legal requirements which may be imposed on such party or its subsidiaries with respect to the Merger and to consummate the transactions contemplated by the Merger Agreement, subject to the appropriate vote of stockholders of MedChem and (B) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any governmental entity and of any other public or private third party which is required to be obtained or made by such party or any of its subsidiaries in connection with the Merger and the transactions contemplated by the Merger Agreement; (vi) the provision of reasonable access by Bard and MedChem to the other of all of its respective properties, books, contracts, commitments and records (subject to the Confidentiality Agreement); (vii) the delivery by MedChem to Bard of a letter identifying all persons who are "affiliates" of MedChem for purposes of Rule 145 under the Securities Act and use of all reasonable efforts to cause each person named in the letter delivered by it to deliver to Bard on or prior to the Closing Date a written agreement pursuant to which each such affiliate agrees not to dispose of shares of Bard Common Stock received by it in connection with the Merger except in compliance with the Securities Act as described under "-- Resale of Bard Common Stock"; (viii) the representation by each of Bard and MedChem, as to itself, its subsidiaries and its affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by the Merger Agreement, except H&Q, whose fees and expenses will be paid by MedChem in accordance with MedChem's agreement with such firm, and CS First Boston Corporation, whose fees and expenses will be paid by Bard in accordance with Bard's agreement with such firm, and each party's agreement to indemnify the other party and hold the other party harmless from and against any and all claims, liabilities or obligations with respect to any other fees, commissions or expenses asserted by any person on the basis of any act or statement alleged to have been made by such first party or its affiliates; and (ix) the agreement by Bard that it or one of its subsidiaries will offer to employ all employees of MedChem and its subsidiaries as of the Effective Time (other than certain executive officers) at the same salary, with substantially similar responsibilities as each such employee had prior to the Effective Time, and with benefits no less favorable in the aggregate than those provided to employees in equivalent positions at Bard or its subsidiaries under the benefit plans maintained by Bard or its subsidiaries, but notwithstanding the foregoing, nothing contained in the Merger Agreement will (A) restrict or otherwise inhibit Bard's or any of its subsidiaries' rights to terminate the employment of any such employees at any time following the Effective Time or (B) be construed or interpreted to restrict Bard's or any of its subsidiaries' right or authority to amend or terminate any of its employee benefit plans, policies, arrangements or programs effective after the Effective Time.

     In addition, Bard has agreed (i) to take the actions with respect to the MedChem Stock Options and benefit plans described under "THE MERGER -- Conflicts of Interest" and (ii) to maintain all rights of indemnification in favor of current and former officers, directors and employees of MedChem and its subsidiaries and to maintain MedChem's directors' and officers' insurance as described under "THE MERGER -- Conflicts of Interest".

CONDITIONS TO THE CONSUMMATION OF THE MERGER

     Conditions to Each Party's Obligations to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction prior to the Closing Date of the following conditions: (i) the Merger Agreement has been approved and adopted by the affirmative vote of the holders of two-thirds of the outstanding shares of MedChem Common Stock; (ii) the shares of Bard Common Stock issuable to the MedChem stockholders pursuant to the Merger Agreement and such other shares required to be reserved for issuance in connection with the Merger have been authorized for listing on the NYSE upon official notice of issuance; (iii) all authorizations, consents, orders or approvals of, or declarations of filing with, and all expirations or early terminations of waiting periods imposed by, any governmental entity which are necessary for the consummation of the Merger have been filed, occurred or been obtained and are in full force and effect; (iv) Bard has received all state securities or Blue Sky permits and other authorizations necessary to issue Bard Common Stock in exchange for MedChem Common Stock and to consummate the Merger;
(v) the Registration Statement has become effective under the Securities Act and is not the subject of any stop order or proceeding seeking a stop order; (v) no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger is in effect, nor is any proceeding by any governmental entity seeking any of the foregoing pending; and (vi) there has not been any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal.

     Conditions to the Obligations of Bard and Merger Sub. The obligations of Bard and Merger Sub to effect the Merger are further subject to the satisfaction or waiver of the following conditions: (i) the representations and warranties of MedChem set forth in the Merger Agreement are true and correct in all material respects as of the date of the Merger Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, and Bard has received a certificate signed on behalf of MedChem by the president and chief executive officer of MedChem and by the chief financial officer of MedChem to such effect;
(ii) MedChem has performed in all material respects all obligations required to be performed by it under the Merger Agreement at or prior to the Closing Date, and Bard has received a certificate signed on behalf of MedChem by the president and chief executive officer of MedChem and by the chief financial officer of MedChem to such effect; (iii) MedChem has obtained the consent or approval of each person whose consent or approval is required in order to permit the succession by the Surviving Corporation pursuant to the Merger to any obligation, right or interest of MedChem or any subsidiary of MedChem under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, individually or in the aggregate, have a material adverse effect on the Surviving Corporation and its subsidiaries taken as a whole upon the consummation of the transactions contemplated by the Merger Agreement; and (iv) there has not been any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, by any governmental entity which, in connection with the grant of a required regulatory approval, imposes any requirement upon Bard, the Surviving Corporation or their respective subsidiaries which would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement as to render uneconomic the consummation of the Merger, or which would require Bard or any of its subsidiaries to dispose of any asset which is material to Bard prior to the Effective Time.

     Conditions to the Obligation of MedChem. The obligation of MedChem to effect the Merger is further subject to the satisfaction or waiver of the following conditions: (i) the representations and warranties of Bard and Merger Sub set forth in the Merger Agreement are true and correct in all material respects as of the date of the Merger Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, and MedChem has received a certificate signed on behalf of Bard by the president and chief executive officer of Bard, or a corporate vice president of Bard, and by the senior vice president and chief financial officer of Bard or the corporate vice president and treasurer of Bard to such effect; (ii) Bard and Merger Sub have performed in all material respects all obligations required to be performed by them under the Merger Agreement at or prior to the Closing Date, and MedChem has received a certificate signed on behalf of Bard by the president and chief executive officer of Bard or a corporate vice president of Bard, and by the senior vice president and chief financial officer of Bard or the corporate vice president and treasurer of Bard to such effect; (iii) Bard has offered to enter into the employment agreement with Edward J. Quilty referred to in "THE MERGER -- Conflicts of Interest"; and (iv) MedChem has received a written opinion from Hale and Dorr or another law firm reasonably acceptable to MedChem, dated the Closing Date, based upon certain factual representations of MedChem and Bard, to the effect that the Merger will constitute a reorganization for federal income tax purposes within the meaning of Section 368(a) of the Code and that gain or loss will not be recognized by any holder of MedChem Common Stock who receives Bard Common Stock in the Merger, except to the extent that such holder receives cash in lieu of fractional shares of Bard Common Stock.

TERMINATION, AMENDMENT AND WAIVER

     Termination. The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of

MedChem: (i) by mutual written consent of Bard and MedChem; (ii) by Bard, upon a material breach of any representation, warranty, covenant or agreement on the part of MedChem set forth in the Merger Agreement, or if any representation or warranty of MedChem has become untrue such that prior to December 31, 1995 such representation or warranty cannot be cured or made true in all material respects or MedChem is incapable of performing in all material respects all obligations required to be performed by it under the Merger Agreement; (iii) by MedChem, upon a material breach of any representation, warranty, covenant or agreement on the part of Bard or Merger Sub set forth in the Merger Agreement, or if any representation or warranty of Bard or Merger Sub has become untrue such that prior to December 31, 1995 such representation or warranty cannot be cured or made true in all material respects or Bard or Merger Sub is incapable of performing in all material respects all obligations required to be performed by either of them under the Merger Agreement; (iv) by either Bard or MedChem, if any permanent injunction or action by any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, preventing the consummation of the Merger has become final and nonappealable; (v) by either Bard or MedChem if the Merger has not been consummated on or prior to December 31, 1995 (or such later date as may be agreed to in writing by MedChem and Bard) (other than due to the failure of the party seeking to terminate the Merger Agreement to perform its obligations under the Merger Agreement required to be performed at or prior to the Effective
Time); (vi) by either Bard or MedChem, if any approval of the stockholders of MedChem required for the consummation of the Merger has not been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or at any adjournment thereof; (vii) by Bard, if the MedChem Board has (A) withdrawn, modified or changed its approval or recommendation of the Merger Agreement, the Merger or any of the other transactions contemplated therein in any manner which is adverse to Bard or Merger Sub or has resolved to do the foregoing or (B) approved or have recommended to the stockholders of MedChem a Competing Transaction or has resolved to do the foregoing; (viii) by Bard, if (A) MedChem, in fulfillment of the fiduciary obligations of the MedChem Board, has furnished information to, or entered into discussions or negotiations with, any person that makes an unsolicited written, bona fide proposal to acquire MedChem pursuant to a merger, consolidation, share exchange, business combination, tender or exchange offer or other similar transaction and, directly or through agents or representatives, continues discussions with any third party concerning such transaction for more than 30 calendar days after the date of receipt of such Competing Transaction or (B) (I) a tender offer or exchange offer or a proposal by a third party to acquire MedChem pursuant to a merger, consolidation, share exchange, business combination, tender or exchange offer or similar transaction has been commenced or publicly proposed which contains a proposal as to price (without regard to the specificity of such price proposal) and (II) MedChem has not rejected such proposal within 10 business days of its commencement or the date such proposal first becomes publicly disclosed, if sooner; or (ix) by MedChem, if the MedChem Board (A) fails to make, or withdraws or modifies, its recommendation of the Merger Agreement or the Merger if there exists at such time a tender offer or exchange offer or a proposal by a third party to acquire MedChem pursuant to a merger, consolidation, share exchange, business combination, tender or exchange offer or similar transaction or (B) recommends to the MedChem's stockholders approval or acceptance of any of the foregoing, in either case only if the MedChem Board, after consultation with independent legal counsel, determines in good faith that the taking of such action would be consistent with, or the failure to take such action would be inconsistent with, the MedChem Board's fiduciary duties to stockholders under applicable law.

     The right of any party to the Merger Agreement to terminate the Merger Agreement remains operative and in full force and effect regardless of any investigation made by or on behalf of any party thereto, any person controlling any such party or any of their respective officers or directors, whether prior to or after the execution of the Merger Agreement.

     In the event of termination of the Merger Agreement and abandonment of the Merger by either MedChem or Bard, the Merger Agreement shall forthwith terminate and there will be no liability or obligation on the part of Bard, Merger Sub or MedChem or their respective officers or directors except (i) with respect to the obligation to keep certain information confidential pursuant to the Confidentiality Agreement, the indemnification from and against any claim, liabilities or obligation with respect to certain broker's or finder's fees, and reimbursement by MedChem of Bard's Expenses in certain circumstances, and (ii) with respect to any liabilities or damages incurred or suffered by a party as a result of the material breach by the other party of any of its representations, warranties, covenants or agreements set forth in the Merger Agreement unless such material breach resulted from compliance with the order of a court or other competent authority.

     Amendment. The Merger Agreement may be amended by the parties thereto, by action taken or authorized by their respective boards of directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of MedChem, but, after any such approval, no amendment will be made which by law requires further approval by such stockholders without such further approval. The Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties thereto.

     Waiver. At any time prior to the Effective Time, the parties to the Merger Agreement, by action taken or authorized by their respective board of directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties thereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant thereto and (iii) waive compliance with any of the agreements or conditions contained therein. Any agreement on the part of a party thereto to any such extension or waiver will be valid only if set forth in a written instrument signed on behalf of such party.

                              THE OPTION AGREEMENT

     The discussion in this Proxy Statement/Prospectus of the Option Agreement and the description of the terms of the Option Agreement are subject to and qualified in their entirety by reference to the Option Agreement, a copy of which is attached hereto as Annex II and which is incorporated herein by reference.

     Simultaneously with the execution of the Merger Agreement, Bard and MedChem entered into the Option Agreement, as a condition to Bard's willingness to enter into the Merger Agreement. MedChem granted Bard the Option to purchase and acquire from MedChem all of the Gesco Common Stock for an aggregate purchase price, payable in cash, equal to $65,000,000. Pursuant to the Option Agreement, Gesco, a wholly owned subsidiary of MedChem, manufactures and distributes a wide range of minimally invasive catheters and catheter kits for I.V. drug therapy and other disposable devices for sale to the neonatal, pediatric and adult markets.

     The Option Agreement provides that the Option may be exercised by Bard following the termination of the Merger Agreement and prior to the Expiration Date (as defined below) of the Option if:

          (a) the Merger Agreement is terminated (i) by Bard, upon a material breach of any representation, warranty, covenant or agreement on the part of MedChem set forth in the Merger Agreement and at any time until nine months after the date of termination of the Merger Agreement, a Business Combination involving MedChem has occurred or MedChem has entered into a definitive agreement providing for such a Business Combination, which Business Combination contains a proposal as to the price per share which is in excess of the amount per share MedChem stockholders would have received in the Merger; (ii) by Bard or MedChem, if the Merger Agreement, the Merger and the other transactions contemplated thereby fail to receive the requisite vote for approval and adoption by the stockholders of MedChem at a meeting of the stockholders of MedChem called to vote thereon, and at the time of such meeting there exists a proposal with respect to a Business Combination with respect to MedChem which either (A) the MedChem Board has not publicly opposed or (B) is consummated, or a definitive agreement with respect to which is entered into, at any time until nine months after the date of termination of the Merger Agreement; (iii) by Bard, if the MedChem Board has (A) withdrawn, modified or changed its approval or recommendation of the Merger Agreement, the Merger or any of the other transactions contemplated therein in any manner which is adverse to Bard or Merger Sub or has resolved to do the foregoing or (B) approved or have recommended to the stockholders of MedChem a Competing Transaction or has resolved to do the foregoing; (iv) by Bard, if (A) MedChem, in fulfillment of the fiduciary obligations of the MedChem Board, has furnished information to, or entered into discussions or negotiations with, any person that makes an unsolicited written, bona fide proposal to acquire MedChem pursuant to a merger, consolidation, share exchange, business combination, tender or exchange offer or other similar transaction and, directly or through agents or representatives, continues discussions with such person concerning such transaction for more than 30 calendar days after the date of receipt of such Competing Transaction or (B) (I) a tender offer or exchange offer or a proposal by a third party to acquire MedChem pursuant to a merger, consolidation, share exchange, business combination, tender or exchange offer or similar transaction has been commenced or publicly proposed which contains a proposal as to price (without regard to the specificity of such price proposal) and (II) MedChem has not rejected such proposal within 10 business days of its commencement or the date such proposal first becomes publicly disclosed, if sooner; or (v) by MedChem, if the MedChem Board, in fulfillment of its fiduciary obligations, (A) fails to make, or withdraws or modifies, its recommendation of the Merger Agreement or the Merger if there exists at such time a tender offer or exchange offer or a proposal by a third party to acquire MedChem pursuant to a merger, consolidation, share exchange, business combination, tender or exchange offer or similar transaction or (B) recommends to MedChem's stockholders approval or acceptance of any of the foregoing, in either case only if the MedChem Board, after consultation with independent legal counsel, determines in good faith that the taking of such action would be consistent with, or the failure to take such action would be inconsistent with, the MedChem Board's fiduciary duties to stockholders under applicable law; and

          (b) at the time of such termination, Bard is not in material breach of its covenants or agreements contained in the Merger Agreement.

     If the Option has not been exercised, it will expire and the Option Agreement will have no further force or effect, upon the earliest of (a) the Effective Time; (b) the date 30 days after termination of the Merger Agreement in accordance with its terms, other than a termination (i) by Bard, upon a material breach of any representation, warranty, covenant or agreement on the part of MedChem set forth in the Merger Agreement, or if any representation or warranty of MedChem has become untrue such that prior to December 31, 1995 such representation or warranty cannot be cured or made true in all material respects or MedChem is incapable of performing in all material respects all obligations required to be performed by it under the Merger Agreement or (ii) by either Bard or MedChem, if any approval of the stockholders of MedChem required for the consummation of the Merger has not been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or at any adjournment thereof and at the time of such meeting of stockholders there exists a proposal with respect to a Business Combination with respect to MedChem; (c) the date which is ten months after termination of the Merger Agreement under circumstances specified in clause (b)(i) or (b)(ii) above; and (d) immediately upon any legal, regulatory or judicial restriction or restraint on the exercise of the Option becoming permanent and no longer subject to appeal. The time of such expiration is referred to herein as the "Expiration Date".

     In the event that Bard elects to exercise the Option, it will give written notice to MedChem of such election (the "Exercise Notice"). The closing of the purchase of the Gesco Common Stock (the "Closing") will take place on the date and at the time (the "Closing Date") designated by Bard in its Exercise Notice (which date and time will be not earlier than one business day and not later than ten business days after the date on which the Exercise Notice is delivered); provided, however, that (x) in the event that any action, suit or proceeding has been instituted and be pending which seeks to prohibit, restrict or delay the full exercise of the Option or otherwise to limit the rights of Bard with respect to the Gesco Common Stock, then Bard is entitled to postpone the Closing to any date and time specified by Parent which is not later than 30 days following the resolution of such action, suit or proceeding, (y) in the event that any action, suit or proceeding has been instituted and be pending which is based, in whole or in part, on allegations that, in granting the Option, the directors of MedChem breached their fiduciary duty to the stockholders of MedChem, then MedChem is entitled to postpone the Closing to any date and time specified by MedChem which is not later than 30 days following the resolution of such action, suit or proceeding or (z) if the purchase of the Gesco Common Stock cannot be completed by reason of any applicable law or regulation or the failure to have obtained any necessary consents, or the Option cannot be exercised by reason of any injunction, order or similar restraint issued by a court of competent jurisdiction, then the Closing will take place at any date and time specified by Bard, except that the Closing will not take place earlier than, nor more than 30 days following, the cessation of any such event.

     MedChem may terminate the Option Agreement at any time following the rendering of a final, non-appealable determination against the MedChem Board by a court of competent jurisdiction in any action, suit or proceeding that has been instituted and is pending which is based, in whole or in part, on allegations that, in granting the Option, the directors of MedChem breached their fiduciary duty to the stockholders of MedChem.

     The Option Agreement contains certain representations and warranties by MedChem and Bard, and it also contains certain covenants of MedChem relating to the conduct of Gesco's business prior to the exercise of the Option or the termination of the Option Agreement.

                   MANAGEMENT AND OPERATIONS AFTER THE MERGER

     Directors and Officers. The directors of Merger Sub at the Effective Time will be the directors of the Surviving Corporation until the earlier of their resignation or removal or until their successors are duly elected and qualified, as the case may be. The officers of Merger Sub at the Effective Time will be the officers of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly appointed and qualified, as the case may be.

     Employees. In the Merger Agreement, Bard has agreed that it or one of its subsidiaries will offer to employ all employees of MedChem and its subsidiaries (other than certain executive officers) as of the Effective Time at the same salary, with substantially similar responsibilities as each such employee had prior to the Effective Time, and with benefits no less favorable in the aggregate than those provided to employees in equivalent positions at Bard or its subsidiaries under the benefit plans of Bard or its subsidiaries. Notwithstanding the foregoing, nothing contained in the Merger Agreement (i) restricts or otherwise inhibits Bard's or any of its subsidiaries' right to terminate the employment of any such employee at any time following the Effective Time or (ii) restricts Bard's or any of its subsidiaries' right or authority to amend or terminate any of its employee benefit plans, policies, arrangements or programs effective after the Effective Time.

                     COMPARATIVE STOCK PRICES AND DIVIDENDS

     Bard Common Stock (symbol: BCR) and MedChem Common Stock (symbol: MCH) are listed for trading on the NYSE. The following table sets forth, for the periods indicated, the high and low sales prices per share of Bard Common Stock and MedChem Common Stock on the NYSE Composite Tape and the quarterly cash dividends per share paid by Bard on shares of Bard Common Stock. MedChem has never paid cash dividends on shares of MedChem Common Stock. In addition, the Merger Agreement restricts MedChem's ability to pay cash dividends between the date of the Merger Agreement and the Effective Time.

                                                                                          CASH
                                                                                        DIVIDENDS
                                                  BARD               MEDCHEM           PER SHARE OF
                                              COMMON STOCK        COMMON STOCK*        COMMON STOCK
                                             --------------       -------------        ------------
                                             HIGH       LOW       HIGH       LOW           BARD
                                             ----       ---       ----       ---       ------------
1992
  First Quarter............................  $ 34      $26 1/8    $16 3/4   $ 11 11/16      $0.12
  Second Quarter...........................    28 5/8   22 1/2     12 1/4      7 3/8         0.12
  Third Quarter............................    31 1/2   23 3/4     11 1/8      7 3/4         0.13
  Fourth Quarter...........................    35 7/8   25 1/2     13 1/4      8             0.13
1993
  First Quarter............................    35 1/4   22 7/8     14         10 1/8         0.13
  Second Quarter...........................    28       21 1/4     11 3/4      7 3/8         0.13
  Third Quarter............................    27 5/8   20 1/2      9          7 1/8         0.14
  Fourth Quarter...........................    26 7/8   21 3/4      7 3/4      5 5/8         0.14
1994
  First Quarter............................    30 1/2   23 7/8      7 1/8      5 7/8         0.14
  Second Quarter...........................    26 1/4   22 3/8      6 3/8      4 1/4         0.14
  Third Quarter............................    28 1/4   22 1/4      6 5/8      4 5/8         0.15
  Fourth Quarter...........................    27 1/2   23 5/8      6 3/8      4 5/8         0.15
1995
  First Quarter............................    28 1/8   25 1/2      5 7/8      4 1/2         0.15
  Second Quarter...........................    31 1/8   27 1/4      8 3/4      5 1/4         0.15
  Third Quarter (through August 23,
     1995).................................    31 7/8   29 1/4      9          8 1/2         0.16

---------------
* The information with respect to the MedChem Common Stock reflects the 3-for-2 stock split to stockholders of record on March 5, 1992. All of the shares of common stock of Anika Research, Inc., a formerly wholly-owned subsidiary of MedChem, were distributed to the stockholders of record of MedChem Common Stock on May 7, 1993.

     The following table sets forth the last reported sales prices per share of Bard Common Stock and MedChem Common Stock on the NYSE Composite Tape on May 23, 1995, the last trading day before announcement of the Merger Agreement, and on August 23, 1995:

                                                                  BARD           MEDCHEM
                                                              COMMON STOCK     COMMON STOCK
                                                              ------------     ------------
    May 23, 1995............................................  $  29 3/8        $    6 1/2
    August 23, 1995.........................................     29 1/2             8 7/8

            MEDCHEM STOCKHOLDERS ARE URGED TO OBTAIN CURRENT MARKET
          QUOTATIONS FOR BARD COMMON STOCK AND MEDCHEM COMMON STOCK IN
                      CONNECTION WITH VOTING THEIR SHARES.

                          DESCRIPTION OF CAPITAL STOCK

BARD

     Bard Common Stock is the only class of stock of Bard outstanding. The authorized Bard Common Stock consists of 300,000,000 shares. At August 21, 1995, 52,286,487 shares were outstanding. The Restated Certificate of Incorporation of Bard (the "Bard Certificate of Incorporation") has also authorized 5,000,000 shares of preferred stock, par value $1 per share, none of which has been issued. The following is a brief summary of the provisions of the Bard Common Stock and the Bard Rights (as defined below) attached thereto.

     Bard Common Stock. Dividends may be paid on the Bard Common Stock at the discretion of the Bard Board out of any funds of Bard legally available therefor after provision for such dividend rights as the Bard Board may fix for any class or series of preferred stock.

     Each holder of Bard Common Stock is entitled to one vote for every share of Bard Common Stock outstanding in such holder's name on the books of Bard. Each holder of any future class or series of preferred stock will be entitled to such voting rights, if any, as are fixed by the Bard Board or as are prescribed by law at the time of the issuance of such preferred stock.

     The shares of Bard Common Stock have non-cumulative voting rights, which means that the holders of stock having more than 50% of the voting power of the stock voting for the election of directors can elect all of the directors if they choose to do so, and, in such event, the holders of the remaining less than 50% of the voting power of the stock will not be able to elect any person or persons as directors.

     Upon any distribution of the assets of Bard, holders of the Bard Common Stock are entitled to distribution of all assets of Bard remaining after the holders of each class or series of the preferred stock have been paid the preference for their shares, if any, fixed by the Bard Board at the time of the issuance of such class or series of preferred stock.

     Shares of Bard Common Stock are not liable to any further calls or to assessment and have no sinking fund provisions, preemptive rights, conversion rights or redemption provisions.

     The Transfer Agent and Registrar for the Bard Common Stock is First Chicago Trust Company of New York.

     Bard Rights Plan. On October 9, 1985 the Bard Board declared a dividend of one common share purchase right (the "Bard Rights") on each outstanding share of Bard Common Stock, payable on October 21, 1985. Each Bard Right entitles the holder thereof until October 21, 1995 (or, if earlier, until the redemption of the Bard Rights) to buy one share of Bard Common Stock at an exercise price of $31.25, subject to certain antidilution adjustments. The Bard Rights will be represented by the Bard Common Stock certificates and will not be exercisable, or transferable apart from the Bard Common Stock, until the earlier of (i) the tenth day after the public announcement that a person or group has acquired beneficial ownership of 20% or more of the Bard Common Stock or (ii) the tenth day after a person commences, or announces an intention to commence, a tender or exchange offer for 30% or more of the Bard Common Stock (the earlier of such dates being referred to herein as the "Bard Distribution Date,") except that Bard Rights associated with shares of Bard Common Stock beneficially owned by a twenty percent holder of such stock as of the Bard Distribution Date will become null and void on such date. The Bard Rights will first become exercisable on the Bard Distribution Date, unless earlier redeemed, and could then begin trading separately from the Bard Common Stock. At no time will the Bard Rights have any voting rights.

     In the event that Bard is a party to a merger or other business combination transaction, each Bard Right will entitle its holder to purchase, at the exercise price of the Bard Right, that number of shares of common stock of the surviving company which at the time of such transaction would have a market value of two times the exercise price of the Bard Right. Alternatively, if a twenty percent holder were to acquire Bard by means of a reverse merger in which Bard and its stock survive or were to engage in certain "self-dealing" transactions, each Bard Right not owned by the twenty percent holder would become exercisable for the number of shares of Bard Common Stock which, at that time, would have a market value of two times the exercise price of the Bard Right.

     The Bard Rights are currently redeemable at $.0125 per Bard Right prior to the public announcement that a person or group has acquired beneficial ownership of 20% or more of the Bard Common Stock. The Bard Rights will expire on October 21, 1995 (unless earlier redeemed). In September or October 1995, the Bard Board is expected to consider a proposal to adopt a new rights plan.

     The purchase price payable, and the number of shares of Bard Common Stock or other securities or property issuable, upon exercise of the Bard Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Bard Common Stock, (ii) as a result of the grant to holders of Bard Common Stock of certain rights or warrants to subscribe for Bard Common Stock or convertible securities at less than the current market price of the Bard Common Stock or
(iii) as a result of the distribution to holders of Bard Common Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends at a rate not in excess of 140% of the last cash dividend theretofore paid or dividends payable in Bard Common Stock) or of subscription rights or warrants (other than those referred to above). With certain exceptions, no adjustment in the purchase price will be required until cumulative adjustments require an adjustment of at least 1% in such purchase price.

     One Bard Right was distributed to stockholders of Bard for each share of Bard Common Stock owned of record by such stockholder on October 21, 1985. As long as the Rights have been or are attached to the Bard Common Stock, Bard will issue one Bard Right with each new share of Bard Common Stock so that all such shares have or will have attached Bard Rights.

     The Bard Rights have certain anti-takeover effects. The Bard Rights will cause substantial dilution to a person or group that attempts to acquire Bard on terms not approved by the Bard Board, except pursuant to an offer conditioned on a substantial number of Bard Rights being acquired. The Bard Rights should not interfere with any merger or other business combination approved by the Bard Board since the Bard Rights may be redeemed by Bard at $.0125 per Bard Right prior to the public announcement that a person or group has acquired beneficial ownership of 20% or more of the Bard Common Stock.

MEDCHEM

     MedChem Common Stock is the only class of capital stock of MedChem outstanding. The authorized MedChem Common Stock consists of 20,000,000 shares. At August 21, 1995, 10,306,596 shares were outstanding. The Articles of Organization of MedChem (the "MedChem Articles of Organization") have also authorized 1,000,000 shares of Series Preferred Stock, par value $.01 per share, (the "MedChem Series Preferred Stock"), of MedChem, none of which has been issued. The MedChem Board has, however, designated 100,000 shares of the MedChem Series Preferred Stock as "Series A Junior Participating Preferred Stock" (referred to hereinafter as the "MedChem Preferred Stock"). The following is a brief summary of the provisions of the MedChem Common Stock and the MedChem Rights (as defined below) attached thereto.

     Medchem Common Stock. After the requirements with respect to preferential dividends on the MedChem Series Preferred Stock (fixed by the MedChem Board in accordance with the MedChem Articles of Organization), if any, shall have been met and after MedChem shall have complied with all the requirements, if any with respect to the setting aside of sums as sinking funds or redemption or purchase accounts relating to the MedChem Series Preferred Stock, then and not otherwise the holders of the MedChem Common Stock shall be entitled to receive such dividends as may be declared by the MedChem Board.

     Each holder of MedChem Common Stock is entitled to one vote in resect of each share of MedChem Common Stock held by such holder on all matters voted upon by the stockholders of MedChem.

     After distribution in full of the preferential amount (fixed by the MedChem Board in accordance with the MedChem Articles of Organization), if any, to be distributed to the holders of the MedChem Series Preferred Stock in the event of voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding up of MedChem, the holders of the MedChem Common Stock shall be entitled to receive all the remaining assets of MedChem, tangible and intangible, of whatever kind available for distribution to the stockholders ratably in proportion to the number of shares of MedChem Common Stock held by them respectively.

     The transfer agent and registrar for the MedChem Common Stock is The First National Bank of Boston.

     MedChem Rights Plan. On September 24, 1990, the MedChem Board declared a dividend distribution of one right (each, a "MedChem Right") for each outstanding share of MedChem Common Stock to stockholders of record at the close of business on October 9, 1990. On May 23, 1995, the MedChem Board amended the Rights Agreement, dated as of September 24, 1990 (the "MedChem Rights Agreement"), between MedChem and The First National Bank of Boston, as Rights Agent, to provide that the MedChem Rights would not be exercisable as a result of the Merger. Each MedChem Right entitles the registered holder to purchase from MedChem one unit (a "MedChem Unit") consisting of one one-hundredth of a share of Series A Junior Participating Preferred Stock, $.01 par value (the "MedChem Preferred Stock"), at a purchase price of $25 in cash per MedChem Unit, subject to adjustment. This summary description of the MedChem Rights does not purport to be complete and is qualified in its entirety by reference to the MedChem Rights Agreement.

     The MedChem Rights are attached to all MedChem Common Stock certificates and are not exercisable. The MedChem Rights will become freely tradeable and exercisable only if a person or a group has acquired beneficial ownership of 20% or more of the MedChem Common Stock or announces a tender or exchange offer that would result in such person or group owning 30% or more of the MedChem Common Stock. If, after the MedChem Rights become exercisable, certain further events occur involving the potential acquiring person or group, such as a merger or increase in beneficial ownership of MedChem Common Stock by such person or group, each MedChem Right not owned by a 20% or more stockholder will enable its holder to purchase at an exercise price of $25.00 that number of shares of MedChem Common Stock or, in the event of a merger or other transaction in which MedChem is not the surviving corporation, the equivalent amount of shares of the surviving corporation, which equals the exercise price of the MedChem Right divided by one-half of the current market price of the MedChem Common Stock or the shares of the surviving corporation, as the case may be, as defined in the MedChem Rights Agreement, at the date of the occurrence of the event. MedChem will generally be entitled to redeem the MedChem Rights at $.01 per share at any time until the tenth day (unless otherwise extended by the MedChem Board) following public announcement that a 20% stock position has been acquired and in certain other circumstances. The MedChem Rights will expire on October 9, 2000 unless earlier redeemed or exchanged.

     The issuance of the MedChem Rights could have the effect of making it more difficult for a third party to effect a change in the control of the MedChem Board, as well as making it more difficult for a third party to acquire or discouraging a third party from acquiring a majority of the outstanding voting stock of MedChem.

     The MedChem Preferred Stock purchasable upon exercise of the MedChem Rights is subject to the prior and superior rights of the holders of any shares of any series of preferred stock (or any similar stock) ranking prior and superior to the shares of MedChem Preferred Stock, but is senior to the MedChem Common Stock, as to the payment of dividends. Each share of MedChem Preferred Stock will have a quarterly dividend rate equal to the greater of (a) $1 or (b) 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of MedChem Common Stock or a subdivision thereof, declared on the MedChem Common Stock subject to certain adjustments. Such dividends shall be cumulative. The MedChem Preferred Stock will not be redeemable. If dividends or distributions payable on the MedChem Preferred Stock are in arrears, certain restrictions apply to the declaration and payment of dividends and the redemption and repurchase of shares with respect to stock ranking junior or on a parity with the MedChem Preferred Stock. Each share of MedChem Preferred Stock entitles the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of MedChem, subject to certain adjustments. Except as otherwise provided in the Articles of Organization or by law the MedChem Preferred Stock will vote together with the MedChem Common Stock as one class. The MedChem Preferred Stock votes as a separate class for additional directors if dividends are in arrears by a specified amount. In the event of liquidation, the holders of the MedChem Preferred Stock will receive a preferred liquidation payment of $100 per share or, if greater, an amount equal to 100 times the payment to be made per share of MedChem Common Stock, subject to certain adjustments. In the event of any consolidation, merger, combination or other transaction in which shares of MedChem Common Stock are exchanged for or changed into other stock or securities, cash and/or other property, each share of MedChem Preferred Stock will be entitled to receive 100 times the aggregate amount of stock or securities, cash and/or other property, into which or for which each share of MedChem Common Stock is changed or exchanged, subject to certain adjustments. The foregoing dividend and liquidation rights of the MedChem Preferred Stock are protected against dilution in the event additional shares of MedChem Common Stock are issued pursuant to a stock split, stock dividend or similar recapitalization. Because of the nature of the MedChem Preferred Stock's dividend, voting and liquidation rights, the value of the interest in the one one-hundredth of a share of MedChem Preferred Stock purchasable with each MedChem Right is intended to approximate the value of one share of MedChem Common Stock.

        COMPARISON OF RIGHTS OF COMMON STOCKHOLDERS OF BARD AND MEDCHEM

     The rights of Bard stockholders are governed by the Bard Certificate of Incorporation, Bard's By-laws (the "Bard By-laws") and the New Jersey Business Corporation Act (the "NJBCA"). The rights of MedChem stockholders are governed by the MedChem Articles of Organization, MedChem's Amended and Restated By-laws (the "MedChem By-laws") and the MBCL. After the Effective Time, the rights of MedChem stockholders who become Bard stockholders will be governed by the Bard Certificate of Incorporation, the Bard By-laws and the NJBCA.

     The following is a summary of the material differences between the rights of Bard stockholders and the rights of MedChem stockholders. This summary is not intended to be complete and is qualified in its entirety by reference to applicable provisions of the NJBCA and the MBCL and to the Bard Certificate of Incorporation and Bard By-laws and the MedChem Articles of Organization and MedChem By-laws.

SIZE AND CLASSIFICATION OF THE BOARD OF DIRECTORS

     Bard. The NJBCA permits the classification of a publicly held corporation's board of directors (with one to five year terms) and provides that the term of office of at least one class shall expire in each year. The Bard Certificate of Incorporation divides the Bard Board into three classes with each class consisting of not less than one nor more than seven directors as determined by the Bard Board from time to time. Bard currently has 10 directors. The Bard Certificate of Incorporation provides that at each annual meeting of stockholders, the successors to any class of directors whose term shall then expire shall be elected to serve three year terms.

     MedChem. Massachusetts law requires classification of a publicly held corporation's board of directors into three classes (each having a three year term) and imposes certain other obligations, unless the directors of such public corporation elect by vote to be exempt from such requirement or stockholders of such publicly held corporation at a meeting duly called for such purpose elect to be exempt from such requirement by a vote of two-thirds of each class of stock outstanding. Neither the stockholders nor the directors of MedChem have elected that MedChem be exempt from such requirement. As a result, the MedChem Board is currently classified into three classes. The MedChem By-laws provide that the number of directors of MedChem shall not be less than three and that the number of directors for each corporate year shall be fixed by vote at the meeting at which they are elected, but that the stockholders may at any special meeting held for the purpose during any such year increase or decrease the number of directors thus fixed and elect new directors to complete the number so fixed or remove directors to reduce the number of directors to the number so fixed. MedChem currently has six directors. At MedChem's 1995 Annual Meeting of Stockholders, the stockholders voted to increase the size of the MedChem Board to seven.

REMOVAL OF DIRECTORS

     Bard. Under the NJBCA, stockholders of a corporation may remove directors of such corporation for cause by the affirmative vote of the majority of the votes cast by the holders of shares entitled to vote for the election of directors. The NJBCA further provides that stockholders of a corporation whose board of directors is classified, such as Bard's, are not entitled to remove directors without cause. In addition, the NJBCA provides that the certificate of incorporation or a by-law adopted by stockholders may provide that the board of directors shall have the power to remove directors for cause and to suspend directors pending a final determination that cause exists for removal. Neither the Bard Certificate of Incorporation nor the Bard By-laws so provide.

     MedChem. The MedChem By-laws provide that directors of MedChem may be removed, with or without cause, by the holders of a majority of the shares of MedChem Common Stock then entitled to vote in an election of directors. In addition, the MedChem By-laws, as permitted under the MBCL, provide that directors may be removed by the MedChem Board only for cause by the affirmative vote of a majority of the directors then in office. A director may be removed for cause only after reasonable notice and opportunity to be heard before the body proposing to remove him.

SPECIAL MEETING OF STOCKHOLDERS; ACTION BY WRITTEN CONSENT

     Bard. Under the Bard By-laws, a special meeting of the stockholders may be called at any time by the Chairman of the Bard Board, by the President of Bard or by a majority of the directors on the Bard Board. Under the NJBCA, upon the application of the holder or holders of not less than 10% of all the shares entitled to vote at a meeting, a court of competent jurisdiction, for good cause shown, may order a special meeting of the stockholders to be called and held at such time and place, upon such notice and for the transaction of such business as may be designated in such order.

     The NJBCA provides that any action that is required or permitted to be taken at a meeting of stockholders may be taken without a meeting if all the stockholders entitled to vote thereon consent thereto in writing, except that in the case of mergers, consolidations, or sales of substantially all of the assets of the corporation, such action may be taken without a meeting only if all stockholders consent thereto in writing or if all stockholders entitled to vote thereon consent thereto in writing and the corporation provides notice prior to the effectiveness of such action to all other stockholders. The NJBCA, the Bard Certificate of Incorporation and the Bard By-laws further provide that, except as otherwise provided in the preceding sentence, any stockholder action required or permitted to be taken at a meeting of stockholders, other than the annual election of directors, may be taken without a meeting upon the written consent of stockholders who would have been entitled to cast the minimum number of votes which would be necessary to authorize such action at a meeting at which all shareholders entitled to vote were present and voting.

     MedChem. Under the MedChem By-laws, a special meeting of stockholders may only be called by the President or by the MedChem Board. The affirmative vote of the holders of at least 80% of the MedChem Common Stock issued and outstanding and entitled to vote shall be required to amend or repeal, or adopt any provision inconsistent with, such provision of the MedChem By-laws. Under the MBCL, a special meeting of stockholders shall be called upon the written application of holders of at least 40% in interest of the stock entitled to vote at the meeting, unless the articles of organization or by-laws of the corporation specify a different percentage.

     Pursuant to the MBCL and the MedChem By-laws, MedChem stockholders may take any action that otherwise may be taken at any annual or special meeting by written consent if all the stockholders entitled to vote thereon consent thereto in writing.

STOCKHOLDER INSPECTION RIGHTS; STOCKHOLDER LISTS

     Bard. Under the NJBCA, a stockholder who has been a stockholder of record for at least six months or who holds at least 5% of the outstanding shares of any class or series of stock of a corporation has the right for any proper purpose to examine in person or by agent or attorney the minutes of the proceedings of the corporation's stockholders and the record of stockholders. Irrespective of the period such stockholder has been a stockholder or the amount of stock such stockholder holds, a court is empowered, upon proof of proper purpose, to compel production for examination by the stockholder the books and records of account, minutes and record of stockholders of a corporation.

     MedChem. Under the MBCL, any stockholder may, upon demand, inspect for any proper purpose a corporation's stock ledger, a list of its stockholders and its other books and records. A proper purpose is a purpose in the interest of the applicant, as a stockholder, relative to the affairs of the corporation. The MBCL neither prescribes any minimum time period for which shares must be held before a stockholder may demand inspection nor limits the right of inspection to holders of a minimum percentage of stock.

STOCKHOLDER DERIVATIVE ACTIONS

     Bard. Under New Jersey law, if the stockholder-plaintiffs in a stockholders derivative action own less than 5% of the outstanding shares of any class or series of the stock of the corporation on behalf of which such stockholder-plaintiffs are bringing suit (unless such shares have a fair market value in excess of $25,000), the corporation may require the stockholder-plaintiffs to give security for the reasonable expenses, including attorneys' fees, of the corporation or any defendants. Moreover, stockholders found by a court of competent jurisdiction to have instituted a derivative suit without reasonable cause may be required to pay the reasonable expenses, including attorneys' fees, of the defendants named in such action.

     MedChem.  No comparable provision exists under the MBCL.

AMENDMENT OF GOVERNING DOCUMENTS

     Bard. Under the NJBCA, a corporation's certificate of incorporation may be amended in any and in as many respects as may be desired so long as the amendment contains only such provisions as might lawfully be contained in an original certificate of incorporation filed at the time of making such amendment. Except for amendments to the certificate of incorporation pursuant to a plan of merger and certain other amendments, amendments to the certificate of incorporation of a corporation organized prior to January 1, 1969, such as Bard, may be made in the following manner: the board of directors approves the amendment and directs that it be submitted to a vote at a meeting of the stockholders; written notice setting forth the proposed amendment or a summary of the changes to be effected thereby is given to each stockholder of record entitled to vote thereon; at such meeting, a vote of stockholders entitled to vote thereon is taken on the proposed amendment, which, except as provided below, is adopted upon receiving the affirmative vote of two-thirds of the votes cast by the holders of shares entitled to vote thereon and, in addition, if any classes or series of shares is entitled to vote thereon as a class, the affirmative vote of two-thirds of the votes cast in such class vote.

     In accordance with the NJBCA, the Bard Certificate of Incorporation provides that the following provisions of the Bard Certificate of Incorporation may be amended only upon the affirmative vote of 75% of the outstanding shares of all classes of capital stock of Bard entitled to vote thereon: (i) the size and classification of the Bard Board, (ii) the prohibition against stockholders from removing directors without cause, (iii) the prohibition against certain transactions with interested stockholders and (iv) the prohibition against the selective purchase of Bard Common Stock by Bard at a premium over market price. The Bard Certificate of Incorporation further provides that the "fair price" provisions contained therein may be amended only upon the affirmative vote of a majority of the voting power of each class of capital stock of Bard, excluding those shares owned by an "interested stockholder".

     Amendments of the certificate of incorporation pursuant to a plan of merger must be approved by the stockholders of the corporation pursuant to the procedures set out below under "-- Required Vote for Authorization of Certain Actions -- Bard". Under the NJBCA, once the stockholders have approved the proposed merger, including the amendments to the certificate of incorporation, such amendments may be set forth and effected by a restated certificate of incorporation which may be filed as an additional document together with the certificate of merger.

     In accordance with the NJBCA, the provisions of the Bard By-laws generally may be amended, added to, altered, changed or repealed in whole or in part (i) by the vote of the stockholders at a regular or special meeting of the stockholders or (ii) subject to any provisions in the Bard Certificate of Incorporation or the NJBCA reserving to the stockholders such right, by the affirmative vote of a majority of the Bard Board at a regular or special meeting of the Bard Board, except that a By-law adopted or amended by the Bard Board may be superseded by stockholder action and any stockholder action may preempt any further action by the Bard Board in respect of such action.

     MedChem. Under the MBCL, amendments to a corporation's articles of organization relating to changes in capital or its corporate name require the vote of at least a majority of each class of stock outstanding and entitled to vote thereon. Amendments relating to other matters require a vote of at least two-thirds of each class outstanding and entitled to vote thereon; provided that
(i) the articles of organization or by-laws may provide for a greater proportion and (ii) the articles of organization may provide for a lesser proportion but not less than a majority of the outstanding shares of each class. The MedChem Articles of Organization provide that the affirmative vote of the holders of not less than 80% of the votes which all the stockholders would be entitled to cast in any election of directors shall be required to amend Article 6(a) (Indemnification) of the MedChem Articles of Organization.

     The MedChem By-laws provide that such By-laws may be adopted, amended or repealed by a majority of the directors present at any regular or special meeting of the MedChem Board at which a quorum is present, except with respect to the provisions of such By-laws governing (i) the removal of the directors,
(ii) the election of committees by directors and delegation of powers thereto and (iii) the amendment of the By-laws. The MedChem By-laws further provide that the MedChem By-laws may be amended by the MedChem stockholders by the affirmative vote of a majority of the outstanding shares of MedChem capital stock at any regular or special meeting of the stockholders, provided that the proposed amendment to the MedChem By-laws shall have been set forth in the notice of such meeting. The MedChem By-laws also provide that notwithstanding any other provision of law, the MedChem Articles of Organization or the MedChem By-laws, the affirmative vote of the holders of at least 80% of the shares of the capital stock of MedChem issued and outstanding and entitled to vote shall be required to amend or repeal, or to adopt any provision inconsistent with
Section 2 (Special Meetings) or Section 10 (Introduction of Business at Meeting) of Article I of the MedChem By-laws. Notice of any substance of any amendment made by the MedChem Board must be given to all stockholders not later than the time of giving notice of the next stockholders' meeting subsequent to such amendment. Any MedChem By-law adopted by the MedChem Board may be amended or repealed by the stockholders.

CORPORATION'S BEST INTEREST

     Bard. Under the NJBCA, a director of a New Jersey corporation may consider, in discharging his or her duties to the corporation and in determining what he or she reasonably believes to be in the best interest of the corporation, any of the following (in addition to the effects of any action on stockholders): (i) the effects of the action on the corporation's employees, suppliers, creditors and customers, (ii) the effects of the action on the community in which the corporation operates and (iii) the long-term as well as the short-term interests of the corporation and its stockholders, including the possibility that these interests may best be served by the continued independence of the corporation. If, on the basis of the foregoing factors, the board of directors determines that any proposal or offer to acquire the corporation is not in the best interest of the corporation, it may reject such proposal or offer, in which event the board of directors will have no duty to remove any obstacles to, or refrain from impeding, such proposal or offer.

     MedChem. Under the MBCL, the director of a Massachusetts corporation may consider, in discharging his or her duties to the corporation and in determining what he or she reasonably believes to be in the best interest of the corporation, any of the following (in addition to the effects of any action on stockholders): (i) the interests of the corporation's employees, suppliers, creditors and customers, (ii) the economy of the state, region and nation, (iii) community and societal considerations and (iv) the long-term and short-term interests of the corporation and its stockholders, including the possibility that these interests may best be served by the continued independence of the corporation.

DISSENTERS' OR APPRAISAL RIGHTS

     Bard. Stockholders of a New Jersey corporation generally have dissenters' rights with respect to a merger or consolidation as well as with respect to the disposition of all or substantially all of the assets of the corporation. Such dissenters' rights are not available to shareholders of a New Jersey corporation (i) if the shares that they hold are a class or series that is listed on a national securities exchange or is held of record by 1,000 or more stockholders or (ii) if, pursuant to such disposition of assets, merger or consolidation, they will receive stock or other securities so listed or held, cash, or a combination of cash and such securities. A stockholder of a surviving corporation in a merger will not have dissenters' rights if the vote of stockholders of the corporation was not required for approval of the plan of merger.

     MedChem. The MBCL gives rights to stockholders to dissent from mergers, consolidations and sales, leases or exchanges of all or substantially all of the property and assets of a corporation. The MBCL also grants appraisal rights to stockholders whose shares are adversely affected by certain amendments to the articles of organization of a corporation.

     A stockholder of a surviving corporation in a merger will not have appraisal rights under the MBCL if the vote of stockholders of the corporation was not required for approval of the plan of merger. See "APPRAISAL RIGHTS".

REQUIRED VOTE FOR AUTHORIZATION OF CERTAIN ACTIONS

     Bard. Under the NJBCA, the consummation of a merger or consolidation of a New Jersey corporation organized before January 1, 1969, such as Bard, requires the approval of such corporation's board of directors and the affirmative vote of two-thirds of the votes cast by the holders of shares of the corporation entitled to vote thereon, unless (i) such corporation is the surviving corporation, (ii) such corporation's certificate of incorporation is not amended, (iii) the stockholders of the surviving corporation whose shares were outstanding immediately before the effective date of the merger will hold the same number of shares, with identical designations, preferences, limitations and rights, immediately thereafter and (iv) the number of voting shares and participating shares outstanding after the merger plus the number of voting and participating shares issuable upon conversion of other securities or upon exercise of rights and warrants issued pursuant to the merger will not exceed by more than 40% the total number of voting or participating shares of the surviving corporation before the merger. As permitted by the NJBCA, the Bard Certificate of Incorporation requires a greater voting requirement for certain transactions. See "-- Amendment of Governing Documents -- Bard". Similarly, in the case of a corporation organized before January 1, 1969, a sale of all or substantially all of such corporation's assets other than in the ordinary course of business, or a voluntary dissolution of such corporation, requires the approval of such corporation's board of directors and the affirmative vote of two-thirds of the votes cast by the holders of shares of the corporation entitled to vote thereon.

     MedChem. The MBCL requires that an agreement of merger or consolidation be approved by the vote of two-thirds of the outstanding shares entitled to vote of each class of stock of each constituent corporation (except as set forth in the following paragraph), unless the corporation's articles of organization provide for a lesser vote, but not less than a majority of the shares outstanding and entitled to vote.

     Pursuant to the MBCL, unless required by a corporation's articles of organization, an agreement of merger need not be submitted to the stockholders of a corporation surviving the merger, but may be approved by vote of its directors if: (a) the agreement of merger does not change the name, the amount of shares authorized of any class of stock or other provisions of the articles of organization of such corporation; (b) the authorized unissued shares or shares held in the treasury of such corporation of any class of stock of such corporation to be issued or delivered pursuant to the agreement of merger do not exceed 15% of the shares of such corporation of the same class outstanding immediately prior to the effective date of the merger; and (c) the issue by vote of the directors of any unissued stock to be issued pursuant to the agreement of merger has been authorized in accordance with applicable law. A sale of all or substantially all of a Massachusetts corporation's assets or a voluntary dissolution of a Massachusetts corporation requires the affirmative vote of a majority of the board of directors and at least two-thirds of such corporation's outstanding shares entitled to vote thereon.

     The MBCL contains no provision permitting the sale of all or substantially all of the assets of the corporation in the ordinary course of the corporation's business without stockholder approval.

BUSINESS COMBINATIONS

     Bard. The NJBCA provides that no corporation organized under the laws of New Jersey with its principal executive offices or significant operations located in New Jersey (a "resident domestic corporation") may engage in any "business combination" (as defined in the NJBCA) with any interested stockholder (generally, a 10% or greater stockholder) of such corporation for a period of five years following such interested stockholder becoming an interested stockholder, unless such business combination is approved by the board of directors of such corporation prior to the stock acquisition.

     In addition, no resident domestic corporation may engage, at any time, in any business combination with any interested stockholder of such corporation other than: (i) a business combination approved by the board of directors of such corporation prior to the stock acquisition, (ii) a business combination approved by the affirmative vote of the holders of two-thirds of the voting stock not beneficially owned by such interested stockholder at a meeting called for such purpose or (iii) a business combination in which the interested stockholder pays a formula price designed to ensure that all other stockholders receive at least the highest price per share paid by such interested stockholder.

     Furthermore, the Bard Certificate of Incorporation requires the following in connection with certain business combinations and transactions involving any stockholder who owns in excess of 5% of the outstanding shares of Bard Common
Stock: (i) the approval of at least 75% of the outstanding shares of all classes of capital stock of Bard entitled to vote thereon, (ii) that the holders of shares of Bard Common Stock receive consideration that is at least as favorable as that given to interested stockholders and (iii) that certain procedures be followed, including, without limitation, restrictions on the payment of dividends or preferential treatment to such stockholder. The foregoing restrictions do not apply to business combinations and transactions which have been approved by the Bard Board prior to the time that such stockholder shall have acquired in excess of 5% of the outstanding shares of Bard Common Stock.

     MedChem. In general, Massachusetts law prohibits a corporation with 200 or more stockholders from engaging in a "business combination" (as defined in Massachusetts law) with an "interested stockholder" (defined generally as a person who, together with affiliates and associates, owns 5% or more of such corporation's outstanding voting stock, or as an affiliate or associate of such corporation who, together with affiliates and associates, owned 5% or more of such corporation's outstanding voting stock at any time within the immediately preceding three-year period) for three years following the date such person became an interested stockholder.

     The provision is not applicable when (i) prior to the date the stockholder became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, such interested stockholder owned at least 90% of the outstanding voting stock of the corporation, not including shares owned by directors who are also officers and by certain employee stock plans or (iii) on or subsequent to the date the stockholder becomes an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders, and not by written consent, by the affirmative vote of the holders of at least two-thirds of the outstanding voting stock entitled to vote thereon, excluding shares owned by the interested stockholder.

     These restrictions generally do not apply to business combinations with an interested stockholder that are proposed subsequent to the public announcement of, and prior to the consummation or abandonment of, certain mergers, sales of a majority of a corporation's assets or tender offers for 50% or more of a corporation's voting stock.

     The MBCL allows corporations to elect not to be subject to the preceding provisions of the MBCL. MedChem has not made such an election.

"ANTI-GREENMAIL"

     Bard. Under the Bard Certificate of Incorporation, any purchase by Bard or any of its subsidiaries of Voting Stock (as defined below) from any stockholder who owns in excess of 5% of the voting power of the outstanding shares of Voting Stock at a per share price in excess of the market price at the time of such purchase of the shares so purchased shall require the affirmative vote of the holders of that amount of voting power of the Voting Stock equal to the sum of
(i) the voting power of the shares of Voting Stock of which such stockholder is the beneficial owner and (ii) a majority of the voting power of the remaining outstanding shares of Voting Stock, voting together as one class. The foregoing restriction does not apply to any purchase of shares of Voting Stock pursuant to
(i) an offer made available on the same terms to the holders of all of the outstanding shares of the same class of Voting Stock as those so purchased or
(ii) a purchase program effected on the open market and not as the result of a privately-negotiated transaction.

     The term "Voting Stock" as used herein means the outstanding shares of all classes of Bard capital stock entitled to vote generally in the election of Bard directors.

     MedChem. There is no comparable prohibition on the selective repurchase by MedChem of its stock at a premium over market price.

CONTROL SHARE ACQUISITION STATUTE

     Bard.  New Jersey has not adopted a control share acquisition statute.

     MedChem. Under the Massachusetts control share acquisition statute for Massachusetts corporations, a person (the "acquiror") who makes a bona fide offer to acquire, or acquires, shares of stock of a publicly held corporation subject to such statute in an amount equal to or greater than certain thresholds must obtain the approval of a majority of shares held by all stockholders except the acquiror and the officers and inside directors of the corporation in order to vote the shares that the acquiror acquires within 90 days before or after crossing the thresholds. The thresholds are 20%, 33 1/3% and a majority of the voting stock of the corporation, and stockholder approval is required each time a threshold is crossed in order for the acquiror to vote the shares so acquired. The statute does not require that the acquiror consummate the purchase before the stockholder vote is taken. The statute permits a Massachusetts corporation to elect not to be governed by its provisions by including a provision in its articles of organization or by-laws pursuant to which the corporation opts out of the statute. The MedChem By-laws contain such an opt-out provision.

                                 OTHER MATTERS

REGULATORY APPROVALS REQUIRED

     Under the HSR Act and the rules promulgated thereunder by the FTC, certain transactions may not be consummated unless notice has been given and certain information has been furnished to the Antitrust Division and the FTC and specified waiting period requirements have been satisfied. Bard and MedChem each filed with the FTC and the Antitrust Division a Notification and Report Form with respect to the Merger on June 2, 1995. On August 1, 1995, the FTC advised MedChem and Bard that the waiting period requirements had been satisfied.

     Notwithstanding the foregoing, at any time before or after the Effective Time, the FTC or the Antitrust Division could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the Merger or seeking the divestiture of MedChem by Bard, in whole or in part, or the divestiture of substantial assets of Bard, MedChem or their respective subsidiaries. State Attorneys General and private parties may also bring legal action under Federal or state antitrust laws in certain circumstances.

     Based on an examination of information available to Bard and MedChem relating to the businesses in which Bard, MedChem and their respective subsidiaries are engaged, Bard and MedChem believe that the consummation of the Merger will not violate the antitrust laws.

     Bard and MedChem do not believe that any other material governmental approvals or actions will be required for consummation of the Merger. See "THE AGREEMENT AND PLAN OF MERGER -- Conditions to Consummation of the Merger".

                                APPRAISAL RIGHTS

     Holders of record of shares of MedChem Common Stock are entitled to appraisal rights under Sections 85 through 98, inclusive, of the MBCL (the full text of which is reprinted in its entirety as Annex IV to this Proxy Statement/Prospectus). Pursuant to Sections 85 through 98, inclusive, of the MBCL, any stockholder of MedChem who files a written objection to the Merger prior to the taking of the vote concerning the Merger at the MedChem Special Meeting, and who does not consent to or vote in favor of the Merger is entitled to demand in writing that MedChem pay to such stockholder in cash the fair value of the shares of MedChem Stock held by such stockholder (exclusive of any element of value arising from the expectation or accomplishment of the Merger).

     ANY STOCKHOLDER WHO WISHES TO MAKE A DEMAND FOR APPRAISAL IS URGED TO REVIEW CAREFULLY THE PROVISIONS OF SECTIONS 85 THROUGH 98 OF THE MBCL, PARTICULARLY THE PROCEDURAL ACTIONS REQUIRED TO PERFECT DISSENTERS' APPRAISAL RIGHTS THEREUNDER ("APPRAISAL RIGHTS"). APPRAISAL RIGHTS WILL BE LOST IF SUCH PROCEDURAL REQUIREMENTS ARE NOT FULLY SATISFIED.

     Holders of MedChem Common Stock wishing to exercise Appraisal Rights should keep in mind that the fair value of their shares of MedChem Common Stock determined under the MBCL could be more than, the same as or less than the value of the consideration they will be entitled to receive under the Merger Agreement if they do not seek to exercise their Appraisal Rights. Stockholders should also keep in mind that opinions of investment banking firms as to fairness from a financial point of view are not necessarily opinions as to fair value under the MBCL.

     SET FORTH BELOW IS A SUMMARY OF THE PROCEDURES RELATING TO THE EXERCISE OF APPRAISAL RIGHTS. THE FOLLOWING SUMMARY DOES NOT PURPORT TO BE A COMPLETE STATEMENT OF THE PROVISIONS OF SECTIONS 85 THROUGH 98, INCLUSIVE, OF THE MBCL AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO ANNEX IV TO THIS PROXY STATEMENT/PROSPECTUS AND TO ANY AMENDMENTS TO SUCH SECTIONS AS MAY BE ADOPTED AFTER THE DATE OF THIS PROXY STATEMENT/PROSPECTUS.

     Before the stockholders' vote is taken on the proposal to approve and adopt the Merger Agreement, a stockholder of record who intends to exercise Appraisal Rights must deliver to MedChem a written objection to the proposed Merger, stating that such stockholder intends to demand payment for the shares of MedChem Common Stock held by such stockholder if the Merger is consummated. Such written objection should be sent to MedChem Products, Inc., 232 West Cummings Park, Woburn, Massachusetts 01801, Attention: Clerk. Merely voting against approval and adoption of the Merger Agreement (or abstaining from voting) is not sufficient to satisfy the requirement of delivering a written objection to MedChem.

     In addition to filing a written objection, shares of MedChem Common Stock for which appraisal is sought must not be voted in favor of the Merger, and a stockholder voting for the Merger will be deemed to have waived his rights to an appraisal under Massachusetts law. A signed proxy that is returned but which does not contain any instructions as to how it should be voted will be voted in favor of approval and adoption of the Merger Agreement and will be deemed a waiver of the right to an appraisal under Massachusetts law. Failure to vote against the Merger or abstaining from voting, however, will not constitute a waiver of Appraisal Rights.

     If the Merger Agreement is approved and adopted at the MedChem Special Meeting and the Merger becomes effective, MedChem, as the Surviving Corporation, will, within 10 days after the Effective Time of the Merger, notify each holder of shares of MedChem Common Stock who has filed a written objection meeting the requirements of Section 86 of the MBCL, and whose shares of MedChem Common Stock were not voted in favor of the proposal to approve and adopt the Merger Agreement (any such stockholder being referred to herein as a "Dissenting Stockholder"), that the Merger has become effective. The giving of such notice will not be deemed to create any rights in the Dissenting Stockholder to demand payment for such holder's shares of MedChem Common Stock. The notice will be sent by registered or certified mail, addressed to the Dissenting Stockholder at such Dissenting Stockholder's last known address as it appears on the records of MedChem immediately prior to the Effective Time of the Merger.

     Within 20 days after the mailing of the notice described above by MedChem, any Dissenting Stockholder may demand in writing from MedChem an appraisal and payment for the fair value of such holder's shares of MedChem Common Stock. Such written demand should be addressed to MedChem Products, Inc., 232 West Cummings Park, Woburn, Massachusetts 01801, Attention: Clerk. If MedChem, as the Surviving Corporation, and the Dissenting Stockholder shall have agreed as to the fair value of such shares of MedChem Common Stock, MedChem, as the Surviving Corporation, will pay to the Dissenting Stockholder the fair value of such shares of MedChem Common Stock within 30 days after the expiration of the twenty-day period during which such written demand may be made.

     If, after the thirty-day period described in the previous paragraph expires, MedChem and any Dissenting Stockholder have not agreed on the fair value of such holder's shares of MedChem Common Stock, then within four months following such thirty-day period, any such Dissenting Stockholder who has complied with Section 86 of the MBCL, or MedChem, may, by filing a bill in equity with the Massachusetts Superior Court in Suffolk County, Massachusetts (the "Court"), demand a determination of the fair value of the shares of MedChem Common Stock of all Dissenting Stockholders with whom agreements as to the value of their shares have not been reached. If no such bill is filed within such four-month period, no holder of shares of MedChem Common Stock will be entitled to Appraisal Rights. If a bill is filed by MedChem, all Dissenting Stockholders, other than those who have reached agreement with MedChem as to the value of their shares of MedChem Common Stock, must be named as parties to such proceeding. If a bill is filed by a Dissenting Stockholder, he or she must bring the bill on his or her own behalf and on the behalf of all other Dissenting Stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached, and service of the bill must be made upon MedChem by subpoena with a copy of the bill annexed thereto. MedChem must file with its answer a duly verified list of all Dissenting Stockholders who have not reached agreement with MedChem as to the value of their shares of MedChem Common Stock, and such Dissenting Stockholders will thereupon be deemed to have been added as parties to the bill. MedChem must give notice of the time and place fixed by the Court for a hearing, in such form and returnable on such date as the Court shall order, to each Dissenting Stockholder party to the bill by registered or certified mail, addressed to the last known address of such Dissenting Stockholder as shown in the records of MedChem, and the Court may order such additional notice by publication or otherwise as it deems advisable. Each Dissenting Stockholder who makes written demand for an appraisal and payment of his shares of MedChem Common Stock as provided above will be deemed to have consented to the giving of notice in such manner, and the giving of notice to any such Dissenting Stockholder in compliance with the order of the Court will be sufficient service on him. Failure to give notice to any Dissenting Stockholder making such demand will not invalidate the proceedings as to other Dissenting Stockholders to whom notice was properly given, and the Court may at any time before the entry of a final decree make supplementary orders of notice.

     After a hearing, the Court will enter a decree determining the fair value of the shares of MedChem Common Stock of those Dissenting Stockholders who have become entitled to the valuation thereof and payment therefor. The full value of such shares of MedChem Common Stock will be determined as of the day preceding the date of the vote approving and adopting the Merger Agreement and shall be exclusive of any element of value arising from the accomplishment or expectation of the Merger. When the value is so determined, the Court will order the payment by MedChem of such value, with interest thereon, determined as provided below, to the Dissenting Stockholders entitled to receive the same upon the transfer by them to MedChem of the certificates representing their shares of MedChem Stock.

     The costs of the bill, including the reasonable compensation and expenses of any master appointed by the Court, but exclusive of fees of counsel or of experts retained by any party, will be determined by the Court and assessed against the parties to the bill, or any of them, in such manner as appears to be equitable, except that all costs of giving notice to stockholders must be paid by MedChem. Interest shall be paid upon any award from the date of the MedChem Special Meeting, and the Court may, upon application of any interested party, determine the amount of interest to be paid in the case of any Dissenting Stockholder.

     The MBCL provides that the enforcement by a stockholder of Appraisal Rights pursuant to the procedures set forth above is such stockholder's exclusive remedy except for the right of such stockholder to bring an appropriate proceeding to obtain relief on the ground that such corporate action will be or is illegal or fraudulent as to such stockholders.

     ANY MEDCHEM STOCKHOLDER WHO DESIRES TO EXERCISE APPRAISAL RIGHTS SHOULD CAREFULLY REVIEW THE MBCL AND IS ADVISED TO CONSULT HIS OR HER LEGAL ADVISOR BEFORE EXERCISING OR ATTEMPTING TO EXERCISE SUCH RIGHTS.

                                    EXPERTS

     The consolidated financial statements of Bard and subsidiaries incorporated by reference in this Proxy Statement/Prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in accounting and auditing.

     The consolidated financial statements and schedules of MedChem as of August 31, 1994 and 1993, and for each of the years in the three-year period ended August 31, 1994 have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

     The financial statements of the Sure-Closure Division of Life Medical Sciences, Inc. incorporated by reference in this Proxy Statement/Prospectus and in the Registration Statement have been audited by Richard A. Eisner & Company, LLP, independent certified public accountants, as indicated in their report with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in accounting and auditing.

                                 LEGAL MATTERS

     The validity of the shares of Bard Common Stock offered hereby will be passed upon for Bard by Richard A. Flink, Vice President and General Counsel of Bard. Mr. Flink is paid a salary by Bard, is a participant in various employee benefit plans offered to employees of Bard generally and owns and has options to purchase shares of Bard Common Stock.

     The federal income tax consequences of the Merger will be passed upon by Hale and Dorr, counsel for MedChem. See "THE MERGER -- Material Federal Income Tax Consequences".

                             STOCKHOLDER PROPOSALS

     Proposals of MedChem stockholders to be presented at the 1996 Annual Meeting of Stockholders of MedChem should be received by MedChem at its principal office in Woburn, Massachusetts not later than November 16, 1995 for inclusion in the proxy statement for that meeting. If the Merger is consummated, no such meeting will be held.

                                                                         ANNEX I
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                                  CONFORMED COPY

                          AGREEMENT AND PLAN OF MERGER

                           DATED AS OF MAY 24, 1995,

                                     AMONG

                                C.R. BARD, INC.,

                             CRB ACQUISITION CORP.

                                      AND

                             MEDCHEM PRODUCTS, INC.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                       PAGE
                                                                                       ----
ARTICLE I
THE MERGER
  1.1  The Merger....................................................................   I-7
  1.2  Closing.......................................................................   I-7
  1.3  Effective Time of the Merger..................................................   I-7
  1.4  Effects of the Merger.........................................................   I-7
  1.5  Articles of Organization; By-Laws.............................................   I-7
  1.6  Directors; Officers...........................................................   I-8
ARTICLE II
EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS; EXCHANGE
  OF CERTIFICATES
  2.1  Effect on Capital Stock.......................................................   I-8
          (a) Common Stock of Sub....................................................   I-8
          (b) Cancellation of Treasury Stock and Parent-Owned Stock..................   I-8
          (c) Conversion of Company Common Stock.....................................   I-8
          (d) Dissenting Shares......................................................   I-8
  2.2  Exchange of Certificates......................................................   I-9
          (a) Exchange Agent.........................................................   I-9
          (b) Exchange Procedures....................................................   I-9
          (c) Distributions with Respect to Unexchanged Shares.......................   I-9
          (d) No Further Ownership Rights in Company Common Stock....................  I-10
          (e) No Fractional Shares...................................................  I-10
          (f) Termination of Exchange Fund...........................................  I-10
          (g) No Liability...........................................................  I-10
          (h) Investment of Exchange Fund............................................  I-11
          (i) Withholding Rights.....................................................  I-11
ARTICLE III
REPRESENTATIONS AND WARRANTIES
  3.1  Representations and Warranties of the Company.................................  I-11
          (a) Organization, Standing and Power.......................................  I-11
          (b) Subsidiaries...........................................................  I-11
          (c) Capital Structure......................................................  I-12
          (d) Authority..............................................................  I-12
          (e) SEC Documents..........................................................  I-13
          (f) Information Supplied...................................................  I-14
          (g) Absence of Certain Changes or Events...................................  I-14
          (h) Compliance with Applicable Laws........................................  I-14
          (i) Environmental..........................................................  I-15
          (j) Litigation.............................................................  I-16
          (k) Product Liability Matters..............................................  I-16
          (l) Taxes..................................................................  I-16
          (m) Benefit Plans..........................................................  I-17
          (n) Labor Controversies....................................................  I-18
          (o) Properties.............................................................  I-18
          (p) Intellectual Property..................................................  I-18
          (q) Insurance..............................................................  I-18

                                                                                       PAGE
                                                                                       ----
          (r) Records................................................................  I-18
          (s) Company Rights Plan....................................................  I-18
          (t) Certain Chapters of the MBCL Not Applicable............................  I-19
          (u) Opinion of Financial Advisor...........................................  I-19
          (v) Vote Required..........................................................  I-19
          (w) Accounting Matters.....................................................  I-19
  3.2  Representations and Warranties of Parent and Sub..............................  I-19
          (a) Organization, Standing and Power.......................................  I-19
          (b) Capital Structure......................................................  I-19
          (c) Authority..............................................................  I-20
          (d) SEC Documents..........................................................  I-21
          (e) Information Supplied...................................................  I-21
          (f) Absence of Certain Changes or Events...................................  I-21
          (g) Compliance with Applicable Laws........................................  I-21
          (h) Litigation.............................................................  I-21
          (i) Interim Operations of Sub..............................................  I-22
ARTICLE IV
COVENANTS RELATING TO CONDUCT OF BUSINESS
  4.1  Covenants of Company..........................................................  I-22
          (a) Ordinary Course........................................................  I-22
          (b) Dividends; Changes in Stock............................................  I-22
          (c) Issuance of Securities.................................................  I-22
          (d) Governing Documents....................................................  I-22
          (e) No Solicitations.......................................................  I-22
          (f) No Acquisitions........................................................  I-23
          (g) No Dispositions........................................................  I-23
          (h) Indebtedness...........................................................  I-23
          (i) Other Actions..........................................................  I-24
          (j) Advice of Changes; Government Filings..................................  I-24
          (k) Accounting Methods.....................................................  I-24
          (l) Pooling and Tax-Free Reorganization Treatment..........................  I-24
          (m) Benefit Plans..........................................................  I-24
          (n) Tax Elections..........................................................  I-25
  4.2  Covenants of Parent...........................................................  I-25
          (a) Dividends, Distributions and Issuances.................................  I-25
          (b) Benefit Plans..........................................................  I-25
          (c) Other Actions..........................................................  I-25
          (d) Government Filings.....................................................  I-25
          (e) Tax-Free Reorganization Treatment......................................  I-25
ARTICLE V
ADDITIONAL AGREEMENTS
  5.1  Preparation of S-4 and the Proxy Statement....................................  I-26
  5.2  Letter of Company's Accountants...............................................  I-26
  5.3  Letter of Parent's Accountants................................................  I-26
  5.4  Stockholder Meeting...........................................................  I-26
  5.5  Legal Conditions to Merger....................................................  I-26
  5.6  Access to Information.........................................................  I-27
  5.7  Affiliates....................................................................  I-27

                                                                                       PAGE
                                                                                       ----
  5.8  Stock Options.................................................................  I-27
  5.9  Brokers or Finders............................................................  I-28
  5.10 Indemnification; Directors' and Officers' Insurance...........................  I-28
  5.11 Employees.....................................................................  I-28
ARTICLE VI
CONDITIONS PRECEDENT
  6.1  Conditions to Each Party's Obligation To Effect the Merger....................  I-29
          (a) Stockholder Approval...................................................  I-29
          (b) NYSE Listing...........................................................  I-29
          (c) Other Approvals........................................................  I-29
          (d) S-4....................................................................  I-29
          (e) No Injunctions or Restraints; Illegality...............................  I-29
  6.2  Conditions to Obligations of Parent and Sub...................................  I-29
          (a) Representations and Warranties.........................................  I-29
          (b) Performance of Obligations of Company..................................  I-29
          (c) Consents Under Agreements..............................................  I-29
          (d) Burdensome Condition...................................................  I-30
  6.3  Conditions to Obligations of Company..........................................  I-30
          (a) Representations and Warranties.........................................  I-30
          (b) Performance of Obligations of Parent and Sub...........................  I-30
          (c) Employment Agreement...................................................  I-30
          (d) Tax-Free Reorganization................................................  I-30
ARTICLE VII
TERMINATION AND AMENDMENT
  7.1  Termination...................................................................  I-30
  7.2  Effect of Termination.........................................................  I-31
  7.3  Fees, Expenses and Other Payments.............................................  I-31
  7.4  Amendment.....................................................................  I-33
  7.5  Extension; Waiver.............................................................  I-33
ARTICLE VIII
GENERAL PROVISIONS
  8.1  Nonsurvival of Representations, Warranties and Agreements.....................  I-33
  8.2  Notices.......................................................................  I-33
  8.3  Certain Definitions...........................................................  I-34
  8.4  Interpretation................................................................  I-34
  8.5  Counterparts..................................................................  I-34
  8.6  Entire Agreement; No Third Party Beneficiaries; Rights of Ownership...........  I-34
  8.7  Governing Law.................................................................  I-35
  8.8  Limitations on Remedies.......................................................  I-35
  8.9  Publicity.....................................................................  I-35
  8.10 Assignment....................................................................  I-35
  8.11 Adjustment....................................................................  I-35
EXHIBIT A   By-laws of Sub
EXHIBIT B   Articles of Organization of Sub
EXHIBIT C   Disclosure Schedule
EXHIBIT D   Employment and Severance Agreements
EXHIBIT E   Form of Company Affiliate Letter

                             INDEX OF DEFINED TERMS

                                                                                       PAGE
                                                                                       ----
affiliate............................................................................  I-27
Agreement............................................................................   I-7
Arthur Andersen......................................................................  I-26
Articles of Merger...................................................................   I-7
Average Closing Price................................................................   I-8
Balance Sheet........................................................................  I-14
beneficial ownership.................................................................  I-34
beneficially own.....................................................................  I-34
Benefit Plans........................................................................  I-17
Business Combination.................................................................  I-32
Certificates.........................................................................   I-9
Closing..............................................................................   I-7
Closing Date.........................................................................   I-7
Code.................................................................................   I-7
Company..............................................................................   I-7
Company Benefit Plans................................................................  I-17
Company Common Stock.................................................................   I-8
Company Preferred Stock..............................................................  I-12
Company SEC Documents................................................................  I-13
Company Stock Option.................................................................  I-27
Company Stock Plans..................................................................  I-12
Competing Transaction................................................................  I-23
Confidentiality Agreement............................................................  I-27
Consents.............................................................................  I-29
Conversion Fraction..................................................................   I-8
Disclosure Schedule..................................................................  I-11
Dissenting Shares....................................................................   I-8
Effective Time.......................................................................   I-7
Environmental Claim..................................................................  I-15
Environmental Laws...................................................................  I-16
Environmental Permits................................................................  I-15
ERISA................................................................................  I-17
Event................................................................................  I-14
Exchange Act.........................................................................  I-12
Exchange Agent.......................................................................   I-9
Exchange Fund........................................................................   I-9
Expenses.............................................................................  I-32
FDA..................................................................................  I-14
GAAP.................................................................................  I-14
GII Note.............................................................................  I-12
Governmental Entity..................................................................  I-13
group................................................................................  I-34
H&Q..................................................................................  I-19
Hazardous Materials..................................................................  I-16
HSR Act..............................................................................  I-13
HSR Filings..........................................................................  I-13

                                                                                       PAGE
                                                                                       ----
incentive stock option...............................................................  I-27
KPMG.................................................................................  I-14
material.............................................................................  I-11
Material Adverse Effect..............................................................  I-11
MBCL.................................................................................   I-7
Merger...............................................................................   I-7
Merger Consideration.................................................................   I-8
NYSE.................................................................................   I-8
Option Agreement.....................................................................   I-7
Parent...............................................................................   I-7
Parent Common Stock..................................................................   I-8
Parent Preferred Stock...............................................................  I-19
Parent Rights Plan...................................................................  I-20
Parent SEC Documents.................................................................  I-21
Parent Stock Plans...................................................................  I-19
person...............................................................................  I-34
pooling of interests.................................................................   I-7
Proxy Statement......................................................................  I-13
Requisite Regulatory Approvals.......................................................  I-29
Rights Plan..........................................................................  I-18
S-4..................................................................................  I-14
SEC..................................................................................   I-9
Securities Act.......................................................................   I-9
Significant Subsidiary...............................................................  I-11
Sub..................................................................................   I-7
subsidiary...........................................................................  I-34
Surviving Corporation................................................................   I-7
tax..................................................................................  I-16
tax return...........................................................................  I-16
taxable..............................................................................  I-16
taxes................................................................................  I-16
Unaudited Financial Statements.......................................................  I-14
Violation............................................................................  I-13
Voting Debt..........................................................................  I-12
Year-End Financial Statements........................................................  I-14

     AGREEMENT AND PLAN OF MERGER, dated as of May 24, 1995 (this "Agreement"), among C.R. Bard, Inc., a New Jersey corporation ("Parent"), CRB Acquisition Corp., a Massachusetts corporation and a wholly-owned subsidiary of Parent ("Sub"), and MedChem Products, Inc., a Massachusetts corporation (the "Company").

     WHEREAS, the Boards of Directors of Parent, Sub and the Company have approved, and deem it advisable and in the best interests of their respective stockholders to consummate the business combination transaction provided for herein in which Sub would merge with and into the Company (the "Merger");

     WHEREAS, Parent and the Company desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

     WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code");

     WHEREAS, for accounting purposes, it is intended that the Merger shall be accounted for as a "pooling of interests"; and

     WHEREAS, in order to induce Parent to enter into this Agreement, simultaneously with the execution hereof, the Company and Parent are entering into an Option Agreement (the "Option Agreement") pursuant to which the Company has granted to Parent the option to purchase, upon the occurrence of certain events set forth therein, all of the issued and outstanding capital stock of Gesco International, Inc. on the terms and subject to the further conditions set forth therein;

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                   ARTICLE I

                                   THE MERGER

     1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Business Corporation Law of the Commonwealth of Massachusetts (the "MBCL"), Sub shall be merged with and into the Company at the Effective Time (as defined in Section 1.3). At the Effective Time, the separate existence of Sub shall cease, and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall continue under the name "MedChem Products, Inc."

     1.2 Closing.  Unless this Agreement shall have been terminated pursuant to
Section 7.1 and subject to the satisfaction or waiver of the conditions set forth in Article VI, the closing of the Merger (the "Closing") will take place as promptly as practicable (and in any event within two business days) following satisfaction or waiver of the conditions set forth in Article VI (the "Closing Date"), at 10:00 a.m. at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017, unless another date, time or place is agreed to in writing by the parties hereto.

     1.3 Effective Time of the Merger. As soon as practicable following the satisfaction or waiver of the conditions set forth in Article VI, the Surviving Corporation shall file articles of merger (the "Articles of Merger") with the Secretary of State of the Commonwealth of Massachusetts and make all other filings or recordings required by the MBCL in connection with the Merger. The Merger shall become effective at such time as the Articles of Merger are duly filed with the Secretary of State of the Commonwealth of Massachusetts, or such other time thereafter as is provided in the Articles of Merger (the "Effective Time").

     1.4 Effects of the Merger.  The Merger shall have the effects set forth in
Section 80 of the MBCL.

     1.5 Articles of Organization; By-Laws. (a) The Articles of Organization of Sub which are attached as Exhibit A hereto, as amended as contemplated by
Section 5.10 hereof and as in effect immediately prior to the Effective Time, shall be the Articles of Organization of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law; provided that Article I of the Articles of Organization of the

Surviving Corporation shall be amended in its entirety to read as follows: "The name of the corporation is: MedChem Products, Inc."

     (b) The By-laws of Sub which are attached as Exhibit B hereto shall be the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

     1.6 Directors; Officers. (a) The directors of Sub at the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

     (b) The officers of Sub at the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                                   ARTICLE II

                EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
               CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

     2.1 Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of capital stock of the Company or any shares of capital stock of Parent or Sub:

          (a) Common Stock of Sub. Each share of common stock, par value $.01 per share, of Sub issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock, par value $.01 per share, of the Surviving Corporation and shall be the only issued and outstanding capital stock of the Surviving Corporation.

          (b) Cancellation of Treasury Stock and Parent-Owned Stock. Each share of common stock, par value $.01 per share, of the Company ("Company Common Stock") that is owned by the Company or by any subsidiary of the Company, and each share of Company Common Stock that is owned by Parent, Sub or any other subsidiary of Parent, shall automatically be cancelled and retired and shall cease to exist, and no Merger Consideration (as defined in Section 2.1(c)) or other consideration shall be delivered or deliverable in exchange therefor.

          (c) Conversion of Company Common Stock. Subject to Section 2.2(e), each issued and outstanding share of Company Common Stock (other than shares to be cancelled in accordance with Section 2.1(b) and Dissenting Shares (as defined below)) shall be converted into the right to receive a fraction (calculated after taking into account all shares of Company Common Stock then held by any holder and subject to the provisions of Section 2.2(e)) (the "Conversion Fraction") of a fully paid and nonassessable share of common stock, par value $.25 per share, of Parent ("Parent Common Stock") determined by dividing $9.25 by the average of the closing prices (the "Average Closing Price") of Parent Common Stock on the New York Stock Exchange (the "NYSE") for the fifteen consecutive trading days immediately preceding the second trading day prior to the Effective Time, provided, however, that the Conversion Fraction shall in no event (i) exceed .3507109 or (ii) be less than .2857143 (the "Merger Consideration"). As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate previously representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration (including any cash in lieu of fractional shares to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 2.2(e), without interest).

          (d) Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock outstanding immediately prior to the Effective Time held by any holder who is entitled to demand, and who properly demands, appraisal for such shares in accordance with Sections 85 through 98 of the MBCL ("Dissenting Shares") shall not be converted into a right to receive the Merger Consideration (including any cash in lieu of fractional shares of Parent Common Stock) unless such holder fails to perfect or otherwise loses such holder's right to appraisal, if any. If, after the Effective Time, such holder fails to perfect or loses any such right to appraisal, such shares shall be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration pursuant to Section 2.1(c) (including any cash in lieu of fractional shares of Parent Common Stock specified in
     Section 2.2(e)). The Company shall give prompt notice to Parent of any demands received by the Company for appraisal of shares of Company Common Stock, and Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to, and settle or offer to settle, any such demands.

     2.2 Exchange of Certificates. (a) Exchange Agent. As of the Effective Time, Parent shall deposit, or shall cause to be deposited, with a bank or trust company designated by the Company (and reasonably acceptable to Parent) (the "Exchange Agent"), for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Article II, through the Exchange Agent, certificates representing the shares of Parent Common Stock issuable pursuant to Section 2.1(b) in exchange for outstanding shares of Company Common Stock (other than certificates representing Dissenting Shares or shares to be cancelled in accordance with Section 2.1), together with any cash in lieu of fractional shares of Parent Common Stock, and any dividends or distributions with a record date on or after the Effective Time with respect to shares of Parent Common Stock which have not been surrendered as of the time of payment thereof (such certificates for shares of Parent Common Stock, together with any cash in lieu of fractional shares of Parent Common Stock, and any such dividends or distributions with respect to shares of Parent Common Stock, being hereinafter referred to as the "Exchange Fund"). All such shares of Parent Common Stock deposited in the Exchange Fund shall, as of the Effective Time, have been registered under the Securities Act of 1933, as amended (the "Securities Act") pursuant to a registration statement on Form S-4 declared effective by the Securities and Exchange Commission (the "SEC").

          (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Certificates") whose shares were converted into shares of Parent Common Stock pursuant to
     Section 2.1, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of this Article II (after taking into account all shares of Company Common Stock then held by such holder), and the Certificate so surrendered shall forthwith be cancelled. In the event that a holder has lost or misplaced a Certificate, an affidavit of loss thereof (together with an appropriate indemnity) satisfactory in form and substance to the Company's transfer agent and the Exchange Agent shall accompany such letter of transmittal in lieu of the applicable Certificate. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock may be issued to a transferee if the Certificate representing such Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of Parent Common Stock and cash in lieu of any fractional shares of Parent Common Stock as contemplated by this Section 2.2.

          (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.2(e), until the holder of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender or as promptly thereafter as practicable, the amount of any cash payable with respect to a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.2(e) and the amount of dividends or other distributions with a record date on or after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date on or after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Parent Common Stock. Dividends or other distributions with a record date after the Effective Time but prior to surrender of Certificates by holders thereof payable in respect of Parent Common Stock held by the Exchange Agent shall be held in trust for the benefit of such holders of Certificates, subject to Section 2.2(g).

          (d) No Further Ownership Rights in Company Common Stock. All shares of Parent Common Stock issued upon conversion of shares of Company Common Stock in accordance with the terms hereof (including any cash paid pursuant to Section 2.2(c) or 2.2(e)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article II, subject to applicable law in the case of Dissenting Shares.

          (e) No Fractional Shares. No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent. Notwithstanding any other provisions of this Agreement, each holder of shares of Company Common Stock who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all certificates delivered by such holder), shall receive, in lieu thereof, a cash payment (without interest), rounded to the nearest cent, equal to the product obtained by multiplying the fractional share interest to which such holder (after taking into account all shares of Company Common Stock then held by such holder) would otherwise be entitled by the Average Closing Price. As soon as practicable after the determination of the amount of cash, if any, to be received by holders of Company Common Stock with respect to any fractional share interests, the Exchange Agent shall make available such amounts to such holders of Company Common Stock subject to and in accordance with the terms of Section 2.2(c).

          (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the stockholders of the Company for six months after the Effective Time shall be delivered to Parent, upon demand, and any stockholders of the Company who have not theretofore complied with this Article II shall thereafter look only to Parent for payment of their claim for Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock.

          (g) No Liability. Neither Parent nor the Company shall be liable to any holder of shares of Company Common Stock or Parent Common Stock, as the case may be, for such shares, any cash in lieu of fractional shares of Parent Common Stock or any dividends or distributions with respect to Parent Common Stock delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (h) Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Parent in U.S. government securities. Any interest or other income resulting from such investments shall be paid to Parent.

          (i) Withholding Rights. Parent or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts (if any) as Parent or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Parent or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by Parent or the Exchange Agent.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     3.1 Representations and Warranties of the Company. The Company represents and warrants to Parent and Sub that, except as specifically disclosed in the Disclosure Schedule attached as Exhibit C hereto (the "Disclosure Schedule"):

          (a) Organization, Standing and Power. Each of the Company and its Significant Subsidiaries (as defined below) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure so to qualify would not, individually or in the aggregate, have a Material Adverse Effect (as defined below) on the Company. To the Company's best knowledge, neither the Company nor any of its subsidiaries has been requested to qualify to do business in any jurisdiction where it is not so qualified. As used in this Agreement, (i) a "Significant Subsidiary" means any subsidiary of the Company or Parent, as the case may be, that would constitute a Significant Subsidiary of such party within the meaning of Rule 1-02 of Regulation S-X of the SEC, (ii) any reference to any event, change or effect being "material" with respect to any entity means an event, change or effect which is material in relation to the condition (financial or otherwise), properties, assets, liabilities, businesses or operations of such entity and its subsidiaries taken as a whole, and (iii) the term "Material Adverse Effect" means, with respect to the Company or Parent, a material adverse effect on the business, assets, properties, results of operations or financial condition of such party and its subsidiaries taken as a whole or on the ability of such party (and, with respect to Parent, of Sub) to perform its obligations hereunder.

          (b) Subsidiaries. The Company owns, directly or indirectly, all of the outstanding capital stock or other equity interests in each of its subsidiaries free and clear of any claim, lien, encumbrance, security interest or agreement with respect thereto. Schedule 21 to the Company's Form 10-K for the year ended August 31, 1994 sets forth a complete list of the Company's subsidiaries. Other than the capital stock or other interests held by the Company in such subsidiaries, neither the Company nor any such subsidiary owns any direct or indirect equity interest in any person, domestic or foreign. All of the outstanding shares of capital stock in each of its subsidiaries are duly authorized, validly issued, fully paid and non-assessable and were issued free of preemptive rights and in compliance with applicable securities laws and regulations. There are no irrevocable proxies or similar obligations with respect to such capital stock of such subsidiaries and no equity securities or other interests of any of its subsidiaries are or may become required to be issued or purchased by reason of any options, warrants, rights to subscribe to, puts, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any capital stock of any such subsidiary, and there are no agreements, contracts, commitments, understandings or arrangements by which any such subsidiary is bound to issue additional shares of its capital stock, or options, warrants or rights to purchase or acquire any additional shares of its capital stock or securities convertible into or exchangeable for such shares.

          (c) Capital Structure. (i) The authorized capital stock of the Company consists of 20,000,000 shares of Company Common Stock, par value of $.01 per share, and 1,000,000 shares of Preferred Stock of the Company, par value of $.01 per share ("Company Preferred Stock"). At the close of business on May 19, 1995, (A) 10,242,089 shares of Company Common Stock were outstanding, no shares of Company Common Stock were reserved for issuance upon the exercise of outstanding warrants, 2,116,678 shares of Company Common Stock were reserved for issuance upon the exercise of outstanding stock options granted pursuant to the Company's Amended and Restated Stock Option Plan, the 1993 Spin-Off Stock Option Plan, the 1993 Stock Option Plan, the 1993 Director Stock Option Plan and the 1994 Stock Option Plan (collectively, the "Company Stock Plans") and 1,024,702 shares of Company Common Stock were held by the Company in its treasury or by its subsidiaries, and (B) no shares of Company Preferred Stock were issued or outstanding.

             (ii) No bonds, debentures, notes or other indebtedness having the right to vote (or convertible into or exercisable for securities having the right to vote) on any matters on which stockholders may vote ("Voting Debt") of the Company were issued or outstanding, other than the 7% Convertible Subordinated Notes in the original principal amount of $4,103,204 (the "Gesco Notes").

             (iii) All outstanding shares of Company capital stock are validly issued, fully paid and nonassessable and free of preemptive rights and were issued in compliance with applicable securities laws and regulations.

             (iv) Except for this Agreement, Company Stock Options (as defined in Section 5.8), the Gesco Notes and the Company's Rights Plan (as defined in Section 3.1(s)), there are no options, warrants, calls, rights, commitments or agreements of any character to which the Company or any subsidiary of the Company is a party or by which it is bound obligating the Company or any subsidiary of the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or any Voting Debt of the Company or of any subsidiary of the Company or obligating the Company or any subsidiary of the Company to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. After the Effective Time, there will be no option, warrant, call, right or agreement obligating the Company or any subsidiary of the Company to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of capital stock or any Voting Debt of the Company or any subsidiary of the Company, or obligating the Company or any subsidiary of the Company to grant, extend or enter into any such option, warrant, call, right or agreement. There are no outstanding contractual obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its subsidiaries.

             (v) Since March 31, 1995, the Company has not (A) issued or permitted to be issued any shares of capital stock, or securities exercisable for or convertible into shares of capital stock, of the Company or any of its subsidiaries, other than pursuant to and as required by the terms of any Company Stock Options that were issued and outstanding on such date; (B) repurchased, redeemed or otherwise acquired, directly or indirectly through one or more of its subsidiaries, any shares of capital stock of the Company or any of its subsidiaries; or (C) declared, set aside, made or paid to the stockholders of the Company dividends or other distributions on the outstanding shares of capital stock of the Company. For purposes of clause (B) of this clause (v), the Company shall be deemed to include any affiliate or associate (as defined in the Securities Exchange Act of 1934, as amended (the "Exchange Act")), or any person that the Company has caused to purchase such shares.

          (d) Authority. (i) The Company has all requisite corporate power and authority to enter into this Agreement and, subject to approval by the stockholders of the Company, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, other than such approval by the stockholders of the Company. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

             (ii) Subject to compliance with the applicable requirements of the Securities Act and any applicable state securities laws, the Exchange Act, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and the filing of the Articles of Merger as contemplated by Section 1.1, the execution and delivery of this Agreement and the Articles of Merger, the consummation of the transactions contemplated hereby and thereby, and compliance of the Company with any of the provisions hereof or thereof will not breach, constitute an ultra vires act under, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest, charge or other encumbrance on assets (any such breach, ultra vires act, violation, default, right of termination, cancellation, acceleration, loss or creation, a "Violation") pursuant to, (x) any provision of the Articles of Organization or By-laws of the Company or the other governing instruments of any subsidiary of the Company or (y) subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (iii) below, any loan or credit agreement, note, mortgage, indenture, lease, Company Benefit Plan (as defined in Section 3.1(m)) or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any subsidiary of the Company or their respective properties or assets except Violations under clause (y) which do not or would not reasonably be expected to have a Material Adverse Effect on the Company.

             (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity"), is required by or with respect to the Company or any subsidiary of the Company in connection with the execution and delivery of this Agreement and the Articles of Merger by the Company, the consummation by the Company of the transactions contemplated hereby and thereby, and compliance of the Company with any of the provisions hereof or thereof, the failure to obtain which would have a Material Adverse Effect on the Company, except for (A) the filing with the SEC of (1) a proxy statement in definitive form relating to the meeting of the Company's stockholders to be held in connection with the Merger (the "Proxy Statement") and (2) such other filings under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby and the obtaining from the SEC of such orders as may be required in connection therewith, (B) the filing of the Articles of Merger as contemplated by
        Section 1.1 and appropriate documents with the relevant authorities of states in which the Company is qualified to do business, (C) filings pursuant to the rules of the NYSE, and (D) filings (the "HSR Filings") under the HSR Act.

          (e) SEC Documents. The Company has made available to Parent a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by the Company with the SEC since August 31, 1994 (as such documents have since the time of their filing been amended, the "Company SEC Documents"), which are all the documents (other than preliminary material) that the Company was required to file with the SEC since such date. As of their respective dates, (i) the Company SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Documents, and (ii) none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Company SEC Documents

     (including, without limitation, the audited balance sheet and related statements of operations, stockholders' equity and cash flows of the Company and its subsidiaries for the fiscal year ended August 31, 1994, as audited by KPMG Peat Marwick LLP ("KPMG") (such balance sheet and related statements are referred to hereinafter as the "Year-End Financial Statements"), and the unaudited financial statements of the Company and its subsidiaries for the fiscal quarters ended March 31, 1995 and November 30, 1994 and for the transition period from September 1, 1994 to December 31, 1994 (collectively, the "Unaudited Financial Statements"), including the balance sheet of the Company and its subsidiaries dated March 31, 1995 (the "Balance Sheet")) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present the consolidated financial position of the Company and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations, stockholders' equity and cash flows for the periods then ended in accordance with GAAP. All material agreements, contracts and other documents required to be filed as exhibits to any of the Company SEC Documents have been so filed.

          (f) Information Supplied. None of the information provided by or on behalf of the Company relating to the Company and its business for inclusion or incorporation by reference in the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of shares of Parent Common Stock in the Merger (the "S-4") will, at the time the S-4 is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. None of the information included or incorporated by reference in the Proxy Statement (other than information concerning Parent or Sub provided by or on behalf of Parent or Sub for inclusion or incorporation by reference therein) will, at the date of mailing to stockholders of the Company and at the time of the meeting of stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement (except for information concerning Parent or Sub provided by or on behalf of Parent or Sub for inclusion or incorporation by reference therein) will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

          (g) Absence of Certain Changes or Events. Since March 31, 1995, except as disclosed in the Company SEC Documents filed since such date, there has not been: (i) any event, occurrence, fact, condition, change, development or effect ("Event") that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company (other than any Event that generally affects other companies in the Company's line of business or that affects other companies generally); (ii) any event which, if it had taken place following the execution of this Agreement, would not have been permitted by Section 4.1(b), (c), (f), (g) or (h) without the prior consent of Parent; (iii) any condition, event or occurrence which could reasonably be expected to prevent, hinder or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement; (iv) any material change in accounting methods or practices (or any disagreement with the Company's independent public accountants with respect to such methods or practices) or any material change in depreciation or amortization policies or rates applicable to the Company or any of its subsidiaries; or (v) any incurrence of any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) not incurred in the ordinary course of business consistent with past practice or any other failure by the Company or any of its subsidiaries to conduct its business in the ordinary course consistent with past practice.

          (h) Compliance with Applicable Laws. The Company and its subsidiaries are in compliance with all applicable laws and regulations, except where the failure to be in such compliance would not reasonably be expected to have a Material Adverse Effect on the Company. The Company has received all necessary material approvals from the Federal Food and Drug Administration ("FDA") and any similar state agencies in connection with its and its subsidiaries' products, and has made all material notifications, registrations and listings to or with the FDA (including pursuant to Section 510(k) of the Federal Food, Drug and Cosmetic Act) and any similar state agencies with respect to the Company's and its subsidiaries' medical devices. As of the date hereof, no investigation by any Governmental Entity with respect to the Company or any of its subsidiaries is pending or, to the Company's best knowledge, threatened.

          (i) Environmental. (i) The Company and its subsidiaries hold, and are and have been in material compliance with, all Environmental Permits (as defined below), and are and have been otherwise in material compliance with all applicable Environmental Laws (as defined below); and there is no condition in existence on the date hereof known to the Company that could reasonably be expected to prevent or materially interfere with the reissuance of any Environmental Permits or compliance with Environmental Laws in the future;

             (ii) to the best of the Company's knowledge no modification, revocation, reissuance, alteration, transfer, or amendment of the Environmental Permits, or any review by, or approval of, any third party of the Environmental Permits is required in connection with the execution or delivery of this Agreement or the consummation of the transactions contemplated hereby or the continuation of the business of the Company or its subsidiaries following such consummation;

             (iii) neither the Company nor any of its subsidiaries has received any Environmental Claim (as defined below), and neither the Company nor any of its subsidiaries is aware of any threatened Environmental Claim;

             (iv) the Company and its subsidiaries have not entered into, have not agreed to, and are not subject to any judgment, decree, order or other similar requirement of any Governmental Entity under any Environmental Laws, including without limitation those relating to compliance with Environmental Laws or to investigation, cleanup, remediation or removal of, or exposure to, Hazardous Substances (as defined below);

             (v) the Company and its subsidiaries have not assumed, contractually or by operation of law, any liabilities or obligations under any Environmental Laws; and

             (vi) the Company and its subsidiaries have accrued or otherwise provided, in accordance with generally accepted accounting principles, for all damages, liabilities, penalties or costs that they may incur in connection with any claim pending or threatened against them, or any requirement that is or may be applicable to them, under any Environmental Laws, and such accrual or other provision is reflected in the Company's most recent consolidated financial statements, which have been provided to Parent.

             (vii) For purposes of this Agreement, the following terms shall have the following meanings:

                "Environmental Claim" means any written or oral notice, claim, demand, action, suit, complaint, proceeding or other communication by any person alleging liability or potential liability (including without limitation liability or potential liability for investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damage, personal injury, fines or penalties) arising out of, relating to, based on or resulting from (i) the presence, discharge, emission, release or threatened release of any Hazardous Materials at any location, (ii) circumstances forming the basis of any violation or alleged violation of any Environmental Laws or Environmental Permits, or (iii) otherwise relating to obligations or liabilities under any Environmental Law.

                "Environmental Permits" means all permits, licenses, registrations and other governmental authorizations required under Environmental Laws for the Company or any of its subsidiaries to conduct their operations.

                "Environmental Laws" means all applicable foreign, federal, state and local statutes, rules, regulations, ordinances, orders, decrees and common law relating to the environment or occupational health and safety.

                "Hazardous Materials" means all hazardous, dangerous or toxic substances, wastes, materials or chemicals, petroleum (including crude oil or any fraction thereof) and petroleum products, asbestos and asbestos-containing materials, pollutants, contaminants and all other materials, substances and forces, including but not limited to electromagnetic fields, regulated pursuant to any Environmental Laws or that could result in liability under any Environmental Laws.

          (j) Litigation. There are no material claims, actions, suits or legal or administrative arbitrations or other proceedings or investigations relating to matters other than product liability matters pending against the Company or any of its subsidiaries, or, to the Company's best knowledge, threatened against or affecting the Company or any of its subsidiaries, or to which the Company or any of its subsidiaries is a party, before or by any Federal, foreign, state, local or other governmental or non-governmental department, commission, board, bureau, agency, court or other instrumentality, or by any private person or entity. There are no existing or, to the best knowledge of the Company, threatened material orders, judgments or decrees of any court or other Governmental Entity which specifically apply to the Company, any of its subsidiaries or any of their respective properties or assets.

          (k) Product Liability Matters. The Company and its subsidiaries have submitted to its product liability insurance carriers all material claims of product liability of the Company or any of its subsidiaries and knows of no claims which should have been submitted to its product liability insurance carriers but were not so submitted. Parent has previously been afforded access to all files containing relevant documents in the Company's possession in connection with the foregoing. None of the Company, any of its subsidiaries or, to the Company's best knowledge, any employee or agent of the Company or any of its subsidiaries has made any untrue statement of a material fact or omitted to state a material fact in connection with obtaining or renewing any insurance policy providing product liability coverage in respect of the products of the Company or any of its subsidiaries which could result in the loss of all or any portion of such coverage. The Company is not aware of any notice or communication from any insurance company or any representative thereof stating or indicating that any insurance policy of the Company or any of its subsidiaries may not provide coverage up to the limits of such policy for any liability, loss or damage which may be incurred or suffered by the Company or any of its subsidiaries in connection with the product liability claims listed in the Disclosure Schedule, other than the possible lack of coverage for punitive damages and claims for deductible amounts.

          (l) Taxes. (i) The Company and each of its subsidiaries (and any consolidated, combined, unitary or aggregate group for tax purposes of which the Company or any of its subsidiaries is or has been a member) have timely filed all tax returns required to be filed by any of them and have paid (or had paid on their behalf), or have set up an adequate reserve for the payment of, all taxes required to be paid, and the most recent financial statements contained in the Company SEC Documents reflect an adequate reserve for all taxes payable by the Company and its subsidiaries accrued through the date of such financial statements. No material deficiencies for any taxes have been proposed, asserted or assessed against the Company or any of its subsidiaries that are not adequately reserved for, no audit of any tax return of the Company or any of its subsidiaries is being conducted by a tax authority, and no extension of the statute of limitations on the assessment of any taxes has been granted to the Company or any of its subsidiaries and is currently in effect. For the purpose of this Agreement, the term "tax" (including, with correlative meaning, the terms "taxes" and "taxable") shall include, except where the context otherwise requires, all Federal, state, local and foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise, occupancy and other taxes, duties or assessments in the nature of a tax, together with all interest, penalties and additions imposed with respect to such amounts, and the term "tax return" shall mean any return, report or statement required to be filed with any governmental authority with respect to taxes.

             (ii) Neither the Company or any of its subsidiaries has participated in an international boycott as defined in Code Section 999.

             (iii) Neither the Company nor any of its subsidiaries is, and none of them has been, a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii).

             (iv) The Company has not made or become obligated to make, and will not as a result of the Merger or any of the other transactions contemplated hereby make or become obligated to make, any "excess parachute payment" as defined in Code Section 280G (without regard to subsection (b)(4) and (b)(5) thereof).

          (m) Benefit Plans. (i) With respect to each employee benefit plan (including, without limitation, any "employee benefit plan", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") specifically, without limitation, pension, profit sharing, stock bonus, medical reimbursement, life insurance, disability and severance pay plans) and all other material employee benefit plans and arrangements, payroll practices, agreements, programs and policies (including, without limitation, plans or arrangements providing for deferred compensation, bonuses, stock options or any similar compensation or benefit plan, or arrangement (all the foregoing being herein called "Benefit Plans"), maintained or contributed to by the Company or any "Commonly Controlled Entity" (within the meaning of Section 414 of the
     Code)(the "Company Benefit Plans"), to the extent applicable, the Company has delivered to Parent a true and correct copy of (A) the three most recent annual reports (Form 5500 series) filed with the IRS, (B) such Company Benefit Plan, (C) each trust agreement relating to such Company Benefit Plan or a description of the material terms of any such Company Benefit Plan, (D) the most recent summary plan description for each Company Benefit Plan for which a summary plan description is required, (E) the three most recent actuarial reports or valuations relating to any Company Benefit Plan subject to Title IV of ERISA and (F) the most recent determination letter issued by the IRS with respect to any Company Benefit Plan qualified under Section 401 (a) of the Code.

             (ii) With respect to the Company Benefit Plans, individually and in the aggregate, no event has occurred and, to the best knowledge of the Company, there exists no condition or set of circumstances, in connection with which the Company or any Commonly Controlled Entity could be subject to any liability that is reasonably likely to have a Material Adverse Effect on the Company (other than routine benefit claims and funding obligations payable in the ordinary course of business) under ERISA, the Code or any other applicable law.

             (iii) Neither the Company nor any Commonly Controlled Entity of the Company maintains or contributes to or has any liability in respect of any "multiemployer plan" (as such term is defined in section 3(37) of ERISA) and neither the Company nor any Commonly Controlled Entity of the Company has incurred any material liability that remains unsatisfied with respect to any such plans or has incurred any material liability which remains unsatisfied under Sections 4062, 4063, 4064, 4069 or 4201 of ERISA.

             (iv) With respect to any Company Plan or the plan of any Commonly Controlled Entity of the Company which is not a multiemployer plan, but is subject to Title IV of ERISA, the present value of all obligations under each such plan (based upon the assumptions used to fund each such plan) did not, as of the last annual valuation date prior to the date hereof, exceed the value of the assets of each such plan allocable to such obligations.

             (v) No Company Benefit Plan, program or arrangement exists which could result in the payment to any Company employee of any money or other property or rights or accelerate or provide any other rights or benefits to any such employee as a result of the transactions contemplated by this Agreement, whether or not such payment would constitute a parachute payment within the meaning of Section 280G of the Code.

          (n) Labor Controversies. None of the Company or any of its subsidiaries is a party to any collective bargaining agreement. There have not been and are not now existing any threats of strikes, work stoppages or demands for collective bargaining, or, to the best knowledge of the Company, any organizational efforts, by any union or like organization respecting the Company or any of its subsidiaries. There are no present salaried employees of the Company or any of its subsidiaries who have expressed to the Company an intention not to continue in such employ upon the consummation of the Merger or the other transactions contemplated hereunder, whose departure may have a Material Adverse Effect.

          (o) Properties. The Disclosure Schedule sets forth list of all real property owned by the Company or its subsidiaries. The Company or one of its subsidiaries (i) has good, valid and marketable title to all the properties and assets reflected in the Year-End Financial Statements and Unaudited Financial Statements as being owned by the Company or one of its subsidiaries or acquired after the date thereof which are material to the Company's business on a consolidated basis (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all claims, liens, charges, security interests or encumbrances of any nature whatsoever except (A) statutory liens securing payments not yet due and (B) such imperfections or irregularities of title, claims, liens, charges, security interests or encumbrances as do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties and (ii) is the lessee of all leasehold estates reflected in the Year-End Financial Statements and Unaudited Financial Statements or acquired after the date thereof which are material to its business on a consolidated basis (except for leases that have expired by their terms since the date thereof) and is in possession of the properties purported to be leased thereunder, and each such lease is valid without default thereunder by the lessee or, to the Company's best knowledge, the lessor which default would reasonably be expected to have a Material Adverse Effect on the Company.

          (p) Intellectual Property. The Company or one of its subsidiaries possess all those patents, patent applications, patent licenses, trade names, trademarks, servicemarks, copyrights, formulae and other proprietary rights which are material to the Company's business on a consolidated basis and without any known conflict with the rights of others, and to the best knowledge of the Company, no person has made any claims or threatened that the Company or any of its subsidiaries is in violation or has infringed any patent, patent license, trade name, trademark, servicemark, or copyright, of such third party, and no assignments, grants, or licenses to use such marks, copyright, know-how, formulae or rights have been granted by the Company or any of its subsidiaries. All licenses, permits, and approvals listed in and described on the Disclosure Schedule are to the Company's best knowledge valid and in full force and effect and, to the Company's best knowledge, each of such licenses, permits and approvals shall, following the consummation of the Merger and the other transactions herein contemplated, be valid and fully enforceable, without the consent of any third party.

          (q) Insurance. The Company and each of its subsidiaries are insured in such amounts and against such risks as are usually insured against by persons operating in the businesses in which the Company and its subsidiaries operate, and all policies relating to such insurance are in full force and effect.

          (r) Records. (i) The respective corporate record books of or relating to the Company and each of its Significant Subsidiaries made available to Parent by the Company contain accurate and substantially complete records of (x) all material corporate actions of the respective stockholders and directors (and committees thereof) of the Company and its subsidiaries and
     (y) the Articles of Organization, By-laws and/or other governing instruments of the Company and its Significant Subsidiaries.

             (ii) The books and records of the Company and its subsidiaries are substantially complete and correct.

          (s) Company Rights Plan. (i) The Rights Agreement, dated as of September 24, 1990 (the "Rights Plan") has been amended to provide that (x) none of the approval, execution or delivery of this Agreement, or the consummation of the Merger and the other transactions contemplated hereby, will cause (1) the Rights (as defined in the Rights Plan) issued pursuant to the Rights Plan to become exercisable under the Rights Plan, (2) Parent, Sub and/or any of their Affiliates or Associates (as such terms are defined in the Rights Plan), individually or in the aggregate, to be deemed an "Acquiring Person" (as defined in the Rights Plan), or (3) the "Stock Acquisition Date" (as defined in the Rights Plan) or the "Distribution Date" (as defined in the Rights Plan) to occur upon any such event.

             (ii) The "Distribution Date" (as defined in the Rights Plan) has not occurred.

          (t) Certain Chapters of the MBCL Not Applicable. The provisions of Chapters 110C, 110D and 110F of the MBCL will not, prior to the termination of this Agreement, apply to this Agreement, the Merger or the other transactions contemplated by this Agreement. Other than Chapters 110C, 110D and 110F of the MBCL, (i) no state takeover statute or similar statute or regulation applies or purports to apply to this Agreement, the Merger or the other transactions contemplated by this Agreement, and (ii) no provision of the Articles of Organization, By-laws and/or other governing instruments of the Company or any of its subsidiaries would restrict or impair the ability of Parent to vote, or otherwise to exercise the rights of a stockholder with respect to, shares of the Company and any of its subsidiaries that may be acquired or controlled by Parent.

          (u) Opinion of Financial Advisor. The Company has received the opinion of Hambrecht & Quist LLC ("H&Q") dated May 23, 1995 to the effect that, as of such date, the consideration to be received by the stockholders of the Company pursuant to this Agreement is fair to such stockholders from a financial point of view, a signed copy of which opinion has been delivered to Parent.

          (v) Vote Required. The affirmative vote of the holders of two-thirds of the outstanding shares of Company Common Stock entitled to vote thereon is the only vote of the holders of any class or series of capital stock of the Company necessary to approve this Agreement and the transactions contemplated hereby.

          (w) Accounting Matters. Neither the Company nor, to the Company's best knowledge, any of its affiliates, has through the date of this Agreement, taken or agreed to take any action that would prevent Parent from accounting for the business combination to be effected by the Merger as a "pooling of interests".

     3.2 Representations and Warranties of Parent and Sub. Parent and Sub jointly and severally represent and warrant to the Company as follows:

          (a) Organization, Standing and Power. Each of Parent, its Significant Subsidiaries and Sub is a corporation, partnership or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, has all requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure so to qualify would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

          (b) Capital Structure. (i) The authorized capital stock of Parent consists of 300,000,000 shares of Parent Common Stock and 5,000,000 shares of Preferred Stock of Parent, par value $1.00 per share ("Parent Preferred Stock"). At the close of business on May 23, 1995, (A) 52,143,310 shares of Parent Common Stock were outstanding, 2,831,662 shares of Parent Common Stock were reserved for issuance upon the exercise of outstanding stock options granted pursuant to the Parent stock option, the Parent stock award and the Parent restricted stock plans (the "Parent Stock Plans") and no shares of Parent Common Stock were held by Parent in its treasury or by its subsidiaries; and (B) no shares of Parent Preferred Stock were issued or outstanding.

             (ii) As of the date hereof, no Voting Debt of Parent was issued or outstanding. All outstanding shares of Parent capital stock are, and the shares of Parent Common Stock (A) to be issued pursuant to or as specifically contemplated by this Agreement, (B) which may be issued pursuant to the Parent Stock Plans and (C) when issued in accordance with this Agreement upon exercise of the Company Stock Options, as the case may be, will be, validly issued, fully paid and nonassessable and not subject to preemptive rights.

             (iii) As of the date hereof, except for this Agreement, the Parent Stock Plans and the Rights Agreement, dated as of October 9, 1985, as the same may be amended pursuant to Section 4.2(a) hereof (the "Parent Rights Plan"), there are no options, warrants, calls, rights, commitments or agreements of any character to which Parent or any Significant Subsidiary of Parent is a party or by which it is bound obligating Parent or any Significant Subsidiary of Parent to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or any Voting Debt of Parent or of any Significant Subsidiary of Parent or obligating Parent or any Significant Subsidiary of Parent to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. As of the date hereof, there are no outstanding contractual obligations of Parent or any of its Significant Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Parent or any of its Significant Subsidiaries.

             (iv) As of the date hereof, the authorized capital stock of Sub consists of 1,000 shares of Common Stock, par value $.01 per share, all of which are validly issued, fully paid and nonassessable and are owned by Parent.

          (c) Authority. (i) Parent and Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent or Sub, as the case may be. This Agreement has been duly executed and delivered by Parent and Sub and constitutes a valid and binding obligation of Parent or Sub, as the case may be, enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

             (ii) Subject to compliance with the applicable requirements of the Securities Act and any applicable state securities laws, the Exchange Act, the HSR Act and the filing of the Articles of Merger, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in any Violation pursuant to (x) any provision of the Certificate of Incorporation or By-laws of Parent, the Articles of Organization or By-laws of Sub, or the other governing instruments of any other subsidiary of Parent or (y) except as disclosed in writing to the Company prior to the date hereof and subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (iii) below, any loan or credit agreement, note, mortgage, indenture, lease, Benefit Plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent, Sub or any other subsidiary of Parent or their respective properties or assets except Violations under clause (y) above which do not or would not reasonably be expected to have a Material Adverse Effect on Parent.

             (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent, Sub or any other subsidiary of Parent in connection with the execution and delivery of this Agreement by Parent and Sub, the consummation by Parent or Sub, as the case may be, of the transactions contemplated hereby, and compliance by Parent and Sub with any of the provisions hereof, the failure to obtain which would have a Material Adverse Effect on Parent, except for (A) the filing with the SEC of (1) the S-4, (2) the Proxy Statement and (3) such other filings under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby and the obtaining from the SEC of such orders as may be required in connection therewith, (B) such filings and approvals as are required to be made or obtained under the securities or blue sky laws of various states in connection with the transactions contemplated by this Agreement, (C) the filing of the Articles of Merger as contemplated by Section 1.1 and appropriate documents with the relevant authorities of states in which Parent and Sub are qualified to do business, (D) filings pursuant to the rules of the NYSE, and (E) the HSR Filings.

          (d) SEC Documents. Parent has made available to the Company a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Parent with the SEC since December 31, 1994 (as such documents have since the time of their filing been amended, the "Parent SEC Documents"), which are all the documents (other than preliminary material) that Parent was required to file with the SEC since such date. As of their respective dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Documents, and none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Parent included in the Parent SEC Documents complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present the consolidated financial position of Parent and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. All material agreements, contracts and other documents required to be filed as exhibits to any of the Parent SEC Documents have been so filed.

          (e) Information Supplied. None of the information included or to be incorporated by reference in the S-4 (other than information concerning the Company or its subsidiaries provided by or on behalf of the Company for inclusion or incorporation by reference therein) will, at the time the S-4 is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. None of the information concerning Parent or Sub provided by or on behalf of Parent or Sub for inclusion or incorporation by reference in the Proxy Statement will, at the date of mailing to stockholders and at the times of the meetings of stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The S-4 (except for information concerning the Company or its subsidiaries provided by or on behalf of the Company or its subsidiaries for inclusion or incorporation by reference therein) will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations thereunder.

          (f) Absence of Certain Changes or Events. Except as disclosed in the Parent SEC Documents filed prior to the date of this Agreement, since December 31, 1994, there has not been: (i) any Event that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent (other than an Event that generally affects other companies in Parent's line of business or that affects other companies generally) or (ii) any condition, event or occurrence which could reasonably be expected to prevent, hinder or materially delay the ability of Parent to consummate the transactions contemplated by this Agreement.

          (g) Compliance with Applicable Laws. Parent and its subsidiaries are in compliance with all applicable laws and regulations, except where the failure to be in such compliance would not have a Material Adverse Effect on Parent. As of the date hereof, no investigation by any Governmental Entity with respect to the Parent or any of its subsidiaries is pending or, to Parent's best knowledge, threatened, except as disclosed in the Parent SEC Documents or in such other reports, schedules, registration statements and definitive proxy statements filed by Parent with the SEC since December 31, 1990.

          (h) Litigation. Except as disclosed in the Parent SEC Documents or in such other reports, schedules, registration statements and definitive proxy statements filed by Parent with the SEC since December 31, 1990, there are no claims, actions, suits or legal or administrative arbitrations or other proceedings or investigations pending against Parent or any of its subsidiaries, or, to the Parent's best knowledge, threatened against or affecting Parent or any of its subsidiaries, or to which Parent or any of its subsidiaries is a party, before or by any Federal, foreign, state, local or other governmental or non-governmental department, commission, board, bureau, agency, court or other instrumentality, or by any private person or entity, which claim, action, suit or legal or administrative arbitration or other proceeding or investigation, if adversely determined, would reasonably be expected to have a Material Adverse Effect on Parent. There are no existing or, to the best knowledge of the Company, threatened orders, judgments or decrees of any court or other Governmental Entity which specifically apply to Parent, any of its subsidiaries or any of their respective properties or assets which would reasonably be expected to have a Material Adverse Effect on Parent.

          (i) Interim Operations of Sub. Sub was incorporated on May 23, 1995, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

                                   ARTICLE IV

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

     4.1 Covenants of Company. During the period from the date of this Agreement and continuing until the Effective Time, the Company agrees as to itself and its subsidiaries that (except as expressly contemplated or permitted by this Agreement or to the extent that Parent shall otherwise consent in writing):

          (a) Ordinary Course. The Company and its subsidiaries shall carry on their respective businesses in the usual, regular and ordinary course and use reasonable efforts to preserve intact their present business organizations, maintain their rights and franchises and preserve their relationships with customers, suppliers and others having business dealings with them. The Company shall not, nor shall it permit any of its subsidiaries to, (i) enter into any new material line of business or (ii) incur or commit to any capital expenditures or any obligations or liabilities in connection therewith other than capital expenditures and obligations or liabilities incurred or committed to in the ordinary course of business consistent with past practice.

          (b) Dividends; Changes in Stock. The Company shall not, nor shall it permit any of its subsidiaries to, nor shall the Company propose to, (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iii) repurchase, redeem or otherwise acquire, or permit any subsidiary to purchase or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock.

          (c) Issuance of Securities. The Company shall not, nor shall it permit any of its subsidiaries to, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class, any Voting Debt or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares or Voting Debt, or enter into any agreement with respect to any of the foregoing, other than issuances of Company Common Stock pursuant to exercises of options to purchase shares of Company Common Stock pursuant to Company Stock Plans.

          (d) Governing Documents. The Company shall not amend or propose to amend, nor shall it permit any of its subsidiaries to amend, their respective certificates of incorporation, articles of organization, by-laws or other governing instruments.

          (e) No Solicitations. The Company shall not, nor shall it permit any of its subsidiaries to, directly or indirectly, through any officer, director, employee or agent, initiate, solicit or knowingly encourage (including by way of furnishing information or assistance), or take any other action to facilitate knowingly, any inquiries or the making of any proposal that constitutes, or would reasonably be expected to lead to, any Competing Transaction (as defined below), or enter into or maintain or continue discussions or negotiate with any person in furtherance of such inquiries or to obtain a Competing

     Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of the officers, directors or employees of the Company or any of its subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative retained by the Company or any of its subsidiaries to take any such action. The Company shall notify Parent in writing (as promptly as practicable) if any written or oral proposal relating to a Competing Transaction is made and shall keep Parent promptly advised of all such proposals, and shall provide a copy of any written proposals and a summary of all oral proposals. Nothing contained in this
     Section 4.1(e) shall prohibit the Company from (i) furnishing information to, or entering into discussions or negotiations with, any person that makes an unsolicited written, bona fide proposal to acquire it pursuant to a merger, consolidation, share exchange, business combination, tender or exchange offer or other similar transaction, if, (A) the Board of Directors of the Company, after consultation with independent legal counsel, determines in good faith that the taking of such action would be consistent with, or the failure to take such action would be inconsistent with, the Board of Directors' fiduciary duties to stockholders under applicable law, and (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person, the Company (x) provides reasonable notice to Parent to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person and (y) receives from such person an executed confidentiality agreement no less favorable to the Company than the Confidentiality Agreement (as defined in Section 5.6), (ii) complying with Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer, or (iii) failing to make or withdrawing or modifying its recommendation referred to in Section 5.4, or recommending an unsolicited, bona fide proposal to acquire the Company pursuant to a merger, consolidation, share exchange, business combination, tender or exchange offer or other similar transaction, following the receipt of such a proposal, if the Board of Directors of the Company, after consultation with independent legal counsel, determines in good faith that the taking of such action would be consistent with, or the failure to take such action would be inconsistent with, the Board of Directors' fiduciary duties to stockholders under applicable law. As used in this Agreement, "Competing Transaction" shall mean any of the following (other than the transactions contemplated by this Agreement) involving the Company or any of its Significant Subsidiaries:
     (i) any merger, consolidation, share exchange, exchange offer, business combination, recapitalization, liquidation, dissolution or other similar transaction involving such person; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of the assets of such person and its subsidiaries prohibited by Section 4.1(g); (iii) any tender offer or exchange offer for 33 1/3% or more of the outstanding shares of capital stock of such person or the filing of a registration statement under the Securities Act in connection therewith; (iv) any person or group having acquired beneficial ownership of 15% or more of the outstanding shares of capital stock of such person (other than Kaufmann Fund, Inc.) with respect to Company Common Stock); or (v) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

          (f) No Acquisitions. The Company shall not, nor shall it permit any of its subsidiaries to, (i) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or (ii) otherwise acquire or agree to acquire any assets which, in the case of this clause (ii), are material, individually or in the aggregate, to the Company.

          (g) No Dispositions. Other than as may be required by law to consummate the transactions contemplated hereby (including the Option Agreement), the Company shall not, nor shall it permit any of its subsidiaries to, sell, lease, encumber or otherwise dispose of, or agree to sell, lease, encumber or otherwise dispose of any of its assets (including capital stock of subsidiaries), except as disclosed in the Disclosure Schedule and for dispositions in the ordinary course of business consistent with past practice.

          (h) Indebtedness. The Company shall not, nor shall it permit any of its subsidiaries to, (i) incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any long-term debt securities of the Company or any of its subsidiaries or guarantee any long-term debt securities of others or enter into or amend any contract, agreement, commitment or arrangement with respect to any of the foregoing, other than (x) in replacement for existing or maturing debt, (y) indebtedness of any subsidiary of the Company to the Company or to another subsidiary of the Company or (z) other borrowing under existing lines of credit in the ordinary course of business consistent with prior practice or
     (ii) make any loans, advances or capital contributions to any person.

          (i) Other Actions. The Company shall not, nor shall it permit any of its subsidiaries to, take any action that would, or might reasonably be expected to, result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect, or in any of the conditions to the Merger set forth in Article VI not being satisfied, or which would adversely affect the ability of any of them to obtain any of the Requisite Regulatory Approvals (as defined in Section 6.1(c)) without imposition of a condition or restriction of the type referred to in Section 6.2(d).

          (j) Advice of Changes; Government Filings. The Company shall confer on a regular basis with Parent, report on operational matters and promptly advise Parent, orally and in writing of any change or event having, or which would reasonably be expected to have a Material Adverse Effect on the Company or which would cause or constitute a material breach of any of the representations, warranties or covenants of the Company contained herein. The Company shall file all reports required to be filed by the Company with the SEC between the date of this Agreement and the Effective Time and shall deliver to Parent copies of all such reports promptly after the same are filed. The Company shall cooperate with Parent in determining whether any filings are required to be made with, or consents required to be obtained from, any third party or Governmental Entity prior to the Effective Time in connection with this Agreement or the transactions contemplated hereby, and shall cooperate in making any such filings promptly and in seeking to obtain timely any such consents. The Company shall promptly provide Parent with copies of all other filings made by the Company with any state or Federal Governmental Entity (excluding the HSR Filing) in connection with this Agreement, the Merger or the other transactions contemplated hereby.

          (k) Accounting Methods. The Company shall not change its methods of accounting in effect at March 31, 1995, except as required by changes in GAAP as concurred in by the Company's independent auditors.

          (l) Pooling and Tax-Free Reorganization Treatment. The Company shall not intentionally take or cause to be taken any action, whether before or after the Effective Time, which would disqualify the Merger as a "pooling of interests" for accounting purposes or as a "reorganization" within the meaning of Section 368(a) of the Code.

          (m) Benefit Plans. During the period from the date of this Agreement and continuing until the Effective Time, the Company agrees as to itself and its subsidiaries that it will not, without the prior written consent of Parent, except as set forth in the Disclosure Schedule, (i) enter into, adopt, amend (except as may be required by law) or terminate any Company Benefit Plan or any other employee benefit plan or any agreement, arrangement, plan or policy between the Company or any of its subsidiaries, on the one hand, and one or more of its directors or officers, on the other hand, (ii) except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Company or any of its subsidiaries, increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including, without limitation, the granting of stock options, stock appreciation rights, restricted stock, restricted stock units or performance units or shares) or enter into any contract, agreement, commitment or arrangement to do any of the foregoing or (iii) enter into or renew any contract, agreement, commitment or arrangement providing for the payment to any director, officer or employee of the Company or any of its subsidiaries of compensation or benefits contingent, or the terms of which are materially altered, upon the occurrence of any of the transactions contemplated by this Agreement or the Stock Option Agreements.

          (n) Tax Elections. Except in the ordinary course of business and consistent with past practice, the Company shall not make any material tax election or settle or compromise any material federal, state, local or foreign income tax claim or liability or amend any previously filed tax return in any respect.

     4.2 Covenants of Parent. Except as expressly contemplated by this Agreement, after the date hereof and prior to the Effective Time, without the prior written consent of the Company:

          (a) Dividends, Distributions and Issuances. Except pursuant to, or in connection with any amendment of, Parent's Rights Plan, Parent will not (i) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, except for regular quarterly dividends on Parent Common Stock, (ii) split, combine or reclassify or otherwise alter Parent Common Stock or (iii) issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock.

          (b) Benefit Plans. Following the Effective Time, Parent or one of its subsidiaries shall provide employee benefit plans for each continuing employee or participant on terms no less favorable in the aggregate than those provided to employees in the Company Benefit Plans. Notwithstanding any of the foregoing to the contrary, Parent shall assume the employment and severance agreements entered into between the Company and certain individuals which are listed in Exhibit D hereto, and Parent agrees that, notwithstanding the terms of such agreements, the severance provisions therein with respect to the "change in control" triggered by the consummation of the transactions contemplated hereby shall remain in full force and effect for a period of not less than one year after the Effective Time. Parent shall offer to enter into an employment agreement with Edward
     J. Quilty which will be effective upon the Effective Time and which shall provide, among other things, that (a) such individual shall be granted options under the Parent Option Plans commensurate with his position and
     (b) the severance provisions contained in his current employment and severance agreement shall remain in full force and effect as provided in the preceding sentence.

          (c) Other Actions. Neither Parent nor Sub shall, nor shall it permit any of their respective subsidiaries to, take any action that would, or might reasonably be expected to, result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect, or in any of the conditions to the Merger set forth in
     Article VI not being satisfied, or which would adversely affect the ability of any of them to obtain any of the Requisite Regulatory Approvals (as defined in Section 6.1(c)) without imposition of a condition or restriction of the type referred to in Section 6.2(d).

          (d) Government Filings. The Parent shall file all reports required to be filed by the Parent with the SEC between the date of this Agreement and the Effective Time and shall deliver to the Company copies of all such reports promptly after the same are filed. The Parent shall cooperate with the Company in determining whether any filings are required to be made with, or consents required to be obtained from, any third party or Governmental Entity prior to the Effective Time in connection with this Agreement or the transactions contemplated hereby, and shall cooperate in making any such filings promptly and in seeking to obtain timely any such consents. The Parent shall promptly provide the Company with copies of all other filings made by the Parent with any state or Federal Governmental Entity (excluding the HSR Filings) in connection with this Agreement, the Merger or the other transactions contemplated hereby.

          (e) Tax-Free Reorganization Treatment. The Parent shall not intentionally take or cause to be taken any action, whether before or after the Effective Time, which would disqualify the Merger as a "reorganization" within the meaning of Section 368(a) of the Code.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

     5.1 Preparation of S-4 and the Proxy Statement. The Company shall promptly prepare and file with the SEC the Proxy Statement and Parent shall prepare and file with the SEC the S-4, in which the Proxy Statement will be included as a prospectus. Each of Parent and the Company shall use all reasonable efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing. Parent shall also take any action required to be taken under any applicable state securities and Blue Sky laws in connection with the issuance of Parent Common Stock in the Merger and Parent Common Stock upon the exercise of the Company Stock Options, and as contemplated by this Agreement; provided, however, that with respect to such qualifications neither Parent nor the Company shall be required to register or qualify as a foreign corporation or to take any action which would subject it to general service of process in any jurisdiction where any such entity is not now so subject. Parent shall take any action required to cause Parent Common Stock to be issued in the Merger to be approved for listing on the NYSE, subject to official notice of issuance thereof. The Company shall furnish all information concerning the Company and the holders of Company Common Stock as may be reasonably requested in connection with any such action. Each of the Company and Parent will notify the other promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the S-4 or the Proxy Statement or for additional information and will supply the other with copies of all correspondence with the SEC or its staff with respect to the S-4 or the Proxy Statement.

     5.2 Letter of Company's Accountants. The Company shall use all reasonable efforts to cause to be delivered to Parent a copy of a letter of KPMG, the Company's independent auditors, dated a date within two business days before the date on which the S-4 shall become effective and addressed to the Company, in form and substance reasonably satisfactory to Parent and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the S-4 (which shall be accompanied by a letter from KPMG to Parent to the effect that Parent may rely on the letter referred to above as if it had been addressed to Parent).

     5.3 Letter of Parent's Accountants. Parent shall use all reasonable efforts to cause to be delivered to the Company a copy of a letter of Arthur Andersen, LLP ("Arthur Andersen"), Parent's independent auditors, dated a date within two business days before the date on which the S-4 shall become effective and addressed to Parent and the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the S-4.

     5.4 Stockholder Meeting. The Company shall call a meeting of its stockholders to be held as promptly as practicable for the purpose of voting upon the approval of this Agreement, the Merger and the other transactions contemplated hereby. The Company will, through its Board of Directors, recommend to its stockholders approval of such matters, unless the taking of such action would be inconsistent with the Board of Directors' fiduciary duties to stockholders under applicable laws, as determined by such directors in good faith after consultation with independent legal counsel. The Company shall coordinate and cooperate with Parent with respect to the timing of such meeting and shall use its best efforts to hold such meeting as soon as practicable after the date on which the S-4 becomes effective. This Section 5.4 shall not prohibit accurate disclosure by a party that is required in any Company SEC Document or Parent SEC Document (including the Proxy Statement and the S-4) or otherwise under applicable law of the opinion of the Board of Directors of such party as of the date of such SEC Document or such other required disclosure as to the transactions contemplated hereby or as to any takeover proposal.

     5.5 Legal Conditions to Merger. Each of the Company and Parent shall, and shall cause its subsidiaries to, use all reasonable efforts (i) to take, or cause to be taken, all actions necessary to comply promptly with all legal requirements which may be imposed on such party or its subsidiaries with respect to the Merger and to consummate the transactions contemplated by this Agreement, subject to the appropriate vote of stockholders of the Company described in
Section 6.1(a), and (ii) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and of any other public or private third party which is required to be obtained or made by such party or any of its subsidiaries in connection with the Merger and the transactions contemplated by this Agreement; provided, however, that a party shall not be obligated to take any action pursuant to the foregoing if the taking of such action or such compliance or the obtaining of such consent, authorization, order, approval or exemption is likely, in such party's reasonable opinion, (x) to be materially burdensome to such party and its subsidiaries taken as a whole or to impact in a materially adverse manner the economic or business benefits of the transactions contemplated by this Agreement so as to render uneconomic the consummation of the Merger or (y) in the case of the Company to result in the imposition of a condition or restriction on the Company, the Surviving Corporation or any of their respective subsidiaries of the type referred to in Section 6.2(d). Each of the Company and Parent will promptly cooperate with and furnish information to the other in connection with any such burden suffered by, or requirement imposed upon, any of them or any of their subsidiaries in connection with the foregoing.

     5.6 Access to Information. Upon reasonable notice, the Company and Parent shall each (and shall cause each of their respective subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of the other, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, each of the Company and Parent shall (and shall cause each of their respective subsidiaries to) make available to the other (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of Federal securities laws and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. The parties will hold any such information which is nonpublic in confidence to the extent required by, and in accordance with, the provisions of the letter dated December 29, 1994 between the Company and Parent (the "Confidentiality Agreement"). No investigation by either Parent or the Company shall affect the representations and warranties of the other, except to the extent such representations and warranties are by their terms qualified by disclosures made to such first party.

     5.7 Affiliates. At least 40 days prior to the Closing Date, the Company shall deliver to Parent a letter identifying all persons who are, at the time this Agreement is submitted for approval to the stockholders of the Company, "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company shall use all reasonable efforts to cause each person named on the letter delivered by it to deliver to Parent on or prior to the Closing Date a written agreement, substantially in the form attached as Exhibit E hereto.

     5.8 Stock Options. (a) Except as otherwise agreed to between Parent and the Company, (i) at the Effective Time, each outstanding option to purchase shares of Company Common Stock (a "Company Stock Option") issued pursuant to any Company Stock Plan, whether vested or unvested, shall be assumed by Parent, and
(ii) each Company Stock Option shall be deemed to constitute an option to acquire, on substantially the same terms and conditions as were applicable under such Company Stock Option, the same number of shares of Parent Common Stock as the holder of such Company Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time, at a price per share equal to (y) the aggregate exercise price for the shares of Company Common Stock otherwise purchasable pursuant to such Company Stock Option divided by (z) the number of shares of Parent Common Stock deemed purchasable pursuant to such Company Stock Option (provided that Parent shall not be required to assume options for partial shares of Parent Common Stock, which shall be paid out in cash); provided, however, that in the case of any option to which section 421 of the Code applies by reason of its qualification under section 422 of the Code ("incentive stock options"), the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with section 424(a) of the Code.

          (b) As soon as practicable after the Effective Time, Parent shall deliver to the holders of Company Stock Options appropriate notices setting forth such holders' rights pursuant to the Company Plans and the agreements evidencing the grants of such Company Stock Options shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 5.8 after giving effect to the Merger and the assumption by Parent as set forth above and until otherwise determined). If necessary, Parent shall comply with the terms of the Company Plans and ensure, to the extent required by, and subject to the provisions of, such Plan, that Company Stock Options which qualified as incentive stock options prior to the Effective Time continue to qualify as incentive stock options of Parent after the Effective Time.

          (c) Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of Company Stock Options assumed by it in accordance with this Section 5.8. As soon as practicable after the Effective Time, Parent shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), or another appropriate form with respect to the shares of Parent Common Stock subject to such options and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under Section 16(a) of the Exchange Act, where applicable, Parent shall administer the Company Plans assumed pursuant to this Section 5.8 in a manner that complies with Rule 16b-3 promulgated under the Exchange Act to the extent the Company Plans complied with such rule prior to the Merger.

     5.9 Brokers or Finders. Except as disclosed to the other party prior to the date hereof, each of Parent and the Company represents, as to itself, its subsidiaries and its affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, except H&Q, whose fees and expenses will be paid by the Company in accordance with the Company's agreement with such firm (a copy of which has been delivered by the Company to Parent prior to the date of this Agreement), and C.S. First Boston, whose fees and expenses will be paid by Parent in accordance with Parent's agreement with such firm (a copy of which has been delivered by Parent to the Company prior to the date of this Agreement), and each party agrees to indemnify the other party and hold the other party harmless from and against any and all claims, liabilities or obligations with respect to any other fees, commissions or expenses asserted by any person on the basis of any act or statement alleged to have been made by such first party or its affiliates.

     5.10 Indemnification; Directors' and Officers' Insurance. (a) As of the Effective Time, the Articles of Organization of the Surviving Corporation shall contain provisions no less favorable with respect to indemnification than are set forth in Article 6 of the Articles of Organization of the Company, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at the Effective Time were directors, officers or employees of the Company. Parent hereby guarantees the full and complete performance by the Surviving Corporation of the indemnification obligations under the Articles of Organization of the Surviving Corporation. Parent and Company agree that the directors, officers and employees of the Company covered thereby are intended to be third party beneficiaries under this
Section 5.10 and shall have the right to enforce the obligations of the Surviving Corporation and the Parent.

          (b) The Surviving Corporation shall maintain in effect for six years (or such shorter period as Parent maintains similar policies for the benefit of its directors and officers) from the Effective Time the current policies of the directors' and officers' liability insurance maintained by the Company (provided that the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions which are not materially less advantageous) with respect to matters occurring prior to the Effective Time to the extent available.

     5.11 Employees. The Parent or one of its subsidiaries shall offer to employ all employees of the Company and its subsidiaries as of the Effective Time (other than those referred to in Exhibit D) at the same salary, with substantially similar responsibilities as each such employee had prior to the Effective Time, and with benefits no less favorable in the aggregate than those provided to employees in equivalent positions at Parent or its subsidiaries under the Benefit Plans of Parent or its subsidiaries. Notwithstanding the foregoing, nothing contained in this Agreement shall (i) restrict or otherwise inhibit Parent's or any of its subsidiaries' rights to terminate the employment of any such employees at any time following the Effective Time or (ii) be construed or interpreted to restrict Parent's or any of its subsidiaries' right or authority to amend or terminate any of its employee benefit plans, policies, arrangements or programs effective after the Effective Time.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

     6.1 Conditions to Each Party's Obligation To Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

          (a) Stockholder Approval. This Agreement shall have been approved and adopted by the affirmative vote of the holders of two-thirds of the outstanding shares of Company Common Stock entitled to vote thereon.

          (b) NYSE Listing. The shares of Parent Common Stock issuable to the Company stockholders pursuant to this Agreement and such other shares required to be reserved for issuance in connection with the Merger shall have been authorized for listing on the NYSE upon official notice of issuance.

          (c) Other Approvals. All authorizations, consents, orders or approvals of, or declarations or filings with, and all expirations or early terminations of waiting periods imposed by, any Governmental Entity (all the foregoing, "Consents") which are necessary for the consummation of the Merger shall have been filed, occurred or been obtained (all such permits, approvals, filings and consents and the lapse of all such waiting periods being referred to as the "Requisite Regulatory Approvals") and all such Requisite Regulatory Approvals shall be in full force and effect. Parent shall have received all state securities or Blue Sky permits and other authorizations necessary to issue the Parent Common Stock in exchange for Company Common Stock and to consummate the Merger.

          (d) S-4. The S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceeding seeking a stop order.

          (e) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding by any Governmental Entity seeking any of the foregoing be pending. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal.

     6.2 Conditions to Obligations of Parent and Sub. The obligations of Parent and Sub to effect the Merger are subject to the satisfaction of the following conditions unless waived by Parent and Sub:

          (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the President and Chief Executive Officer of the Company, and by the Chief Financial Officer of the Company to such effect.

          (b) Performance of Obligations of Company. Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the President and Chief Executive Officer of the Company and by the Chief Financial Officer of the Company to such effect.

          (c) Consents Under Agreements. Company shall have obtained the consent or approval of each person (other than the Governmental Entities referred to in Section 6.1(c)) whose consent or approval shall be required in order to permit the succession by the Surviving Corporation pursuant to the Merger to any obligation, right or interest of the Company or any subsidiary of the Company under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, individually or in the aggregate, have a material adverse effect on the Surviving Corporation and its subsidiaries taken as a whole or upon the consummation of the transactions contemplated hereby.

          (d) Burdensome Condition. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, by any Governmental Entity which, in connection with the grant of a Requisite Regulatory Approval, imposes any requirement upon Parent, the Surviving Corporation or their respective subsidiaries which would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement as to render uneconomic the consummation of the Merger, or which would require Parent or any of its subsidiaries to dispose of any asset which is material to Parent prior to the Effective Time.

     6.3 Conditions to Obligations of Company. The obligation of the Company to effect the Merger is subject to the satisfaction of the following conditions unless waived by the Company:

          (a) Representations and Warranties. The representations and warranties of Parent and Sub set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by the President and Chief Executive Officer of Parent, or a Corporate Vice President of Parent, and by the Senior Vice President and Chief Financial Officer of Parent or the Corporate Vice President and Treasurer of Parent to such effect.

          (b) Performance of Obligations of Parent and Sub. Parent and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by the President and Chief Executive Officer of Parent or a Corporate Vice President of Parent, and by the Senior Vice President and Chief Financial Officer of Parent or the Corporate Vice President and Treasurer of Parent to such effect.

          (c) Employment Agreement. Parent shall have offered to enter into the employment agreement referred to in Section 4.2(b) with Edward J. Quilty.

          (d) Tax-Free Reorganization. The Company shall have received a written opinion from Hale and Dorr or another law firm reasonably acceptable to the Company, dated the Closing Date, based upon certain factual representations of the Company and the Parent, to the effect that the Merger will constitute a reorganization for federal income tax purposes within the meaning of Section 368(a) of the Code and that gain or loss will not be recognized by any holder of Company Common Stock except to the extent that such holder receives cash in lieu of fractional shares of Parent Common Stock or holds Dissenting Shares.

                                  ARTICLE VII

                           TERMINATION AND AMENDMENT

     7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of the Company:

          (a) by mutual consent of Parent and the Company in a written instrument;

          (b) by Parent, upon a material breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue such that the conditions set forth in Section 6.2(a) or
     Section 6.2(b), as the case may be, would be incapable of being satisfied by December 31, 1995;

          (c) by the Company, upon a material breach of any representation, warranty, covenant or agreement on the part of Parent or Sub set forth in this Agreement, or if any representation or warranty of

     Parent or Sub shall have become untrue such that the conditions set forth in Section 6.3(a) or Section 6.3(b), as the case may be, would be incapable of being satisfied by December 31, 1995;

          (d) by either Parent or the Company, if any permanent injunction or action by any Governmental Entity preventing the consummation of the Merger shall have become final and nonappealable;

          (e) by either Parent or the Company if the Merger shall not have been consummated on or prior to December 31, 1995 (or such later date as may be agreed to in writing by the Company and Parent) (other than due to the failure of the party seeking to terminate this Agreement to perform its obligations under this Agreement required to be performed at or prior to the Effective Time);

          (f) by either Parent or the Company, if any approval of the stockholders of the Company required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or at any adjournment thereof;

          (g) by Parent, if the Board of Directors of the Company shall have (i) withdrawn, modified or changed its approval or recommendation of this Agreement, the Merger or any of the other transactions contemplated herein in any manner which is adverse to Parent or Sub or shall have resolved to do the foregoing; or (ii) approved or have recommended to the stockholders of the Company a Competing Transaction or shall have resolved to do the foregoing;

          (h) by Parent, if (i) the Company shall have exercised a right specified in clause (i) of the third sentence of Section 4.1(e) with respect to any transaction referred to therein and shall, directly or through agents or representatives, continue discussions with any third party concerning such transaction for more than 30 calendar days after the date of receipt of such Competing Transaction; or (ii) (x) a tender offer or exchange offer or a proposal by a third party to acquire the Company pursuant to a merger, consolidation, share exchange, business combination, tender or exchange offer or similar transaction shall have been commenced or publicly proposed which contains a proposal as to price (without regard to the specificity of such price proposal) and (y) the Company shall not have rejected such proposal within 10 business days of its commencement or the date such proposal first becomes publicly disclosed, if sooner; or

          (i) by the Company, if the Board of Directors of the Company (x) shall fail to make, or shall withdraw or modify, its recommendation of this Agreement or the Merger if there shall exist at such time a tender offer or exchange offer or a proposal by a third party to acquire the Company pursuant to a merger, consolidation, share exchange, business combination, tender or exchange offer or similar transaction, or (y) recommends to the Company's stockholders approval or acceptance of any of the foregoing, in each case only if the Board of Directors of the Company, after consultation with independent legal counsel, determines in good faith that the taking of such action would be consistent with, or the failure to take such action would be inconsistent with, the Board of Directors' fiduciary duties to stockholders under applicable law.

          The right of any party hereto to terminate this Agreement pursuant to this Section 7.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any person controlling any such party or any of their respective officers or directors, whether prior to or after the execution of this Agreement.

     7.2 Effect of Termination. In the event of termination of this Agreement and abandonment of the Merger by either the Company or Parent as provided in
Section 7.1, this Agreement shall forthwith terminate and there shall be no liability or obligation on the part of Parent, Sub or the Company or their respective officers or directors except (i) with respect to the penultimate sentence of Section 5.6, and Sections 5.9 and 7.3, and (ii) with respect to any liabilities or damages incurred or suffered by a party as a result of the material breach by the other party of any of its representations, warranties, covenants or agreements set forth in this Agreement except as provided in
Section 8.8.

     7.3 Fees, Expenses and Other Payments. (a) Except as otherwise provided in this Section 7.3, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, fees and disbursements of counsel, financial advisors and accountants) shall be borne solely and entirely by the party which has incurred such costs and expenses (with respect to such party, its "Expenses"), except that Expenses related to printing, filing and mailing the Proxy Statement and the S-4 shall be shared equally by Parent and the Company.

          (b) Company agrees that if this Agreement shall be terminated pursuant to:

             (i) Section 7.1(b) and (x) such termination is the result of material breach of any covenant, agreement, representation or warranty contained herein and (y) at any time during the period commencing on the date hereof and ending nine months after the date of termination of this Agreement, a Business Combination (as defined in Section 7.3(e)) involving the Company shall have occurred or the Company shall have entered into a definitive agreement providing for such a Business Combination, which Business Combination contains a proposal as to the price per share which is in excess of the Merger Consideration;

             (ii) Section 7.1(f) because the Agreement, the Merger and the other transactions contemplated hereby shall fail to receive the requisite vote for approval and adoption by the stockholders of the Company at a meeting of the stockholders of the Company called to vote thereon, and at the time of such meeting there shall exist a proposal with respect to a Business Combination with respect to the Company which either (x) the Board of Directors of the Company has not publicly opposed or (y) is consummated, or a definitive agreement with respect to which is entered into, at any time during the period commencing on the date hereof and ending nine months after the date of termination of this Agreement; or

             (iii) Section 7.1(g), Section 7.1(h) or Section 7.1(i);

     then the Company shall pay to Parent an amount equal to $3,000,000, plus all of Parent's Expenses not to exceed $1,000,000; provided, however, that such amounts shall not be payable if Parent shall be in material breach of its covenants or agreements contained in this Agreement; and provided further, however, that none of the foregoing amounts shall be payable if Parent exercises its rights under Section 2(a) of the Option Agreement unless (x) Parent, within one year from the date the Option Agreement becomes terminable pursuant to clause (ii) of Section 13(a) of the Option Agreement, terminates the Option Agreement pursuant to such provision or
     (y) the Option Agreement is terminated pursuant to Section 13(b) thereof prior to the Closing referred to therein.

          (c) The Company agrees that if this Agreement shall be terminated pursuant to Section 7.1(b), then the Company shall pay to Parent an amount equal to Parent's Expenses not to exceed $1,000,000; provided that the Company shall not be obligated to make any payment pursuant to this Section 7.3(c) if the Company shall be obligated to make a payment to Parent pursuant to Section 7.3(b) or if Parent shall be in material breach of its covenants or agreements contained in this Agreement.

          (d) Any payment required to be made pursuant to Section 7.3(b) or
     Section 7.3(c) shall be made as promptly as practicable but not later than five business days after termination of this Agreement and shall be made by wire transfer of immediately available funds to an account designated by Parent, except that any payment to be made as the result of an event described in Section 7.3(b)(i) or clause (y) of Section 7.3(b)(ii) shall be made as promptly as practicable but not later than five business days after the occurrence of the Business Combination or the execution of the definitive agreement providing for a Business Combination.

          (e) For purposes of this Section 7.3, the term "Business Combination" shall mean any of the following involving the Company: (i) any merger, consolidation, share exchange, business combination or similar transaction;
     (ii) any sale, lease, exchange, transfer or other disposition of 25% or more of the assets of the Company and its subsidiaries, taken as a whole, in a single transaction or series of transactions; or (iii) the acquisition by a person or any group of beneficial ownership of 50% or more of the capital stock of the Company whether by tender offer or exchange offer or otherwise.

     7.4 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of the Company or of Parent, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     7.5 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

     8.1 Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for the agreements contained in Sections 2.1, 2.2, 4.2(b), the penultimate sentence of Section 5.6, 5.8, 5.9, 5.10, the last sentence of
Section 7.4 and Article VIII and the agreements of the "affiliates" of the Company delivered pursuant to Section 5.7.

     8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

        (a) if to Parent or Sub, to
            C.R. Bard, Inc.
            730 Central Avenue
            Murray Hill, New Jersey 07974
            Attention: Richard A. Flink

        with a copy to:

            Simpson Thacher & Bartlett
            425 Lexington Avenue
            New York, New York 10017-3954
            Attention: Philip T. Ruegger III, Esq.

        (b) if to the Company, to:
            MedChem Products, Inc.
            232 West Cummings Park
            Woburn, Massachusetts 01801
            Attention: Edward J. Quilty

        with a copy to:

            Hale and Dorr
            60 State Street
            Boston, Massachusetts 02109
            Attention: Steven Singer, Esq.

        and

            Rosenman & Colin
            575 Madison Avenue
            New York, New York 10022-2585
            Attention: Edward Cohen, Esq.

     8.3 Certain Definitions. For purposes of this Agreement:

          (a) an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

          (b) "beneficially own" or "beneficial ownership" with respect to any securities, means having "beneficial ownership" of such securities in accordance with the provisions of Rule 13d-3 under the Exchange Act. Without duplicative counting of the same securities by the same holder, securities beneficially owned by a person include securities beneficially owned by all other persons with whom such person would constitute a group.

          (c) "group" means two or more persons acting together for the purpose of acquiring, holding, voting or disposing of any securities, which persons would be required to file a Schedule 13D or Schedule 13G with the SEC as a "person" within the meaning of Section 13(d)(3) of the Exchange Act if such persons beneficially owned a sufficient amount of such securities to require such a filing under the Exchange Act;

          (d) "person" means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity; and

          (e) a "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person.

          (f) Any accounting term that is used in the context of describing or referring to an accounting concept and that is not specifically defined herein shall be construed in accordance with GAAP as applied in the preparation of the financial statements of the Company included in the Company SEC Documents (including, without limitation, the Year-End Financial Statements and the Balance Sheet).

     8.4 Interpretation. When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. The recitals hereto constitute an integral part of this Agreement. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement", "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to May 24, 1995.

     8.5 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     8.6 Entire Agreement; No Third Party Beneficiaries; Rights of
Ownership. This Agreement (including the documents and the instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; provided that the Confidentiality Agreement shall survive the execution and delivery of this Agreement, and (b) except as provided in Section 4.2(b), 5.8 and 5.10, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. The parties hereby acknowledge that, except as hereinafter agreed to in writing, no party shall have the right to acquire or shall be deemed to have acquired shares of common stock of the other party pursuant to the Merger until consummation thereof.

     8.7 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New Jersey, except to the extent Massachusetts law shall govern the Merger, without regard to any applicable conflicts of law.

     8.8 Limitations on Remedies. Each party agrees that, should any court or other competent authority hold any provision or part of this Agreement to be null, void or unenforceable, or order any party to take any action inconsistent herewith or not to take any action required herein, the other party shall not be entitled to specific performance of such provision or part hereof or to any other remedy, including but not limited to money damages, for breach of this Agreement or of any other provision or part hereof as a result of such holding or order. This provision is not intended to render null or unenforceable any obligation hereunder that would be valid and enforceable if this provision were not in this Agreement.

     8.9 Publicity. Except as otherwise required by law or the rules of the NYSE, so long as this Agreement is in effect, neither the Company nor Parent shall, or shall permit any of its subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld.

     8.10 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     8.11 Adjustment. All dollar amounts and share numbers set forth herein, including without limitation the dollar amounts set forth in Section 2.2(c), shall be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split or similar event affecting the Parent Common Stock or the Company Common Stock, as the case may be, between the date of this Agreement and the Effective Time, to the extent appropriate.

     IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement, to be signed by their respective officers thereunto duly authorized, all as of May 24, 1995.

                                          C.R. BARD, INC.

                                          /s/  Richard A. Flink
                                          ----------------------------
                                          Name: Richard A. Flink
                                          Title: Vice-President

                                          CRB ACQUISITION CORP.

                                          /s/  Richard A. Flink
                                          ----------------------------
                                          Name: Richard A. Flink
                                          Title: Clerk

                                          MEDCHEM PRODUCTS, INC.

                                          /s/  Edward J. Quilty
                                          ----------------------------
                                          Name: Edward J. Quilty
                                          Title: President & CEO

                                                                        ANNEX II

                                                                  CONFORMED COPY

                                OPTION AGREEMENT

     OPTION AGREEMENT, dated as of May 24, 1995 (the "Agreement"), between C. R. Bard, Inc., a New Jersey corporation ("Parent"), and MedChem Products, Inc., a Massachusetts corporation (the "Company").

                             W I T N E S S E T H :

     WHEREAS, the Company, Parent and CRB Acquisition Corp., a Massachusetts corporation and a wholly-owned subsidiary of Parent (the "Sub"), are entering into an Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement"); and

     WHEREAS, as a condition to Parent's and the Sub's willingness to enter into the Merger Agreement, Parent has required that the Company grant the Option (as hereinafter defined) to Parent and the Company has agreed to grant the Option to Parent upon the terms and subject to the conditions set forth herein;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and in the Merger Agreement, the Company and Parent hereby agree as follows:

     1. Grant of Option. (a) The Company hereby grants to Parent an exclusive and irrevocable option (the "Option") to purchase and acquire from the Company all of the outstanding common stock, par value $.10 per share (the "Gesco Stock"), of Gesco International, Inc., a Massachusetts corporation ("Gesco"), for an aggregate purchase price, payable in cash, equal to $65,000,000.

          (b) Upon the exercise of the Option by Parent as provided herein, the Company shall sell, convey, assign, transfer and deliver to Parent, free and clear of any claim, lien, encumbrance, security interest or agreement with respect thereto, all of the Gesco Stock.

     2. Exercise of Option. (a) The Option may be exercised by Parent by giving the Exercise Notice referred to in Section 2(b) at any time prior to the Expiration Date (as defined in Section 12 hereof) if at any time prior to such exercise the Merger Agreement shall have been terminated under the circumstances specified in paragraphs 7.3(b)(i), (ii) or (iii) of the Merger Agreement, unless, at the time of such termination, Parent shall have been in material breach of its covenants or agreements contained in the Merger Agreement.

          (b) In the event that Parent elects to exercise the Option, it shall give written notice to the Company of such election (the "Exercise Notice"). The closing of the purchase of the Gesco Stock (the "Closing") shall take place at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017, on the date and at the time (the "Closing Date") designated by Parent in its Exercise Notice (which date and time shall be not earlier than one business day and not later than ten business days after the date on which the Exercise Notice is delivered); provided, however, that (x) in the event that any action, suit or proceeding shall have been instituted and be pending which seeks to prohibit, restrict or delay the full exercise of the Option or otherwise to limit the rights of Parent with respect to the Gesco Stock, then Parent shall be entitled to postpone the Closing to any date and time specified by Parent which is not later than 30 days following the resolution of such action, suit or proceeding, and (y) in the event that any action, suit or proceeding shall have been instituted and be pending which is based, in whole or in part, on allegations that, in granting the Option, the directors of the Company breached their fiduciary duty to the stockholders of the Company, then the Company shall be entitled to postpone the Closing to any date and time specified by the Company which is not later than

     30 days following the resolution of such action, suit or proceeding; provided, further, however, that should any of the following events occur:

             (i) the purchase of the Gesco Stock cannot be completed by reason of any applicable law or regulation, including, without limitation, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act");

             (ii) the purchase of the Gesco Stock cannot be completed by reason of the failure to have obtained any necessary consents; or

             (iii) the Option cannot be exercised by reason of any injunction, order or similar restraint issued by a court of competent jurisdiction;

     then the Closing shall take place at any date and time specified by Parent, except that the Closing shall not take place earlier than, nor more than 30 days following, the cessation of any such event.

     3. Payment of Purchase Price; Conveyances. In the event that Parent exercises the Option:

          (a) At the Closing, Parent shall make payment to the Company in respect of its purchase of the Gesco Stock by delivering immediately available funds to the order of the Company in the amount of the Purchase Price specified in Section 1 hereof.

          (b) At the Closing, the Company shall deliver or cause to be delivered to Parent certificates representing the Gesco Stock, duly endorsed for transfer to Parent or accompanied by stock powers duly executed in favor of Parent, with accompanied signatures guaranteed by a commercial bank, trust company or member firm of the National Association of Securities Dealers, Inc. with all necessary stock transfer stamps attached thereto, prepaid by the Company, and any other applicable stock transfer taxes or governmental charges on the transfer prepaid by the Company.

          (c) At the Closing, the Company shall (i) transfer to Parent all contracts, agreements, commitments, books, records and other data relating to Gesco and (ii) simultaneously with such deliveries, take all additional steps as may be necessary to put Parent in possession and operating control of Gesco.

          (d) From time to time after the Closing Date, the Company shall, at its own expense, execute and deliver such other instruments of sale, transfer, assignment, conveyance and delivery, and shall take such other actions as Parent may reasonably request, in order more effectively to sell, transfer, assign, convey and deliver the Gesco Stock to Parent, or to enable Parent to exercise and enjoy all rights and benefits with respect thereto and to Gesco.

          (e) Prior to the Closing Date, the Company shall make arrangements with Fleet Bank of Massachusetts, N.A. ("Fleet Bank"), or its successor or assign, for the release of any security interest, lien or other encumbrance in or with respect to the Gesco Stock which Fleet Bank, or its successor or assign, may have pursuant to the Revolving Credit and Term Loan Agreement, dated as of July 31, 1992, as amended, by and among the Company, its subsidiaries and Fleet Bank, or any refinancing thereunder (the "Fleet Financing"), so that on the Closing Date the Company will be able to deliver the Gesco Stock to Parent free and clear of all such encumbrances. Such arrangements may include payments or prepayments of the principal outstanding, including interest accrued or premium, if any, on the outstanding borrowings under the Fleet Financing.

     4. Covenants; Conduct of the Optioned Business. The Company covenants and agrees that, except as required by this Agreement, the Merger Agreement or otherwise consented to in writing by Parent, from the time of termination of the Merger Agreement until the Expiration Date, the Company shall:

          (a) conduct the operations of Gesco only in, and shall not permit Gesco to take any action except in, the ordinary course of business consistent with past practice, and will use all reasonable efforts to preserve intact the business organization, assets, prospects and advantageous business relationships of Gesco, to keep available the services of the officers and employees of Gesco, and to maintain satisfactory relationships with licensors, licensees, suppliers, contractors, distributors, customers, business partners and others having business relationships with Gesco;

          (b) maintain the books, accounts and records relating to Gesco in the usual, regular and ordinary manner on a basis consistent with prior years, comply with all material laws and contractual obligations applicable to Gesco and perform all material obligations relating to the business of Gesco without default;

          (c) use its reasonable best efforts not to permit any event to occur that would result in any of its representations and warranties contained in this Agreement not being, except as contemplated by this Agreement, true and correct in all material respects on and as of the date of the Closing; and

          (d) keep Parent informed as to the affairs of Gesco (including furnishing to Parent to the extent requested copies of all financial and other reports or statements prepared in the regular course of business (for internal or external purposes) of Gesco) and immediately notify Parent of any material adverse effect on the business, assets, properties, results of operations or financial condition of Gesco (a "Material Adverse Effect") or the occurrence of any event that would make any of the representations or warranties of the Company herein or contemplated hereby false or inaccurate in any material respect.

     5. Further Covenants; Conduct of the Optioned Business. The Company covenants and agrees that, except as required by this Agreement, the Merger Agreement or otherwise consented to in writing by Parent, so long as this Agreement shall remain in effect, the Company shall:

          (a) refrain from taking any action or from entering into any agreement which would (i) be violated by the consummation of the transactions contemplated by this Agreement or (ii) have the effect of preventing or disabling the Company from promptly delivering the Gesco Stock to Parent upon exercise of the Option or otherwise performing its obligations under this Agreement;

          (b) not, and shall not permit Gesco to, pledge (except as contemplated by the Fleet Financing), sell, transfer, dispose of or otherwise encumber any shares of capital stock of Gesco or issue, sell or transfer any option, warrant, subscription or other right, agreement or commitment which either
     (i) obligates the Company or Gesco to issue, sell or transfer any shares of capital stock of Gesco or (ii) restricts the transfer of Gesco stock;

          (c) not pledge (except as contemplated by the Fleet Financing), sell, lease, transfer, dispose of or otherwise encumber any material property or assets of Gesco other than in the ordinary course of business of Gesco;

          (d) not permit Gesco to issue, sell or transfer any additional shares of capital stock; and

          (e) not permit Gesco to pay any dividends whether in cash, property, capital stock of Gesco or debt of any kind of Gesco.

     6. Representations and Warranties of the Company. The Company hereby represents and warrants to Parent as follows:

          (a) Each of the Company and Gesco is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted, and is qualified or licensed to do business and is in good standing in each jurisdiction in which the ownership or leasing of property by it or the conduct of its business requires such licensing or qualification, except for such failures to be so qualified or licensed which would not have a Material Adverse Effect.

          (b) The execution and delivery of this Agreement has been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company. Subject to compliance with the HSR Act and except as set forth on the Disclosure Schedule attached as Exhibit C to the Merger Agreement (the "Disclosure Schedule"), the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, and compliance by the Company with any of the provisions hereof will not breach, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest, charge or other encumbrance on assets (any such breach, violation, default, right of termination, cancellation, acceleration, loss or creation, a "Violation") pursuant to, (x) any provision of the Articles of Organization or By-laws of the Company or the Articles of Organization or By-laws of Gesco or (y) subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filing referred to in the following sentence, any loan or credit agreement, note, mortgage, indenture, lease, Company Benefit Plan (as defined in Section 3.1(m) of the Merger Agreement) or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or Gesco or their respective properties or assets except Violations under clause (y) which do not or would not reasonably be expected to have a Material Adverse Effect. Except as set forth on the Disclosure Schedule, no consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity"), is required by or with respect to the Company or Gesco in connection with the execution and delivery of this Agreement by the Company, the consummation by the Company of the transactions contemplated hereby, and compliance by the Company with any of the provisions hereof, the failure to obtain which would have a Material Adverse Effect, except for possible filings by the Company under the HSR Act.

          (c) All of the shares of Gesco Stock have been validly issued and are fully paid and nonassessable and are owned directly by the Company, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"), except for the security interest held by Fleet Bank in the Gesco Stock, which security interest will be released as specified in Section 3(f) hereof. As of the date of this Agreement and other than this Agreement, the Company has no outstanding options, warrants, subscriptions or other rights, agreements or commitments which either (i) obligate the Company or Gesco to issue, sell or transfer any shares of the capital stock of Gesco or (ii) restrict the transfer of the Gesco Stock.

          (d) The representations and warranties made by the Company to Parent and Sub in the Merger Agreement are true and correct in all material respects.

     7. Representations and Warranties of Parent. Parent hereby represents and warrants to the Company as follows:

          (a) Parent is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted, and is qualified or licensed to do business and is in good standing in each jurisdiction in which the ownership or leasing of property by it or the conduct of its business requires such licensing or qualification, except for such failures to be so qualified or licensed which would not have a material adverse effect on the ability of Parent to perform its obligations hereunder.

          (b) The execution and delivery of this Agreement has been duly authorized by all necessary corporate action on the part of Parent. This Agreement has been duly executed and delivered by Parent and constitutes a valid and binding obligation of Parent.

          (c) The Gesco Stock to be acquired upon exercise of the Option will not be acquired by Parent with a view to the public distribution thereof, and will not be transferred, except in a transaction registered or exempt from registration under the Securities Act of 1933, as amended.

     8. Taxes. (a) The Company shall be responsible for and shall indemnify and hold Parent, its subsidiaries and Gesco harmless against all United States federal, state, local and foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, excise, value added, estimated, stamp, alternative or add-on minimum, withholding and any other taxes, duties or assessments in the nature of a tax, together with all interest, penalties and additions imposed with respect to such amounts ("Taxes") (except those specified in Section 14(b) hereof) (i) with respect to Gesco and the business and assets of Gesco for all taxable periods ending (or deemed to end pursuant to this paragraph) on or before the Closing Date (the

"Pre-Closing Taxes"); (ii) any and all Taxes resulting from Gesco having been (or ceasing to be) included in any affiliated, consolidated, combined or unitary Tax Return that included the Company and Gesco (or any predecessor) for any taxable period (or portion thereof) ending on or before the Closing Date (including without limitation any liability for Taxes resulting from a "deferred intercompany transaction", within the meaning of Treasury Regulation Section 1.1502-13(a)(2) (or any analogous or similar provision under state, local or foreign law), that occurred on or before the Closing Date); (iii) any and all Taxes of any member of an affiliated, consolidated, combined or unitary group (other than Gesco) of which Gesco (or any predecessor) is or was a member on or prior to the Closing Date, by reason of the liability of Gesco pursuant to Treasury Regulation Section 1.1502-6(a) or any analogous or similar state, local or foreign law or regulation; (iv) any payments required to be made after the Closing Date under any Tax sharing, Tax indemnity, Tax allocation or similar contracts (whether or not written) to which Gesco was obligated, or was a party, on or prior to the Closing Date. The Company's obligation pursuant to the preceding sentence shall be reduced by the amount of reserves for the payment of tax liabilities reflected on its most recent balance sheet filed with the Securities and Exchange Commission (the "SEC"). Parent shall be responsible for and shall indemnify and hold the Company harmless against all Taxes with respect to Gesco and the business and assets of Gesco for all taxable periods beginning (or deemed to begin pursuant to this paragraph) after the Closing Date (the "Post-Closing Taxes"). Any Taxes for a taxable period beginning before the Closing Date and ending after such date shall be deemed for the purposes of this paragraph to be apportioned between a taxable period ending on the Closing Date and a taxable period beginning after the Closing Date based, where relevant, on the actual operations of the business of Gesco in such periods. Whenever in accordance with this Section 8 Parent shall be required to pay the Company an amount in respect of Post-Closing Taxes or the Company shall be required to pay Parent an amount in respect of Pre-Closing Taxes, subject to the parties' right to dispute the amount of such Taxes, such payments shall be made on or prior to the date which is the later of 10 days after the request therefor is made or 10 days before the requesting party is required to pay or cause to be paid the related tax liability. For purposes of this Section 8, all Taxes of the Company resulting from the sale of the Gesco Stock, including, without limitation, any Taxes resulting from an election under Section 338(h)(10) of the Internal Revenue Code of 1986, as amended (the "Code"), and any comparable provision under state or local law, but excluding any Taxes referred to in Section 14(b), shall be treated as Pre-Closing Taxes.

          (b) (i) "Tax Return" shall mean any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof. The Company shall cause to be prepared and timely filed all Tax Returns which include or are filed by Gesco which are due on or before the Closing Date. The Company shall cause to be prepared and Parent shall cause to be timely filed (and shall provide to the Company a true copy of each such Tax Return as filed and evidence of the timely filing thereof) all Tax Returns of Gesco which are due on or after the Closing Date for any taxable period which ends on or before the Closing Date. The Company shall cause to be prepared and, subject to Parent's approval, which approval shall not be unreasonably withheld, Parent shall cause to be timely filed (and shall provide to the Company a true copy of each such Tax Return as filed and evidence of the timely filing thereof) all Tax Returns for taxable periods beginning before and ending after the Closing Date and all returns of Taxes required to be filed after the Closing Date which include periods prior to the Closing Date.

             (ii) Parent shall timely pay or cause to be paid all Taxes for the periods to which the returns filed or caused to be filed by Parent pursuant to the third sentence of Section 8(b)(i) relate. The Company will pay to Parent an amount equal to the Taxes due with respect to any such returns to the extent such Taxes are Pre-Closing Taxes, but only to the extent such Pre-Closing Taxes exceed the sum of (x) the amount of tax payments made on or prior to the Closing Date with respect to each such return (the "Estimated Payments") and (y) amounts reflected on its most recent balance sheet filed with the SEC as reserves for the payment of tax liabilities to the extent such reserves relate to Pre-Closing Taxes. To the extent the Estimated Payments exceed the Pre-Closing Taxes due with respect to such returns, Parent shall promptly pay to the Company such amount.

          (c) (i) Upon request of the Parent, with respect to the sale of the Gesco Stock, the Company and Parent shall jointly make a Section 338(h)(10) Election (as defined below) in accordance with applicable laws and under any comparable provision of state, local or foreign law for which a separate election is permissible and as set forth herein. Parent and the Company agree to report the transfers under this Agreement consistent with such election, and shall take no position contrary thereto unless required to do so by applicable tax law pursuant to a determination as defined in
     Section 1313(a) of the Code. If, as a result of Parent's having elected to make such a Section 338(h)(10) Election, the Company's tax liability is greater than it would have been if such Section 338(h)(10) Election had not been made with respect to the sale of the Gesco Stock, then Parent shall gross up the Purchase Price so as to make the Company whole with respect to such additional tax liability.

             (ii) Parent shall be responsible for the preparation and filing of all Section 338 Forms in accordance with applicable tax laws and the terms of this Agreement and shall deliver such Section 338 Forms to the Company at least 45 days prior to the date such Section 338 Forms are required to be filed. The Company shall execute and deliver to Parent such documents or forms (including executed Section 338 Forms) as are required by any laws in order to properly complete the Section 338 Forms at least 25 days prior to the date such Section 338 Forms are required to be filed.

             (iii) Parent shall reasonably determine the fair market value of the assets of Gesco and the allocation of the Purchase Price (as required pursuant to section 338(h)(10) of the Code and regulations promulgated thereunder) among such assets (the "Allocation"). Parent shall deliver to the Company a schedule setting forth the Allocation as soon as practicable after the Closing Date (the "Allocation Schedule"). If the Allocation would have a material adverse effect on the Company then the Company shall be entitled to have the Company's reasonable comments incorporated into the Allocation Schedule. The Company and Parent shall file all Tax Returns consistently with the Allocation Schedule.

             (iv) "Section 338 Forms" means all returns, documents, statements, and other forms that are required to be submitted to any federal, state, county or other local taxing authority in connection with a Section 338(h)(10) Election. Section 338 Forms shall include, without limitation, any "statement of Section 338 election" and IRS Form 8023 (together with any schedules or attachments thereto) that are required pursuant to Section 1.338-1 or Section 1.338(h)(10)-1 of the U.S. Treasury Regulations.

             (v) "Section 338(h)(10) Election" means an election described in
        Section 338(h)(10) of the Code (where applicable) with respect to Parent's acquisition of the Gesco Stock pursuant to this Agreement.
        Section 338(h)(10) Election shall include any corresponding election under any other relevant tax laws (e.g., state laws) for which a separate election is permissible with respect to Parent's acquisition of the Gesco Stock pursuant to this Agreement.

          (d) Any refunds of Pre-Closing Taxes (including any interest thereon) received by Gesco or Parent in respect of Pre-Closing taxes paid by Gesco shall be for the benefit of the Company. Parent shall use reasonable efforts to obtain such refunds provided that the Company agrees to pay all costs and expenses of obtaining such refunds, and Parent shall, or shall cause Gesco to, pay over to the Company any such refunds immediately upon receipt thereof. Any refunds of Post-Closing Taxes received by Parent or Gesco shall be retained by Parent.

          (e) After the Closing Date, Parent and the Company shall make available to the other, as reasonably requested, and to any taxing authority in the event requested by the other, all information, records or documents relating to Tax liabilities or potential Tax liabilities of Gesco for all periods ending prior to or including the Closing Date and shall preserve all such information, records, and documents until the expiration of any applicable statute of limitations or extensions thereof.

          (f) Parent shall promptly notify the Company in writing upon receipt by Parent, any affiliate of Parent or Gesco of notice of any pending or threatened audits or assessments of Taxes that may affect the amount of Pre-Closing Taxes. The Company and Parent shall jointly represent Gesco's interests in any tax audit or administrative or court proceeding (a "Proceeding") to the extent such Proceeding relates to taxable periods beginning before and ending after the Closing Date. The Company shall have the sole right to represent Gesco in any Proceeding to the extent such Proceeding relates solely to Pre-Closing Taxes. Parent shall have the sole right to represent Gesco in any Proceeding to the extent such Proceeding relates solely to Post-Closing Taxes.

          (g) With respect to any Taxes for which an indemnification obligation may arise under this Section 8, such indemnification obligation shall survive until the expiration of the statute of limitations applicable thereto.

     9. Consents and Approvals; Filings. (a) Subject to the terms and conditions provided herein, each of the parties hereto agrees to use all reasonable efforts to take all actions and to do all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and to cooperate with each other in connection with the foregoing, including (i) giving all required notices and using all reasonable efforts to obtain prior to the Closing all necessary licenses, permits, waivers, consents, approvals, authorizations, qualifications and orders of governmental authorities and other persons as are required to be obtained in order to enable the parties to perform their respective obligations hereunder, including, without limitation, all consents and approvals required to permit the Company to make the transfers contemplated herein and to enable Parent to enjoy after the Closing all rights and benefits presently enjoyed by the Company in respect of Gesco (provided that no contract may be amended or otherwise modified to increase the amount payable thereunder in order to obtain any such waiver, consent, approval or authorization without obtaining the prior written consent of Parent) and (ii) defending all suits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby.

          (b) The parties hereto will each timely and promptly make all filings which are required under the HSR Act and any other applicable statute, law or regulation of any governmental authority or regulatory body. The Company will furnish Parent with such necessary information and reasonable assistance as it may request in connection with its preparation of necessary filings or submissions of information to any governmental authority, including, without limitation, any filings necessary under the foregoing laws. The Company will supply Parent with copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof) between the Company and its representatives and any governmental authority or members of their respective staffs with respect to this Agreement and the transactions contemplated hereby (other than filings pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended).

     10. Specific Performance. The Company acknowledges that there is no adequate remedy at law for a breach of this Agreement and that the Option granted to Parent under this Agreement is unique and that money damages are an inadequate remedy for breach of this Agreement. Therefore, the Company agrees that Parent shall have the right, in addition to any other rights it may have, to specific performance of this Agreement in the event of any breach by the Company hereunder.

     11. Further Assurances. In the event that Parent exercises the Option, each of the parties hereto will execute and deliver all such further documents and instruments and take all such further actions as may be necessary in order to consummate the transactions contemplated hereby.

     12. Expiration. If the Option has not been exercised, it shall expire and this Agreement shall have no further force or effect, upon the earlier of:

          (a) the Effective Time (as defined in the Merger Agreement); or

          (b) the date 30 days after termination of the Merger Agreement in accordance with its terms, other than a termination pursuant to Section 7.1(b) or Section 7.1(f) (if at the time of the meeting of stockholders referred to therein there shall exist a proposal with respect to a Business Combination (as defined in the Merger Agreement) with respect to the Company); or

          (c) the date which is ten months after termination of the Merger Agreement pursuant to Section 7.1(b) or Section 7.1(f) (if at the time of the meeting of stockholders referred to therein there shall exist a proposal with respect to a Business Combination with respect to the Company); or

          (d) immediately upon any legal, regulatory or judicial restriction or restraint on the exercise of the Option becoming permanent and no longer subject to appeal.

     The time of such expiration is referred to herein as the "Expiration Date".

     13. Termination. (a) Parent may terminate this Agreement (i) at any time prior to exercise of the Option pursuant to Section 2 of this Agreement, or (ii) after exercise of the Option pursuant to this Agreement, if Parent shall have postponed the Closing as a result of the existence of any event referred to in clauses (i), (ii) or (iii) of Section 2(b) hereof for a period of greater than 60 days following the date of the exercise of the option.

          (b) The Company may terminate this Agreement at any time following the rendering of a final, nonappealable determination against the board of directors of the Company by a court of competent jurisdiction in any action, suit or proceeding referred to clause (y) of Section 2(b) hereof.

     14. Expenses. (a) Whether or not the transactions contemplated by this Agreement are completed and except as otherwise contemplated in the Merger Agreement each of the parties hereto shall pay the fees and expenses incurred by it in connection with the negotiation, preparation, execution and performance of this Agreement, including, without limitation, fees and disbursements of counsel and accountants.

          (b) The Company shall pay, or cause to be paid, all transfer Taxes or fees, recordation or similar Taxes or fees, deed, stamp or other Taxes, recording charges, fees, or other similar cost or expense of any kind required in connection with the effectuation of the transactions contemplated by this Agreement (including the Elections), whether such Tax or fee is imposed on Parent, the Company or Gesco.

     15. Transition Arrangements. (a) Certain areas of dependency by Gesco on assets or services provided by the Company or any of its subsidiaries other than Gesco or by third parties under contract to the Company or its subsidiaries other than Gesco, such as data processing, accounting services, distribution services, warehouse facilities and journal fulfillment services, will not be transferred or immediately available to Parent upon the consummation of its purchase of Gesco pursuant to the Option. The Company agrees to permit the continued use of such assets and to continue to provide or cause to be provided such services to Gesco after the Closing on the same basis and for the same basis of compensation as such services or assets are currently provided to Gesco (or, if there is currently no such basis of compensation, then at cost) and until alternative arrangements can reasonably be made by Parent, but no more than six months.

          (b) Certain areas of dependency by the Company or any of its subsidiaries other than Gesco on assets or services provided by Gesco, such as office space and distribution services, will be transferred or immediately available to Parent upon the consummation of its purchase of Gesco pursuant to the Option. Parent agrees to permit the continued use of such assets and to continue to provide or cause to be provided such services to the Company and its subsidiaries after the Closing on the same basis and for the same basis of compensation as such services or assets are currently provided to the Company and its subsidiaries (or, if there is currently no such basis of compensation, then at cost) and until alternative arrangements can reasonably be made by the Company, provided that the Company and its subsidiaries
     (other than Gesco) shall not be required to provide or cause to be provided such services or assets for a period of more than six months following the Closing.

          (c) The foregoing arrangements are collectively referred to herein as the "Transition Arrangements".

     16. Parties in Interest; Assignability. (a) This Agreement shall be binding upon and is solely for the benefit of the parties hereto and their respective successors and assigns, and nothing express or implied herein is intended or shall be construed to confer upon any other person any rights, remedies, obligations or liabilities under or by reason of this Agreement.

          (b) This Agreement shall not be assignable by the Company without the prior written consent of Parent or by Parent without the prior written consent of the Company, except that Parent may assign any of its rights under this Agreement to one or more of its direct or indirect wholly-owned subsidiaries or to any of its other affiliates, provided that any such subsidiary or affiliate agrees in writing to be jointly and severally liable with Parent for the performance of Parent's obligations hereunder.

     17. Amendments; Waivers. This Agreement may not be amended, supplemented or otherwise modified except upon the execution and delivery of a written agreement executed by the parties hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and executed by the party so waiving. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein or in any document delivered or to be delivered pursuant hereto or in connection herewith. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

     18. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, by telegram, telex or other standard form of telecommunication, or by registered or certified mail (postage prepaid, return receipt requested) at the addresses set forth below:

     If to the Company:

       MedChem Products, Inc.
       232 West Cummings Park
       Woburn, Massachusetts 01801
       Attention: Edward J. Quilty

     with a copy to:

       Hale and Dorr
       60 State Street
       Boston, Massachusetts 02109
       Attention: Steven Singer, Esq.

     and

       Rosenman & Colin
       575 Madison Avenue
       New York, New York 10022-2585
       Attention: Edward Cohen, Esq.

     If to Parent:

       C. R. Bard, Inc.
       730 Central Avenue
       Murray Hill, New Jersey 07974
       Attention: Richard A. Flink

     with a copy to:

       Simpson Thacher & Bartlett
       425 Lexington Avenue
       New York, New York 10017-3954
       Attention: Philip T. Ruegger III, Esq.

or to such other address as any party may furnish to the other parties by written notice in accordance herewith.

     19. Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the substantive laws of the State of New Jersey applicable to contracts made and to be performed in such state without giving effect to the principles of conflict of laws thereof.

     20. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     21. Effect of Headings. The Section headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

     22. Nonsurvival. The representation and warranty of the Company in Section 6(d) of this Agreement shall not survive, and shall terminate as of, the Closing hereunder.

     IN WITNESS WHEREOF, the Company and Parent have caused this Agreement to be duly executed on the day and year first above written.

                                          MEDCHEM PRODUCTS, INC.

                                          By: /s/  Edward J. Quilty
                                              -------------------------------
                                              Name: Edward J. Quilty
                                              Title: President & CEO

                                          C. R. BARD, INC.

                                          By: /s/  Richard A. Flink
                                              -------------------------------
                                              Name: Richard A. Flink
                                              Title: Vice-President

                                                                       ANNEX III

                                [H&Q LETTERHEAD]

May 23, 1995

The Board of Directors
MedChem Products, Inc.
232 West Cummings Park
Woburn, Massachusetts 01801

Gentlemen:

     You have requested our opinion as to the fairness from a financial point of view to the holders of the outstanding shares of common stock (the "Common Stock") of MedChem Products, Inc. ("MedChem" or the "Company") of the consideration to be received in connection with the proposed merger of the Company with C. R. Bard, Inc. ("Bard").

     We understand that MedChem, Bard and CRB Acquisition Corp., a wholly-owned subsidiary of Bard, propose to enter into an Agreement and Plan of Merger dated as of May 24, 1995 (the "Agreement"). We understand that the terms of the Agreement provide, among other things, that each issued and outstanding share of common stock of MedChem (the "MedChem Common Stock") shall be converted into the right to receive not less than 0.2857143 shares, nor more than 0.3507109 shares, of the common stock of Bard (the "Bard Common Stock"), as more fully set forth in the Agreement (the "Merger"). In addition, we understand that MedChem and Bard propose to enter into an option agreement pursuant to which MedChem shall grant Bard an option to purchase for $65 million all of the outstanding common stock of GII, a wholly-owned subsidiary of MedChem (the "Option"). The Merger and the Option collectively constitute the "Proposed Transaction." For purposes of this opinion, we have assumed that the Merger will qualify as a tax-free reorganization for the shareholders of the Company under the United States Internal Revenue Code and that the Merger will be accounted for as a pooling of interests.

     Hambrecht & Quist LLC ("Hambrecht & Quist"), as part of its investment banking services, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, corporate restructurings, strategic alliances, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. We have acted as financial advisor to the Board of Directors of MedChem in connection with the Proposed Transaction and will receive a fee for our services (including the rendering of this opinion).

     In connection with our review of the Proposed Transaction, and in arriving at our opinion, we have, among other things:

          (i) reviewed the publicly available consolidated financial statements of the Company for recent years and interim periods to date and certain other relevant financial and operating data of the Company and GII made available to us from the internal records of the Company;

          (ii) discussed with certain members of the management of the Company the business, financial condition and prospects of the Company and GII;

          (iii) reviewed certain financial and operating information, including certain projections provided by the management of the Company, relating to the Company, and discussed such projections with certain members of the management of the Company;

          (iv) reviewed publicly available consolidated financial statements of Bard for recent years and interim periods to date;

          (v) discussed with certain members of the management of Bard the business, financial condition and prospects of Bard;

                                      III-1

          (vi) reviewed the recent reported prices and trading activity for the common stock of the Company and Bard and compared such information and certain financial information of the Company and Bard with similar information for certain other companies engaged in businesses we consider comparable to those of the Company and Bard;

          (vii) discussed with parties other than Bard the possibility of a transaction or series of transactions involving a business combination with the Company;

         (viii) reviewed the terms, to the extent publicly available, of certain comparable transactions;

          (ix) reviewed a draft of the Agreement and certain ancillary agreements; and

           (x) performed such other analyses and examinations and considered such other information, financial studies, analyses and investigations and financial, economic and market data as we deemed relevant.

     We have not assumed any responsibility for independent verification of any of the information concerning the Company, GII or Bard considered in connection with our review of the Proposed Transaction and, for purposes of the opinion set forth herein, we have assumed and relied upon the accuracy and completeness of all such information. We have not prepared or obtained any independent evaluation or appraisal of any of the assets or liabilities of the Company, GII or Bard, nor have we conducted a physical inspection of the properties and facilities of the Company, GII or Bard. With respect to the financial forecasts and projections made available to us and used in our analyses, we have assumed that they reflect the best currently available estimates and judgments of the expected future financial performance of the Company. We have assumed that none of the Company, GII nor Bard is a party to any pending transactions, including external financings, recapitalizations or merger discussions, other than the Proposed Transaction and those in the ordinary course of conducting their respective businesses. Our opinion is necessarily based upon market, economic, financial and other conditions as they exist and can be evaluated as of the date of this letter, and any change in such conditions would require a reevaluation of this opinion. We express no opinion as to the price at which Bard Common Stock will trade subsequent to the Effective Time (as defined in the Agreement).

     Our advisory services and the opinion expressed herein are provided solely for the use of the Board of Directors of MedChem in its evaluation of the Proposed Transaction and are not on behalf of, and are not intended to confer rights or remedies upon Bard, any security-holder of MedChem or Bard, or any person other than MedChem's Board of Directors.

     Based upon and subject to the foregoing and after considering such other matters as we deem relevant, we are of the opinion that as of the date hereof the Proposed Transaction is fair to the holders of MedChem Common Stock from a financial point of view. We express no opinion, however, as to the adequacy of any consideration received in the Proposed Transaction by Bard or any of its affiliates.

Very truly yours,

HAMBRECHT & QUIST LLC

By: /s/  David Golden
    -------------------
    David Golden
    Managing Director

                                      III-2

                                                                        ANNEX IV

           SECTIONS 85 THROUGH 98 OF CHAPTER 156B OF THE GENERAL LAWS
                                OF MASSACHUSETTS

sec. 85. Dissenting stockholder; right to demand payment for stock; exception

     A stockholder in any corporation organized under the laws of Massachusetts which shall have duly voted to consolidate or merge with another corporation or corporations under the provisions of sections seventy-eight or seventy-nine who objects to such consolidation or merger may demand payment for his stock from the resulting or surviving corporation and an appraisal in accordance with the provisions of sections eighty-six to ninety-eight, inclusive, and such stockholder and the resulting or surviving corporation shall have the rights and duties and follow the procedure set forth in those sections. This section shall not apply to the holders of any shares of stock of a constituent corporation surviving a merger if, as permitted by subsection (c) of section seventy-eight, the merger did not require for its approval a vote of the stockholders of the surviving corporation. (1964, 723, sec. 1; 1969, 392, sec. 22.)

sec. 86. Sections applicable to appraisal; prerequisites

     If a corporation proposes to take a corporate action as to which any section of this chapter provides that a stockholder who objects to such action shall have the right to demand payment for his shares and an appraisal thereof, sections eighty-seven to ninety-eight, inclusive, shall apply except as otherwise specifically provided in any section of this chapter. Except as provided in sections eighty-two and eighty-three, no stockholder shall have such right unless (1) he files with the corporation before the taking of the vote of the shareholders on such corporate action, written objection to the proposed action stating that he intends to demand payment for his shares if the action is taken and (2) his shares are not voted in favor of the proposed action. (1964, 723, sec. 1; 1965, 685, sec. 40; 1973, 749, sec. 1.)

sec. 87. Statement of rights of objecting stockholders in notice of meeting;
form

     The notice of the meeting of stockholders at which the approval of such proposed action is to be considered shall contain a statement of the rights of objecting stockholders. The giving of such notice shall not be deemed to create any rights in any stockholder receiving the same to demand payment for his stock, and the directors may authorize the inclusion in any such notice of a statement of opinion by the management as to the existence or non-existence of the right of the stockholders to demand payment for their stock on account of the proposed corporate action. The notice may be in such form as the directors or officers calling the meeting deem advisable, but the following form of notice shall be sufficient to comply with this section:

     "If the action proposed is approved by the stockholders at the meeting and effected by the corporation, any stockholder (1) who files with the corporation before the taking of the vote on the approval of such action, written objection to the proposed action stating that he intends to demand payment for his shares if the action is taken and (2) whose shares are not voted in favor of such action has or may have the right to demand in writing from the corporation (or, in the case of a consolidation or merger, the name of the resulting or surviving corporation shall be inserted), within twenty days after the date of mailing to him of notice in writing that the corporate action has become effective, payment for his shares and an appraisal of the value thereof. Such corporation and any such stockholder shall in such cases have the rights and duties and shall follow the procedure set forth in sections 88 to 98, inclusive, of chapter 156B of the General Laws of Massachusetts." (1964, 723, sec. 1; 1973, 749, sec. 2.)

sec. 88. Notice of effectiveness of action objected to

     The corporation taking such action, or in the case of a merger or consolidation the surviving or resulting corporation, shall, within ten days after the date on which such corporate action became effective, notify each stockholder who filed a written objection meeting the requirements of section eighty-six and whose shares were not voted in favor of the approval of such action, that the action approved at the meeting of the corporation of which he is a stockholder has become effective. The giving of such notice shall not be deemed to create any rights in any stockholder receiving the same to demand payment for his stock. The notice shall be sent by registered or certified mail, addressed to the stockholder at his last known address as it appears in the records of the corporation. (1964, 723, sec. 1; 1973, 749, sec. 3.)

sec. 89. Demand for payment; time for payment

     If within twenty days after the date of mailing of a notice under subsection (e) or section eighty-two, subsection (f) of section eighty-three, or section eighty-eight, any stockholder to whom the corporation was required to give such notice shall demand in writing from the corporation taking such action, or in the case of a consolidation or merger from the resulting or surviving corporation, payment for his stock, the corporation upon which such demand is made shall pay to him the fair value of his stock within thirty days after the expiration of the period during which such demand may be made. (1964, 723, sec. 1; 1973, 749, sec. 4.)

sec. 90. Demand for determination of value; bill in equity; venue

     If during the period of thirty days provided for in section eighty-nine the corporation upon which such demand is made and any such objecting stockholder fail to agree as to the value of such stock, such corporation or any such stockholder may within four months after the expiration of such thirty-day period demand a determination of the value of the stock of all such objecting stockholders by a bill in equity filed in the superior court in the county where the corporation in which such objecting stockholder held stock had or has its principal office in the commonwealth. (1964, 723, sec. 1.)

sec. 91. Parties to suit to determine value; service

     If the bill is filed by the corporation, it shall name as parties respondent all stockholders who have demanded payment for their shares and with whom the corporation has not reached agreement as to the value thereof. If the bill is filed by a stockholder, he shall bring the bill in his own behalf and in behalf of all other stockholders who have demanded payment for their shares and with whom the corporation has not reached agreement as to the value thereof and service of the bill shall be made upon the corporation by subpoena with a copy of the bill annexed. The corporation shall file with its answer a duly verified list of all such other stockholders, and such stockholders shall thereupon be deemed to have been added as parties to the bill. The corporation shall give notice in such form and returnable on such date as the court shall order to each stockholder party to the bill by registered or certified mail, addressed to the last known address of such stockholder as shown in the records of the corporation, and the court may order such additional notice by publication or otherwise as it deems advisable. Each stockholder who makes demand as provided in section eighty-nine shall be deemed to have consented to the provisions of this section relating to notice, and the giving of notice by the corporation to any such stockholder in compliance with the order of the court shall be a sufficient service of process on him. Failure to give notice to any stockholder making demand shall not invalidate the proceedings as to other stockholders to whom notice was properly given, and the court may at any time before the entry of a final decree make supplementary orders of notice. (1964, 723, sec. 1.)

sec. 92. Decree determining value and ordering payment; valuation date

     After hearing the court shall enter a decree determining the fair value of the stock of those stockholders who have become entitled to the valuation of and payment for their shares, and shall order the corporation to make payment of such value, together with interest, if any, as hereinafter provided, to the stockholders entitled thereto upon the transfer by them to the corporation of the certificates representing such stock if certificated or, if uncertificated, upon receipt of an instruction transferring such stock to the corporation. For this purpose, the value of the shares shall be determined as of the day preceding the date of the vote approving the proposed corporate action and shall be exclusive of any element of value arising from the expectation or accomplishment of the proposed corporate action.

sec. 93. Reference to special master

     The court in its discretion may refer the bill or any question arising thereunder to a special master to hear the parties, make findings and report the same to the court, all in accordance with the usual practice in suits in equity in the superior court. (1964, 723, sec. 1.)

sec. 94. Notation on stock certificates of pendency of bill

     On motion the court may order stockholder parties to the bill to submit their certificates of stock to the corporation for the notation thereon of the pendency of the bill and may order the corporation to note such pendency in its records with respect to any uncertificated shares held by such stockholder parties, and may on motion dismiss the bill as to any stockholder who fails to comply with such order.

sec. 95. Costs; interest

     The costs of the bill, including the reasonable compensation and expenses of any master appointed by the court, but exclusive of fees of counsel or of experts retained by any party, shall be determined by the court and taxed upon the parties to the bill, or any of them, in such manner as appears to be equitable, except that all costs of giving notice to stockholders as provided in this chapter shall be paid by the corporation. Interest shall be paid upon any award from the date of the vote approving the proposed corporate action, and the court may on application of any interested party determine the amount of interest to be paid in the case of any stockholder. (1964, 723, sec. 1; 1965, 685, sec. 41.)

sec. 96. Dividends and voting rights after demand for payment

     Any stockholder who has demanded payment for his stock as provided in this chapter shall not thereafter be entitled to notice of any meeting of stockholders or to vote such stock for any purpose and shall not be entitled to the payment of dividends or other distribution on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the date of the vote approving the proposed corporate action) unless:

          (1) A bill shall not be filed within the time provided in section ninety;

          (2) A bill, if filed, shall be dismissed as to such stockholder; or

          (3) Such stockholder shall with the written approval of the corporation, or in the case of a consolidation or merger, the resulting or surviving corporation, deliver to it a written withdrawal of his objections to and an acceptance of such corporate action.

     Notwithstanding the provisions of clauses (1) to (3), inclusive, said stockholder shall have only the rights of a stockholder who did not so demand payment for his stock as provided in this chapter. (1964, 723, sec. 1.)

sec. 97. Status of shares paid for

     The shares of the corporation paid for by the corporation pursuant to the provisions of this chapter shall have the status of treasury stock, or in the case of a consolidation or merger the shares or the securities of the resulting or surviving corporation into which the shares of such objecting stockholder would have been converted had he not objected to such consolidation or merger shall have the status of treasury stock or securities. (1964, 723, sec. 1; 1965, 685, sec. 42.)

sec. 98. Exclusive remedy; exception

     The enforcement by a stockholder of his right to receive payment for his shares in the manner provided in this chapter shall be an exclusive remedy except that this chapter shall not exclude the right of such stockholder to bring or maintain an appropriate proceeding to obtain relief on the ground that such corporate action will be or is illegal or fraudulent as to him. (1964, 723, sec. 1; 1965, 685, sec. 43.)

                                                                         ANNEX V
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------
                                   FORM 10-K

                                 AS AMENDED BY
                AMENDMENT NO. 1 TO ANNUAL REPORT ON FORM 10-K/A
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                   FOR THE FISCAL YEAR ENDED AUGUST 31, 1994
                           COMMISSION FILE NO. 1-9899
                            ------------------------
                             MEDCHEM PRODUCTS, INC.
             (Exact name of registrant as specified in its Charter)


                 MASSACHUSETTS                          04-2471310
         (State or other jurisdiction       (I.R.S. Employer Identification No.)
      of incorporation or organization)
                  232 WEST CUMMINGS PARK, WOBURN, MASSACHUSETTS 01801
   (Address of principal executive offices)             (Zip Code)


                         Registrant's telephone number,
                              including area code
                                 (617) 932-5900

          Securities registered pursuant to Section 12(b) of the Act:

                TITLE OF CLASS                               NAME OF EXCHANGE
                --------------                               ----------------
    Common Stock, par value $.01 per share               New York Stock Exchange
       Preferred Stock Purchase Rights                   New York Stock Exchange

          Securities registered pursuant to Section 12(g) of the Act:
                                      None

     Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.
                            Yes /X/          No / /

     Indicate by checkmark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of the Registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. [X]

     The aggregate market value of Common Stock held by non-affiliates of the Registrant as of October 31, 1994 was $61,119,000, based on the closing sale price of Common Stock as reported on the New York Stock Exchange. At October 31, 1994, there were issued and outstanding 10,186,434 shares of Common Stock, par value $.01 per share.

                      DOCUMENTS INCORPORATED BY REFERENCE

     Certain information required in response to Items 10, 11 and 12 of Part III are hereby incorporated by reference from the Company's Proxy Statement for the Annual Meeting of Stockholders to be held on February 14, 1995. Such Proxy Statement shall not be deemed to be "filed" as part of this Report on Form 10-K except for the parts therein which have been specifically incorporated by reference herein.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                   FORM 10-K

                             MEDCHEM PRODUCTS, INC.
                     FOR FISCAL YEAR ENDED AUGUST 31, 1994

                                     PART I

ITEM 1. BUSINESS

     MedChem Products, Inc., founded in 1970, and its wholly owned subsidiaries (collectively "MedChem" or the "Company") develop, manufacture and market specialty medical products for use in surgical and non-surgical procedures. The Company's two business groups are the Surgical Specialties Group and the Drug Delivery Group. The Surgical Specialties Group is comprised of the Company's Avitene(R) family of topical hemostasis products used to control bleeding in surgical procedures and the Sure-Closure product line used to close skin-deficit wounds. The Drug Delivery Group is comprised of the Company's wholly owned subsidiary Gesco International, Inc.'s ("Gesco") product line of disposable medical devices and intravenous ("I.V.") catheters sold to the neonatal, pediatric and adult markets.

     From 1983 through 1987, the Company's principal product line was Amvisc(R), a hyaluronic acid based ("HA") viscoelastic used in ophthalmic surgical procedures. In June 1984, Pharmacia, Inc. and related parties (collectively "Pharmacia") brought suit against the Company alleging that the Company's Amvisc(R) product line infringed a United States patent issued to Pharmacia. In January 1991, the Company, Pharmacia and IOLAB Corporation ("IOLAB") entered into a settlement agreement (the "Settlement Agreement") pursuant to which Pharmacia released MedChem and IOLAB from all past and specified future claims relating to the manufacture, use or sale of HA-based ophthalmic products. In a related transaction, the Company amended its distribution agreement ("the Amended Distribution Agreement") with IOLAB and sold the Amvisc(R) product line to IOLAB. As part of the Amended Distribution Agreement, the Company agreed to manufacture Amvisc(R) for use in ophthalmic applications through December 31, 1996. In 1992, the Company's entire HA business, including on-going HA-based research and development programs, were transferred to Anika Research, Inc. ("Anika"), a wholly owned subsidiary of the Company. In May 1993, the Company distributed all the outstanding shares of Common Stock of Anika to MedChem shareholders as a tax-free dividend. The operations of Anika through May 1993 have been presented as a discontinued operation.

     In December 1987, the Company purchased the Avitene(R) product line from Alcon Pharmaceuticals, Ltd. ("Alcon") and acquired the right to distribute Avitene(R) worldwide, except in Japan. Concurrently, the Company entered into a supply contract with Alcon under which the Company agreed to sell Avitene(R) to Alcon for resale in Japan at a price nominally over the Company's cost. In July 1991, the Company purchased the rights to distribute Avitene(R) in Japan from Alcon.

     In August 1992, the Company purchased substantially all the assets of Gesco International, Inc. ("Gesco"). Gesco, founded in 1977 and based in San Antonio, Texas, has established a leading market position manufacturing and selling proprietary disposable medical devices and I.V. catheters to the neonatal, pediatric and adult IV drug therapy market.

     In July 1994, the Company purchased substantially all of the assets and assumed certain liabilities of the Sure-Closure(TM) product line from Life Medical Sciences, Inc. ("Life Medical Sciences"). The Company believes that the Sure-Closure(TM) skin stretching system is an easy to use and cost effective wound closure technique for tissue deficit wounds and surgical procedures. The system relies on the natural viscoelastic properties of the skin to stretch adjacent skin across wounds, which allows for closure of the wound without resorting to skin grafts and other wound closure techniques.

SURGICAL SPECIALTIES GROUP PRODUCTS

AVITENE(R) PRODUCT LINE

     Avitene(R) is a microfibrillar collagen hemostat used to control bleeding in neurological, cardiovascular, urological and other surgical procedures. Use of Avitene(R) shortens surgical procedures, reduces blood loss and helps to reduce the need for transfusions. Avitene(R) is a particularly efficacious topical hemostat because of its unique combination of properties. The microfibrillar structure of Avitene(R) provides a large surface area for interaction with platelets, thereby causing rapid clot formation. Avitene(R) is applied directly to the point of bleeding and, upon application, the natural blood-clotting mechanism in the human body is triggered by the interaction of Avitene(R)'s microfibrillar collagen structure with the patient's blood platelets. The microfibrillar structure also gives Avitene(R) excellent adhesive properties. Upon application, Avitene(R) adheres tenaciously to moist tissue surfaces, unlike many topical hemostats, which must be wedged, packed or sutured into place. After application, excess Avitene(R) can be removed from the site of hemostasis by irrigation and aspiration, in contrast to many topical hemostats which must be removed mechanically, thereby disturbing the clot formation and causing additional bleeding.

     The Avitene(R) family of hemostasis products are sold in both flour and web forms and are used in a broad range of surgical procedures which allow surgeons to select the more efficacious form for a particular procedure or tissue type. The flour form of Avitene(R) can be easier to apply to larger, more accessible tissue areas, while the non-woven web sheets, which can be custom cut by the surgeon at the operating room table, are easier to apply to smaller and less accessible locations.

     The Company is also developing new delivery systems for Avitene(R) so as to expand the use of Avitene(R) in various surgical procedures. In November 1992, the Company commenced shipments of its first Avitene(R) delivery system, 10 mm Endo-Avitene(TM). Endo-Avitene(TM) is a specialized preloaded delivery system which delivers Avitene(R) through a surgical cannula during laparoscopic surgical procedures. In June 1994, the Company commenced shipments of a 5 mm Endo-Avitene device. In 1995 the Company expects to begin shipping ENT Avitene(TM) (a specialized Avitene delivery system for ENT surgery) and Neuro Avitene(TM) (a specialized delivery system for neurosurgery) which were demonstrated at the annual professional conference in the Fall of 1994. The Company also expects to receive FDA approval in 1995 of a syringe applicator for Avitene(R) (Syringe Avitene(TM)) although there can be no assurance that such approval will be given. Additionally, the Company is continuing to develop new delivery systems and packaging formats that are intended to improve and enhance the handling characteristics of Avitene(R) in various surgical procedures.

SURE-CLOSURE PRODUCT LINE

     The Company acquired the Sure-Closure skin stretching system from Life Medical Sciences in July 1994. The patented Sure-Closure System is a disposable product designed to mechanically close wounds. Relying on the skin's natural viscoelastic properties, the Sure-Closure System provides surgeons with the ability to stretch adjacent skin across wounds so they can be sutured or stapled. The Company believes that wound closures using the Sure-Closure System can be performed in a more efficient and cost-effective manner than other wound closure techniques such as skin grafts or flaps, often in less than an hour. The Company believes that use of the Sure-Closure System also results in less trauma and discomfort to patients, more rapid recovery and often a better cosmetic outcome than use of skin grafts or flaps.

     In July 1994, the FDA cleared for marketing in the United States a second generation product known as the Sure-Closure 50 System for smaller wounds. Additionally, the Company is developing other Sure-Closure product line extensions that are expected to enhance a surgeon's ability to perform certain types of procedures.

DRUG DELIVERY GROUP PRODUCTS

Gesco

     The Company's wholly owned subsidiary, Gesco, manufactures and distributes a wide range of minimally invasive catheters and catheter kits for I.V. drug therapy and other disposable devices for sale to the neonatal, pediatric and adult markets.

     The Per-Q-Cath(R) is a peripherally inserted central venous catheter ("PICC") that is used to achieve reliable vascular access for I.V. regimens for neonatal, pediatric and adult patients. The Per-Q-Cath(R) catheter is manufactured from a biocompatible silicone elastomer called Silastic(R) that is specially formulated by Dow Corning. The Per-Q-Cath(R) is generally inserted by trained clinicians into a patient's peripheral vein and threaded to central positions for the administration of drugs, antibiotics, chemotherapeutic agents, hydration and pain management treatments. Because the Per-Q-Cath(R) can be easily inserted by clinicians and is not surgically placed like other long-term I.V. catheters, it eliminates the need for costly surgical procedures. For this reason, the Per-Q-Cath(R) is demanded by home healthcare companies as well as hospitals. The Per-Q-Cath(R) is available in a variety of sizes with either a single or double lumen and is distributed in a sterile procedural tray or separately in a sterile pouch.

     Umbili-Cath(R) catheters are umbilical vessel catheters used to cannulate the vessels in the umbilical stump of neonatal patients. This technique provides easy access to the vasculature for monitoring vital signs and drawing blood. The Umbili-Cath(R) is available with a single lumen design in polyurethene and with both double and single lumen in Dow Corning's Silastic(R) material. Umbili-Cath(R) is available in several sizes and is sold in a sterile pouch.

     The Uri-Cath(R) is a urinary drainage system designed especially for the neonatal and pediatric patient to provide the clinician with an accurate method of determining the fluid output of their patient. The Uri-Cath(R) is sold as a closed sterile system with a Silastic(R) urethral catheter to minimize the rate of infection.

     The Nutri-Cath(R) is a Silastic(R) feeding tube that is utilized for nasogastric or nasojejunal feeding. Because of its design and the fact that it is constructed from Silastic(R) materials, the Nutri-Cath(R) can remain in place longer than others currently in use.

     The Myelo-Nate(R) is a lumbar puncture kit, sold in a sterile procedure tray, for the neonatal and pediatric patient. The Myelo-Nate(R) is utilized to gain access to spinal fluid samples for diagnostic testing. The specialized needles for this procedure are supplied in two sizes.

     The Hemo-Nate(R) is a microaggregate blood filter specifically designed for premature infants. The Hemo-Nate(R) was Gesco's first neonatal product and affords the premature infant the benefit of microaggregate filtration when receiving blood transfusions. The Hemo-Nate(R) is also used for the filtration of Blood Factors (Factor VIII), when taken by the hemophilia patient.

     The Company continues to work closely with physicians and nurses to identify new product opportunities compatible with Gesco's drug delivery products.

MANUFACTURING

SURGICAL SPECIALTIES GROUP PRODUCTS

Avitene(R) Product Line

     Since the acquisition of the Avitene(R) product line in December 1987, Avitene(R) has been manufactured for the Company by Alcon at its manufacturing facility in Humacao, Puerto Rico. Alcon utilizes machinery and equipment leased from MedChem and purchased components owned by MedChem to process finished Avitene(R) at a cost to MedChem equal to 110% of Alcon's processing cost.

     In June 1992, the Company completed construction of a bulk Avitene(R) manufacturing facility in Woburn, MA. In October 1992, the Company started producing the first bulk Avitene(R) lots and in April 1993, the Company received formal acceptance from the FDA for bulk Avitene(R) manufacturing in Woburn. The Company maintains a substantial supply of bulk inventory and believes that will be sufficient to meet anticipated demand.

     In April 1994, the Company substantially completed construction on a new Avitene(R) finished goods manufacturing facility in Woburn, MA. Currently, this component of the Avitene(R) manufacturing process is being carried out by Alcon at its facility in Puerto Rico under a contract that expires in December 1994. Upon full operation of the finished goods facility in 1995, MedChem will control the entire manufacturing process related to its Avitene(R) production.

     The principal raw ingredient of Avitene(R) is collagen, which is extracted from bovine corium. Bovine corium is frozen for storage and later processed by means of a proprietary method. The Company has a substantial inventory of bovine corium and does not anticipate any difficulty in maintaining an adequate supply of this raw material.

Sure-Closure Product Line

     The Company has contracted with a manufacturer located in New Jersey to mold, assemble, package, and sterilize the Sure-Closure System and any other Sure-Closure products developed by the Company. This manufacturer has been engaged as the Company's exclusive worldwide manufacturer for Sure-Closure products until November 1999 subject to earlier termination and to MedChem's obligation to manufacture Sure-Closure products in Israel as described below. In the event this manufacturer is unable or unwilling to manufacture the Sure-Closure System, the Company would be required to seek other manufacturing arrangements.

     Under the Company's arrangements with The Technion Research and Development Foundation, Ltd. ("The Technion"), which assigned to Life Medical Sciences the rights to its patents, patent applications and know-how relating to skin-stretching technology, the Company has agreed that in the event that it sells more than 450,000 Sure-Closure products in any one calendar year, it shall manufacture or have manufactured in Israel a portion of the amounts, if any, above 450,000 products sold per year.

     Raw materials utilized in the Sure-Closure System are purchased from outside vendors. The manufacturer procures, tests and inspects all raw materials used in the Company's products. The manufacturer relies on various sources for its raw materials and components. The Company believes that alternative sources for these raw materials and components are available and does not anticipate any difficulty in maintaining an adequate supply.

DRUG DELIVERY GROUP PRODUCTS

Gesco

     The Company manufactures and assembles its catheters and other medical devices at its facility in San Antonio, Texas, where it performs molding, assembly, packaging and sterilization processes in-house. Currently, the Company is in the process of moving its sterilization processing to a third party. The Company does not anticipate any difficulty in contracting its sterilization to a third party. The Company uses a proprietary process in the molding of silicone catheters. Most of the catheters are made from a specially formulated medical grade silicone elastomer called Silastic(R) that is purchased from Dow Corning. The Company believes that medical grade silicone elastomers can also be obtained from other manufacturers and does not anticipate any problems obtaining a supply of medical grade silicone elastomer in the event Dow Corning were not to supply it to the Company. Most of the accessories that are sold along with the catheters in the sterile procedural trays are readily purchased from outside suppliers. Typical accessories packaged in the disposable procedural trays include, dressings, instruments, syringes, drapes, etc.

PATENTS AND PROPRIETARY RIGHTS

     The Company owns three U.S. patents and 21 foreign patents covering various aspects of its Avitene(R) product line. The principal U.S. patent on the web form of Avitene(R) expires in 2003. The principal patent on the flour form of Avitene(R) expired during 1990.

     The Company owns three patents, one of which is a design patent, in the United States and other foreign countries, covering various aspects of its Sure-Closure product line, which it acquired from Life Medical Sciences in 1994. These patents expire in 2009 and 2010, respectively. However, the agreement with The Technion, by which Life Medical Sciences acquired its skin-stretching technology, provides that upon the termination of the agreement, ownership to the skin-stretching technology which was assigned to Life Medical

Sciences, shall revert back to The Technion. In the event that the Company breaches its obligations under the Agreement (including, among other things, its obligation to pay royalties thereunder and to manufacture Sure-Closure products in Israel), The Technion may terminate the Agreement and/or grant rights to the technology to another party.

     The Company also owns six U.S. patents relating to the Gesco product line. In addition to its reliance upon patent protection, the Company considers its manufacturing process for Avitene(R), Sure-Closure and Gesco products to be proprietary. The Company believes protection of its Avitene(R) and Gesco products and processes to be more dependent upon brand franchise and proprietary knowledge and techniques than upon patent protection.

     Avitene(R) is a registered trademark in the United States and in approximately 25 foreign countries. Gesco(R), Per-Q-Cath(R), Excalibar Introducer(R), Umbili-Cath(R), and the Hemo-Nate(R) are a registered by trademark of the Company in the United States. Sure-Closure is a trademark.

MARKETING AND DISTRIBUTION

SURGICAL SPECIALTIES GROUP PRODUCTS

     The Company has a direct specialty surgical sales force designed to stimulate end user demand for Avitene(R) and the Sure-Closure lines. The sales force is comprised of individuals with significant operating room sales experience. They principally target physicians practicing neurological, cardiovascular, orthopedic, plastic and general surgical procedures.

     The Company's sales persons (i) demonstrate the use of the product to surgeons prior to clinical application (ii) teach surgical nurses proper methods of handling the product during simulated operations, (iii) identify new customers and (iv) anticipate demand for new and enhanced product forms.

     In keeping with current industry buying practices, Avitene(R) products are ordered by end users, such as hospitals and physicians, principally from wholesale drug and surgical products distributors. These distributors supply Avitene(R) to end users directly from their inventory and place orders with MedChem to restock inventory based upon end user demand. The Sure-Closure product line is sold directly to the end user.

     The Company continues to evaluate, on an ongoing basis, potential acquisition and distribution opportunities that would allow it to leverage the experience of its specialty surgical sales force.

GESCO PRODUCT LINE

     Gesco products are sold through the combined efforts of independent representatives, stocking distributors and a direct sales force. Gesco products are primarily sold through direct contact with clinicians in neonatal intensive care units ("NICU's"), home health care agencies, hospital I.V. teams, and individual departments within hospitals such as Oncology, Gastroenterology, Infection Control and Anesthesia. The sales force, distributors and independent representatives have significant clinical knowledge and part of their service is to educate and demonstrate the use of Gesco products in a clinical setting. The Company also provides assistance after the sale with a customer support department that is available to answer any questions regarding Gesco products or certain clinical procedures.

CUSTOMERS

     The Company currently sells Avitene(R), Sure-Closure(TM) and Gesco(R) products domestically to approximately 95 distributors and directly to approximately 3,600 hospitals. Internationally, the Company sells its products through distributors.

     In fiscal 1994, the Company had sales of Avitene(R) of $3,959,000, or 14% of total net sales, to Zeria Pharmaceuticals, Inc. ("Zeria"), which has served as the Company's exclusive distributor and importer for Avitene(R) in Japan since July 1991 when the Company acquired the right to distribute Avitene(R) in Japan. In April, 1993, the Company and Zeria entered into a new Distributorship Agreement with Zeria providing that Zeria shall continue to serve as the exclusive distributor and importer for Avitene(R) in Japan until June, 2021, subject to earlier termination upon certain circumstances. The Company may convert the Distributorship Agreement into a non-exclusive agreement in the event that Zeria fails to meet sales objectives with respect to Avitene(R) in Japan, which are established jointly by the Company and Zeria each year.

COMPETITION

     The markets for the Company's products are characterized by evolving technologies and intense competition. Many companies, including major pharmaceutical companies and medical device companies, are engaged in activities similar to those of the Company. Certain of these companies have substantially greater financial resources, larger research and development staffs, and more extensive marketing and manufacturing organizations than the Company. Many of these companies have significant experience in pre-clinical testing and other regulatory approval procedures.

     In addition, colleges, universities, governmental agencies and other public and private research organizations conduct research and may market commercial products on their own or through joint ventures. These institutions are becoming more active in seeking patent protection and licensing arrangements to collect royalties for use of technology that they have developed. These institutions also compete with the Company in recruiting and retaining highly qualified scientific personnel.

     The market for topical hemostats in which the Company's Avitene(R) products compete includes a broad array of products which can be categorized as either active or passive hemostatic agents. Active hemostats, which include thrombin and collagen products, inhibit bleeding naturally through the use of biomaterials. Passive hemostats, such as gelatin sponges and oxidized cellulose, inhibit bleeding by mechanical means. Active hemostats have been found to be more efficacious than passive hemostats.

     In the active hemostat market, the Company competes principally with Warner-Lambert Company, Jones Medical Industries, Inc. and Johnson & Johnson, which market a variety of collagen and thrombin-based products. The principal competitive factors in the market are efficacy, ease of use and price.

     The Company's Avitene(R) product line competes to a lesser extent with passive hemostats, which carry significantly lower prices but which are less effective in procedures involving severe bleeding. In the passive hemostat market, the Company competes primarily with Upjohn Co. and Johnson & Johnson. The principal competitive factors in this market are ease of use and price.

     The Company's Sure-Closure products compete with wound closure products and medical procedures that include tissue expanding devices, and the use of skin flaps and skin grafting procedures. The Company believes that the Sure-Closure products will compete primarily on the basis of effectiveness and ease of use.

     In the neonatal market, the Gesco products compete with products sold by C.R. Bard, Inc., Choroid Medical Company and Vygon Corporation. In the adult I.V. market, the Gesco PICC line of catheters competes with products sold by C.
R. Bard, Inc., Luther Medical, Inc., HDC Corporation and Vygon Corporation.

GOVERNMENT REGULATION

     The Company is subject to regulation by the FDA as well as by similar agencies at the state level and within other countries in which the Company sells its products. These entities regulate many aspects of the Company's business including research and development activities and the manufacture, testing, labeling, storage, record keeping, advertising and promotion of the Company's products.

     The FDA regulates the Company's products under the Federal Food, Drug and Cosmetic Act (the "FDC Act"). Under the FDC Act, new products are classified as either drugs or devices. The flour form of Avitene(R) was originally approved by the FDA as a drug but was subsequently reclassified as a transitional Class III device. The web form of Avitene(R) was approved as a Class III medical device. Sure-Closure and the Gesco products are classified as Class II devices.

     During the past three years, all companies with products regulated by the FDA have faced longer lead times in all dealings with the Agency. This has resulted in increased time to get new products approved and ultimately to market.

     All significant risk (Class III) medical devices introduced to the market since 1976 are required by the FDA, as a condition of marketing, to secure a Pre-Market Approval ("PMA"). A PMA indicates that the FDA has determined that the device has been proven, through the submission of clinical data and manufacturing information, to be safe and effective for its labeled indications. The PMA process typically lasts more than a year and requires the submission of significant quantities of clinical data and supporting information.

     The Company's manufacturing facilities are also subject to FDA regulation. Among the conditions for product approval is the requirement that the Company's quality control procedures are sufficient to ensure full technical compliance with the regulations. Manufacturing establishments are also subject to inspections by or under the authority of the FDA and by other federal, state or local agencies.

     Currently, two of the Company's manufacturing facilities are under routine inspection by the FDA. The Company does not anticipate any adverse material consequences to result from these inspections.

     In addition to regulations enforced by the FDA, the Company is subject to regulation under the Occupational Safety and Health Act, the Environmental Protection Act, the Toxic Substances Control Act, the Resource Conservation and Recovery Act and other existing and potential future federal, state and local regulations.

     Internationally, the Company is subject to foreign regulatory requirements governing human clinical trials and marketing approval for drugs and devices. The requirements relating to the conduct of clinical trials, product licensing, pricing and reimbursement vary widely from country to country.

     Federal, state and foreign regulations regarding the manufacture and sale of medical products are subject to change. The Company cannot predict what impact, if any, such changes might have on its business.

EMPLOYEES

     As of October 31, 1994, the Company had 136 full-time employees. None of the Company's employees is covered by a collective bargaining agreement. The Company considers relations with its employees to be good.

ENVIRONMENT

     The Company believes that it is in compliance with all federal, state and local environmental regulations with respect to its manufacturing facilities and that compliance with such regulations does not have a material effect on the Company's operations.

PRODUCT LIABILITY

     The testing, marketing and sale of human health care products entail an inherent risk of allegations of product liability, and there can be no assurance that substantial product liability claims will not be asserted against the Company. Although the Company has not incurred any material product liability to date and believes that coverage under its insurance policy, $5,000,000 as of October 31, 1994, is adequate to cover such claims should they arise, there can be no assurance that material claims will not arise in the future or that the Company's insurance will be adequate to cover all situations.

ITEM 2. PROPERTIES

     The Company currently leases 83,000 square feet of office, research and development and manufacturing space at two facilities in Woburn, MA pursuant to several operating leases with various expiration dates ranging from 1996 to 2001. The Company has sublet, at the Company's lease rate, 34,000 square feet of such space to Anika Research, Inc., a former subsidiary of the Company, for their manufacturing, research and development and office facilities which expire at various dates through 2001. The Company also leases approximately 3,300 square feet of office space in Princeton, New Jersey, pursuant to a sub-lease that expires on July 31, 1996. In connection with the Gesco acquisition, the Company acquired five acres of land and a 27,000 square foot building in San Antonio, TX that houses manufacturing and administrative operations for Gesco.

ITEM 3. LEGAL PROCEEDINGS

     The Company has no material pending litigation.

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

     No matter was submitted to a vote of security holders during the fourth quarter of the fiscal year covered by this report.

                                    PART II

ITEM 5. MARKET FOR THE REGISTRANT'S COMMON STOCK AND RELATED SECURITY HOLDER MATTERS

COMMON STOCK INFORMATION

     The Company's common stock is traded on the New York Stock Exchange under the symbol "MCH". The following table sets forth the quarterly high and low closing sale prices per share:

                                                                    1994               1993
                                                                ------------       ------------
                          QUARTER                               HIGH     LOW       HIGH     LOW
                          -------                               ----     ---       ----     ---
November 30.................................................      9       6        11 3/4    8 1/8
February 28.................................................      6 7/8   5 3/4    13 7/8   10 1/4
May 31......................................................      7       5 1/4    12 7/8    8 3/8
August 31...................................................      6       4 3/8     8 3/4    7 3/8

     On May 21, 1993, the Company completed its 100% tax-free spin-off of Anika Research, Inc. to MedChem shareholders. The common stock information has not been restated for this dividend.

     The Company has not paid cash dividends on its common stock and does not anticipate doing so in the foreseeable future. At August 31, 1994, there were approximately 453 holders of record of the Company's common stock.

     As of November 25, 1994, the closing price of MedChem's common stock was 5 5/8.

ITEM 6. SELECTED FINANCIAL DATA

                                                           YEARS ENDED AUGUST 31,
                                          ---------------------------------------------------------
                                            1994        1993        1992        1991        1990
                                          ---------   ---------   ---------   ---------   ---------
                                                     (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Net sales...............................    $28,659     $32,104     $22,600     $18,434     $16,378
Income from continuing operations.......      2,868       8,750       8,951       5,605       3,983
Income (loss) from discontinued
  operations............................         --     (1,144)       (734)       (399)     (5,771)
Net income (loss).......................     $2,868      $7,606      $8,218      $5,206    ($1,788)
Income (loss) per share, fully diluted:
  Continuing operations.................      $0.28       $0.81       $0.79       $0.68       $0.58
  Discontinued operation................         --      (0.11)      (0.06)      (0.05)      (0.84)
                                          ---------   ---------   ---------   ---------   ---------
       Total............................      $0.28       $0.70       $0.73       $0.63     ($0.26)
                                          ---------   ---------   ---------   ---------   ---------
Fully diluted weighted average number of
  shares outstanding....................     10,348      10,838      11,322       8,213       6,848
Working capital.........................     $5,637      $9,123      $8,412      $9,133      $5,147
Total assets............................     78,495      72,560      77,106      51,511      37,551
Total funded debt.......................     17,603      15,353      13,301          --       9,489
Other long-term liabilities.............        627       2,002       2,375       1,834       4,082
Total stockholders' equity..............     54,417      51,440      58,414      47,336      18,557

     The Selected Financial Data should be read in conjunction with Management's Discussion and Analysis of Financial Condition and Results of Operations and the Consolidated Financial Statements and Notes thereto appearing elsewhere in this annual report on Form 10-K.

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

FINANCIAL OVERVIEW

     The Company's income from continuing operations was $2,868,000 in fiscal 1994 versus $8,750,000 in fiscal 1993. Fully diluted income per share from continuing operations for fiscal 1994 decreased to $0.28, from $0.81 in fiscal 1993. Operating cash flow from continuing operations before interest, other expense and income taxes for fiscal 1994 decreased to $9,244,000 from $15,410,000 in fiscal 1993.

     On July 29, 1994, the Company purchased substantially all of the assets and assumed certain liabilities of the Sure-Closure product line from Life Medical Sciences, Inc. for $4,000,000. The transaction was accounted for under the purchase method of accounting and, accordingly, the results of operations of the Sure-Closure product line since the date of acquisition have been included with those of the Company.

     Domestic Avitene sales have declined in fiscal 1994 as compared to fiscal 1993 due in large part to a very strong demand for product in the first half of the last fiscal year due to a temporary production problem of a competitive product during that time period and a temporary over stock of Avitene at several of the Company's wholesale distributors. As previously reported, the Company eliminated the promotional discount programs on its Avitene product line to its wholesale distributors in the fourth quarter of fiscal 1994. This resulted in a decrease in the over-stocked position by approximately $1,800,000, or from an estimated $3,500,000 to $1,700,000 as of August 31, 1994. The Company hopes to eliminate the remaining over-stock by the beginning of calendar 1995.

     The Company incurred a reorganizational charge of $1,051,000 in fiscal 1994 which is comprised mostly of severance related expenses. The result is a more consolidated organizational structure that the Company believes will allow it to enter fiscal 1995 with a stronger, more efficient operation.

RESULTS OF OPERATIONS

CONTINUING OPERATIONS
1994 VS. 1993

     Total net sales for fiscal 1994 decreased by $3,445,000 to $28,659,000 from $32,104,000 in the previous year. Sales from the Company's Gesco subsidiary increased 23% from $9,891,000 in fiscal 1993 to $12,210,000 in fiscal 1994.
Sales from the newly formed Surgical Specialties Group, consisting primarily of the Avitene and the recently acquired Sure-Closure product lines, declined $5,764,000 to $16,449,000 from $22,213,000 last year. The decline, primarily due to a decrease in Avitene sales in fiscal 1994 versus fiscal 1993, was due to a strong demand for Avitene in the first half of last fiscal year as a result of temporary production problems of a competitive product, as well as a short-term oversupply of product in the wholesale distribution system. The Company is attempting to rectify the oversupply of product situation as discussed above.

     Gross profit, as a percentage of net sales, decreased to 70% in fiscal 1994 versus 74% in fiscal 1993. The decrease is attributable to the increase in Gesco and international Avitene sales as a proportion of total sales for fiscal 1994 as these sales have lower gross margins than domestic Avitene sales.

     Selling, general and administrative expenses for fiscal 1994 increased by $2,457,000 to $11,527,000 or, 40% of net sales, from $9,070,000, or 28% of net sales, in fiscal 1993. The increase was mostly attributable to increased selling, marketing and education expenses at Gesco and a one time expense of $147,000 taken in the second quarter of fiscal 1994 related to an unsuccessful bid to acquire another company. The Company expects no significant increases in selling, general and administrative expenses as a percent of sales for the full 1995 calendar year.

     Depreciation and amortization expense for fiscal 1994 decreased to $2,461,000, or 9% of net sales, from $2,601,000, or 8% of net sales, in fiscal 1993.

     Other expenses (reorganization costs) for fiscal 1994 totalled $1,051,000 and is comprised mostly of severance related expenses.

     The Company recorded net interest expense of $989,000 in fiscal 1994 versus $717,000 in fiscal 1993.

     The Company's effective tax rate was 27% in fiscal 1994 versus 23% in fiscal 1993. The increase in the effective rate was due to the larger proportion of Gesco income in fiscal 1994 versus the comparable period last year which do not benefit from the Section 936 election available on Avitene sales. This increase was offset by the benefit recorded as a result of pre-paying a portion of the Company's Puerto Rican tollgate tax liability in December 1993. The Company expects its tax rate to increase in 1995 as the recently enacted changes in the Section 936 regulations reduce the tax benefit the Company will receive.

1993 VS. 1992

     Total sales for 1993 increased by $9,504,000 to $32,104,000 from $22,600,000 in the previous year. Gesco, acquired in August 1992, represented the majority of the increase in sales. Gesco sales amounted to 9,891,000 in 1993 versus $701,000 in 1992. Avitene sales increased by $314,000 to $22,213,000 from $21,899,000 in 1992.

     The gross margin for fiscal 1993 decreased to 74% of net sales from 83% in 1992. The decrease in gross margin is primarily attributable to the inclusion of Gesco sales for the full year in 1993 which have a lower gross margin than Avitene sales.

     Selling, general and administrative expenses for fiscal 1993 increased by $3,185,000 to $9,070,000, or 28% of net sales, from $5,885,000, or 26% of net sales, in 1992. The inclusion of Gesco's selling, general and administrative expenses for a full year in 1993 accounted for $2,226,000 of the increase with the remainder attributable to increased administrative and selling expenses for the Avitene product line.

     Depreciation and amortization expense for 1993 increased by $740,000 to $2,601,000, or 8% of net sales, from $1,861,000, or 8% of net sales, in 1992.
The majority of the increase was due to a full year of amortization expense associated with the acquisition of Gesco.

     The Company incurred net interest expense of $717,000 in 1993 versus interest income of $267,000 in 1992 for a net increase in interest expense of $984,000. This increase is primarily a result of the indebtedness incurred in connection with the purchase of Gesco in August 1992.

     The Company's effective income tax rate increased to 23% in 1993 from 21% in 1992. The increase in the effective tax rate is due to the inclusion of the operations of Gesco which do not benefit from the Section 936 election available on Avitene sales.

DISCONTINUED OPERATION

     On May 21, 1993, the Company distributed all of the outstanding shares of Anika Research Inc. ("Anika") to MedChem shareholders as a tax-free dividend. Prior to this transaction, Anika was a wholly owned subsidiary of MedChem, concentrating on the development and sale of HA-based products. The operations of Anika through the spin-off date have been reclassified as a discontinued operation for all periods presented.

     The loss from operations, net of income tax benefit, increased by $135,000 in 1993 to $869,000 from $734,000 in 1992. The increase was attributable to increased HA-based research and development expenses in 1993. The loss on disposal of $275,000, in fiscal 1993, net of income tax benefit, is comprised mostly of transaction expenses related to the spin-off of Anika to MedChem shareholders.

LIQUIDITY AND CAPITAL RESOURCES

     The Company generated operating cash flow from continuing operations, before interest, other expense and income taxes of $9,244,000 in fiscal 1994 versus $15,410,000 in fiscal 1993.

     On May 15, 1994, the Company renegotiated its revolving line of credit and term loan with its bank. Under the new agreement, the bank agreed to lend the Company up to $7,000,000 at the bank's prime rate or cost of funds rate plus two
(2) percent and consolidated the Company's outstanding debt at May 15, 1994 into a $10,000,000 term loan. The line of credit expires in June 1996. At August 31, 1994, there was $2,000,000 outstanding under this line. The $10,000,000 term loan is payable to the bank in quarterly installments of $500,000 through 1997 with a final payment of $4,500,000 due on May 1, 1997. At August 31, 1994, there was $9,500,000 outstanding under the term loan. The $4,103,204 of convertible subordinated debt issued to Gesco's principal sellers is convertible at the option of the holders after February 4, 1994 into common stock at a conversion price of $11.73 per share. The note can be prepaid in whole, but not in part, at par at the company's option after August 4, 1994, and is payable-in-full on August 4, 1997. In connection with the purchase of the Sure-Closure product line on July 29, 1994, the Company issued a note payable to Life Medical Sciences, Inc. in the principal amount of $2,000,000. The non-interest bearing note is payable in installments of $1,000,000 due on October 27, 1994 and January 25, 1995.

     The Company commenced construction on a new Avitene finished goods manufacturing facility during the fourth quarter of fiscal 1993 at its bulk manufacturing facility in Woburn, Massachusetts. This construction was substantially completed on April 30, 1994 at a cost of $1,600,000 funded by operating cash flow. Currently, this component of the manufacturing process is being carried out by Alcon Laboratories, Inc. at its facility in Puerto Rico under a contract that expires in December, 1994.

     In conjunction with the build-out of the Avitene finished goods facility, the Company is building the Avitene finished goods inventory levels in anticipation of the termination of the Alcon finished goods manufacturing contract in December, 1994. The Company has funded the incremental inventory build up of approximately $2,750,000 from operating cash flow.

     The Company believes that cash flow generated from its operating activities, as well as funds available under its bank line of credit, will be sufficient to enable the Company to conduct its operations and repay its indebtedness.

     Management continues to evaluate potential acquisitions and other opportunities to expand and diversify the Company's product lines, although there are no present plans to enter into any such transactions. In the event that the Company enters into any such transactions in the future, additional debt or equity financing may be required.

ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

     All financial statements required to be filed hereunder are filed as Appendix A hereto, are listed under Item 14 (a) (1), and are incorporated herein by reference.

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

     Not Applicable.

                                    PART III

ITEM 10. DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

     The information required by Item 10 is hereby incorporated by reference to the information under the captions "Election of Directors" and "Other Matters" in the Proxy Statement for the Annual Meeting of Stockholders to be held on February 14, 1995 (the "Proxy Statement").

ITEM 11. EXECUTIVE COMPENSATION

     The information required by Item 11 is hereby incorporated by reference to the information under the captions "Directors' Compensation," "Executive Compensation," "Compensation Committee Report on Executive Compensation" and "Stock Performance Graph." of the Proxy Statement.

ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The information required by Item 12 is hereby incorporated by reference to the information under the captions "Beneficial Ownership of Common Stock" and "Election of Directors" of the Proxy Statement.

ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The information required by Item 13 is hereby incorporated by reference to the information under the caption "Certain Transactions" of the Proxy Statement.

                                    PART IV

ITEM 14. EXHIBITS, FINANCIAL STATEMENT SCHEDULES, AND REPORTS ON FORM 8-K

     (a) (1) FINANCIAL STATEMENTS

        The following documents are filed as Appendix A hereto and are included as part of this Annual Report on Form 10-K:

     Independent Auditors' Report

     Consolidated Balance Sheets
        August 31, 1994 and 1993

     Consolidated Statements of Operations -- years ended August 31, 1994, 1993 and 1992

     Consolidated Statements of Stockholders' Equity -- years ended August 31,
        1994, 1993 and 1992

     Consolidated Statements of Cash Flows -- years ended August 31, 1994, 1993 and 1992

     Notes to Consolidated Financial Statements

     (a) (2) SCHEDULES

        The following documents are filed as Appendix B hereto and are included as part of this Annual Report on Form 10-K.

        Independent Auditor's Report on Schedules

        Schedule VIII -- Valuation and qualifying accounts

        Schedule X   -- Supplementary Income Statement Information

        All other schedules are omitted because they are not applicable or the required information is included in the financial statements or notes thereto.

     (a) (3)EXHIBITS REQUIRED TO BE FILED BY ITEM 601 OF REGULATION S-K AND BY
            ITEM 14 (C)

        The list of Exhibits filed as a part of this Annual Report on Form 10-K are set forth on the Exhibit Index immediately preceding such exhibits, and is incorporated herein by reference.

     (b) REPORTS ON FORM 8-K

     The following Reports on Form 8-K were filed during the quarter ended
         August 31, 1994:

     1. The Company filed a Current Report on Form 8-K with the Commission on June 10, 1994 that reported the resignation of Jonathan D. Donaldson as Chief Executive Officer and Vice Chairman of the Company and the appointment of James F. Marten as Chief Executive Officer of the Company on an interim basis.

     2. The Company filed a Current Report on Form 8-K with the Commission on July 28, 1994 that reported (a) that the Company had signed a Letter of Intent with Life Medical sciences to acquire all of the assets associated with Life Medical Sciences Sure-Closure product line and (b) the appointment of Edward J. Quilty as President and Chief Executive Officer of the Company.

     3. The Company filed a Current Report on Form 8-K with the Commission on August 12, 1994 that reported the acquisition by the Company of the Sure-Closure product line.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: November 28, 1994

MedChem Products, Inc.
(Registrant)

     /s/ EDWARD J. QUILTY              Chief Executive Officer and President
-------------------------------        (Principal Executive Officer)
         Edward J. Quilty

     /s/ JOHN J. MCDONOUGH             Vice President, Finance and
-------------------------------        Treasurer; (Principal Financial
        John J. McDonough              and Accounting Officer)



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed by the following persons on behalf of the Registrant and in the capacities indicated on November 28, 1994.

                  SIGNATURE                                           TITLE
                  ---------                                           -----

            /s/ EDWARD J. QUILTY                  Director; Chief Executive Officer
---------------------------------------------     President (Principal Executive Officer)
              Edward J. Quilty

             /s/ JAMES F. MARTEN                  Director; Chairman of Board of Directors
---------------------------------------------
           James F. Marten, Ph.D.

             /s/ HENRY M. MORGAN                  Director
---------------------------------------------
           Henry M. Morgan, Sc.D.

            /s/ JAMES T. O'BRIEN                  Director
---------------------------------------------
              James T. O'Brien

            /s/ THOMAS W. DAVISON                 Director
---------------------------------------------
          Thomas W. Davison, Ph.D.

                                 EXHIBIT INDEX

EXHIBIT NO.                                DESCRIPTION                                 PAGE NO.
-----------                                -----------                                 ---------
  *****3.1   Articles of Organization of the Company, as amended. ...................
        ++
      #3.2   Bylaws of the Company, as amended. .....................................
  *****4.1   Specimen certificate for shares of Common Stock of the Company. ........
    ***4.2   Rights Agreement dated September 24, 1990 between the Company and The
             First National Bank of Boston. .........................................
     #10.1   Processing Agreement dated December 18, 1987 among the Company, MedChem
         *   (P.R.), Inc. and Alcon Pharmaceuticals Ltd. ............................
     #10.2   Form of Employee Retention Agreement. ..................................
 *****10.3   Settlement Agreement dated January 11, among the Company, Kabi Pharmacia
         *   AB, Pharmacia, Inc., Dr. Endre A. Bolazs and IOLAB Corporation. ........
 *****10.4   Letter Agreement dated May 15, 1991 among the Company, Dr. William B.
         *   Saye and Dr. Eddie J. Reddick. .........................................
 *****10.5   Rights Purchase Agreement dated June 6, 1991 between the Company and
         *   Alcon Pharmaceuticals Ltd. .............................................
      10.6   Amendment dated March 1, 1992 to the Processing Agreement between Alcon
             (Puerto Rico) Inc. and MedChem (P.R.), Inc. dated December 18, 1987. ...
 *****10.7   Amendment dated May 31, 1991 to the Processing Agreement between Alcon
         *   (Puerto Rico) Inc. and MedChem (P.R.), Inc. dated December 18, 1987. ...
 *****10.8   Distributorship Agreement dated April 1, 1993 between Zeria
         *   Pharmaceutical Co., Ltd. and MedChem Products, Inc. ....................
 *****10.9   Commercial Lease Agreement dated February 19, 1991 between the Company and Cummings Properties Management, Inc. (West Cummings Park, Woburn,
             MA).....................................................................
 *****10.10  Amendment to leases dated January 18, 1991 between the Company and
             Cummings Properties Management, Inc. (West Cummings Park, Woburn, MA)...
    ++10.11  Amended and Restated Stock Option Plan of the Company. .................
   +++10.12  Asset Purchase Agreement dated as of August 4, 1992 by and among the
             Company and Gesco International, Inc. and Charles Jones and George E.
             Sinko individually. ....................................................
     +10.13  Loan Agreement dated as of July 31, 1992, between the Company and Fleet
             Bank of Massachusetts, as amended. .....................................
   +++10.14  7% Convertible Subordinated Note in the original principal amount of
             $4,103,204 issued to Gesco International, Inc. .........................
 +++++10.15  Commercial Lease Agreement dated December 10, 1991 between the Company,
             Josephine G. Maggiore and Paul J. Maggiore, Co-Partners. (New Boston
             Street, Woburn, MA).....................................................

  ++++10.16  Leases dated November 1, 1981 (as amended August 11, 1982 and January
             18, 1991), January 27, 1986, January 14, 1987, May 2, 1987 (as amended
             July 29, 1987 and January 18, 1991), July 9, 1987 and July 27, 1987, (as
             amended January 18, 1991) and February 25, 1992 between the Company and
             Cummings Properties, Inc. (West Cummings Park, Woburn, MA)..............

 +++++10.17  Plan and Agreement of Distribution dated as of April 29, 1993 between the Company and Anika Research, Inc. ...................................

   ###10.18  Asset Purchase Agreement dated as of July 29, 1994 between the Company and Life Medical Sciences, Inc. ........................................

EXHIBIT NO.                                DESCRIPTION                                 PAGE NO.
-----------                                -----------                                 ---------
   ###10.19  Promissory Note dated as of July 29, 1994 in the principal amount of
             $2,000,000 payable by the Company to Life Medical Sciences, Inc. .......

      10.20  Agreement dated as of June 28, 1992 between the Company (as successor to
             Life Medical Sciences, Inc.) and The Technion Research and Development
             Foundation, Limited, as amended. .......................................

      10.21  Employment Agreement dated as of July 13, 1994 between the Company and
             Edward J. Quilty. ......................................................

      10.22  Agreement of Settlement and Release dated as of July 21, 1994 between the Company and Jonathan D. Donaldson. .................................

      10.23  Strategic Alliance Agreement dated as of December 1, 1994 between the
             Company and The MedTech Group, Inc. ....................................

      10.24  1993 Stock Option Plan. ................................................

      10.25  1993 Director Stock Option Plan. .......................................

      11     Earnings Per Share. ....................................................

      21     Subsidiaries of the Registrant. ........................................

      23.1   Consent of KPMG Peat Marwick LLP. ......................................

      28.1   Independent Auditor's Report as to Schedules. ..........................

      28.2   Schedule VIII -- Valuation and Qualifying Accounts. ....................

      28.3   Schedule X -- Supplementary Income Statement Information................

---------------

      * Confidential treatment requested and granted as to certain portions, which portions were omitted and filed separately with the Commission.

     ** Incorporated herein by reference to Exhibits to the Company's Annual
        Report on Form 10-K for the year ended August 31, 1990.

    *** Incorporated herein by reference to Exhibits to the Company's Current
        Report on Form 8-K filed with the Commission on October 17, 1990.

   **** Incorporated herein by reference to Exhibits to the Company's Current
        Report on Form 8-K filed with the Commission on January 24, 1991.

  ***** Incorporated herein by reference to Exhibits to the Company's
        Registration Statement on Form S-1 (Registration No. 33-41018).

      + Incorporated herein by reference to Exhibits to Amendment No. 1 to the Company's Registration Statement on Form S-1 (Registration No. 33-41018).

     ++ Incorporated herein by reference to Exhibits to the Company's
        Registration Statement on Form S-8 (Registration No. 33-47978) filed with the Commission on May 19, 1992.

    +++ Incorporated herein by reference to Exhibits to the Company's Current
        Report on Form 8-K filed with the Commission on August 19, 1992.

   ++++ Incorporated by reference to Exhibits to the Company's Annual Report on Form 10-K for the year ended August 31, 1992.

  +++++ Incorporated herein by reference to Exhibits to the Company's Current
        Report on Form 8-K filed with the Commission on May 21, 1993.

  ++++++ Confidential treatment was granted on September 5, 1988 as to certain portions which portions were omitted and filed separately with the Commission

       # Incorporated herein by reference to Exhibits to the Company's Annual
         Report on Form 10-K for the year ended August 31, 1993.

      ## Incorporated herein by reference to Exhibits to the Company's
         Registration Statement on Form S-8 filed with the Commission on February 7, 1994.

     ### Incorporated herein by reference to Exhibits to the Company's Current
         Report on Form 8-K filed with the Commission on August 12, 1994.

                                                                      APPENDIX A

                          CONSOLIDATED BALANCE SHEETS

                                                                      YEARS ENDED AUGUST 31,
                                                                     ------------------------
                                                                        1994          1993
                                                                     ----------    ----------
ASSETS
Current assets:
  Cash and cash equivalents.......................................  $   788,663   $   346,099
  Accounts receivable, net of allowances for doubtful accounts of
     $717,000 and $205,000, respectively..........................    4,191,352     6,171,971
  Inventories.....................................................    9,394,463     5,695,073
  Prepaid expenses and other current assets.......................    1,110,433       675,875
                                                                     ----------    ----------
     Total current assets.........................................   15,484,911    12,889,018
                                                                     ----------    ----------
Property, plant and equipment.....................................   11,799,300     8,996,363
Less accumulated depreciation and amortization....................    2,798,042     2,022,925
                                                                     ----------    ----------
     Net property, plant and equipment............................    9,001,258     6,973,438
                                                                     ----------    ----------
Note receivable -- Anika Research, Inc. ..........................    1,000,000     1,000,000
Inventories, not expected to be utilized within one year..........           --       347,224
Cost in excess of net assets of businesses acquired...............   36,375,478    33,518,315
Intangible and other assets.......................................   16,633,667    17,832,210
                                                                     ----------    ----------
     Total Assets.................................................  $78,495,314   $72,560,205
                                                                     ==========    ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable................................................  $ 1,529,960   $ 1,037,203
  Accrued expenses................................................    4,317,910     2,728,546
  Note Payable -- Life Medical Sciences, Inc. ....................    2,000,000            --
  Current installments of long-term debt..........................    2,000,000            --
                                                                     ----------    ----------
     Total current liabilities....................................    9,847,870     3,765,749
                                                                     ----------    ----------
Deferred income taxes.............................................      626,809     2,001,569
Long-term debt, excluding current installments....................    9,500,000    11,250,000
Convertible subordinated debt.....................................    4,103,204     4,103,204
                                                                     ----------    ----------
     Total liabilities............................................   24,077,883    21,120,522
                                                                     ----------    ----------
STOCKHOLDERS' EQUITY:
  Preferred stock, $.01 par value: authorized 1,000,000 shares; no
     shares issued and outstanding................................           --            --
  Common stock, $.01 par value: authorized 20,000,000 shares;
     issued 11,150,236 and 11,114,086 shares, respectively........      111,502       111,141
  Additional paid-in capital......................................   37,307,139    37,197,600
  Retained earnings...............................................   25,573,932    22,706,084
                                                                     ----------    ----------
                                                                     62,992,573    60,014,825
  Treasury stock, 1,024,702 shares, at cost.......................   (8,575,142)   (8,575,142)
                                                                     ----------    ----------
     Total stockholders' equity...................................   54,417,431    51,439,683
                                                                     ----------    ----------
     Total Liabilities and Stockholders' Equity...................  $78,495,314   $72,560,205
                                                                     ==========    ==========

          See accompanying notes to consolidated financial statements.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                YEARS ENDED AUGUST 31,
                                                        --------------------------------------
                                                           1994          1993          1992
                                                        ----------    ----------    ----------
Net sales:
  Domestic...........................................  $23,888,429   $27,636,950   $16,948,648
  International......................................    4,770,175     4,467,156     5,651,319
                                                        ----------    ----------    ----------
     Total net sales.................................   28,658,604    32,104,106    22,599,967
Cost of sales........................................    8,695,221     8,337,560     3,846,012
                                                        ----------    ----------    ----------
     Gross profit....................................   19,963,383    23,766,546    18,753,955
                                                        ----------    ----------    ----------
Operating expenses:
  Selling, general and administrative................   11,527,309     9,069,678     5,884,995
  Depreciation and amortization......................    2,460,753     2,601,281     1,861,479
  Other (reorganization costs).......................    1,051,000            --            --
  Interest (income), net.............................      988,672       717,432      (267,425)
                                                        ----------    ----------    ----------
     Total operating expenses........................   16,027,734    12,388,391     7,479,049
                                                        ----------    ----------    ----------
Income from continuing operations before income
  taxes..............................................    3,935,649    11,378,155    11,274,906
Income tax expense...................................    1,067,801     2,628,353     2,323,525
                                                        ----------    ----------    ----------
  Income from continuing operations..................    2,867,848     8,749,802     8,951,381
Discontinued operation:
  Loss from operation, net of income tax benefits....           --      (869,188)     (733,660)
  Loss on disposal, net of income tax benefits.......           --      (275,000)           --
                                                        ----------    ----------    ----------
     Net income......................................  $ 2,867,848   $ 7,605,614   $ 8,217,721
                                                        ==========    ==========    ==========
Income (loss) per share, primary and fully diluted:
  Continuing operation...............................        $0.28         $0.81         $0.79
  Discontinued operation.............................           --        ($0.11)       ($0.06)
                                                        ----------    ----------    ----------
                                                             $0.28         $0.70         $0.73
                                                        ==========    ==========    ==========
Weighted average number of shares outstanding:
  Primary............................................   10,316,000    10,809,000    11,314,000
  Fully diluted......................................   10,348,000    10,838,000    11,322,000

          See accompanying notes to consolidated financial statements.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                             COMMON STOCK
                            $.01 PAR VALUE       ADDITIONAL                                   TOTAL
                         ---------------------     PAID-IN      RETAINED      TREASURY     STOCKHOLDERS'
                           SHARES      AMOUNT      CAPITAL      EARNINGS        STOCK        EQUITY
                         ----------   --------   -----------   -----------   -----------   -----------
Balance, August 31,
  1991.................  10,196,757   $101,967   $32,999,554   $14,389,596   ($  155,244)  $47,335,873
Exercise of common
  stock options,
  including income tax
  benefit..............     358,334      3,584     2,904,888            --            --     2,908,472
Purchase of treasury
  stock................          --         --            --            --       (48,462)      (48,462)
Net Income.............          --         --            --     8,217,721            --     8,217,721
                         ----------   --------   -----------   -----------   -----------   -----------
Balance, August 31,
  1992.................  10,555,091    105,551    35,904,442    22,607,317      (203,706)   58,413,604
Exercise of common
  stock options........      24,620        246        77,335            --            --        77,581
Exercise of common
  stock warrants.......     534,375      5,344     1,215,823            --            --     1,221,167
Contribution of capital
  and net asset
  transfer to Anika....          --         --            --    (7,506,847)           --    (7,506,847)
Purchase of treasury
  stock................          --         --            --            --    (8,371,436)   (8,371,436)
Net Income.............          --         --            --     7,605,614            --     7,605,614
                         ----------   --------   -----------   -----------   -----------   -----------
Balance, August 31,
  1993.................  11,114,086    111,141    37,197,600    22,706,084    (8,575,142)   51,439,683
Exercise of common
  stock options........      36,150        361       109,539            --            --       109,900
Net Income.............          --         --            --     2,867,848            --     2,867,848
                         ----------   --------   -----------   -----------   -----------   -----------
Balance, August 31,
  1994.................  11,150,236   $111,502   $37,307,139   $25,573,932   ($8,575,142)  $54,417,431
                          =========   ========    ==========    ==========    ==========    ==========

          See accompanying notes to consolidated financial statements.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                               YEARS ENDED AUGUST 31,
                                                      ----------------------------------------
                                                         1994           1993           1992
                                                      ----------     ----------     ----------
Cash flows from operating activities:
  Net income........................................  $2,867,848     $7,605,614     $8,217,721
  Adjustments to reconcile net income to net cash
     provided by operating activities:
     Depreciation and amortization..................   3,268,907      3,314,260      2,526,918
     Deferred income taxes..........................  (1,374,760)     1,107,561        646,506
     Changes in operating assets and liabilities,
       net of effects from the spin-off of Anika
       Research, Inc. and purchase of businesses:
       Accounts receivable..........................   1,980,609         (9,173)    (1,754,000)
       Inventories..................................  (3,583,131)    (2,404,296)      (470,915)
       Prepaid expenses and other current assets....    (434,555)      (265,805)       218,585
       Net assets of discontinued operation.........          --       (403,150)    (1,241,536)
       Inventories not expected to be utilized
          within one year...........................     347,224        594,179        908,536
       Other assets.................................      42,203        (72,184)            --
       Accounts payable and accrued expenses........   1,516,551      1,066,448         (9,656)
       Other long-term liabilities..................          --       (467,645)        94,250
                                                      ----------     ----------     ----------
          Net cash provided by operating
            activities..............................   4,630,896     10,065,809      9,136,409
                                                      ----------     ----------     ----------
Cash flows from investing activities:
  Acquisition of business, net of cash acquired.....          --             --    (23,923,053)
  Acquisition of product line.......................  (4,000,000)            --             --
  Acquisition costs.................................     (75,000)            --       (751,084)
  Additions to property, plant and equipment........  (2,473,232)    (2,062,753)    (2,347,622)
                                                      ----------     ----------     ----------
          Net cash used for investing activities....  (6,548,232)    (2,062,753)   (27,021,759)
                                                      ----------     ----------     ----------
Cash flows from financing activities:
  Note receivable -- Anika Research, Inc............          --       (387,058)            --
  Contribution to capital of Anika Research, Inc....          --     (5,900,000)            --
  Proceeds from bank borrowing......................     750,000      7,500,000     13,102,554
  Principal payments on debt and long-term
     obligations....................................    (500,000)    (5,447,751)            --
  Note Payable -- Life Medical Sciences.............   2,000,000             --             --
  Deferred financing charges........................          --             --        (73,054)
  Purchase of treasury stock........................          --     (8,371,436)       (48,462)
  Proceeds from exercise of stock options...........     109,900         77,581      1,469,937
  Tax benefit from exercise of stock options........          --             --      1,438,535
  Proceeds from exercise of stock warrants..........          --      1,221,167             --
                                                      ----------     ----------     ----------
          Net cash provided by (used for) financing
            activities..............................   2,359,900    (11,307,497)    15,889,510
                                                      ----------     ----------     ----------
          Increase (decrease) in cash and cash
            equivalents.............................     442,264     (3,304,441)    (1,995,840)
Cash and cash equivalents at beginning of year......     346,099      3,650,540      5,646,380
                                                      ----------     ----------     ----------
Cash and cash equivalents at end of year............  $  788,363     $  346,099     $3,650,540
                                                      ==========     ==========     ==========
Supplemental disclosure of cash flow information:
  Cash paid for:
     Interest.......................................  $1,033,073     $  607,213             --
                                                      ----------     ----------     ----------
     Income taxes...................................  $2,199,506     $1,398,412     $  473,600
                                                      ==========     ==========     ==========

See note 14 and 17 for the schedule of noncash investing and financing activities

          See accompanying notes to consolidated financial statements.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.   NATURE OF BUSINESS

     MedChem Products, Inc. and subsidiaries (the "Company") develop, manufacture and market medical products for use in surgical and non-surgical procedures.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

     The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

     Certain reclassifications were made to the consolidated financial statements for prior periods to conform to the fiscal 1994 presentation.

Revenue Recognition

     The Company recognizes revenue when products are shipped.

Cash and Cash Equivalents

     Cash and cash equivalents consist of cash and highly liquid instruments with original maturities of three months or less.

Financial Instruments and Concentration of Credit Risk

     The Company uses financial instruments, principally forward contracts, to manage foreign currency exposure. These forward contracts hedge transactions for periods consistent with the Company's sales commitments.

     The Company markets a substantial portion of its products to a small number of distributors. The Company continually evaluates the credit risks of these customers and believes that its allowance for doubtful accounts is adequate.

Inventories

     Inventories are stated at the lower of cost or market, cost being determined using the first-in, first-out (FIFO) method.

Property, Plant and Equipment

     Property, plant and equipment is stated at cost and depreciated using the straight-line method over the estimated useful lives of the respective assets, as follows:

            Building.................................................     30 years
            Machinery and equipment..................................   5-20 years
            Leasehold improvements...................................   5-19 years
            Furniture and fixtures...................................      5 years

Cost in Excess of Net Assets of Businesses Acquired

     Cost in excess of net assets of businesses acquired is being amortized on a straight-line basis over the period of expected benefit, twenty to thirty years. Accumulated amortization was $5,179,186 and $3,914,765 at August 31, 1994 and 1993, respectively.

Intangible and Other Assets

     Intangible assets consist primarily of patents, trademarks, noncompete agreements and distribution rights purchased in connection with the Avitene(R) product line are being amortized on a straight-line basis over the periods of expected benefit, ranging from two to thirty years. Accumulated amortization was $5,623,955 and $4,955,280 at August 31, 1994 and 1993, respectively.

Impairment of Long-Lived Assets

     The Company continually evaluates the recoverability of long-lived assets by assessing whether the amortization of the asset balance can be recovered through expected future results. Expected future results are based on historical trends, sales forecasts and market trends projected over the remaining life of the long-lived assets.

Research and Development

     Research and development costs are expensed as incurred.

Earnings per Share

     Earnings per share is computed based on the weighted average number of common shares outstanding, adjusted, when dilutive, for the number of shares issuable upon conversion of convertible debt or assumed exercise of stock options after the assumed repurchase of shares with the related proceeds.

Income Taxes

     In February 1993, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes", which requires the Company to adopt the asset and liability method of accounting for income taxes. Under Statement 109, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted rates in effect for the year in which those temporary differences are expected to be recovered or settled.

     Pursuant to the deferred method under APB Opinion 11, which was applied in 1993, deferred income taxes are recognized for income and expense items that are reported in different years for financial reporting purposes and income tax purposes using the tax rate applicable for the year of the calculation.

     The Company adopted Statement 109, effective October 1, 1993. The impact of adopting Statement 109 had no material effect, and accordingly, there is no cumulative effect of an accounting change presented in the accompanying financial statements. See note 12.

3.   INVENTORIES

     Inventories consist of the following:

                                                                            AUGUST 31,
                                                                     ------------------------
                                                                       1994           1993
                                                                     ---------      ---------
    Raw materials...............................................    $2,325,484     $2,069,460
    Work in process.............................................     2,898,490      2,023,919
    Finished goods..............................................     4,170,489      1,601,694
                                                                     ---------      ---------
         Total current inventories..............................     9,394,463      5,695,073
                                                                     ---------      ---------
    Inventories not expected to be utilized within one year:
      Raw materials.............................................            --        347,224
                                                                     ---------      ---------
         Total inventories......................................    $9,394,463     $6,042,297
                                                                     =========      =========

     Inventories not expected to be utilized within one year have been classified as non-current. These inventories have an indefinite shelf life.

4.   PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment consists of the following:

                                                                           AUGUST 31,
                                                                    -------------------------
                                                                       1994           1993
                                                                    ----------     ----------
    Land........................................................   $ 1,265,511    $ 1,265,511
    Building....................................................     1,431,385      1,409,769
    Leasehold improvements......................................     1,685,805      1,088,445
    Construction in progress....................................            --        181,667
    Machinery and equipment.....................................     6,315,889      4,070,769
    Furniture and fixtures......................................     1,100,710        980,202
                                                                    ----------     ----------
                                                                   $11,799,300    $ 8,996,363
                                                                    ==========     ==========

5.   INTANGIBLE AND OTHER ASSETS

     Intangible and other assets, net of accumulated amortization consist of the following:

                                                                           AUGUST 31,
                                                                    -------------------------
                                                                       1994           1993
                                                                    ----------     ----------
    Distribution rights to sell Avitene in Japan................   $14,281,073    $14,811,589
    Other.......................................................     2,352,594      3,020,621
                                                                    ----------     ----------
                                                                   $16,633,667    $17,832,210
                                                                    ==========     ==========

6.   LONG-TERM DEBT

     Long-term debt consists of the following:

                                                                           AUGUST 31,
                                                                    -------------------------
                                                                       1994           1993
                                                                    ----------     ----------
    $7,000,000 bank revolving line of credit at the bank's prime rate or cost of funds plus two percent (6.44% at August
      31, 1994), secured by tangible and intangible property,
      payable by June 1996......................................    $2,000,000    $       --
    Term loan payable to bank, interest at the bank's prime rate plus one-half of one percent or LIBOR plus two percent
      (6.44% at August 31, 1994), payable in quarterly
      installments of $500,000, first payment due August 1,
      1994, with a final installment of $4,500,000 on May 1,
      1997, secured by tangible and intangible property.........     9,500,000             --
    $11,000,000 bank revolving line credit......................            --      7,500,000
    Term loan payable to bank...................................            --      3,750,000
                                                                    ----------     ----------
    Total long-term debt........................................    11,500,000     11,250,000
    Less: current installments..................................     2,000,000             --
                                                                    ----------     ----------
    Long-term debt less current installments....................    $9,500,000    $11,250,000
                                                                    ==========     ==========

     On May 15, 1994, the Company renegotiated its existing term loan and revolving line of credit into a $10,000,000 term loan and a $7,000,000 revolving line of credit. The Company has obtained a waiver, through November 1995, of a covenant pertaining to the ratio of indebtedness to net cash flow.

     Future minimum long-term debt payments at August 31, 1994, are as follows:

                                                                        AMOUNT
                                                                      ----------
                1995..............................................    $ 2,000,000
                1996..............................................      4,000,000
                1997..............................................      5,500,000
                                                                       ----------
                                                                      $11,500,000
                                                                       ==========

7.   CONVERTIBLE SUBORDINATED DEBT

     In connection with the purchase of Gesco International, Inc. ("Gesco") (note 15), the Company issued convertible subordinated debt to the principal sellers. This debt accrues interest at 7%, due semi-annually, and is convertible at the option of the holders after February 4, 1994 into common stock at a conversion price of $11.73 per share. The note can be prepaid at par, in whole, but not in part, after August 4, 1994 and is payable in full on August 4, 1997.

8.   NOTE PAYABLE -- LIFE MEDICAL SCIENCES, INC.

     In connection with the Sure-Closure acquisition (note 15), the Company issued a $2,000,000 non-interest bearing note payable to Life Medical Sciences, Inc., payable in $1,000,000 installments due on October 27, 1994 and January 25, 1995.

9.   ACCRUED EXPENSES AND OTHER LONG-TERM LIABILITIES

     Accrued expenses and other long-term liabilities consist of the following:

                                                                            AUGUST 31,
                                                                      -----------------------
                                                                        1994          1993
                                                                      ---------     ---------
    Accrued compensation..........................................    $  450,866    $  946,037
    Accrued manufacturing expenses................................     1,208,674       604,720
    Deferred compensation.........................................       140,525       127,630
    Other accrued expenses........................................     1,658,521     1,050,159
    Reorganization reserve........................................       859,324            --
                                                                       ---------     ---------
                                                                      $4,317,910    $2,728,546
                                                                       =========     =========

     Accrued manufacturing expenses represent fees payable to Alcon Pharmaceuticals, Inc. ("Alcon") under a processing agreement pursuant to which Alcon performs contract manufacturing for the Company. This agreement was entered into in December 1987 in connection with the purchase of the Avitene(R) product line and is scheduled to expire in December 1994. In fiscal 1994, the Company incurred $1,051,000 of reorganization costs principally for the termination of twenty employees, mainly in the sales and marketing and executive management group. Severance payments of $191,676 have been charged against the reserve through August 31, 1994.

10. LEASE OBLIGATIONS

     The Company leases certain manufacturing and office facilities under lease agreements expiring at various dates through 2001. The leases are accounted for as operating leases. Rent expense, net of sub-lease income, was $284,000, $442,000, and $383,000 for the years ended August 31, 1994, 1993 and 1992, respectively.

     The Company has entered into sub-lease agreements with Anika, at the Company's lease rate, for Anika's manufacturing, research and development, and office facilities which expire at various dates through 2001.

     Future minimum lease payments under operating leases and receipts under sub-lease agreements are as follows:

                                                         PAYMENTS      RECEIPTS         NET
                                                         ---------     ---------     ---------
    1995.............................................    $  677,000    $  299,000    $  378,000
    1996.............................................       498,000       198,000       300,000
    1997.............................................       315,000        97,000       218,000
    1998.............................................       319,000        97,000       222,000
    1999.............................................       222,000        97,000       125,000
    Thereafter.......................................       500,000       218,000       282,000
                                                          ---------     ---------     ---------
                                                         $2,531,000    $1,006,000    $1,525,000
                                                          =========     =========     =========

11. COMMITMENTS

     On March 30, 1994, the Company executed a settlement agreement with the University of Utah which mutually released both parties from any duty or promise made in the License Agreement dated September 15, 1982, concerning the manufacture and sale of the Per-Q-Cath catheter, a central venous catheter placement system. The License Agreement called for the Company to make payments to the University of Utah based upon five percent of net sales of the Per-Q-Cath through September 15, 2002. Under the terms of the settlement agreement, the Company is obligated to pay the University of Utah $150,000 each year through 2002, $150,000 annually in four equal quarterly installments.

     In connection with the purchase of the Sure Closure product line on July 29, 1994, the Company is obligated to pay Life Medical Sciences, Inc., a royalty in the amount of 10% of net sales of the Sure Closure systems. The royalty will accrue and be payable for 40 calendar quarters beginning with the calendar quarter ending September 30, 1994 and terminating with the calendar quarter ending June 30, 2004.

     In addition, the Company assumed liability under certain agreements between Life Medical Sciences, Inc., and Technion Research and Development Foundation, Ltd., in Haifa, Israel ("The Technion") and its wholly owned subsidiary, Dimotech, Ltd., ("Dimotech"). In consideration for the assignments of patents, patent applications and know-how, the Company is obligated to pay The Technion a royalty of five percent per annum on Sure Closure net sales. The maximum amount of royalties which will be paid during the term of the agreement is $540,000. The agreement continues until the patents expire, fifteen years from the date of the first commercial sale pursuant to the assignment, or the maximum amount of royalties have been paid, whichever occurs first. In consideration for the permission to manufacture the Sure Closure system outside of Israel, with the exception of certain circumstances, the Company is obligated to pay Dimotech royalties of two (2) percent of Sure Closure net sales. The maximum amount of royalties which will be paid during the term of the agreement is $120,000.

12. INCOME TAXES

     Income tax expense (benefit) for continuing operations consists of the following:

                                                                YEARS ENDED AUGUST 31,
                                                         -------------------------------------
                                                           1994          1993          1992
                                                         ---------     ---------     ---------
    Federal -- current...............................    $1,097,033    $1,151,173    $1,402,521
    Federal -- deferred..............................      (175,464)    1,107,561       646,506
    State -- current.................................        42,348       131,923        20,000
    Puerto Rican -- current..........................       103,884       237,696       254,498
                                                          ---------     ---------     ---------
                                                         $1,067,801    $2,628,353    $2,323,525
                                                          =========     =========     =========

     Income tax benefits attributable to the loss from the discontinued operation were $345,201, and $190,437 for the years ended August 31, 1993, and 1992, respectively.

     A wholly owned subsidiary of the Company is located in Puerto Rico. Under U.S. Internal Revenue Code Section 936, the taxable income from Puerto Rican based product sales is allocated evenly between the Puerto Rican and U.S. tax jurisdictions. The subsidiary has received a grant from the Puerto Rican government which provides a 90% exemption from Puerto Rican income taxes. Dividends paid by the subsidiary to the Company are subject to a Puerto Rican "tollgate" tax of up to 10%. The Company has provided on a current basis for Puerto Rican tollgate taxes on all of the subsidiary's taxable income.

     For the years ended August 31, 1994, 1993 and 1992, the actual income tax expense, shown as a percentage of pretax earnings, differs from the expected income tax expense as follows:

                                                                      1994      1993      1992
                                                                      -----     -----     -----
    Statutory federal rate........................................     34.0%     34.0%     34.0%
    State income taxes, net of federal income tax benefit.........      1.1       0.9       0.1
    Tax exemption applicable to earnings of Puerto Rican
      subsidiary..................................................    (17.3)    (15.3)    (16.9)
    Puerto Rican tollgate taxes...................................      5.6       4.9       5.0
    Amortization of cost in excess of net assets of businesses
      acquired....................................................      2.4       1.6       1.7
    Foreign Sales Corporation.....................................     (0.8)     (1.1)     (1.4)
    Other.........................................................      2.1      (1.9)     (1.9)
                                                                      -----     -----     -----
                                                                       27.1%     23.1%     20.6%
                                                                      =====     =====     =====

     Effective September 1, 1993, the Company adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"). The impact of adopting SFAS 109 had no material effect on the Company's consolidated financial statements. Under SFAS 109, deferred tax assets, net of any valuation allowance, liabilities arising from temporary differences and loss carryforwards are measured by using tax rates expected to be in effect when they reverse or are realized.

     For the year ended August 31, 1993, under Accounting Principles Board Opinion No. 11, deferred taxes were recognized for income and expense items that were reported for financial statement purposes in different years than for income tax purposes.

     The components of the net deferred tax liability recognized in the balance sheets under SFAS 109 are as follows:

                                                                  AUGUST 31, 1994   SEPTEMBER 1, 1993
                                                                  ---------------   -----------------
    Gross deferred tax assets:
      Accounts receivable.......................................    $   103,248        $    39,998
      Inventory.................................................        189,390            176,718
      Amortization of intangibles...............................        229,491            327,735
      Accrued expenses..........................................        264,128             97,098
      State net operating loss carryforward.....................        388,585            388,585
                                                                  ---------------   -----------------
    Gross deferred tax assets...................................      1,174,842          1,030,134
      Less: valuation allowance.................................       (388,585)          (388,585)
                                                                  ---------------   -----------------
    Net deferred tax asset......................................        786,257            641,549
                                                                  ---------------   -----------------
    Gross deferred tax liabilities:
      Goodwill amortization.....................................       (222,700)          (185,250)
      Basis differential in tangible assets.....................       (690,651)          (758,857)
      Puerto Rico tollgate tax..................................       (499,715)        (1,699,011)
                                                                  ---------------   -----------------
    Gross deferred tax liabilities..............................     (1,413,066)        (2,643,118)
                                                                  ---------------   -----------------
    Net deferred tax liability..................................    $  (626,809)       $(2,001,569)
                                                                    ===========      =============

     As of August 31, 1994, the Company had a state tax net operating loss of $4,090,378 which will be available to offset future taxable income through December 31, 1996. The valuation allowance related to the state tax net operating loss, for deferred tax assets at September 1, 1993 is $388,585. No change occurred in the valuation allowance for the year ended August 31, 1994.

13. STOCKHOLDERS' EQUITY

Stock Options

     The Company has reserved 911,361 shares of common stock for issuance under its Amended and Restated Stock Option Plan (the "Plan"). The Plan, which expired in fiscal 1993, permitted the Company to grant both incentive and nonstatutory stock options. In addition, during 1993, the Board established the 1993 Stock Option Plan, and the 1993 Director Stock Option Plan. Under the 1993 plans, the Company can issue options to purchase up to 700,000 and 50,000 shares, respectively. In addition, during 1994, the Board established the 1994 Stock Option Plan, subject to shareholder approval. Under the 1994 Plan, the Company can issue options to purchase up to 1,000,000 shares.

     Option activity is summarized as follows:

                                                                  YEARS ENDED AUGUST 31,
                                                            ----------------------------------
                                                              1994         1993         1992
                                                            --------     --------     --------
    Options outstanding at beginning of year............    1,495,383    1,121,904      975,251
      Granted...........................................    1,030,253      489,999      586,250
      Exercised.........................................      (36,150)     (24,620)    (358,334)
      Terminated........................................     (445,375)     (91,900)     (81,263)
                                                             --------     --------     --------
    Options outstanding at end of year..................    2,044,111    1,495,383    1,121,904
                                                             ========     ========     ========

     The average exercise price of options outstanding was $6.27 per share at August 31, 1994, and the price range of stock options exercised during the year ended August 31, 1994 ranged from $2.43 per share to $3.15 per share.

     All options are generally exercisable commencing one year after grant in equal installments over four years. Options for 780,334 shares were exercisable as of August 31, 1994.

     At August 31, 1994, 464,883 of the options outstanding were issued to former employees of MedChem who are now employed by Anika.

Stock Warrants

     In January 1983, the Company issued warrants to affiliates of the underwriter of the Company's initial public offering. The warrants provide for the purchase of 168,750 shares of common stock at an exercise price of $1.42 per share. During 1993, the affiliates of the underwriter exercised all of their warrants.

     In December 1987, in consideration for providing a loan guarantee, the Company issued the guarantor a warrant for the purchase of 843,750 common shares at a price of $5.89 per share. In January 1991, in consideration for funding the guarantee and extending the due date to December 27, 1991, the exercise price of the warrant was lowered to $2.69 per share, the average closing sale price for the common stock over the 30 days prior to November 1, 1990. The guarantor sold a portion of its warrant exercisable for 478,125 shares to the Underwriter of the 1991 public offering. During 1993, the guarantor exercised the remaining balance of its warrants. At August 31, 1994, there were no warrants outstanding.

Shareholders' Rights Plan

     In September 1990, a Shareholders' Rights Plan (the "Plan") was adopted in which preferred stock purchase rights were distributed as a dividend at the rate of one right for each share of common stock held as of the close of business October 9, 1990 and, under the Plan, one right will also be issued between the record date and the date the rights become exercisable.

     Each right entitles holders of the Company's common stock to purchase one one-hundredth of a share of preferred stock in the Company at an exercise price of $25. As of August 31, 1994 and 1993, an aggregate of 111,502 and 111,141 shares of Preferred Stock, respectively, were called for by the outstanding rights under the Plan. The rights are not exercisable until the close of business on the tenth business day after a person or group has acquired beneficial ownership of 20 percent or more of the common stock or announces a tender or exchange offer that would result in such person or group owning 30 percent or more of the common stock ("Distribution Date").

     If, after the rights become exercisable, certain future events occur involving the potential acquiring person or group, each right not owned by a 20 percent or more shareholder will enable its holder to purchase at an exercise price of $25 that number of shares of the Company's common stock which equals the exercise price of the right divided by one-half of the current market price of such common stock at the date of the occurrence of the event.

     The Company may redeem the rights at $.01 per share at any time until the close of business on the Distribution Date (unless earlier extended by the Board). The rights expire on October 9, 2000, unless earlier redeemed or exchanged.

14. MAJOR CUSTOMERS AND EXPORT SALES

     For the year ended August 31, 1994, 1993 and 1992 the Company had $3,959,000, $3,271,000 and $4,511,000 of net sales, respectively, to its Avitene distributor in Japan.

     For the year ended August 31, 1992 another customer accounted for 14% of net sales.

     Export sales were made to customers in the following geographic areas:

                                                                YEARS ENDED AUGUST 31,
                                                         -------------------------------------
                                                           1994          1993          1992
                                                         ---------     ---------     ---------
    Japan............................................    $3,959,000    $3,271,000    $4,511,000
    Europe...........................................       478,000       464,000       719,000
    Other............................................       333,000       732,000       421,000
                                                         - --------     ---------     ---------
         Total.......................................    $4,770,000    $4,467,000    $5,651,000
                                                          =========     =========     =========

15. ACQUISITIONS

Sure-Closure Product Line

     On July 29, 1994, the Company acquired substantially all of the assets and assumed certain liabilities of the Sure Closure mechanical skin stretching system from Life Medical Sciences, Inc. (LMS) for $4,075,000 which includes $75,000 of capitalized acquisition costs. The purchase was financed by $2,000,000 in cash paid at closing and a $2,000,000 non-interest bearing promissory note payable to LMS of which $1,000,000 will be payable on October 27, 1994, and $1,000,000 will be payable on January 25, 1995. The acquisition has been accounted for using the purchase method of accounting and the results of operations of the Sure Closure system, which are immaterial for the year, have been included with those of the Company since the date of acquisition. The assets acquired and liabilities assumed have been recorded in the Company's consolidated financial statements at their fair market values at the acquisition date. Cost in excess of net assets acquired is being amortized over a period of 20 years. The allocation of the purchase price is as follows:

            Current assets.........................................    $  116,259
            Property, plant and equipment..........................       327,713
            Intangible assets......................................        75,000
            Cost in excess of net assets of product line
              acquired.............................................     4,196,591
            Liabilities assumed....................................      (640,563)
                                                                        ---------
                 Total.............................................    $4,075,000
                                                                        =========

Gesco International, Inc.

     On August 4, 1992, the Company acquired substantially all the assets and assumed certain liabilities of Gesco International, Inc. ("Gesco") for $24,941,000, which includes $751,000 of capitalized acquisition costs. Gesco is a manufacturer and distributor of a variety of intravenous catheters and other medical devices. The purchase price was financed by a $9,000,000 term loan from a bank, $4,103,000 in convertible subordinated debt due to the sellers, and by cash on hand of $11,838,000. The acquisition has been accounted for using the purchase method of accounting and the results of operations of Gesco have been included with those of the Company since the date of acquisition. The assets acquired and liabilities assumed have been recorded in the Company's consolidated financial statements at their fair values at the acquisition date. Cost in excess of net assets acquired is being amortized over a period of thirty years. The purchase price allocation is summarized as follows:

            Current assets..........................................  $ 2,276,000
            Property, plant and equipment...........................    1,932,000
            Intangible assets.......................................      500,000
            Cost in excess of net assets of business acquired.......   20,912,000
            Non-current assets......................................       12,000
            Liabilities assumed.....................................     (493,000)
            Debt assumed............................................     (198,000)
                                                                       ----------
                 Total..............................................  $24,941,000
                                                                       ==========

Pro forma Results

     The following table presents unaudited pro forma operating results for the years ended August 31, 1994, 1993 and 1992 as if the above acquisitions had occurred on September 1, 1992 and September 1, 1991, respectively:

                                                                YEARS ENDED AUGUST 31,
                                                        --------------------------------------
                                                           1994          1993          1992
                                                        ----------    ----------    ----------
    Net sales.........................................  $30,420,000   $32,104,000   $29,032,000
    Income from continuing operations before income
      taxes...........................................      796,000    10,171,000    11,597,000
    Net income from continuing operations.............      796,000     7,954,000     8,945,000
    Income per share, fully diluted...................  $      0.08   $      0.73   $      0.79

     The pro forma results are based upon certain assumptions and estimates which the Company believes are reasonable. The pro forma results do not purport to be indicative of results that actually would have been obtained had the acquisitions occurred on September 1, 1992, and September 1, 1991 nor are they intended to be a projection of future results.

16. DISCONTINUED OPERATION

     On May 21, 1993, the Company completed its 100% tax-free spin-off of Anika to MedChem shareholders. Prior to this transaction, Anika was a wholly owned subsidiary of MedChem. The operations of Anika through the spin-off date have been presented as a discontinued operation for all periods presented. In connection with the spin-off, MedChem made a $5,900,000 capital contribution to Anika. The $5,900,000 capital contribution and the transfer of the net assets of Anika's operations ($1,606,847) have been recorded as a reduction in retained earnings.

     Anika currently manufactures the Amvisc(R) line of HA-based ophthalmic products for IOLAB Corporation ("IOLAB") and is also focused on HA research and product development efforts in three areas: Orthovisc(R) for TMJ dysfunction, as well as other orthopedic applications; the use of chemically-modified HA for the prevention of tissue adhesions after surgery; and the use of discrete pieces of the HA molecule to control certain proliferative diseases, such as rheumatoid arthritis and certain cancers. IOLAB is marketing the Amvisc(R) product line under the terms of the settlement agreement. Under the terms of the settlement, dated January 1991, IOLAB is required to pay Pharmacia Inc. ("Pharmacia") specified royalties for future sales of certain HA products through February 1996. Should payments from IOLAB's sales be insufficient to satisfy the minimum requirements, then Anika is required to reimburse IOLAB for a portion of such shortfall. The Company is committed to reimburse IOLAB for any shortfall Anika fails to pay through February 1996.

     The Company's maximum potential financial obligation in this regard for each of the years ending through August 31, 1996 is as follows:

                1995.................................................  $1,300,000
                1996.................................................     325,000
                                                                        ---------
                Total................................................  $1,625,000
                                                                        =========

     In connection with the spin-off of Anika to MedChem shareholders, the Company has provided to Anika $1,000,000 in financing in the form of a note receivable, with interest payable quarterly at MedChem's borrowing rate, for the construction of its new administrative and research and development facility in Woburn, Massachusetts. The note is fully secured by all of the assets of Anika and is due at the earlier of May 1996 or the consummation of a public offering.

17. SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES

     In connection with the spin-off of Anika to MedChem shareholders, the following assets and liabilities were transferred to Anika, as of May 1, 1993:

    ASSETS
    Prepaid expenses and other assets............................................  $  234,000
    Property and equipment, net..................................................     863,900
    Net assets of discontinued operation.........................................   2,503,729
                                                                                    ---------
         Total Assets............................................................  $3,601,629
                                                                                    =========
    LIABILITIES
    Accounts payable.............................................................  $  211,845
    Accrued expenses.............................................................     156,760
    Other long-term liabilities..................................................   1,013,235
    Note payable.................................................................     612,942
                                                                                    ---------
         Total Liabilities.......................................................   1,994,782
                                                                                    ---------
    Net assets transferred.......................................................  $1,606,847
                                                                                    =========

18. EMPLOYEE BENEFIT PLAN

     Full-time employees are eligible to participate in the Company's 401(k) savings plan. Employees may elect to defer a percentage of their compensation to the plan, and the Company will match up to 5% of the employee's compensation. 401(k) savings plan expense was $242,000, $184,000 and $99,000 for the years ended August 31, 1994, 1993 and 1992, respectively.

                          INDEPENDENT AUDITORS' REPORT

The Stockholders and Board of Directors
  MEDCHEM PRODUCTS, INC.:

     We have audited the accompanying consolidated balance sheets of MedChem Products, Inc. and subsidiaries as of August 31, 1994 and 1993, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended August 31, 1994. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of MedChem Products, Inc. and subsidiaries at August 31, 1994 and 1993, and the results of their operations and their cash flows for each of the years in the three-year period ended August 31, 1994, in conformity with generally accepted accounting principles.

Boston, Massachusetts                                      KPMG PEAT MARWICK LLP
October 7, 1994

                                                                        ANNEX VI
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                   FORM 10-Q
                            ------------------------
(MARK ONE)
/X/ QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                  FOR QUARTERLY PERIOD ENDED JUNE 30, 1995 OR
/ / TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                         COMMISSION FILE NUMBER 1-9899
                             MEDCHEM PRODUCTS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                            ------------------------


               MASSACHUSETTS                                     04-2471310
      (STATE OR OTHER JURISDICTION OF                         (I.R.S. EMPLOYER
       INCORPORATION OR ORGANIZATION)                       IDENTIFICATION NO.)
    232 WEST CUMMINGS PARK, WOBURN, MA.                            01801
  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                       (ZIP CODE)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (617) 932-5900

   (FORMER NAME, FORMER ADDRESS AND FORMER FISCAL YEAR, IF CHANGED SINCE LAST
                                    REPORT.)

                            ------------------------

     Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such
filing requirements for the past 90 days.  Yes X   No
                            ------------------------
                     APPLICABLE ONLY TO CORPORATE ISSUERS:

     Indicate the number of shares outstanding of each of the issuer's classes of common stock, as of the latest practicable date.

     On August 1, 1995, 10,306,096 shares of common stock, par value $0.01 per share, were outstanding.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                         PART 1: FINANCIAL INFORMATION

ITEM 1:  FINANCIAL STATEMENTS

                    MEDCHEM PRODUCTS, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                                     JUNE 30,       DECEMBER 31,
                                                                       1995             1994
                                                                    -----------     ------------
ASSETS
Current assets:
  Cash and cash equivalents.......................................  $ 1,335,019     $    157,591
  Cash escrow agreement...........................................    2,000,000               --
  Accounts receivable.............................................    4,429,211        4,032,487
  Inventories.....................................................    9,347,004       10,739,786
  Note receivable -- Anika Research, Inc..........................    1,000,000               --
  Prepaid expenses and other current assets.......................    1,809,338        1,494,811
                                                                    -----------      -----------
     Total current assets.........................................   19,920,572       16,424,675
                                                                    -----------      -----------
Property, plant and equipment.....................................   13,578,144       12,466,151
Less accumulated depreciation and amortization....................    3,405,526        3,021,975
                                                                    -----------      -----------
     Net property, plant and equipment............................   10,172,618        9,444,176
                                                                    -----------      -----------
Note receivable -- Anika Research, Inc............................           --        1,000,000
Cost in excess of net assets of businesses acquired...............   35,256,151       35,887,747
Intangible and other assets.......................................   15,681,448       16,274,010
                                                                    -----------      -----------
     Total Assets.................................................  $81,030,789     $ 79,030,608
                                                                    ===========      ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable................................................  $ 1,386,953     $  2,679,607
  Accrued expenses................................................    2,969,416        3,370,893
  Note payable -- Life Medical Sciences, Inc......................           --        1,000,000
  Current installments of long term debt..........................    2,000,000        2,000,000
                                                                    -----------      -----------
     Total current liabilities....................................    6,356,369        9,050,500
                                                                    -----------      -----------
Deferred income taxes.............................................      577,229          626,809
Long-term debt, excluding current installments....................   13,350,000       11,000,000
Convertible subordinated debt.....................................    4,103,204        4,103,204
                                                                    -----------      -----------
     Total liabilities............................................   24,386,802       24,780,513
                                                                    -----------      -----------
Stockholders' equity:
  Preferred stock, $.01 par value: authorized 1,000,000 shares; no
     shares issued and outstanding................................           --               --
  Common stock, $.01 par value: authorized 20,000,000 shares;
     issued 11,304,548 and 11,213,536 shares, respectively........      113,045          112,135
  Additional paid-in capital......................................   37,905,803       37,493,085
  Retained earnings...............................................   27,200,281       25,220,017
                                                                    -----------      -----------
                                                                     65,219,129       62,825,237
  Treasury stock, 1,024,702 shares, at cost.......................   (8,575,142)      (8,575,142)
                                                                    -----------      -----------
     Total stockholders' equity...................................   56,643,987       54,250,095
                                                                    -----------      -----------
     Total Liabilities and Stockholders' Equity...................  $81,030,789     $ 79,030,608
                                                                    ===========      ===========

          See accompanying notes to consolidated financial statements.

                    MEDCHEM PRODUCTS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                            THREE MONTHS ENDED               SIX MONTHS ENDED
                                                 JUNE 30,                        JUNE 30,
                                        ---------------------------     ---------------------------
                                           1995            1994            1995            1994
                                        -----------     -----------     -----------     -----------
Net sales.............................  $ 9,822,717     $ 6,926,324     $19,243,987     $14,859,834
Cost of sales.........................    3,162,777       2,118,964       6,181,815       4,657,687
                                        -----------     -----------     -----------     -----------
     Gross profit.....................    6,659,940       4,807,360      13,062,172      10,202,147
Operating expenses:
  Research and development............      511,681         302,937       1,114,433         481,118
  Selling, general and
     administrative...................    3,355,940       2,426,770       6,966,176       5,284,253
  Depreciation and amortization.......      669,108         608,147       1,315,895       1,218,802
  Other (reorganization costs)........           --         510,000              --         510,000
                                        -----------     -----------     -----------     -----------
     Total operating expenses.........    4,536,729       3,847,854       9,396,504       7,494,173
Income from operations before interest
  and income taxes....................    2,123,211         959,506       3,665,668       2,707,974
Interest expense, net.................      395,402         241,404         773,913         489,107
                                        -----------     -----------     -----------     -----------
Income from operations before income
  taxes...............................    1,727,809         718,102       2,891,755       2,218,867
Income tax expense....................      552,898         199,793         911,491         617,422
                                        -----------     -----------     -----------     -----------
     Net income.......................  $ 1,174,911     $   518,309     $ 1,980,264     $ 1,601,445
Income per share, primary and fully
  diluted:............................  $      0.11     $      0.05     $      0.19     $      0.16
Weighted average number of shares
  outstanding:
  Primary.............................   10,699,000      10,305,000      10,523,000      10,305,000
  Fully diluted.......................   10,932,000      10,305,000      10,641,000      10,305,000
                                        -----------     -----------     -----------     -----------

          See accompanying notes to consolidated financial statements.

                    MEDCHEM PRODUCTS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                         SIX MONTHS ENDED
                                                                             JUNE 30,
                                                                    ---------------------------
                                                                       1995            1994
                                                                    -----------     -----------
Cash flows from operating activities:
  Net income......................................................  $ 1,980,264     $ 1,601,445
  Adjustments to reconcile net income to net cash provided by operating activities:
     Depreciation and amortization................................    1,703,525       1,701,100
     Deferred income taxes........................................      (49,580)     (1,374,760)
     Changes in operating assets and liabilities:
       Accounts receivable........................................     (396,724)        395,817
       Inventories................................................    1,392,782      (1,672,947)
       Prepaid expenses and other current assets..................     (314,527)        445,325
       Other assets...............................................      (95,815)        (26,840)
       Accounts payable and accrued expenses......................   (1,694,131)        731,120
                                                                    -----------     -----------
          Net cash provided by operating activities...............    2,525,794       1,800,260
                                                                    -----------     -----------
Cash flows from investing activities:
  Additions to property, plant and equipment......................   (1,111,994)     (1,087,869)
                                                                    -----------     -----------
          Net cash used for investing activities..................   (1,111,994)     (1,087,869)
                                                                    -----------     -----------
Cash flows from financing activities:
  Cash in escrow agreement........................................   (2,000,000)             --
  Net borrowing (payments) under revolving line of credit.........    3,350,000        (600,000)
  Principal payments on bank debt.................................   (1,000,000)             --
  Principal payment on note payable -- Life Medical Sciences,
     Inc..........................................................   (1,000,000)             --
  Proceeds from exercise of stock options.........................      413,628          11,571
                                                                    -----------     -----------
          Net cash used by financing activities...................     (236,372)       (588,429)
                                                                    -----------     -----------
          Increase in cash and cash equivalents...................    1,177,428         123,962
Cash and cash equivalents at beginning of period..................      157,591          (5,375)
                                                                    -----------     -----------
Cash and cash equivalents at end of period........................  $ 1,335,019     $   118,587
                                                                    ===========     ===========
Supplemental disclosure of cash flow information:
  Cash paid for:
     Interest.....................................................  $   675,534     $   469,278
     Income taxes.................................................      578,412       1,607,221
                                                                    -----------     -----------

          See accompanying notes to consolidated financial statements.

                         PART I:  FINANCIAL INFORMATION

                    MEDCHEM PRODUCTS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 1995

(1)  NATURE OF BUSINESS

     MedChem Products, Inc. and subsidiaries ("the Company") develop, manufacture and market specialty medical products for use in surgical and non-surgical procedures. The Company's two business groups are the Surgical Specialties Group and the Drug Delivery Group. The Surgical Specialties Group is comprised of the Company's Avitene(R) family of topical hemostasis products used to control bleeding in surgical procedures and the Sure-Closure product line, acquired in July 1994, used to close skin-deficit wounds. The Drug Delivery Group is comprised of intravenous ("I.V")catheter products and disposable medical devices sold to the neonatal, pediatric and adult markets by the Company's wholly owned subsidiary, Gesco International, Inc. ("Gesco").

(2)  BASIS OF PRESENTATION

     The accompanying consolidated financial statements have been prepared by the Company without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. In the opinion of the Company, these consolidated financial statements contain all adjustments (consisting of only normal recurring adjustments) necessary to present fairly the consolidated financial position of the Company as of June 30, 1995 and the consolidated results of operations for the three months and six months ended June 30, 1995 and 1994 and consolidated cash flows for the six months ended June 30, 1995 and 1994. The results of operations for the six months ended June 30, 1995 are not necessarily indicative of results to be expected for the full year.

     The accompanying consolidated financial statements and the related notes should be read in conjunction with the Company's annual financial statements filed with the Annual Report (Form 10-K) for the fiscal year ended August 31, 1994, and the Company's financial statements filed with the Transition Report (Form 10-Q) for the four months ended December 31, 1994.

     The Company changed its fiscal year end from August 31, to December 31, and accordingly, has restated its prior period results to correspond to the new calendar period.

     Certain reclassifications were made to the 1994 consolidated financial statements to conform to the current year presentation.

(3)  LONG-TERM DEBT

     Long term debt consists of the following:

                                                                 JUNE 30,       DECEMBER 31,
                                                                   1995             1994
                                                                -----------     ------------
    $9,000,000 bank revolving line of credit at the bank's
      prime rate plus one quarter percent or cost of funds
      plus two and a quarter percent (8.27% at June 30, 1995),
      secured by tangible and intangible property, payable by
      June, 1997..............................................  $ 7,350,000     $  4,000,000
    Term loan payable to a bank, interest at the bank's prime
      rate plus one-half of one percent or LIBOR plus two
      percent (8.27% at June 30, 1995) payable in quarterly
      installments of $500,000, with a final installment of
      $4,500,000 on May 1, 1997, secured by tangible and
      intangible property.....................................    8,000,000        9,000,000
                                                                -----------      -----------
    Total long-term debt......................................   15,350,000       13,000,000
    Less: current installments................................    2,000,000        2,000,000
                                                                -----------      -----------
    Long-term debt less current installments..................  $13,350,000     $ 11,000,000
                                                                ===========      ===========

     At June 30, 1995, the Company obtained a waiver of a covenant pertaining to the ratio of indebtedness to net cash flow, and also reached an agreement with the bank to amend that covenant. It is probable that the Company will be in compliance with this amended covenant at the next measurement date.

(4)  ESCROW AGREEMENT

     On April 13, 1995, the Company paid $2,000,000 to an escrow account, pursuant to the terms and conditions of the Distribution Agreement, dated March 31, 1995, between the Company and Coletica, a Lyon, France based manufacturer of medical devices.

     Under terms of the distribution agreement the Company received an exclusive right to distribute Coletica's Hemostagene(R) collagen hemostatic sponge in the United States for five years. The agreement also contains provisions for the extension of the term beyond five years upon the achievement of certain sales volume goals.

(5)  MERGER AGREEMENT

     On May 24, 1995, the Company announced that the Board of Directors had approved a definitive agreement for a stock-for-stock merger of the Company ("Merger") into C.R. Bard, Inc. ("Bard"). Under the terms of the agreement each MedChem share will be valued at $9.25, subject to adjustment under certain circumstances and will be exchanged for Bard shares. The transaction is expected to be a tax free reorganization and to be accounted for as a pooling of interests. Under certain circumstances, if a transaction does not occur, Bard has an option to purchase the Company's Gesco subsidiary ("Option").

     The Company has elected to defer its costs and expenses of the Merger until the transaction closes or it is terminated. As of June 30, 1995 the Company has deferred $405,265 of costs associated with the Merger.

(6)  CONTINGENCIES

     On August 1, 1995, Edward J. Borto, who may be a stockholder of the Company, filed a putative class action naming as defendants, the Company, members of the Company's Board of Directors ("Board") and Bard. The plaintiff alleges, among other things, that the Company and the members of the Company's Board breached their fiduciary duties to the Company's stockholders by agreeing to be acquired by Bard for grossly unfair and inadequate consideration and in a manner which is coercive and fundamentally unfair to the Company's stockholders. The complaint seeks declaratory relief, preliminary and permanent injunction of the Merger and the Option, unspecified compensatory damages and costs and disbursements. The Company believes that the claims asserted are without merit and plans to defend against them vigorously. However, the amount of exposure, the outcome, or its effect on the consummation of the Merger, cannot be predicted at this time.

     In December, 1994, the Internal Revenue Service (the "Service") selected MedChem (P.R.) Inc.'s 1992 tax return and its qualifications under Section 936 for review. As a result of the review, the Service has initiated a request for technical advice from the National Office with respect to MedChem (P.R.), Inc.'s active conduct of a trade or business in Puerto Rico. The active conduct of a trade or business in Puerto Rico is a requirement of Section 936. Additionally, the Massachusetts Department of Revenue has selected for audit the Company's 1992 and 1993 state tax returns. At this time, the ultimate outcome of this review and audit cannot be predicted.

     The Company is currently involved in four pending product liability claims related to its Drug Delivery Group business. At this time the Company cannot estimate the exposure on its financial statements, if any, if the Company were unsuccessful in its defense of these claims.

ITEM 2: MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Financial Overview

     The Company reported consolidated net income of $1,174,911, or $0.11 per share, for the second quarter ended June 30, 1995, versus consolidated net income of $518,309 or $0.05 per share, for the quarter ended June 30, 1994. For the first six months of 1995, net income was $1,980,264 or $0.19 per share versus $1,601,445 or $0.16 per share in the comparable period last year.

     On July 29, 1994, the Company purchased substantially all of the assets and assumed certain liabilities of the Sure-Closure product line from Life Medical Sciences, Inc ("L.M.S."). The results of operations of the SureClosure product line since the date of acquisition have been included with those of the Company.

     On May 24, 1995, the Company announced that the Board of Directors had approved a definitive agreement for a stock-for-stock merger of the Company ("Merger") into C.R. Bard, Inc. ("Bard"). Under the terms of the agreement each MedChem share will be valued at $9.25, subject to adjustment under certain circumstances and will be exchanged for Bard shares. The transaction is expected to be a tax free reorganization and to be accounted for as a pooling of interests. Under certain circumstances, if a transaction does not occur, Bard has an option to purchase the Company's Gesco subsidiary ("Option").

Results of Operations

     Net sales for the three month period ended June 30, 1995 increased 42% to $9,822,717 from $6,926,324 in the comparable period last year. During the second quarter of 1995, domestic sales increased 22% to $6,950,099 from $5,690,066 in the previous year's quarter. This increase was primarily due to sales generated by the recently acquired Sure-Closure product line. International sales for the three month period ended June 30, 1995 increased 132% to $2,872,619 from $1,236,258 in the comparable quarter in 1994, primarily due to increased sales to the Company's Avitene partner in Japan.

     Net sales for the first six months of 1995 increased by $4,384,153 or 30% to $19,243,987 from $14,859,834 in the corresponding period in the prior year. During the first half of 1995, domestic sales increased 15% to $14,332,907 from $12,453,342 in the comparable period in the prior year. This increase was primarily due to sales generated by the recently acquired Sure-Closure product line and increased sales from the Company's Gesco subsidiary. International sales for the first six months of 1995 increased by $2,504,589 or 104% to $4,911,081 from $2,406,492 in the first six months of 1994, primarily due to increased sales to the Company's Avitene partner in Japan. In the first half of 1994, international sales were depressed due to the overstocking position at the Company's Avitene partner in Japan which were previously disclosed and rectified in calendar 1994. The Company anticipates an overall increase in total international sales in calendar 1995 as compared to 1994 primarily due to increased sales volume and more favorable exchange rates.

     Gross profit, as a percentage of net sales, for the three and six months ended June 30, 1995, each decreased to 68% from 69% in the comparable periods last year.

     Research and development expense (which includes regulatory and clinical trial expenses) increased to $511,681 and $1,114,433 for the three and six month periods ended June 30, 1995, respectively, from $302,937 and $481,118 in the prior year due mainly to the research and development being conducted in connection with the Sure-Closure product line and increased product development related to the Company's Drug Delivery Group products. The Company expects an increase in research and development expenses for the full 1995 year as compared to 1994 due to the addition of the Sure-Closure product line and increased product development related to its Drug Delivery Group product line.

     Selling, general and administrative expenses increased by $929,170 to $3,355,940 for the three month period ended June 30, 1995 from $2,426,770 in the prior year. For the first six months of 1995, selling, general and administrative expenses increased by $1,681,923 to $6,966,176 from $5,284,253 in the comparable period in the prior year. The increase is attributable to higher Surgical Specialty sales force selling and marketing expenses resulting from the addition of the Sure-Closure product line and increased corporate administrative expenses. The Company expects no significant increase in selling, general and administrative expenses as a percentage of net sales for 1995 as compared to 1994.

     Depreciation and amortization expense for the three and six months ended June 30, 1995 totalled $669,108 and $1,315,895, respectively, compared to $608,147 and $1,218,802 in the comparable periods in the prior year.

     The Company recorded net interest expense for the three and six month periods ended June 30, 1995 of $395,402 and $773,913 versus $199,793 and
$617,422 for the comparable periods in 1994. The increase in interest expense for the first half of 1995 versus 1994 was due to higher interest rates and increased debt borrowing.

     The Company's effective tax rate for the three month and six months ended June 30, 1995, each increased to 32% from 28% in the comparable period last year. The increase was due to the recently enacted changes to Section 936 which reduced the tax benefit to the Company. The Company anticipates its effective tax rate will increase to the statutory rate during the year as the Company completes the move of its Avitene finished goods manufacturing to the United States, as previously disclosed, and accordingly, loses its tax benefit under
Section 936.

Liquidity and Capital Resources

     The Company generated net cash from operating activities of $2,525,794 in the first half of 1995 versus $1,800,260 in the comparable period last year.

     At June 30, 1995, the Company had a revolving line of credit agreement whereby the bank will lend the Company up to $9,000,000 at the bank's prime rate plus a quarter percent or cost of funds rate plus two and one quarter percent and a $10,000,000 term loan. At June 30, 1995 there was $7,350,000 outstanding under this line and $8,000,000 outstanding under the term loan. The line of credit expires in June 1997 and the $10,000,000 term loan is payable to the bank in quarterly installments of $500,000 through 1997, with a final payment of $4,500,000 due on May 1, 1997.

     The $4,103,204 of convertible subordinated debt issued to Gesco's principal sellers is convertible at the option of the holders into common stock at $11.73 per share. The note can be prepaid in whole, but not in part, at par at the Company's option, and is payable in full on August 4, 1997.

     In connection with the purchase of the Sure-Closure product line, the Company issued a non-interest bearing note payable to L.M.S. in the principal amount of $2,000,000. The first installment of $1,000,000 and the last installment of $1,000,000 were paid on October 27, 1994 and January 27, 1995 respectively.

     The Company believes that cash flow generated from its operating activities, as well as funds available under its bank line of credit, will be sufficient to enable the Company to conduct its operations and repay its indebtedness.

                          PART II:  OTHER INFORMATION

ITEM 6:  EXHIBITS AND REPORTS ON FORM 8-K

(A)

    EXHIBIT NO.                                    DESCRIPTION
    -----------                                    -----------
    10.1          Raw Material Contract Edible Bovine Corium dated April 18, 1995
    10.2          Sixth Amendment to Revolving Credit and Term Financing dated April 14, 1995.
    10.3          Amendment to Timothy Patrick's Employment Agreement.
    11            Computation of earnings per share.
    27            Financial Data Schedule.

(B) REPORTS ON FORM 8-K

     On June 7, 1995, the Company filed a current report on Form 8-K dated May 24, 1995 reporting the execution and delivery of an agreement and plan of merger among C.R. Bard, Inc., CRB Acquisition Corp., and the Company.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        MEDCHEM PRODUCTS, INC.

DATE: August 9, 1995
                                        BY: /s/  EDWARD J. QUILTY
                                            ------------------------------------
                                            Edward J. Quilty
                                            President
                                            Chief Executive Officer


DATE: August 9, 1995
                                        BY: /s/  JOHN J. MCDONOUGH
                                            ----------------------------------
                                            John J. McDonough
                                            Vice President
                                            Chief Financial Officer

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The New Jersey Business Corporation Act (the "NJBCA") provides that a New Jersey corporation has the power to indemnify a director or officer against his or her expenses and liabilities in connection with any proceeding involving the director or officer by reason of his or her being or having been such a director or officer, other than a proceeding by or in the right of the corporation, if such a director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal proceeding, such director or officer had no reasonable cause to believe his or her conduct was unlawful.

     In addition, a New Jersey corporation has the power to indemnify a director or officer against his or her expenses in connection with any proceeding by or in the right of the corporation to procure a judgment in its favor which involves the director or officer by reason of his or her being or having been such a director or officer, if such director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; such indemnification may be provided only if and to the extent that the Superior Court of New Jersey (or other court in which such proceeding was brought) shall determine, in view of all circumstances, that such director or officer is fairly and reasonably entitled to indemnify for such expenses.

     The NJBCA requires a New Jersey corporation to indemnify directors and officers against all expense to the extent that such directors or officers have been successful on the merits or otherwise in any proceeding involving such director or officer by reason of his or her having been a director or officer or in defense of any claim, issue or matter therein.

     The indemnification and advancement of expenses permitted or required by the NJBCA shall not exclude any other rights, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the corporation. to which a director or officer may be entitled under a certificate of incorporation, by-law, agreement, vote of stockholders, or otherwise; provided, that no indemnification shall be made to or on behalf of a director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts or omissions (a) were in breach of his or her duty of loyalty to the corporation or its stockholders, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by the director or officer of an improper personal benefit.

     The Registrant's Restated Certificate of Incorporation provides that the corporation shall indemnify its directors, officers and employees in the manner and to the extent permitted by the laws of the State of New Jersey, and that directors and officers shall not be personally liable to the corporation or its stockholders for breach of duty as a director or officer, except to the extent and for the duration of any period of time such personal liability may not be eliminated or limited under the NJBCA. In addition, the Registrant's Restated Certificate of Incorporation provides that, subject to the provisions of the NJBCA, the directors, and committee members appointed by the Board of Directors, shall not be liable in the discharge of their duties when relying in good faith upon the corporate records and/or competent advice of any type.

ITEM 21. EXHIBITS

EXHIBIT NO.                                            DESCRIPTION
-----------                                            -----------
 2.1            --    Agreement and Plan of Merger (attached as Annex I to the Proxy
                      Statement/Prospectus).
 2.2            --    Option Agreement (attached as Annex II to the Proxy Statement/Prospectus).
 3.1            --    Restated Certificate of Incorporation, as amended, as of April 19, 1989 of
                      Bard (incorporated by reference to Exhibit 3a to Bard's Annual Report on Form
                      10-K for the year ended December 31, 1993).
 3.2            --    By-laws of Bard revised as of April 18, 1990 (incorporated by reference to
                      Exhibit 3b to Bard's Annual Report on form 10-K for the year ended December
                      31, 1993).
 4              --    Rights Agreement, dated as of October 9, 1985, between Bard and Morgan
                      Guaranty Trust Company of New York as Rights Agent (incorporated by reference to Exhibit 4 to Bard's Annual Report of Form 10-K for the year ended December
                      31, 1993).
 5              --    Opinion of Richard A. Flink, Esq. regarding the legality of the Bard Common
                      Stock.
 8              --    Form of opinion of Hale and Dorr, regarding certain tax matters.
21              --    Subsidiaries of Registrant (incorporated by reference to Exhibit 21 to Bard's
                      Annual Report on Form 10-K for the year ended December 31, 1994).
23.1            --    Consent of Arthur Andersen LLP.
23.2            --    Consent of KPMG Peat Marwick LLP.
23.3            --    Consent of Richard A. Eisner & Company, LLP.
23.4            --    Consent of Richard A. Flink, Esq. (included in Exhibit 5).
23.5            --    Consent of Hale and Dorr (included in Exhibit 8).
23.6            --    Consent of Hambrecht & Quist LLC.
24              --    Powers of Attorney.
99              --    Form of Proxy.

ITEM 22. UNDERTAKINGS

     The undersigned registrant hereby undertakes:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes that prior to any public reoffering of the securities registered hereunder through the use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

     The undersigned registrant hereby undertakes that every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the Borough of New Providence at Murray Hill, State of New Jersey, on August 24, 1995.

                                          C. R. BARD, INC.

                                          By: /s/    WILLIAM H. LONGFIELD

                                            ------------------------------------
                                            Name: William H. Longfield
                                            Title: President and Chief Executive
                                              Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on August 24, 1995.

                SIGNATURE                                  TITLE
                ---------                                  -----

     /s/        WILLIAM H. LONGFIELD          President, Chief Executive
------------------------------------------      Officer (principal executive
          (William H. Longfield)                officer) and Director

     /s/        WILLIAM C. BOPP               Senior Vice President, Chief
                                                Financial Officer (principal
------------------------------------------      financial officer) and
            (William C. Bopp)                   Director

     /s/        CHARLES P. GROM               Vice President and Controller
                                                (chief accounting officer)
------------------------------------------
            (Charles P. Grom)

                    *                         Director
------------------------------------------
          (Joseph F. Abely, Jr.)

                    *                         Director
------------------------------------------
        (William T. Butler, M.D.)

                    *                         Director
------------------------------------------
         (Raymond B. Carey, Jr.)

                    *                         Director
------------------------------------------
         (Daniel A. Cronin, Jr.)

                    *                         Director
------------------------------------------
           (T. Kevin Dunnigan)

                    *                         Director
------------------------------------------
          (Regina E. Herzlinger)

                    *                         Director
------------------------------------------
           (Robert P. Luciano)

                    *                         Director
------------------------------------------
          (Robert H. McCaffrey)

                SIGNATURE                                  TITLE
                ---------                                  -----

     /s/         BENSON F. SMITH              Executive Vice President, Chief
                                                Operating Officer and
------------------------------------------      Director
            (Benson F. Smith)

                                          *By: /s/    WILLIAM H. LONGFIELD

                                             -----------------------------------
                                             William H. Longfield
                                             Attorney-in-Fact

                                 EXHIBIT INDEX

  EXHIBIT NO.                                      DESCRIPTION
  -----------                                      -----------
   2.1           --   Agreement and Plan of Merger (attached as Annex I to the Proxy
                      Statement/Prospectus).................................................
   2.2           --   Option Agreement (attached as Annex II to the Proxy
                      Statement/Prospectus).................................................
   3.1           --   Restated Certificate of Incorporation, as amended, as of April 19,
                      1989 of Bard (incorporated by reference to Exhibit 3a to Bard's Annual
                      Report on Form 10-K for the year ended December 31, 1993).............
   3.2           --   By-laws of Bard revised as of April 18, 1990 (incorporated by reference to Exhibit 3b to Bard's Annual Report on Form 10-K for the
                      year ended December 31, 1993).........................................
   4             --   Rights Agreement, dated as of October 9, 1985, between Bard and Morgan
                      Guaranty Trust Company of New York as Rights Agent (incorporated by reference to Exhibit 4 to Bard's Annual Report of Form 10-K for the
                      year ended December 31, 1993).........................................
   5             --   Opinion of Richard A. Flink, Esq. regarding the legality of the Bard
                      Common Stock.+........................................................
   8             --   Form of opinion of Hale and Dorr, regarding certain tax matters.+.....
  21             --   Subsidiaries of Registrant (incorporated by reference to Exhibit 21 to
                      Bard's Annual Report on Form 10-K for the year ended December 31,
                      1994).................................................................
  23.1           --   Consent of Arthur Andersen LLP.+......................................
  23.2           --   Consent of KPMG Peat Marwick LLP.+....................................
  23.3           --   Consent of Richard A. Eisner & Company, LLP.+.........................
  23.4           --   Consent of Richard A. Flink, Esq. (included in Exhibit 5).+...........
  23.5           --   Consent of Hale and Dorr (included in Exhibit 8).+....................
  23.6           --   Consent of Hambrecht & Quist LLC.+....................................
  24             --   Powers of Attorney.+..................................................
  99             --   Form of Proxy.+.......................................................

---------------
+ Filed herewith.